                                                    Filed Pursuant Rule 424B(5)
                                              Registration File No.: 333-118926
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 25, 2004)

                                 $2,990,400,100
                                  (APPROXIMATE)

                                   CWABS, INC.
                                    DEPOSITOR

                        [COUNTRYWIDE HOME LOANS LOGO](R)
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2005-1
                                     ISSUER

                    ASSET-BACKED CERTIFICATES, SERIES 2005-1

            Distributions are payable on the 25th day of each month,
                             beginning in April 2005

                                   -----------

--------------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

     The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans,
Inc. or any of their affiliates.

     This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

----------------------------------------------------------------------------------------------------------------------------
              ORIGINAL CERTIFICATE                                                                              PROCEEDS TO
   CLASS      PRINCIPAL BALANCE(1)       PASS-THROUGH RATE      PRICE TO PUBLIC     UNDERWRITING DISCOUNT      DEPOSITOR(8)
----------------------------------------------------------------------------------------------------------------------------

  AF-1            $198,467,000                      (2)            100.00000%              0.05217%              99.94783%
----------------------------------------------------------------------------------------------------------------------------
  AF-2            $ 22,435,000                 4.355%(3)            99.99872%              0.10417%              99.89455%
----------------------------------------------------------------------------------------------------------------------------
  AF-3            $130,575,000                 4.575%(3)            99.99896%              0.16667%              99.83229%
----------------------------------------------------------------------------------------------------------------------------
  AF-4            $ 35,623,000                 5.147%(3)            99.99963%              0.20000%              99.79963%
----------------------------------------------------------------------------------------------------------------------------
  AF-5A           $ 39,500,000                 5.497%(3)(4)         99.99880%              0.41667%              99.58213%
----------------------------------------------------------------------------------------------------------------------------
  AF-5B           $ 30,000,000                 5.417%(3)(4)         99.99555%              0.41667%              99.57888%
----------------------------------------------------------------------------------------------------------------------------
  AF-6            $ 60,000,000                 5.030%(3)            99.99948%              0.33333%              99.66615%
----------------------------------------------------------------------------------------------------------------------------
  MF-1            $ 16,800,000                 5.456%(3)            99.99930%              0.50000%              99.49930%
----------------------------------------------------------------------------------------------------------------------------
  MF-2            $ 14,700,000                 5.505%(3)            99.99607%              0.66667%              99.32940%
----------------------------------------------------------------------------------------------------------------------------
  MF-3            $  9,000,000                 5.555%(3)            99.99748%              0.75000%              99.24748%
----------------------------------------------------------------------------------------------------------------------------
  MF-4            $  9,000,000                 5.654%(3)            99.99583%              0.83333%              99.16250%
----------------------------------------------------------------------------------------------------------------------------
  MF-5            $  7,500,000                 5.754%(3)            99.99890%              0.91667%              99.08223%
----------------------------------------------------------------------------------------------------------------------------
  MF-6            $  7,200,000                 5.853%(3)            99.99754%              1.00000%              98.99754%
----------------------------------------------------------------------------------------------------------------------------
  MF-7            $  6,000,000                 6.101%(3)            99.99709%              1.25000%              98.74709%
----------------------------------------------------------------------------------------------------------------------------
  MF-8            $  6,000,000                 6.200%(3)            99.99626%              1.66667%              98.32959%
----------------------------------------------------------------------------------------------------------------------------
  BF              $  6,000,000                 6.200%(3)            98.66253%              2.08333%              96.57920%
----------------------------------------------------------------------------------------------------------------------------
  1-AV-1          $451,953,000                      (5)            100.00000%              0.05000%              99.95000%
----------------------------------------------------------------------------------------------------------------------------
  1-AV-2          $229,761,000                      (5)            100.00000%              0.11667%              99.88333%
----------------------------------------------------------------------------------------------------------------------------
  1-AV-3          $ 24,946,000                      (5)            100.00000%              0.20833%              99.79167%
----------------------------------------------------------------------------------------------------------------------------
  2-AV-1          $557,042,000                      (5)            100.00000%              0.11667%              99.88333%
----------------------------------------------------------------------------------------------------------------------------
  2-AV-2          $139,260,000                      (5)            100.00000%              0.11667%              99.88333%
----------------------------------------------------------------------------------------------------------------------------
  3-AV-1          $287,922,000                      (5)            100.00000%              0.05000%              99.95000%
----------------------------------------------------------------------------------------------------------------------------
  3-AV-2          $160,132,000                      (5)            100.00000%              0.11667%              99.88333%
----------------------------------------------------------------------------------------------------------------------------
  3-AV-3          $ 49,784,000                      (5)            100.00000%              0.25000%              99.75000%
----------------------------------------------------------------------------------------------------------------------------
  MV-1            $124,800,000                      (5)            100.00000%              0.33333%              99.66667%
----------------------------------------------------------------------------------------------------------------------------
  MV-2            $ 87,600,000                      (5)            100.00000%              0.41667%              99.58333%
----------------------------------------------------------------------------------------------------------------------------
  MV-3            $ 50,400,000                      (5)            100.00000%              0.58333%              99.41667%
----------------------------------------------------------------------------------------------------------------------------
  MV-4            $ 46,800,000                      (5)            100.00000%              0.85833%              99.14167%
----------------------------------------------------------------------------------------------------------------------------
  MV-5            $ 43,200,000                      (5)            100.00000%              1.00000%              99.00000%
----------------------------------------------------------------------------------------------------------------------------
  MV-6            $ 40,800,000                      (5)            100.00000%              1.16667%              98.83333%
----------------------------------------------------------------------------------------------------------------------------
  MV-7            $ 37,200,000                      (5)            100.00000%              1.33333%              98.66667%
----------------------------------------------------------------------------------------------------------------------------
  MV-8            $ 30,000,000                      (5)            100.00000%              1.66667%              98.33333%
----------------------------------------------------------------------------------------------------------------------------
  BV              $ 30,000,000                      (5)            100.00000%               2.0833%               97.9167%
----------------------------------------------------------------------------------------------------------------------------
  A-R             $        100                      (6)                   (7)                   (7)                    (7)
----------------------------------------------------------------------------------------------------------------------------

---------------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)  The pass-through rate for this class of offered certificates may adjust monthly, and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates --
     Distributions -- Distributions of Interest."
(3)  The pass-through rate for this class will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the
     Certificates -- Distributions -- Distributions of Interest."
(4)  The pass-through rates for the Class AF-5A and Class AF-5B Certificates will increase to 5.997% and 5.917% per annum, respectively, after the optional termination date, subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates --
     Distributions -- Distributions of Interest."
(5)  The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date, and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates --
     Distributions -- Distributions of Interest."
(6)  The Class A-R Certificates will not accrue any interest.
(7)  The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See "Method of
     Distribution" in this prospectus supplement.
(8)  Before deducting expenses payable by the Depositor estimated to be approximately $1,275,000.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

COUNTRYWIDE SECURITIES CORPORATION
                                   BEAR, STEARNS & CO. INC.
                                                          RBS GREENWICH CAPITAL
March 11, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT

PROSPECTUS

Important Notice About Information in This Prospectus and Each

                                        i

--------------------------------------------------------------------------------

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS
CAREFULLY.

THE CERTIFICATES

Asset-Backed Certificates, Series 2005-1, represent undivided beneficial ownership interests in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, credit blemished mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

See "Description of the Certificates -- General" in this prospectus supplement.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

See "The Depositor" in the prospectus.

SELLERS

Countrywide Home Loans, Inc. and one or more special purpose entities established by Countrywide Financial Corporation. The one or more special purpose entities previously acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

TRUSTEE

The Bank of New York, a New York banking corporation.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

CO-TRUSTEE

The Bank of New York Trust Company, N.A., a national banking association.

See "Description of the Certificates -- The Co-Trustee" in this prospectus supplement.

THE NIM INSURER

After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class PF,
Class PV, Class CF and Class CV Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this prospectus supplement as the "NIM Insurer." The references to the NIM Insurer in this prospectus supplement are applicable only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the trust fund will be formed.

CUT-OFF DATE

For any initial mortgage loan, the later of March 1, 2005 and the origination date of that mortgage loan, and for any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan.

--------------------------------------------------------------------------------

                                       S-1

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CLOSING DATE

On or about March 30, 2005.

FUNDING PERIOD

On the closing date, the depositor may elect to deposit an amount of up to 25%
of the initial certificate principal balance of the offered certificates in a pre-funding account. The amount deposited will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the certificate principal balance of the classes of certificates related to such loan group. If the depositor elects to make such deposit, the funding period will commence on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $25,000 and (y) May 16, 2005.
During the funding period the amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent mortgage loans.

See "The Mortgage Pool -- Pool Characteristics" in this prospectus supplement.

To the extent needed to make required interest payments on the offered certificates on or prior to the June 2005 distribution date, Countrywide Home
Loans will make interest shortfall payments to the trust fund in order to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to such distribution date.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four-family properties. The mortgage loans will be divided into four separate groups. Each such group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien fixed rate mortgage loans. Loan group 2, loan group 3 and loan group 4 will consist of first lien adjustable rate mortgage loans.

See "The Mortgage Pool" in this prospectus supplement.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the trust fund. Additional mortgage loans will be included in the mortgage pool on the closing date and may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the mortgage pool, and as a result may not be included in the mortgage pool.

The information presented in this prospectus supplement with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of March 1, 2005, which is the statistical calculation date. The aggregate principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately
$1,980,000,029, approximately $396,524,171 of which consists of group 1 mortgage loans, approximately $584,587,493 of which consists of group 2 mortgage loans, approximately $583,836,418 of which consists of group 3 mortgage loans and approximately $415,051,948 of which consists of group 4 mortgage loans.

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation date pool principal balance.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust fund will issue the Class AF-1, Class AF-2, Class AF-3, Class AF-4,
Class AF-5A, Class AF-5B, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class
MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8, Class BF, Class 1-AV-1,
Class 1-AV-2, Class 1-AV-3, Class 2-AV-1, Class 2-AV-2, Class 3-AV-1, Class
3-AV-2, Class 3-AV-3, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class
MV-5, Class MV-6, Class MV-7, Class MV-8, Class BV and Class A-R Certificates,
which are offered by this prospectus supplement. The trust fund will also issue

--------------------------------------------------------------------------------

                                       S-2

--------------------------------------------------------------------------------

the Class PF, Class PV, Class CF and Class CV Certificates, which are not offered by this prospectus supplement.

Any information contained in this prospectus supplement with respect to the
Class PF, Class PV, Class CF and Class CV Certificates is provided only to permit a better understanding of the offered certificates.

Generally:

o    the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5A, Class
     AF-5B, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates will be backed by the cashflows from the mortgage loans in loan group 1,

o    the Class 1-AV-1, Class 1-AV-2 and Class 1-AV-3 Certificates will be backed by the cashflows from the mortgage loans in loan group 2,

o    the Class 2-AV-1 and Class 2-AV-2 Certificates will be backed by the cashflows from the mortgage loans in loan group 3,

o    the Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates will be backed by the cashflows from the mortgage loans in loan group 4, and

o    the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
     Class MV-7, Class MV-8 and Class BV Certificates will be backed by the cashflows from the mortgage loans in loan group 2, loan group 3 and loan group 4.

For a more detailed description of how the offered certificates will be backed by these cashflows, see "Description of the Certificates--Distributions" and
"--Overcollateralization."

The original certificate principal balances, pass-through rates and last scheduled distribution dates for the certificates are as follows:

                                      ORIGINAL
                                     CERTIFICATE                  LAST SCHEDULED
                                      PRINCIPAL    PASS-THROUGH    DISTRIBUTION
            CLASS                    BALANCE(1)        RATE           DATE(2)
---------------------------------   ------------   ------------   --------------
Offered Certificates
Class AF-1.......................   $198,467,000        (3)         August 2023
Class AF-2.......................   $ 22,435,000     4.355%(4)     November 2024
Class AF-3.......................   $130,575,000     4.575%(4)    September 2031
Class AF-4.......................   $ 35,623,000     5.147%(4)     February 2033
Class AF-5A......................   $ 39,500,000   5.497%(4)(5)      July 2035
Class AF-5B......................   $ 30,000,000   5.417%(4)(5)      July 2035
Class AF-6.......................   $ 60,000,000     5.030%(4)       June 2035
Class MF-1.......................   $ 16,800,000     5.456%(4)       June 2035
Class MF-2.......................   $ 14,700,000     5.505%(4)       May 2035
Class MF-3.......................   $  9,000,000     5.555%(4)       May 2035
Class MF-4.......................   $  9,000,000     5.654%(4)      April 2035
Class MF-5.......................   $  7,500,000     5.754%(4)      March 2035
Class MF-6.......................   $  7,200,000     5.853%(4)     February 2035
Class MF-7.......................   $  6,000,000     6.101%(4)     January 2035
Class MF-8.......................   $  6,000,000     6.200%(4)     November 2034
Class BF.........................   $  6,000,000     6.200%(4)      August 2034
Class 1-AV-1.....................   $451,953,000        (6)        February 2029
Class 1-AV-2.....................   $229,761,000        (6)        January 2035
Class 1-AV-3.....................   $ 24,946,000        (6)          July 2035
Class 2-AV-1.....................   $557,042,000        (6)          July 2035
Class 2-AV-2.....................   $139,260,000        (6)          July 2035
Class 3-AV-1.....................   $287,922,000        (6)          July 2028
Class 3-AV-2.....................   $160,132,000        (6)          July 2035
Class 3-AV-3.....................   $ 49,784,000        (6)          July 2035
Class MV-1.......................   $124,800,000        (6)          July 2035
Class MV-2.......................   $ 87,600,000        (6)          June 2035
Class MV-3.......................   $ 50,400,000        (6)          June 2035
Class MV-4.......................   $ 46,800,000        (6)          June 2035
Class MV-5.......................   $ 43,200,000        (6)          May 2035
Class MV-6.......................   $ 40,800,000        (6)          May 2035
Class MV-7.......................   $ 37,200,000        (6)         April 2035
Class MV-8.......................   $ 30,000,000        (6)         March 2035
Class BV.........................   $ 30,000,000        (6)        January 2035
Class A-R........................   $        100        (7)         April 2005
Non-Offered Certificates.........
Class PF.........................        N/A            N/A             N/A
Class PV.........................        N/A            N/A             N/A
Class CF.........................        N/A            N/A             N/A
Class CV.........................        N/A            N/A             N/A

(1)  The original certificate principal balances of the certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2)  Each date was determined as described under "Yield, Prepayment and Maturity
     Considerations" in this prospectus supplement.

(3)  The pass-through rate for the Class AF-1 Certificates may adjust monthly and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates --
     Distributions -- Distributions of Interest."

(4)  The pass-through rates for the Class AF-2, Class AF-3, Class AF-4, Class
     AF-5A, Class AF-5B and Class AF-6 Certificates and the fixed rate subordinate certificates will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the
     Certificates -- Distributions -- Distributions of Interest."

--------------------------------------------------------------------------------

                                       S-3

--------------------------------------------------------------------------------

(5)  The pass-through rates for the Class AF-5A and Class AF-5B Certificates will increase to 5.997% and 5.917% per annum, respectively, after the optional termination date, subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates --
     Distributions -- Distributions of Interest."

(6)  The pass-through rates for the Class 1-AV-1, Class 1-AV-2, Class 1-AV-3,
     Class 2-AV-1, Class 2-AV-2, Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3
     Certificates and the adjustable rate subordinate certificates may adjust monthly, will be subject to increase after the optional termination date and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "Description of the Certificates --
     Distributions -- Distributions of Interest."

(7)  The Class A-R Certificates will not accrue any interest on the certificate principal balance thereof.

RECORD DATE

In the case of the adjustable rate certificates, the business day immediately preceding a distribution date, or if such classes of certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date. In the case of the Class A-R Certificates and the fixed rate certificates, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

The offered certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the
United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.
The Class A-R Certificates will be issued in fully registered certificated form and will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of Certificates -- Book-Entry Certificates" and "--
Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DESIGNATIONS

Class AF Certificates

The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5A, Class AF-5B and
Class AF-6 Certificates.

Class AV Certificates

The Class 1-AV-1, Class 1-AV-2, Class 1-AV-3, Class 2-AV-1, Class 2-AV-2, Class
3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates.

Senior Certificates

The Class AF, Class AV and Class A-R Certificates.

Subordinate Certificates

The Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
Class MF-7, Class MF-8, Class BF, Class MV-1, Class MV-2, Class MV-3, Class
MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates.

Fixed Rate Certificates

The Class AF-2, Class AF-3, Class AF-4, Class AF-5A, Class AF-5B and Class AF-6
Certificates and the Fixed Rate Subordinate Certificates.

Adjustable Rate Certificates

The Class AF-1 and Class AV Certificates and the Adjustable Rate Subordinate
Certificates.

Fixed Rate Subordinate Certificates

The Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
Class MF-7, Class MF-8 and Class BF Certificates.

Adjustable Rate Subordinate Certificates

The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
Class MV-7, Class MV-8 and Class BV Certificates.

--------------------------------------------------------------------------------

                                       S-4

--------------------------------------------------------------------------------

Offered Certificates

The Senior Certificates and the Subordinate Certificates.

PASS-THROUGH RATES

The pass-through rates for the adjustable rate certificates are variable rates that may change from distribution date to distribution date. On each distribution date, the pass-through rate for each class of adjustable rate certificates will be a per annum rate equal to the lesser of:

o    one-month LIBOR plus the applicable pass-through margin for such class, and

o    the applicable net rate cap, calculated as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

The pass-through rates of the fixed rate certificates are the respective per annum fixed rates set forth above under "Description of the Certificates --
General." On each distribution date, the pass-through rates for the fixed rate certificates will be subject to the applicable net rate cap, calculated as described under "Description of the Certificates -- Distributions --
Distributions of Interest" in this prospectus supplement.

See "Description of the Certificates -- Distributions -- Distributions of
Interest" and "-- Calculation of One-Month LIBOR" in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of offered certificates (other than the Class A-R Certificates) is based on the applicable net rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this prospectus supplement, and only in the case of the
Class AF-1, Class 1-AV-1, Class 1-AV-2, Class 1-AV-3, Class 2-AV-1, Class
2-AV-2, Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates and the
adjustable rate subordinate certificates, after payments allocated to the trust fund in respect of the applicable interest rate corridor contract described below.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the 25th day of each calendar month. If the 25th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date will be the distribution date occurring in April 2005.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The "accrual period" for the adjustable rate certificates will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. The "accrual period" for the fixed rate certificates will be the calendar month immediately preceding the calendar month in which such distribution date occurs.

The trustee will calculate interest on the adjustable rate certificates based on a 360-day year and the actual number of days elapsed during the related accrual period. The trustee will calculate interest on the fixed rate certificates based on a 360-day year that consists of twelve 30-day months.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of
Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

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                                       S-5

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o    principal payments and recoveries on the mortgage loans related to a class of certificates; and

o    on the distribution date following the end of the funding period, any money remaining in the pre-funding account related to a class of certificates.

Certificateholders should review the priority of payments described under
"Description of the Certificates -- Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

On the closing date, (a) the sum of the aggregate stated principal balance of the group 1 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 1 is expected to exceed the initial aggregate principal balance of the Class AF Certificates and the fixed rate subordinate certificates by approximately $1,200,000 and (b) the sum of the aggregate stated principal balance of the group 2, group 3 and group 4 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 2, loan group 3 and loan group 4 is expected to exceed the initial aggregate principal balance of the Class AV Certificates and the adjustable rate subordinate certificates by approximately $8,400,000. These amounts are called "overcollateralization."
However, these amounts are not enough to meet the initial levels of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) for each loan group or loan groups will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of loan group 1 and the Class
AF-5B Certificates, the Class AF-5B policy premium rate. Any interest payments received in respect of the mortgage loans in a loan group in excess of the amount that is needed to pay interest on the related certificates, the trust expenses, and in the case of loan group 1, the Class AF-5B policy premium, will be used to reduce the total certificate principal balance of the related certificates, until the required level of overcollateralization has been achieved.

See "Description of the Certificates--Overcollateralization" in this prospectus supplement.

SUBORDINATION

The issuance of senior certificates and subordinate certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class AF Certificates will have a payment priority over the fixed rate subordinate certificates. The Class AV Certificates will have a payment priority over the adjustable rate subordinate certificates. With respect to the fixed rate subordinate certificates, the Class MF Certificates with a lower numerical designation will have a payment priority over Class MF Certificates with a higher numerical designation, and all the Class MF Certificates will have a payment priority over the Class BF Certificates. With respect to the adjustable rate subordinate certificates, the Class MV Certificates with a lower numerical designation will have a payment priority over Class MV Certificates with a higher numerical designation and all the Class MV Certificates will have a payment priority over the Class BV Certificates.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates related to that loan group or loan groups, beginning with the related subordinate certificates with the lowest payment priority. In addition, if the certificate principal balances of the adjustable rate subordinate certificates are reduced to zero as a result of the allocation of realized losses, any additional realized losses on the group 3 mortgage loans will be allocated to the Class 2-AV-2 Certificates until the certificate principal balance of that class is reduced to zero and any additional realized losses on the group 4 mortgage loans will be

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

allocated to the Class 3-AV-3 Certificates until the certificate principal balance of that class is reduced to zero.

Excess cashflow from a loan group will be available to restore the overcollateralization for the other loan group or loan groups and, to pay unpaid realized loss amounts to the subordinate certificates related to the other loan group and, in the case of loan group 3 and loan group 4, to pay unpaid realized loss amounts to the Class 2-AV-2 and Class 3-AV-3 Certificates, in each case, to the extent available and in the priority described in this prospectus supplement. However, realized losses on the mortgage loans in a loan group will be allocated solely to the classes of subordinate certificates related to that loan group and, in the case of loan group 3 and loan group 4, to the Class
2-AV-2 and Class 3-AV-3 Certificates.

THE CORRIDOR CONTRACTS

Countrywide Home Loans has entered into five interest rate corridor contracts,
(1) the Class AF-1 corridor contract, (2) the Class 1-AV corridor contract, (3)
the Class 2-AV corridor contract, (4) the Class 3-AV corridor contract and (5)
the adjustable rate subordinate corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. The corridor contract administrator will allocate certain payments received under each interest rate corridor contract to the trustee on behalf of the trust fund. On or prior to the applicable corridor contract termination date, amounts allocated to the trust fund in respect of a corridor contract will be available to the applicable class(es) of certificates, as described in this prospectus supplement to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rate(s).

Payments under each corridor contract will be made to the corridor contract administrator and allocated between the trust fund and Countrywide Home Loans as described in "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement. Any amounts received in respect of a corridor contract and allocated to the trust fund for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class CF and Class CV Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

See "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement.

CLASS AF-5B CERTIFICATE GUARANTY INSURANCE POLICY

The Class AF-5B Certificates have the benefit of a certificate guaranty insurance policy, called the Class AF-5B Policy, pursuant to which Ambac
Assurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class AF-5B Certificates on each distribution date subject to certain terms and conditions set forth in the Class AF-5B Policy. The Class
AF-5B Policy will not cover any class of Certificates other than the Class AF-5B
Certificates.

See "Description of the Certificates -- The Class AF-5B Certificate Guaranty
Insurance Policy" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. Any such purchase by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the trust fund.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

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                                       S-7

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund (exclusive of the trust fund's rights with respect to payments received under each corridor contract, the credit comeback excess account and the assets held in the carryover reserve fund and the pre-funding account) will consist of one or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying
REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments from the carryover reserve fund pursuant to the pooling and servicing agreement.

The Class A-R Certificate will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class AF and Class AV Certificates and the Class MF-1, Class MF-2, Class
MF-3, Class MV-1, Class MV-2 and Class MV-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

See "Legal Investment" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS

The offered certificates will not be offered unless each class of certificates listed below receives at least the respective ratings set forth in the following table from Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P").

         MOODY'S
CLASS     RATING   S&P RATING
------   -------   ----------
AF-1        Aaa        AAA
AF-2        Aaa        AAA
AF-3        Aaa        AAA
AF-4        Aaa        AAA
AF-5A       Aaa        AAA
AF-5B       Aaa        AAA
AF-6        Aaa        AAA
A-R         Aaa        AAA
MF-1        Aa1        AA+
MF-2        Aa2         AA
MF-3        Aa3        AA-
MF-4        A1          A+
MF-5        A2          A
MF-6        A3          A-
MF-7       Baa1        BBB+
MF-8       Baa2        BBB
BF         Baa3        BBB-
1-AV-1      Aaa        AAA
1-AV-2      Aaa        AAA
1-AV-3      Aaa        AAA
2-AV-1      Aaa        AAA
2-AV-2      Aaa        AAA
3-AV-1      Aaa        AAA
3-AV-2      Aaa        AAA
3-AV-3      Aaa        AAA
MV-1        Aa1        AA+
MV-2        Aa2         AA
MV-3        Aa3        AA-
MV-4        A1          A+
MV-5        A2          A
MV-6        A3          A-
MV-7       Baa1        BBB+
MV-8       Baa2        BBB
BV         Baa3        BBB-

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

The ratings assigned to the Class AF-5B Certificates will be issued without regard to the Class AF-5B Policy.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of the
Securities" and "Rating" in the prospectus.

--------------------------------------------------------------------------------

                                       S-8

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE
CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER
"RISK FACTORS" IN THE PROSPECTUS.

THE MORTGAGE LOANS WERE
UNDERWRITTEN TO COUNTRYWIDE HOME
LOANS'S STANDARDS FOR CREDIT
BLEMISHED MORTGAGE LOANS. MORTGAGE
LOANS UNDERWRITTEN TO SUCH
STANDARDS WILL EXPERIENCE HIGHER
RATES OF DELINQUENCY AND LOSS THAN
MORTGAGE LOANS UNDERWRITTEN IN A
MORE TRADITIONAL
MANNER.............................   Countrywide Home Loans's credit blemished
                                      mortgage loan underwriting standards are
                                      more flexible than the standards generally
                                      used by banks for borrowers with
                                      non-blemished credit histories with regard
                                      to the borrower's credit standing and
                                      repayment ability. Borrowers who qualify
                                      generally have impaired credit histories,
                                      which may include a record of major
                                      derogatory credit items such as
                                      outstanding judgments or prior
                                      bankruptcies. On a case by case basis,
                                      Countrywide Home Loans may determine that,
                                      based upon compensating factors, a
                                      prospective borrower not strictly
                                      qualifying under its applicable
                                      underwriting risk category guidelines
                                      warrants an underwriting exception. It is
                                      expected that a significant number of the
                                      mortgage loans will have been originated
                                      based on such underwriting exceptions.

                                      With respect to first lien mortgage loans,
                                      the underwriting standards do not prohibit
                                      a mortgagor from obtaining, at the time of
                                      origination of the originator's first lien
                                      mortgage loan, additional financing which
                                      is subordinate to that first lien mortgage
                                      loan, which subordinate financing would
                                      reduce the equity the mortgagor would
                                      otherwise appear to have in the related
                                      mortgaged property as indicated in the
                                      loan-to-value ratio set forth in this
                                      prospectus supplement.

                                      As a result of Countrywide Home Loans's
                                      underwriting standards, the mortgage loans
                                      in the mortgage pool are likely to
                                      experience rates of delinquency,
                                      foreclosure and bankruptcy that are
                                      higher, and that may be substantially
                                      higher, than those experienced by mortgage
                                      loans underwritten in a more traditional
                                      manner. Furthermore, changes in the values
                                      of the mortgaged properties may have a
                                      greater effect on the delinquency,
                                      foreclosure, bankruptcy and loss
                                      experience of the mortgage loans in the
                                      mortgage pool than on mortgage loans
                                      originated in a more traditional manner.
                                      No assurance can be given that the values
                                      of the related mortgaged properties have
                                      remained or will remain at the levels in
                                      effect on the dates of origination of the
                                      related mortgage loans.

                                       S-9

THE SUBORDINATE CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN SENIOR
CERTIFICATES AND SUBORDINATION MAY
NOT BE SUFFICIENT TO PROTECT SENIOR
CERTIFICATES FROM LOSSES; THE CLASS
2-AV-2 CERTIFICATES HAVE A GREATER
RISK OF LOSS THAN THE CLASS 2-AV-1
CERTIFICATES; THE CLASS 3-AV-3
CERTIFICATES HAVE A GREATER RISK OF
LOSS THAN THE CLASS 3-AV-1 AND
CLASS 3-AV-2 CERTIFICATES..........   When certain classes of certificates
                                      provide credit enhancement for other
                                      classes of certificates this is sometimes
                                      referred to as "SUBORDINATION." The
                                      subordination feature is intended to
                                      enhance the likelihood that senior
                                      certificateholders will receive regular
                                      payments of interest and principal. For
                                      purposes of this prospectus supplement,
                                      "RELATED SUBORDINATE CLASSES" means:

                                      o    with respect to the Class AF
                                           Certificates, the fixed rate
                                           subordinate certificates,

                                      o    with respect to the Class AV
                                           Certificates, the adjustable rate
                                           subordinate certificates,

                                      o    with respect to the Class 2-AV-1
                                           Certificates and the allocation of
                                           realized losses, the Class 2-AV-2
                                           Certificates,

                                      o    with respect to the Class 3-AV-1 and
                                           Class 3-AV-2 Certificates and the
                                           allocation of realized losses, the
                                           Class 3-AV-3 Certificates,

                                      o    with respect to each class of
                                           Certificates having an "MF"
                                           designation, (i) each other class of
                                           Certificates having an "MF"
                                           designation and a higher numerical
                                           designation than such class, if any,
                                           and (ii) the Class BF Certificates,
                                           and

                                      o    with respect to each class of
                                           Certificates having an "MV"
                                           designation, (i) each other class of
                                           Certificates having an "MV"
                                           designation and a higher numerical
                                           designation than such class, if any,
                                           and (ii) the Class BV Certificates.

                                      Credit enhancement in the form of
                                      subordination will be provided for the
                                      certificates, first, by the right of the
                                      holders of the senior certificates to
                                      receive certain distributions prior to the
                                      related subordinate classes and, second,
                                      by the allocation of realized losses on
                                      the mortgage loans in a loan group or loan
                                      groups to such related subordinate
                                      classes, beginning with the Class BF (in
                                      the case of loan group 1) and Class BV
                                      Certificates (in the case of loan group 2,
                                      loan group 3 or loan group 4). In
                                      addition, if the certificate principal
                                      balances of the adjustable rate
                                      subordinate certificates are reduced to
                                      zero as a result of the allocation of
                                      realized losses, any additional realized
                                      losses on the group 3 mortgage loans will
                                      be allocated to the Class 2-AV-2
                                      Certificates until the certificate
                                      principal balance of that class is reduced
                                      to zero and any additional realized losses
                                      on the group 4 mortgage loans will be
                                      allocated to the Class 3-AV-3 Certificates
                                      until the certificate principal balance of
                                      that class is reduced to zero.

                                      This type of credit enhancement is
                                      provided by using collections on the
                                      mortgage loans in a loan group otherwise
                                      payable to the holders of the

                                      S-10

                                      related subordinate classes to pay amounts
                                      due on the more senior related classes.
                                      After the credit enhancement provided by
                                      excess cashflow and overcollateralization
                                      (if any) have been exhausted, collections
                                      otherwise payable to related subordinate
                                      classes will comprise the sole source of
                                      funds from which credit enhancement is
                                      provided to the related senior
                                      certificates, except for the Class AF-5B
                                      Certificates which will also have the
                                      benefit of the Class AF-5B Policy.
                                      Realized losses of a particular loan group
                                      or loan groups are allocated to the
                                      related subordinate certificates,
                                      beginning with the related subordinate
                                      certificates with the lowest payment
                                      priority, until the principal balance of
                                      that related subordinate class has been
                                      reduced to zero. This means that after the
                                      credit enhancement provided by related
                                      excess cashflow and overcollateralization
                                      (if any) have been exhausted, realized
                                      losses on the mortgage loans of a
                                      particular loan group will first be
                                      allocated to the Class BV Certificates (in
                                      the case of loan group 2, loan group 3 or
                                      loan group 4) or Class BF Certificates (in
                                      the case of loan group 1) until the
                                      respective certificate principal balance
                                      of the Class BV Certificates or Class BF
                                      Certificates, as applicable, has been
                                      reduced to zero. Subsequent realized
                                      losses of a particular loan group will be
                                      allocated to the next most junior class of
                                      related subordinate certificates, until
                                      the principal balance of that class of
                                      subordinate certificates has been reduced
                                      to zero. If the aggregate certificate
                                      principal balance of the adjustable rate
                                      subordinate certificates has been reduced
                                      to zero, realized losses on the group 3
                                      mortgage loans will be allocated to the
                                      Class 2-AV-2 Certificates and realized
                                      losses on the group 4 mortgage loans will
                                      be allocated to the Class 3-AV-3
                                      Certificates, in each case, until the
                                      respective certificate principal balance
                                      of that class is reduced to zero. If the
                                      aggregate certificate principal balance of
                                      the subordinate classes and the Class
                                      2-AV-2 and Class 3-AV-3 Certificates were
                                      to be reduced to zero, delinquencies and
                                      defaults on the mortgage loans in the
                                      related loan group or loan groups would
                                      reduce the amount of funds available for
                                      monthly distributions to the holders of
                                      the related senior certificates.

                                      Additionally, investors in the fixed rate
                                      subordinate certificates should note that
                                      amounts due to the Class AF-5B Insurer for
                                      premiums and reimbursements for prior
                                      draws, including interest thereon, will be
                                      paid from interest and principal on the
                                      fixed rate mortgage loans prior to any
                                      payments on those subordinate
                                      certificates.

                                      You should fully consider the risks of
                                      investing in a subordinate certificate and
                                      the Class 2-AV-2 and Class 3-AV-3
                                      Certificates, including the risk that you
                                      may not fully recover your initial
                                      investment as a result of realized losses.
                                      In addition, investors in a class of
                                      senior certificates (other than the Class
                                      AF-5B Certificates, which have the benefit
                                      of the Class AF-5B Policy) should consider
                                      the risk that, after the credit
                                      enhancement provided by related excess
                                      cashflow and overcollateralization (if
                                      any) have been exhausted, the
                                      subordination of the related classes of
                                      subordinate certificates (and in the case
                                      of (i) the Class 2-AV-1 Certificates, the
                                      Class 2-AV-2 Certificates and (ii) the
                                      Class 3-AV-1 and Class 3-AV-2
                                      Certificates, the Class 3-AV-3
                                      Certificates) may not be sufficient to
                                      protect such class of senior certificates
                                      from losses.

                                      See "Description of the Certificates" in
                                      this prospectus supplement.

                                      S-11

EXCESS INTEREST FROM THE MORTGAGE
LOANS MAY NOT PROVIDE ADEQUATE
CREDIT ENHANCEMENT.................   The amount by which the sum of the
                                      aggregate stated principal balance of the
                                      mortgage loans in a loan group or loan
                                      groups and the amount on deposit in the
                                      pre-funding account in respect of such
                                      loan group exceeds the aggregate principal
                                      balance of the related classes of
                                      certificates is called
                                      "overcollateralization." The mortgage
                                      loans in a loan group or loan groups are
                                      expected to generate more interest than is
                                      needed to pay interest on the related
                                      certificates because the weighted average
                                      interest rate on such mortgage loans is
                                      expected to be higher than the weighted
                                      average pass-through rate on such
                                      certificates plus the expense fee rate,
                                      and in the case of the Class AF-5B
                                      Certificates, the Class AF-5B policy
                                      premium rate. Such "excess interest" from
                                      the related loan group or loan groups will
                                      be used to make additional principal
                                      payments on the related certificates to
                                      the extent described in this prospectus
                                      supplement. Overcollateralization is
                                      intended to provide limited protection to
                                      certificateholders by absorbing the
                                      certificates' share of losses from
                                      liquidated mortgage loans in the related
                                      loan group or loan groups. However, we
                                      cannot assure you that enough excess
                                      interest will be generated on the mortgage
                                      loans to create or maintain the required
                                      levels of overcollateralization.

                                      The excess interest available on any
                                      distribution date will be affected by the
                                      actual amount of interest received,
                                      collected or recovered in respect of the
                                      mortgage loans during the preceding month.
                                      Such amount will be influenced by changes
                                      in the weighted average of the mortgage
                                      rates resulting from prepayments and
                                      liquidations of the mortgage loans as well
                                      as from adjustments of the mortgage rates
                                      on adjustable rate mortgage loans. Because
                                      such excess interest available may vary
                                      and because the pass-through rates on the
                                      adjustable-rate certificates may increase,
                                      it may be necessary to apply all or a
                                      portion of the available interest to cover
                                      the interest requirements. As a result,
                                      available excess interest may be reduced.

                                      If the protection afforded by
                                      overcollateralization is insufficient and
                                      in the case of the Class AF-5B
                                      Certificates, the Class AF-5B Insurer were
                                      to fail to perform its obligations under
                                      the Class AF-5B Policy, then the holders
                                      of the certificates could experience a
                                      loss on their investment.

RISK REGARDING MORTGAGE RATES......   The pass-through rates on the adjustable
                                      rate certificates may adjust monthly and
                                      are generally based on one-month LIBOR.
                                      The mortgage rates on the mortgage loans
                                      either are fixed or adjust semi-annually
                                      based on six-month LIBOR, which is
                                      referred to as a mortgage index, but in
                                      most cases only after a period of two or
                                      three years after origination. Because the
                                      mortgage index may respond to various
                                      economic and market factors different than
                                      those affecting one-month LIBOR, there is
                                      not necessarily a correlation in movement
                                      between the interest rates on those
                                      mortgage loans and the pass-through rates
                                      of the adjustable rate certificates. For
                                      example, it is possible that the interest
                                      rates on certain of the adjustable rate
                                      mortgage loans may decline while the
                                      pass-through rates on the adjustable rate
                                      certificates are stable or rising. In
                                      addition, although it is possible that
                                      both the mortgage rates and certificate
                                      pass-through rates may decline or increase
                                      during the same period, mortgage rates may
                                      decline or increase more slowly than the
                                      certificate pass-through rates because of
                                      the difference between interest rate
                                      adjustment periods and pass-through rate
                                      adjustment periods.

                                      S-12

                                      The absence of a correlation between
                                      movement in the mortgage rates and the
                                      certificate pass-through rates may reduce
                                      the interest payable on the related
                                      interest-bearing certificates because of
                                      the imposition of a pass-through rate cap
                                      called the "NET RATE CAP." In addition,
                                      prepayments of mortgage loans in a loan
                                      group or loan groups with relatively
                                      higher mortgage rates may reduce the
                                      applicable net rate cap and consequently
                                      reduce the pass-through rate for one or
                                      more related classes of offered
                                      certificates. It is intended that the
                                      amount by which a certificateholder's
                                      interest payment has been reduced by
                                      operation of the applicable net rate cap
                                      will be paid from remaining excess
                                      cashflow (if any) as described in this
                                      prospectus supplement. In addition, prior
                                      to the applicable corridor contract
                                      termination date, the Class AF-1
                                      Certificates, the Class 1-AV Certificates,
                                      the Class 2-AV Certificates, the Class
                                      3-AV Certificates, and the adjustable rate
                                      subordinate certificates will also be
                                      entitled to receive the amount of the
                                      reduction in interest resulting from the
                                      operation of the applicable net rate cap
                                      from payments (if any) allocated to the
                                      trust fund in respect of the applicable
                                      interest rate corridor contract, as
                                      described in this prospectus supplement.
                                      However, we cannot assure you that any
                                      such funds will be available, or
                                      sufficient, to make any such payments. The
                                      Class AF-5B Policy will not cover any of
                                      these shortfalls allocated to the Class
                                      AF-5B Certificates.

LIMITATIONS ON THE CLASS AF-5B
POLICY.............................   On each distribution date, investors are
                                      entitled to the current interest at the
                                      pass-through rate, without reduction for
                                      shortfalls resulting from prepayments or
                                      the Relief Act or similar state and local
                                      laws. However, the Class AF-5B Policy will
                                      only cover such current interest on the
                                      Class AF-5B Certificates as reduced by
                                      such shortfalls. In addition, no
                                      distributions in respect of principal of
                                      the Class AF-5B Certificates is due under
                                      the Class AF-5B Policy until the last
                                      scheduled distribution date for the Class
                                      AF-5B Certificates, even if the Class
                                      AF-5B Certificates are
                                      undercollateralized.

                                      Investors in the Class AF Certificates
                                      (other than the Class AF-5B Certificates)
                                      and the adjustable rate subordinate
                                      certificates should note that amounts due
                                      the Class AF-5B Insurer for premiums and
                                      reimbursements for prior draws on the
                                      Class AF-5B Policy (including interest
                                      thereon) will be paid from interest and
                                      principal on the Mortgage Loans even
                                      though those investors will not benefit
                                      from the Class AF-5B Policy.

CASH FLOW CONSIDERATIONS AND RISKS
COULD CAUSE PAYMENT DELAYS AND
LOSSES.............................   There could be substantial delays in the
                                      liquidation of defaulted mortgage loans
                                      and corresponding delays in receiving your
                                      portion of the proceeds of a liquidation.
                                      These delays could continue for several
                                      years.

                                      Furthermore, an action to obtain a
                                      deficiency judgment is regulated by
                                      statutes and rules, and the amount or
                                      availability of a deficiency judgment may
                                      be limited by law. In the event of a
                                      default by a borrower, these restrictions
                                      may impede the ability of the master
                                      servicer to foreclose on or to sell the
                                      mortgaged property or to obtain a
                                      deficiency judgment. In addition,
                                      liquidation expenses (such as legal and
                                      appraisal fees, real estate taxes and
                                      maintenance and preservation expenses)
                                      will reduce the amount of security for the
                                      mortgage loans and, in turn, reduce the
                                      proceeds payable to certificateholders.

                                      S-13

                                      In the event that:

                                      o    the mortgaged properties fail to
                                           provide adequate security for the
                                           related mortgage loans,

                                      o    excess cashflow (if any) and
                                           overcollateralization (if any) is
                                           insufficient to cover such
                                           shortfalls,

                                      o    the subordination of certain classes
                                           are insufficient to cover such
                                           shortfalls, and

                                      o    with respect to the Class AF-5B
                                           Certificates, the Class AF-5B
                                           Insurer fails to make the required
                                           payments under the Class AF-5B
                                           Policy,

                                      you could lose all or a portion of the
                                      money you paid for the certificates.

YIELD AND REINVESTMENT COULD BE
ADVERSELY AFFECTED BY
UNPREDICTABILITY OF PREPAYMENTS....   No one can accurately predict the level of
                                      prepayments that the trust fund will
                                      experience. The trust fund's prepayment
                                      experience may be affected by many
                                      factors, including:

                                      o    general economic conditions,

                                      o    the level of prevailing interest
                                           rates,

                                      o    the availability of alternative
                                           financing,

                                      o    the applicability of prepayment
                                           charges, and

                                      o    homeowner mobility.

                                      Any mortgage loan may be prepaid in full
                                      or in part at any time; however,
                                      approximately 74.44%, 66.48%, 68.44% and
                                      69.87% of the mortgage loans in the
                                      statistical calculation pool in respect of
                                      loan group 1, loan group 2, loan group 3
                                      and loan group 4, respectively, in each
                                      case by principal balance of the mortgage
                                      loans in the statistical calculation pool
                                      in respect of the related loan group, and
                                      any subsequent mortgage loans may, provide
                                      for the payment by the borrower of a
                                      prepayment charge on certain prepayments
                                      during the period of time specified in the
                                      related mortgage note. In addition,
                                      substantially all of the mortgage loans
                                      contain due-on-sale provisions, and the
                                      master servicer intends to enforce those
                                      provisions unless doing so is not
                                      permitted by applicable law or the master
                                      servicer, in a manner consistent with
                                      reasonable commercial practice, permits
                                      the purchaser of the mortgaged property in
                                      question to assume the related mortgage
                                      loan.

                                      See "The Mortgage Pool" and "Yield,
                                      Prepayment and Maturity Considerations" in
                                      this prospectus supplement and "Certain
                                      Legal Aspects of the Loans -- Due-on-Sale
                                      Clauses" in the prospectus for a
                                      description of certain provisions of the
                                      mortgage loans that may affect their
                                      prepayment experience.

                                      In addition, the weighted average lives of
                                      the offered certificates (other than the
                                      Class A-R Certificates) will be affected
                                      by any prepayment resulting from the
                                      distribution of amounts (if any) on
                                      deposit in the pre-funding account after
                                      the end of the funding period.

                                      S-14

                                      The weighted average lives of the offered
                                      certificates will be sensitive to the rate
                                      and timing of principal payments
                                      (including prepayments) on the mortgage
                                      loans in the related loan group or loan
                                      groups, which may fluctuate significantly
                                      from time to time.

                                      You should note that:

                                      o    generally, if you purchase your
                                           certificates at a discount and
                                           principal is repaid on the mortgage
                                           loans in the related loan group or
                                           loan groups slower than you
                                           anticipate, then your yield may be
                                           lower than you anticipate,

                                      o    for the adjustable rate certificates,
                                           your yield will also be sensitive to:

                                           (1)  the level of one-month LIBOR,

                                           (2)  the timing of adjustment of the
                                                pass-through rate on your
                                                certificate as it relates to the
                                                interest rates on the applicable
                                                mortgage loans and, in the case
                                                of the adjustable rate mortgage
                                                loans, the level of the mortgage
                                                index, the timing of adjustment
                                                of the interest rates on those
                                                mortgage loans, and periodic and
                                                lifetime limits on those
                                                adjustments, and

                                           (3)  other limitations on the
                                                pass-through rate of such
                                                certificates as described
                                                further in this prospectus
                                                supplement, and

                                      o    you bear the reinvestment risks
                                           resulting from a faster or slower
                                           rate of principal payments than you
                                           expect.

                                      See "Yield, Prepayment and Maturity
                                      Considerations" in this prospectus
                                      supplement.

YOUR YIELD WILL BE AFFECTED BY THE
INTEREST-ONLY FEATURE OF SOME OF
THE MORTGAGE LOANS.................   Approximately 10.19%, 33.92%, 22.76% and
                                      14.78% of the mortgage loans in the
                                      statistical calculation pool in respect of
                                      loan group 1, loan group 2, loan group 3
                                      and loan group 4, respectively, in each
                                      case by principal balance of the mortgage
                                      loans in the statistical calculation pool
                                      in respect of the related loan group, and
                                      any subsequent mortgage loans may, require
                                      monthly payments of only accrued interest
                                      for the first 2, 3 or 5 years after
                                      origination. These mortgage loans may
                                      involve a greater degree of risk because,
                                      if the related mortgagor defaults, the
                                      outstanding principal balance of the
                                      mortgage loans will be higher than for an
                                      amortizing mortgage loan. During the
                                      interest-only period, less principal will
                                      be available for distribution to
                                      certificateholders than otherwise would be
                                      the case. In addition, during the
                                      interest-only period, these mortgage loans
                                      may be less likely to prepay because the
                                      perceived benefits from refinancing may be
                                      less than if the mortgage loans were fully
                                      amortizing. As the interest-only period
                                      approaches its end, however, these
                                      mortgage loans may be more likely to be
                                      refinanced in order to avoid higher
                                      monthly payments necessary to fully
                                      amortize the mortgage loans.

                                      S-15

DISTRIBUTION TO AND RIGHTS OF
INVESTORS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES......   The sellers will treat the transfers of
                                      the mortgage loans to the depositor as a
                                      sale of the mortgage loans. However, if a
                                      seller becomes bankrupt, the trustee in
                                      bankruptcy of such seller may argue that
                                      the mortgage loans were not sold but were
                                      only pledged to secure a loan to such
                                      seller. If that argument is made, you
                                      could experience delays or reduction in
                                      payments on the certificates. If that
                                      argument is successful, the bankruptcy
                                      trustee could elect to sell the mortgage
                                      loans and pay down the certificates early.
                                      Thus, you could lose the right to future
                                      payments of interest, and might suffer
                                      reinvestment losses in a lower interest
                                      rate environment.

                                      In addition, if the master servicer
                                      becomes bankrupt, a bankruptcy trustee or
                                      receiver may have the power to prevent the
                                      trustee from appointing a successor master
                                      servicer. Any related delays in servicing
                                      could result in increased delinquencies or
                                      losses on the mortgage loans.

GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES IN CALIFORNIA
INCREASES THE RISK THAT CERTIFICATE
YIELDS COULD BE IMPAIRED...........   Approximately 29.84%, 25.11%, 25.97% and
                                      21.57% of the mortgage loans in the
                                      statistical calculation pool in respect of
                                      loan group 1, loan group 2, loan group 3
                                      and loan group 4, respectively, in each
                                      case by principal balance of the mortgage
                                      loans in the statistical calculation pool
                                      in respect of the related loan group, are
                                      secured by mortgaged properties that are
                                      located in California. Property in
                                      California may be more susceptible than
                                      homes located in other parts of the
                                      country to certain types of uninsurable
                                      hazards, such as earthquakes, floods,
                                      mudslides and other natural disasters. In
                                      addition:

                                      o    economic conditions in California
                                           (which may or may not affect real
                                           property values) may affect the
                                           ability of borrowers to repay their
                                           loans,

                                      o    declines in the California
                                           residential real estate market may
                                           reduce the values of properties
                                           located in California, which would
                                           result in an increase in the
                                           loan-to-value ratios, and

                                      o    any increase in the market value of
                                           properties located in California
                                           would reduce the loan-to-value ratios
                                           and could, therefore, make
                                           alternative sources of financing
                                           available to the borrowers at lower
                                           interest rates, which could result in
                                           an increased rate of prepayment of
                                           the mortgage loans.

VIOLATIONS OF CONSUMER PROTECTION
LAWS MAY ADVERSELY AFFECT YOU......   Federal, state and local laws extensively
                                      regulate various aspects of brokering,
                                      originating, servicing and collecting
                                      mortgage loans secured by consumers'
                                      dwellings. Among other things, these laws
                                      may regulate interest rates and other
                                      charges, require disclosures, impose
                                      financial privacy requirements, mandate
                                      specific business practices, and prohibit
                                      unfair and deceptive trade practices. In
                                      addition, licensing requirements may be
                                      imposed on persons that broker, originate,
                                      service or collect such mortgage loans.

                                      Additional requirements may be imposed
                                      under federal, state or local laws on
                                      so-called "high cost mortgage loans,"
                                      which typically are defined as mortgage
                                      loans secured by a consumer's dwelling
                                      that have interest rates or

                                      S-16

                                      origination costs in excess of prescribed
                                      levels. These laws may limit certain loan
                                      terms, such as prepayment penalties, or
                                      the ability of a creditor to refinance a
                                      mortgage loan unless it is in the
                                      borrower's interest. In addition, certain
                                      of these laws may allow claims against
                                      loan brokers or originators, including
                                      claims based on fraud or
                                      misrepresentations, to be asserted against
                                      persons acquiring the mortgage loans, such
                                      as the trust fund.

                                      The penalties for violating federal, state
                                      or local laws vary depending on the local
                                      law and the particular facts of the
                                      situation. However, private plaintiffs
                                      typically may assert claims for actual
                                      damages and, in some cases, also may
                                      recover civil money penalties or exercise
                                      a right to rescind the mortgage loan.
                                      Violations of certain laws may limit the
                                      ability to collect all or part of the
                                      principal or interest in a mortgage loan
                                      and, in some cases, borrowers may even be
                                      entitled to a refund of amounts previously
                                      paid. Federal, state and local
                                      administrative or law enforcement agencies
                                      may also be entitled to bring legal
                                      actions, including actions for civil money
                                      penalties or restitution, for violations
                                      of certain of these laws. Depending on the
                                      particular alleged misconduct, it is
                                      possible that claims may be asserted
                                      against various participants in secondary
                                      market transactions, including assignees
                                      that hold the mortgage loans, such as the
                                      trust fund.

                                      For a discussion of certain specific
                                      consumer protection laws that may affect
                                      the mortgage loans, see "Risk
                                      Factors--Consumer Protection Laws May
                                      Adversely Affect You" in the accompanying
                                      prospectus.

YOU MAY HAVE DIFFICULTY RESELLING
CERTIFICATES.......................   Each underwriter intends to make a
                                      secondary market in the classes of offered
                                      certificates purchased by it, but no
                                      underwriter has any obligation to do so.
                                      We cannot assure you that a secondary
                                      market for the offered certificates will
                                      develop or, if it develops, that it will
                                      continue. Consequently, you may not be
                                      able to sell your certificates readily or
                                      at prices that will enable you to realize
                                      your desired yield. The market values of
                                      the certificates are likely to fluctuate.
                                      Fluctuations may be significant and could
                                      result in significant losses to you.

                                      The secondary markets for asset backed
                                      securities have experienced periods of
                                      illiquidity and can be expected to do so
                                      in the future. Illiquidity can have a
                                      severely adverse effect on the prices of
                                      certificates that are especially sensitive
                                      to prepayment, credit or interest rate
                                      risk, or that have been structured to meet
                                      the investment requirements of limited
                                      categories of investors.

IMPACT OF WORLD EVENTS.............   The economic impact of the United States'
                                      military operations in Iraq, Afghanistan
                                      and other parts of the world, as well as
                                      the possibility of any terrorist attacks
                                      domestically or abroad, is uncertain, but
                                      could have a material effect on general
                                      economic conditions, consumer confidence,
                                      and market liquidity. No assurance can be
                                      given as to the effect of these events on
                                      consumer confidence and the performance of
                                      the mortgage loans. Any adverse impact
                                      resulting from these events would be borne
                                      by the holders of the certificates. United
                                      States military operations also increase
                                      the likelihood of shortfalls under the
                                      Servicemembers Civil Relief Act (referred
                                      to as the "RELIEF ACT" ). The Relief Act
                                      provides relief to borrowers who enter
                                      active military service and to borrowers
                                      in reserve status who are called to active
                                      duty after the origination of their
                                      mortgage loan. The Relief Act provides
                                      generally that these borrowers may not be
                                      charged interest on

                                      S-17

                                      a mortgage loan in excess of 6% per annum
                                      during the period of the borrower's active
                                      duty. These shortfalls are not required to
                                      be paid by the borrower at any future time
                                      and will not be advanced by the master
                                      servicer. To the extent these shortfalls
                                      reduce the amount of interest paid to the
                                      Class AF-5B certificateholders, they will
                                      not be covered by the Class AF-5B Policy.
                                      In addition, the Relief Act imposes
                                      limitations that would impair the ability
                                      of the master servicer to foreclose on an
                                      affected loan during the borrower's period
                                      of active duty status, and, under some
                                      circumstances, during an additional period
                                      thereafter.

CERTAIN RIGHTS MAY BE AFFECTED BY
THE ISSUANCE OF FOUR GROUPS OF
CERTIFICATES FROM A SINGLE TRUST
FUND...............................   The ability to declare an event of master
                                      servicing termination or to amend the
                                      pooling and servicing agreement rests with
                                      the holders of specified percentages of
                                      the certificates. In addition, under
                                      certain circumstances, the Class AF-5B
                                      Insurer will have such rights as they
                                      relate to the Class AF-5B Certificates. As
                                      a result, you may have less ability to
                                      control certain actions of the trust fund
                                      than you would have had if only a single
                                      class of certificates had been issued from
                                      the trust fund.

POSSIBLE PREPAYMENT DUE TO
INABILITY TO ACQUIRE SUBSEQUENT
MORTGAGE LOANS.....................   If the depositor elects to deposit the
                                      pre-funded amount in the pre-funding
                                      account on the closing date, the ability
                                      of the trust fund to acquire subsequent
                                      mortgage loans for inclusion in the trust
                                      fund will depend on the ability of
                                      Countrywide Home Loans to originate or
                                      acquire mortgage loans during the funding
                                      period that meet the eligibility criteria
                                      for subsequent mortgage loans as described
                                      in this prospectus supplement. The ability
                                      of Countrywide Home Loans to originate or
                                      acquire such loans will be affected by a
                                      number of factors including prevailing
                                      interest rates, employment levels, the
                                      rate of inflation and economic conditions
                                      generally.

                                      If the full amount of any deposit to the
                                      pre-funding account cannot be used by the
                                      end of the funding period to acquire
                                      subsequent mortgage loans, such amount
                                      remaining on deposit in the pre-funding
                                      account will be distributed to the holders
                                      of the related senior certificates as a
                                      prepayment of principal on the
                                      distribution date immediately following
                                      the end of the funding period. We cannot
                                      assure you of the magnitude of any amount
                                      on deposit in the pre-funding account at
                                      the end of the funding period.

RIGHTS OF THE NIM INSURER..........   If there is a NIM Insurer, pursuant to the
                                      pooling and servicing agreement, unless
                                      the NIM Insurer fails to make a required
                                      payment under the policy insuring the net
                                      interest margin securities and the failure
                                      is continuing or the NIM Insurer is the
                                      subject of a bankruptcy proceeding (each
                                      such event, a "NIM Insurer Default"), the
                                      NIM Insurer will be entitled to exercise,
                                      among others, the following rights without
                                      the consent of holders of the offered
                                      certificates, and the holders of the
                                      offered certificates may exercise such
                                      rights only with the prior written consent
                                      of the NIM Insurer:

                                      o    the right to provide notices of
                                           master servicer defaults and the
                                           right to direct the trustee to
                                           terminate the rights and obligations
                                           of the master servicer under the
                                           pooling and servicing agreement upon
                                           a default by the master servicer,

                                      S-18

                                      o    the right to remove the trustee or
                                           any co-trustee or custodian pursuant
                                           to the pooling and servicing
                                           agreement, and

                                      o    the right to direct the trustee to
                                           make investigations and take actions
                                           pursuant to the pooling and servicing
                                           agreement.

                                      In addition, unless a NIM Insurer Default
                                      exists, such NIM Insurer's consent will be
                                      required before, among other things,

                                      o    any removal of the master servicer,
                                           any successor servicer or the
                                           trustee, any appointment of any
                                           co-trustee,

                                      o    any otherwise permissible waivers of
                                           prepayment penalties or extensions of
                                           due dates for payment granted by the
                                           master servicer with respect to more
                                           than 5% of the mortgage loans, or

                                      o    any amendment to the pooling and
                                           servicing agreement.

                                      Investors in the offered certificates
                                      should note that:

                                      o    any insurance policy issued by the
                                           NIM Insurer will not cover, and will
                                           not benefit in any manner whatsoever,
                                           the offered certificates,

                                      o    the rights granted to the NIM Insurer
                                           are extensive,

                                      o    the interests of the NIM Insurer may
                                           be inconsistent with, and adverse to,
                                           the interests of the holders of the
                                           offered certificates, and the NIM
                                           Insurer has no obligation or duty to
                                           consider the interests of the offered
                                           certificates in connection with the
                                           exercise or nonexercise of the NIM
                                           Insurer's rights, and

                                      o    the NIM Insurer's exercise of its
                                           rights and consents may negatively
                                           affect the offered certificates and
                                           the existence of the NIM Insurer's
                                           rights, whether or not exercised, may
                                           adversely affect the liquidity of the
                                           offered certificates, relative to
                                           other asset-backed certificates
                                           backed by comparable mortgage loans
                                           and with comparable payment
                                           priorities and ratings.

                                      See "Rights of the NIM Insurer under
                                      Pooling and Servicing Agreement" in this
                                      prospectus supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS
RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS
SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT
TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG
OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND
COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER
MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE
FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR
FORWARD-LOOKING STATEMENTS.

                                      S-19

                               THE MORTGAGE POOL

GENERAL

     Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of March 1, 2005, which is the
"STATISTICAL CALCULATION DATE," concerning a pool of mortgage loans that CWABS,
Inc. (the "DEPOSITOR") believes is representative of the mortgage loans to be included in the Trust Fund (such pool, the "STATISTICAL CALCULATION POOL," and such mortgage loans the "STATISTICAL CALCULATION POOL MORTGAGE LOANS"). A detailed description (the "DETAILED DESCRIPTION") of the pool of conventional, credit-blemished mortgage loans (the "INITIAL MORTGAGE LOANS") to be included in the Trust Fund on the Closing Date (such pool, the "INITIAL MORTGAGE POOL") will be available to purchasers of the Certificates, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after delivery of the Certificates. The Detailed Description will specify the aggregate of the
Stated Principal Balances of the Initial Mortgage Loans included in the Initial
Mortgage Pool as of the later of (x) March 1, 2005 and (y) the date of origination of each such Initial Mortgage Loan (such date, the "INITIAL CUT-OFF
DATE," such aggregate of such Stated Principal Balances, the "INITIAL CUT-OFF
DATE POOL PRINCIPAL BALANCE," and the Stated Principal Balance of any Initial
Mortgage Loan as of the Initial Cut-off Date, the "INITIAL CUT-OFF DATE
PRINCIPAL BALANCE").

     The Detailed Description will also include, among other things, the following information regarding the Initial Mortgage Loans:

     (1) the Mortgage Rate borne by each Initial Mortgage Loan as of the Initial
Cut-off Date,

     (2) the Loan-to-Value Ratios of the Initial Mortgage Loans,

     (3) the remaining months to stated maturity of the Initial Mortgage Loans as of the Initial Cut-off Date,

     (4) the type of properties securing the Initial Mortgage Loans,

     (5) the geographical distribution of the Initial Mortgage Loans by state,

     (6) the occupancy types of the Initial Mortgage Loans and

     (7) the loan purposes of the Initial Mortgage Loans.

     In addition, the Detailed Description will include information relating solely to certain features of the Initial Mortgage Loans that are Adjustable
Rate Mortgage Loans.

     The Statistical Calculation Pool consists of approximately 10,824 Mortgage
Loans and is comprised of Mortgage Loans that bear interest at fixed rates (such
Mortgage Loans, the "FIXED RATE MORTGAGE LOANS") and adjustable rates (such
Mortgage Loans, the "ADJUSTABLE RATE MORTGAGE LOANS"). The aggregate Stated
Principal Balance of the Mortgage Loans included in the Statistical Calculation
Pool as of the Statistical Calculation Date is approximately $1,980,000,029 (the
"Statistical Calculation Date Pool Principal Balance"), of which approximately
$396,524,171 consist of Group 1 Mortgage Loans, approximately $584,587,493 consist of Group 2 Mortgage Loans, approximately $583,836,418 consist of Group 3
Mortgage Loans and approximately $415,051,948 consist of Group 4 Mortgage Loans
(in each case subject to a permitted variance of plus or minus 10%). The
Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial Mortgage Pool as will be constituted on the Closing Date, although some characteristics of the Initial
Mortgage Loans in the Initial Mortgage Pool will vary. See "-- The Statistical
Calculation Pool" below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

                                      S-20

     All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged
Properties in the Statistical Calculation Pool are located in 50 states and the
District of Columbia. Each Mortgage Loan in the Trust Fund will be assigned to one of four mortgage loan groups ("LOAN GROUP 1," "LOAN GROUP 2," "LOAN GROUP 3"
and "LOAN GROUP 4" and each a "LOAN GROUP"). Loan Group 1 will consist of first lien fixed rate mortgage loans. Loan Group 2, Loan Group 3 and Loan Group 4 will consist of first lien adjustable rate mortgage loans.

     Except for balloon loans, the Mortgage Loans to be included in the Trust
Fund will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The
Mortgage Loans to be included in the Trust Fund will have been originated or purchased by Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS" or a
"SELLER") and will have been originated substantially in accordance with
Countrywide Home Loans's underwriting criteria for credit blemished mortgage loans described in this prospectus supplement under "-- Underwriting Standards
-- Credit Blemished Mortgage Loans." Credit blemished mortgage loans are generally mortgage loans made to borrowers with prior credit difficulties.

     Scheduled monthly payments made by the mortgagors on the Mortgage Loans
("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make such Scheduled Payment prior to the due date occurring immediately after the due date on which such Scheduled Payment was originally due.

     Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 74.44%, 66.48%, 68.44% and 69.87% of the Mortgage Loans in the
Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2, Loan
Group 3 and Loan Group 4, respectively, in each case by principal balance of the
Mortgage Loans in the Statistical Calculation Pool in respect of the related
Loan Group, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, any such prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related
Mortgage Note and, in the case of an Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The "MORTGAGE RATE" with respect to a
Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

     Additional Information Regarding the Adjustable Rate Mortgage Loans. Each
of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage
Note (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of:

          (1) the average of the London interbank offered rates for six-month
     U.S. dollar deposits in the London market, as set forth in The Wall Street
     Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to such
     Adjustment Date (the "MORTGAGE INDEX"), and

          (2) a fixed percentage amount specified in the related Mortgage Note
     (the "GROSS MARGIN");

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the "INITIAL PERIODIC RATE CAP"), or on any subsequent Adjustment Date by more than a certain specified percentage (the
"SUBSEQUENT PERIODIC RATE CAP"). The Initial Periodic Rate Cap and Subsequent
Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be

                                      S-21

specified in the related Mortgage Note. Substantially all of the Adjustable Rate
Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

     "TWO-YEAR HYBRID MORTGAGE LOANS", "THREE-YEAR HYBRID MORTGAGE LOANS" and
"FIVE-YEAR HYBRID MORTGAGE LOANS" have fixed Mortgage Rates for approximately
24, 36 and 60 months, respectively, after their origination before such fixed
Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph. Substantially all of the
Adjustable Rate Mortgage Loans in the Statistical Calculation Pool are Hybrid
Mortgage Loans.

     It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each such Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000%, as provided in the Mortgage Note
(such initial Mortgage Rate plus such maximum added margin, the "MAXIMUM
MORTGAGE RATE"). The weighted average of such margins (weighted on the basis of the Stated Principal Balances thereof as of the Initial Cut-off Date) with respect to the Adjustable Rate Mortgage Loans in the Statistical Calculation
Pool is approximately 6.921%.

     In addition, certain of the Two-Year Hybrid Mortgage Loans and Three-Year
Hybrid Mortgage Loans in the Statistical Calculation Pool only require payments of interest during the 24- or 36-month periods, respectively, following origination during which their Mortgage Rates are fixed, after which amortization of the principal balances is required over the remaining term of the Mortgage Loan.

     Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed
Rate Mortgage Loans will include "CREDIT COMEBACK LOANS" that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve-month periods following the origination date of the loan ("FIXED RATE CREDIT COMEBACK LOANS"). The Fixed
Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve-month period. If the Fixed Rate Credit Comeback Loan borrower makes Scheduled Payments in full during such twelve-month period with a maximum of one late payment (which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

     However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the "CREDIT COMEBACK EXCESS AMOUNT") will be deposited in the Credit Comeback Excess Account and used to pay certificateholders as described below under "-- Credit Comeback Excess Account" below. It is expected that no more than approximately 6.89% of the Mortgage Loans in Loan Group 1 will be Fixed Rate Credit Comeback Loans.

     In addition, certain of the Fixed Rate Mortgage Loans in the Statistical
Calculation Pool are Fixed 30-Year Interest-Only Loans. A "FIXED 30-YEAR
INTEREST-ONLY LOAN" has only interest due for approximately 60 months after its origination before amortization of the principal balance is required.

     Loan-to-Value Ratio. The "LOAN-TO-VALUE RATIO" of a Mortgage Loan is equal to:

          (1) the principal balance of such Mortgage Loan at the date of origination, divided by

          (2) the Collateral Value of the related Mortgaged Property.

     The "COLLATERAL VALUE" of a Mortgaged Property is the lesser of:

          (1) the appraised value based on an appraisal made for Countrywide
     Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

                                      S-22

          (2) the sales price of such Mortgaged Property at such time of origination.

     With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Stated Principal Balance. "STATED PRINCIPAL BALANCE" means, for any
Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date,
as applicable (the "CUT-OFF DATE"), the unpaid principal balance of such
Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of
the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master
Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date,
(ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first
Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs (each a "PREPAYMENT PERIOD")) and
(iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool,
Stated Principal Balance means the aggregate Stated Principal Balance of all
Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group,
Stated Principal Balance means the aggregate Stated Principal Balance of all
Mortgage Loans in such Loan Group. A "DETERMINATION DATE" means with respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

THE STATISTICAL CALCULATION POOL

     The statistical information presented in this prospectus supplement is based on the Statistical Calculation Pool. The Statistical Calculation Pool
reflects Mortgage Loans as of March 1, 2005. The statistical information presented in this prospectus supplement is based on the number and the Stated
Principal Balances of such Mortgage Loans as of the Statistical Calculation
Date. The Statistical Calculation Pool is smaller than the Initial Mortgage
Pool. It is expected that additional Mortgage Loans will be included in the
Initial Mortgage Pool on the Closing Date and that certain of the Statistical
Calculation Pool Mortgage Loans may prepay in part or in full prior to the
Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Mortgage Pool and therefore may not be included in the Initial Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Pool will vary from the statistical distribution of such characteristics of the Statistical Calculation
Pool as presented in this prospectus supplement, although such variance will not be material. In addition, Subsequent Mortgage Loans will be added to the
Mortgage Pool during the Funding Period. Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex
A hereto.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement dated as of March 1, 2005
(the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Master
Servicer, the Sellers, The Bank of New York, as trustee (the "TRUSTEE") and The
Bank of New York Trust Company, N.A., as co-trustee (the "CO-TRUSTEE"), the
Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders and the Class AF-5B Insurer, all right, title and interest of the Depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Initial
Cut-off Date) and the Pre-Funded Amount, if any, deposited in the Pre-Funding
Account on the Closing Date.

                                      S-23

     In connection with such transfer and assignment of the Mortgage Loans, the
Depositor will deliver the following documents to the Co-Trustee (collectively constituting the "TRUSTEE'S MORTGAGE FILE") with respect to each Initial
Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the
"MORTGAGE LOANS"):

          (1) the original Mortgage Note, endorsed by the applicable Seller or the originator of the Mortgage Loan, without recourse in the following form: "Pay to the order of ________ without recourse" with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller,

          (2) the original recorded Mortgage,

          (3) a duly executed assignment of the Mortgage to "Asset-Backed
     Certificates, Series 2005-1, CWABS, Inc., by The Bank of New York, a New
     York banking corporation, as trustee under the Pooling and Servicing
     Agreement dated as of March 1, 2005, without recourse," in recordable form, as described in the Pooling and Servicing Agreement,

          (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

          (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

          (6) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

     Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any
Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans,
MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

          (A) not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans, and not later than the relevant Subsequent
     Transfer Date, with respect to at least 10% of the Subsequent Mortgage
     Loans conveyed on any related Subsequent Transfer Date,

          (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on any related
     Subsequent Transfer Date, and

          (C) not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan

                                      S-24

against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee's Mortgage File is maintained in the possession of the Co-Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee's Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the
Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Co-Trustee will review the Initial Mortgage Loan documents on or prior to the Closing Date (or promptly after the Co-Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage
Loan documents promptly after the Co-Trustee's receipt thereof on or after the related Subsequent Transfer Date as described above, and the Co-Trustee will hold such documents in trust for the benefit of the holders of the Certificates.
After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Co-Trustee is required to notify the Master Servicer, the Class AF-5B Insurer and Countrywide
Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee or the Co-Trustee, Countrywide Home Loans is required to repurchase the related
Mortgage Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated
Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii)
accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the
Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders and (iii)
any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such
Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above,
Countrywide Home Loans may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN")
from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "REPLACEMENT MORTGAGE LOAN"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

          (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the
     Deleted Mortgage Loan (the amount of any shortfall to be forwarded by
     Countrywide Home Loans to the Master Servicer and deposited by the Master
     Servicer in the Certificate Account not later than the succeeding
     Determination Date and held for distribution to the holders of the
     Certificates on the related Distribution Date),

          (2) if the Deleted Mortgage Loan that is being replaced is an
     Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than
     1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted
     Mortgage Loan,

          (3) if the Deleted Mortgage Loan that is being replaced is an
     Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "MINIMUM MORTGAGE RATE") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the
     Deleted Mortgage Loan,

          (4) if the Deleted Mortgage Loan that is being replaced is an
     Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic
     Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

                                      S-25

          (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

          (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

          (7) have a Loan-to-Value Ratio no higher than that of the Deleted
     Mortgage Loan,

          (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

          (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

          (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

          (11) have the same occupancy type and lien priority as the Deleted
     Mortgage Loan, and

          (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

PRE-FUNDING

     On the Closing Date, the Depositor may elect to deposit an amount of up to
25% of the initial Certificate Principal Balance of the Offered Certificates
(any such deposit, the "PRE-FUNDED AMOUNT") in a pre-funding account (any such account, the "PRE-FUNDING ACCOUNT") established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan Groups so that the amount allocated to any Loan Group will not exceed 25% of the initial Certificate Principal Balance of the Certificates related to such Loan Group. Any investment income earned from amounts in the
Pre-Funding Account, if any, will be paid to the Depositor, and will not be available for payments on the Certificates. If the Depositor elects to deposit the Pre-Funded Amount in the Pre-Funding Account, during the period from the
Closing Date until the earlier of (x) the date the amount in the Pre-Funding
Account is less than $25,000 and (y) May 16, 2005 (the "FUNDING PERIOD"), the
Depositor will be expected to purchase additional mortgage loans originated or purchased by a Seller (such mortgage loans, the "SUBSEQUENT MORTGAGE LOANS")
from a Seller and sell such Subsequent Mortgage Loans to the Trust Fund as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the later of
(x) the first day of the month of the related Subsequent Transfer Date and (y)
the origination date of that Subsequent Mortgage Loan (the related "SUBSEQUENT
CUT-OFF DATE") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the
Pre-Funding Account and increase the Stated Principal Balance of the Mortgage
Pool.

     Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer
Agreement to be executed by the applicable Seller, the Depositor and the
Trustee, the conveyance of Subsequent Mortgage Loans may be made on any Business
Day during the Funding Period (a "SUBSEQUENT TRANSFER DATE"), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

     o    the Subsequent Mortgage Loans conveyed on such Subsequent Transfer
          Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

                                      S-26

     o    the Subsequent Mortgage Loans conveyed on such Subsequent Transfer
          Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

     o    the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date,

     o    the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such
          Subsequent Transfer Date will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d)
          of the Code, respectively, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding,

     o    the Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such
          Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of such Subsequent Mortgage Loans from the Depositor to the Trust Fund will be characterized as true sales and not loans secured by such Subsequent Mortgage Loans,

     o    the conveyance of the Subsequent Mortgage Loans on such Subsequent
          Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates,

     o    no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent, and

     o    following the conveyance of the Subsequent Mortgage Loans on such
          Subsequent Transfer Date to the Trust Fund, the characteristics of the
          Trust Fund and each Loan Group will not vary by more than the permitted variance specified below (other than the percentage of mortgage loans secured by properties located in California, which will not exceed 50% of the Mortgage Pool and the percentage of mortgage loans in the Credit Grade Categories of "C" or below, which will not exceed 10% of the mortgage loans in each Loan Group) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent
          Cut-off Date:

     LOAN GROUP 1

                                                                        PERMITTED VARIANCE OR
     CHARACTERISTIC                                                             RANGE
     --------------                                                     ---------------------

     Average Stated Principal Balance...................    $174,989              10%
     Weighted Average Mortgage Rate.....................     7.023%              0.10%
     Weighted Average Original Loan-to-Value Ratio......     76.34%               3%
     Weighted Average Remaining Term to Maturity........   348 months          3 months
     Weighted Average Credit Bureau Risk Score..........   614 points          5 points

     LOAN GROUP 2

                                                                        PERMITTED VARIANCE OR
     CHARACTERISTIC                                                             RANGE
     --------------                                                     ---------------------

     Average Stated Principal Balance...................    $198,434              10%
     Weighted Average Mortgage Rate.....................     7.476%              0.10%
     Weighted Average Original Loan-to-Value Ratio......     81.49%               3%
     Weighted Average Remaining Term to Maturity........   358 months          3 months
     Weighted Average Credit Bureau Risk Score..........   593 points          5 points

                                      S-27

     LOAN GROUP 3

                                                                        PERMITTED VARIANCE OR
     CHARACTERISTIC                                                             RANGE
     --------------                                                     ---------------------

     Average Stated Principal Balance...................    $177,890              10%
     Weighted Average Mortgage Rate.....................     6.984%              0.10%
     Weighted Average Original Loan-to-Value Ratio......     79.15%               3%
     Weighted Average Remaining Term to Maturity........   359 months          3 months
     Weighted Average Credit Bureau Risk Score..........   607 points          5 points

     LOAN GROUP 4

                                                                        PERMITTED VARIANCE OR
     CHARACTERISTIC                                                             RANGE
     --------------                                                     ---------------------

     Average Stated Principal Balance...................    $178,134              10%
     Weighted Average Mortgage Rate.....................     7.045%              0.10%
     Weighted Average Original Loan-to-Value Ratio......     79.89%               3%
     Weighted Average Remaining Term to Maturity........   358 months          3 months
     Weighted Average Credit Bureau Risk Score..........   602 points          5 points

UNDERWRITING STANDARDS

     Credit Blemished Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit blemished mortgage loans. Countrywide Home Loans produces its credit blemished mortgage loans through its Consumer Markets, Full Spectrum
Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the
funding of any credit blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit blemished mortgage loan that it has not itself underwritten.

     Countrywide Home Loans's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability.
On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on such underwriting exceptions.

     Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. Countrywide
Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     After obtaining all applicable employment, credit and property information,
Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 50%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

                                      S-28

     Countrywide Home Loans's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform
Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit blemished loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit
Bureau Risk Score, and documentation level but does not generally exceed
$1,000,000. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide Home Loans's underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% and second mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

     Countrywide Home Loans requires title insurance on all credit blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide Home Loans's credit blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to
Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible,
Countrywide Home Loans's underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards.
Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans's credit blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

     Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full
Documentation Loan Program (the "FULL DOC PROGRAM"), and Stated Income Loan
Program (the "STATED INCOME PROGRAM"). Under each of the underwriting programs,
Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide
Home Loans's underwriting standards.

     Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more

                                      S-29

recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

     Countrywide Home Loans's underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default.
The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower's Credit
Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"
     LOAN-TO-VALUE RATIO: Maximum of 100%
     DEBT-TO-INCOME RATIO: Maximum of 50%
     LOAN AMOUNT: Maximum of $1,000,000
     CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, 520 for loan amounts up to
     $500,000, 580 for loan amounts up to $650,000, or 600 for loan amounts of
     $650,001 to $1,000,000. If no Credit Bureau Risk Score is available,
     Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home
     Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months.
     MORTGAGE HISTORY: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
     BANKRUPTCY: At least 2 years since discharge/dismissal of Chapter 7, 11, or
     13 Bankruptcy.
     FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "A-"
     LOAN-TO-VALUE RATIO: Maximum of 90%
     DEBT-TO-INCOME RATIO: Maximum of 50%
     LOAN AMOUNT: Maximum of $500,000
     CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to
     $500,000. If no Credit Bureau Risk Score is available, Countrywide Home
     Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 6 delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.
     MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
     BANKRUPTCY: At least 2 years since discharge/dismissal of Chapter 7 or 11
     Bankruptcy, and 2 years since filing or dismissal of Chapter 13 Bankruptcy.
     Additionally, a Chapter 13 Bankruptcy must be discharged prior to the loan application date if it has not been dismissed.
     FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "B"
     LOAN-TO-VALUE RATIO: Maximum of 85%
     DEBT-TO-INCOME RATIO: Maximum of 50%
     LOAN AMOUNT: Maximum of $500,000
     CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to
     $500,000. If no Credit Bureau Risk Score is available, Countrywide Home
     Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 days or more in the past 12 months.

                                      S-30

     MORTGAGE HISTORY: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
     BANKRUPTCY: At least 18 months since discharge or dismissal of Chapter 7 or
     11 Bankruptcy and 18 months since filing or dismissal of Chapter 13
     Bankruptcy.
     FORECLOSURE/NOTICE OF DEFAULT: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: "C"
     LOAN-TO-VALUE RATIO: Maximum of 80%
     DEBT-TO-INCOME RATIO: Maximum of 50%
     LOAN AMOUNT: Maximum of $450,000.
     CONSUMER CREDIT HISTORY: The minimum Credit Bureau Risk Score is 500 for loan amounts up to $400,000, or 520 for loan amounts up to $450,000. If no
     Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the
     Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
     BANKRUPTCY: At least 1 year since discharge or dismissal of Chapter 7 or 11
     Bankruptcy and 1 year since filing or dismissal of Chapter 13 Bankruptcy.
     FORECLOSURE/NOTICE OF DEFAULT: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: "C-"
     LOAN-TO-VALUE RATIO: Maximum of 70%
     DEBT-TO-INCOME RATIO: Maximum of 50%
     LOAN AMOUNT: Maximum of $350,000.
     CONSUMER CREDIT HISTORY: The minimum Credit Bureau Risk Score is 500. If no
     Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the
     Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: No more than 2 delinquencies of 90 days during the past
     12 months. Delinquencies of 30 days and 60 days are not restricted.
     BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be
     discharged/dismissed at least 1 day prior to funding.
     FORECLOSURE/NOTICE OF DEFAULT: None at time of funding.

Credit Grade Category: "D"
     LOAN-TO-VALUE RATIO:  Maximum of 65%
     DEBT-TO-INCOME RATIO: Maximum of 45%
     LOAN AMOUNT: Maximum of $250,000
     CONSUMER CREDIT HISTORY: The minimum Credit Bureau Risk Score is 500. If no
     Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the
     Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: Open Notice of default must be cured at time of funding.
     BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding.
     FORECLOSURE/NOTICE OF DEFAULT: Notice of default is acceptable but must be cured at time of funding.

                                      S-31

     The loan-to-value ratios, debt-to-income ratios, and loan amounts stated
above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

     The "CREDIT BUREAU RISK SCORE" is a statistical credit score obtained by
Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau
Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk
Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the
Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

     In determining a Credit Bureau Risk Score for a particular borrower,
Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce such scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant,
Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

     If only one score is available, or no score is available, Countrywide Home
Loans will follow its Limited Credit guidelines. Under the Limited Credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to
A- risk and 80% loan-to-value ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING" or the "MASTER
SERVICER") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The
Master Servicer may perform any of its obligations under the Pooling and
Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

                                      S-32

THE MASTER SERVICER

     The principal executive offices of Countrywide Servicing are located at
7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas
limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP,
Inc., each a Nevada corporation and a direct wholly owned subsidiary of
Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide
Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than home equity lines of credit) formerly serviced by Countrywide Home
Loans and securitized by the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.
In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae,
Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of December 31, 2004, Countrywide
Servicing had a net worth of approximately $11.9 billion.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide
Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park
Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE HOME LOANS" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of
December 31, 2004, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $838.322 billion, substantially all of which are being serviced for unaffiliated persons. As of
December 31, 2004, Countrywide Home Loans provided servicing for approximately
$86.11 billion in credit blemished mortgage loans.

                                      S-33

LOAN SERVICING

     The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          (a)  collecting, aggregating and remitting mortgage loan payments;

          (b)  accounting for principal and interest;

          (c)  holding escrow (impound) funds for payment of taxes and insurance;

          (d)  making inspections as required of the mortgaged properties;

          (e)  preparation of tax related information in connection with the mortgage loans;

          (f)  supervision of delinquent mortgage loans;

          (g)  loss mitigation efforts;

          (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i)  generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by the
Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the
Master Servicer to the mortgagor with such statements.

COLLECTION PROCEDURES

     Credit Blemished Mortgage Loans. When a mortgagor fails to make a payment on a credit blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures for credit blemished loans, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master
Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                                      S-34

FORECLOSURE AND DELINQUENCY EXPERIENCE

     Credit Blemished Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated and serviced by Countrywide Home
Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans.
The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o    the period of delinquency is based on the number of days payments are contractually past due;

     o    certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o    the "FORECLOSURE RATE" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o    the "BANKRUPTCY RATE" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                      DELINQUENCY AND FORECLOSURE EXPERIENCE
                         ----------------------------------------------------------------
                             AS OF DECEMBER 31, 2001          AS OF DECEMBER 31, 2002
                         ------------------------------   -------------------------------
                         PRINCIPAL BALANCE   PERCENTAGE    PRINCIPAL BALANCE   PERCENTAGE
                         -----------------   ----------   ------------------   ----------

Total Portfolio          $9,081,242,926.99     100.00%    $10,499,524,957.75     100.00%
Delinquency Percentage
   30-59 Days            $  806,843,594.55       8.88%    $   776,262,182.66       7.39%
   60-89 Days               255,443,513.99       2.81         272,447,833.46       2.59
   90+ Days                 103,605,791.49       1.14         112,192,108.56       1.07
                         -----------------     ------     ------------------     ------
Sub-Total                $1,165,892,900.03      12.84%    $ 1,160,902,124.68      11.06%
                         -----------------     ------     ------------------     ------
Foreclosure Rate         $  356,652,093.38       3.93%    $   277,872,737.06       2.65%
Bankruptcy Rate          $  232,679,880.26       2.56%    $   293,013,840.50       2.79%

                                       DELINQUENCY AND FORECLOSURE EXPERIENCE
                         -----------------------------------------------------------------
                             AS OF DECEMBER 31, 2003           AS OF DECEMBER 31, 2004
                         -------------------------------   -------------------------------
                          PRINCIPAL BALANCE   PERCENTAGE    PRINCIPAL BALANCE   PERCENTAGE
                         ------------------   ----------   ------------------   ----------

Total Portfolio          $20,666,799,653.23     100.00%    $41,677,307,627.45     100.00%
Delinquency Percentage
   30-59 Days            $ 1,237,075,952.99       5.99%    $ 2,672,783,222.99       6.41%
   60-89 Days                369,166,558.52       1.79         833,545,643.95       2.00
   90+ Days                  101,415,871.40       0.49         316,611,149.78       0.76
                         ------------------     ------     ------------------     ------
Sub-Total                $ 1,707,658,382.91       8.26%    $ 3,822,940,016.72       9.17%
                         ------------------     ------     ------------------     ------
Foreclosure Rate         $   322,166,334.41       1.56%    $   610,898,746.28       1.47%
Bankruptcy Rate          $   305,504,468.46       1.48%    $   438,848,648.77       1.05%

                                      S-35

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds that are applied to accrued and unpaid interest or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing
Fee Rate (such product, the "SERVICING FEE"). The "SERVICING FEE RATE" for each
Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing
Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to
Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master
Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of such
Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all investment income earned on amounts on deposit in the Certificate Account and
Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and
Co-Trustee in connection with their respective responsibilities under the
Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment
Period to related Due Date in such Prepayment Period reduce the Scheduled
Payment of interest for such Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the
Certificate Account for distribution to holders of the Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer (the
"COMPENSATING INTEREST") will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class AF-5B certificateholders resulting from Prepayment
Interest Shortfalls will not be covered by the Class AF-5B Policy.

ADVANCES

     Subject to the following limitations, on the Business Day prior to each
Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "NET MORTGAGE RATE")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master
Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO PROPERTY"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance" and the date of any such Advance, as described in this prospectus supplement, a "MASTER SERVICER ADVANCE DATE").

                                      S-36

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination
Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the
Master Servicer to make an Advance as required under the Pooling and Servicing
Agreement will constitute an event of default thereunder, in which case the
Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions
(including definitions of terms) are incorporated by reference.

     The CWABS, Inc., Asset-Backed Certificates, Series 2005-1 (the
"CERTIFICATES") will consist of:

     o    Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5A, Class
          AF-5B (together with the Class AF-5A Certificates, the "CLASS AF-5
          CERTIFICATES") and Class AF-6 Certificates (collectively, the "CLASS
          AF CERTIFICATES"),

     o    Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class
          MF-6, Class MF-7, Class MF-8 and Class BF Certificates (collectively, the "FIXED RATE SUBORDINATE CERTIFICATES"),

     o    Class 1-AV-1, Class 1-AV-2 and Class 1-AV-3 Certificates
          (collectively, the "CLASS 1-AV CERTIFICATES")

     o    Class 2-AV-1 and Class 2-AV-2 Certificates (collectively, the "CLASS
          2-AV CERTIFICATES"),

     o    Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates
          (collectively, the "CLASS 3-AV CERTIFICATES" and together with the
          Class 1-AV, Class 2-AV, Class AF and Class A-R Certificates, the
          "SENIOR CERTIFICATES"),

     o    Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class
          MV-6, Class MV-7, Class MV-8 and Class BV Certificates (collectively, the "ADJUSTABLE RATE SUBORDINATE CERTIFICATES" and together with the
          Fixed Rate Subordinate Certificates, the "SUBORDINATE CERTIFICATES"),

     o    Class A-R Certificates,

     o    Class PF and Class PV Certificates, and

     o    Class CF and Class CV Certificates.

     The Class 1-AV, Class 2-AV and the Class 3-AV Certificates are collectively referred to as the "CLASS AV CERTIFICATES." The Class A-R Certificates, the
Class AF Certificates, the Fixed Rate Subordinate Certificates, the Class AV
Certificates and the Adjustable Rate Subordinate Certificates are collectively referred to as the "OFFERED CERTIFICATES." As used in this prospectus supplement, the "CERTIFICATE PRINCIPAL BALANCE" for any class of Certificates
(other than the Class CF and Class CV Certificates) is the aggregate outstanding principal balance of all Certificates of such class, reduced by all amounts previously distributed to holders of Certificates of such class as

                                      S-37

scheduled and unscheduled payments of principal, including, in the case of the
Class AF-5B Certificates, any payments of principal under the Class AF-5B Policy and, in the case of a class of Subordinate Certificates and the Class 2-AV-2 and
Class 3-AV-3 Certificates, the Applied Realized Loss Amounts allocated to such class; provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Subordinate
Certificates, the Class 2-AV-2 Certificates or the Class 3-AV-3 Certificates,
then the Certificate Principal Balance thereof will be increased on each
Distribution Date after such allocation of Applied Realized Loss Amounts, sequentially by class in the order of payment priority (and pro rata among the
Class 2-AV-2 and Class 3-AV-3 Certificates), by the amount of Subsequent
Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid
Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss
Amount for any class that had its Certificate Principal Balance increased by such allocation of Subsequent Recoveries. Although Subsequent Recoveries, if
any, will be allocated to increase the Certificate Principal Balance of a class of Subordinate Certificates and the Class 2-AV-2 and Class 3-AV-3 Certificates,
as described above, such Subsequent Recoveries will be included in the applicable Principal Remittance Amount and will be distributed in the priority set forth below under "--Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate
Principal Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which such increase occurs.

     Exclusively for the purpose of determining any subrogation rights of the
Class AF-5B Insurer under the Pooling and Servicing Agreement, the "Certificate
Principal Balance" of the Class AF-5B Certificates is not reduced by the amount of any payments made by the Class AF-5B Insurer in respect of principal on such
Certificates under the Class AF-5B Policy, except to the extent such payment has been reimbursed to the Class AF-5B Insurer pursuant to the provisions of the
Pooling and Servicing Agreement.

     Generally, distributions of principal and interest on the Class AF
Certificates and the Fixed Rate Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
Group 1, distributions of principal and interest on the Class 1-AV Certificates will be based on amounts available for distribution in respect of the Mortgage
Loans in Loan Group 2, distributions of principal and interest on the Class 2-AV
Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 3, distributions of principal and interest on the Class 3-AV Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 4 and distributions of principal and interest on the Adjustable Rate Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
Group 2, Loan Group 3 and Loan Group 4. Distributions on the Class PF and Class
CF Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage
Loans in Loan Group 1. Distributions on the Class PV and Class CV Certificates,
to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
Group 2, Loan Group 3 and Loan Group 4.

     The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof. The Class A-R
Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates (other than the Class A-R Certificates) will be book-entry Certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.

                                      S-38

Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders and the Class AF-5B Insurer. The Certificate Account will initially be established by the Master Servicer at Treasury Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the
Cut-off Date (exclusive of any scheduled principal due on or prior to the
Cut-off Date and any interest accruing prior to the Cut-off Date):

          (1) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans,

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans and net of Prepayment
     Interest Excess,

          (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
     Recoveries,

          (4) all payments made by the Master Servicer in respect of
     Compensating Interest,

          (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by such Seller that obligates such Seller to repurchase such
     Mortgage Loan in accordance with the Pooling and Servicing Agreement,

          (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

          (7) all prepayment charges paid by a mortgagor in connection with the full or partial prepayment of the related Mortgage Loan,

          (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
     Account,

          (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

                                      S-39

          (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

          (11) all Advances.

     "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

     "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any
Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master
Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

     "FINAL RECOVERY DETERMINATION" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

     "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of such Mortgage Loan after a Final Recovery Determination (other than the amount of such net proceeds representing any profit realized by the Master
Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

     On the Business Day prior to the Master Servicer Advance Date in April
2005, May 2005 and June 2005, Countrywide Home Loans will remit to the Master
Servicer, and the Master Servicer will deposit in the Certificate Account, the
Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance
Date.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Servicing Fees on the Mortgage
     Loans to the extent not previously paid to or withheld by the Master
     Servicer (subject, in the case of Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee
     in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest
     Excess for the related Prepayment Period,

          (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2)
     being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or
     Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made,

          (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

                                      S-40

          (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

          (5) to pay to the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation
     Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

          (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
     Master Servicer from the Trust Fund pursuant to the Pooling and Servicing
     Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased Mortgage
     Loan,

          (7) to reimburse the applicable Seller, the Master Servicer, the NIM
     Insurer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

          (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

          (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal
Remittance Amount to the extent on deposit in the Certificate Account, and the
Trustee will deposit such amount in the Distribution Account, as described below.

     The "INTEREST REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest collected during the related Due
          Period (other than Credit Comeback Excess Amounts (if any)), less the related Servicing Fees,

               (2) all interest on prepayments, other than Prepayment Interest
          Excess,

               (3) all Advances relating to interest,

               (4) all Compensating Interest,

               (5) all Liquidation Proceeds collected during the related Due
          Period (to the extent such Liquidation Proceeds relate to interest),
          and

               (6) any Seller Shortfall Interest Requirement,

          (b) less, all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

                                      S-41

     A "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of April 2005, May 2005 and June 2005 is the sum of:

          (a) the product of: (1) the excess of the aggregate Stated Principal
     Balance for such Distribution Date of the Mortgage Loans (including the
     Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Distribution Date of such Mortgage Loans (including such Subsequent
     Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of such Mortgage Loans (including such
     Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated
     Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

          (b) the lesser of:

               (i) the product of: (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

               (ii) the excess of (x) the amount of Current Interest and
          Interest Carry Forward Amount due and payable on the Class AF and AV
          Certificates and the Fixed Rate and Adjustable Rate Subordinate
          Certificates over (y) Interest Funds available to pay Current Interest and the Interest Carry Forward Amount on the Class AF and AV
          Certificates and the Fixed Rate and Adjustable Rate Subordinate
          Certificates for such Distribution Date (after giving effect to the addition of any amounts in clause (a) of this definition of Seller
          Shortfall Interest Requirement to Interest Funds for such Distribution
          Date).

     The "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected during the related Due
          Period or advanced on or before the related Master Servicer Advance
          Date,

               (2) prepayments collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide
          Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted
          Mortgage Loans, and

               (5) all Liquidation Proceeds (to the extent such Liquidation
          Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

          (b) less, all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

                                      S-42

     A "DUE PERIOD" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          (1) the aggregate amount remitted by the Master Servicer to the
     Trustee,

          (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
     Account, and

          (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and payment to the Class AF-5B Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

          (1) to pay the trustee fee (the "TRUSTEE FEE") to the Trustee,

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

          (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

          (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "RECORD DATE" is:

     o    the Business Day immediately preceding such Distribution Date in the case of the Adjustable Rate Certificates, unless such Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of such
          Distribution Date and

     o    the last Business Day of the month preceding the month of such
          Distribution Date in the case of the Fixed Rate Certificates and the
          Class A-R Certificates.

     A "DISTRIBUTION DATE" is the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in April 2005.

                                      S-43

     A "BUSINESS DAY" is any day other than:

     o    A Saturday or Sunday or

     o    A day on which the Class AF-5B Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.
The "PERCENTAGE INTEREST" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

     On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group 1, to the Class PF Certificates,
and (ii) in the case of prepayment charges from the Mortgage Loans in Loan Group
2, Loan Group 3 and Loan Group 4, to the Class PV Certificates.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period. For any Distribution Date, the "ACCRUAL
PERIOD" for the Adjustable Rate Certificates is the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and for the Fixed Rate Certificates is the calendar month immediately preceding the month in which such Distribution Date occurs.

     All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

     Distributions of Interest Funds For Loan Group 1. On each Distribution
Date, the Interest Funds for such Distribution Date for Loan Group 1 are required to be distributed in the following order of priority, until such
Interest Funds have been fully distributed:

          (1) from the Interest Funds for Loan Group 1, concurrently to the
     Class AF-5B Insurer, the monthly premium for the Class AF-5B Policy for such Distribution Date and to each class of Class AF Certificates, the
     Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

          (2) from the remaining Interest Funds for Loan Group 1, sequentially:

               (a) to the Class AF-5B Insurer, any Class AF-5B Reimbursement
          Amount,

               (b) to the Class MF-1 Certificates, the Current Interest for such class,

               (c) to the Class MF-2 Certificates, the Current Interest for such class,

               (d) to the Class MF-3 Certificates, the Current Interest for such class,

                                      S-44

               (e) to the Class MF-4 Certificates, the Current Interest for such class,

               (f) to the Class MF-5 Certificates, the Current Interest for such class,

               (g) to the Class MF-6 Certificates, the Current Interest for such class,

               (h) to the Class MF-7 Certificates, the Current Interest for such class,

               (i) to the Class MF-8 Certificates, the Current Interest for such class,

               (j) to the Class BF Certificates, the Current Interest for such class, and

               (k) any remainder as part of the Fixed Rate Loan Group Excess
          Cashflow as described under "--Overcollateralization Provisions"
          below.

     Distributions of Interest Funds for Loan Group 2, Loan Group 3 and Loan
Group 4. On each Distribution Date, the Interest Funds for such Distribution
Date with respect to Loan Group 2, Loan Group 3 and Loan Group 4 are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (1) concurrently:

               (a) from Interest Funds for Loan Group 2, concurrently to each class of Class 1-AV Certificates, the Current Interest and Interest
          Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

               (b) from Interest Funds for Loan Group 3, concurrently to each class of Class 2-AV Certificates, the Current Interest and Interest
          Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

               (c) from Interest Funds for Loan Group 4, concurrently to each class of Class 3-AV Certificates, the Current Interest and Interest
          Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

          (2) from the remaining Interest Funds for Loan Group 2, Loan Group 3 and Loan Group 4, to each class of Class AV Certificates, any remaining
     Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (1)(a), (1)(b) and (1)(c) above, pro rata, based on the Certificate
     Principal Balances thereof, to the extent needed to pay any Current
     Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current
     Interest and Interest Carry Forward Amount based on the Certificate
     Principal Balances of the Certificates will be distributed to each class of
     Class AV Certificates with respect to which there remains any unpaid
     Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

          (3) from the remaining Interest Funds for Loan Group 2, Loan Group 3 and Loan Group 4, sequentially:

               (a) to the Class MV-1 Certificates, the Current Interest for such class,

               (b) to the Class MV-2 Certificates, the Current Interest for such class,

               (c) to the Class MV-3 Certificates, the Current Interest for such class,

               (d) to the Class MV-4 Certificates, the Current Interest for such class,

               (e) to the Class MV-5 Certificates, the Current Interest for such class,

                                      S-45

               (f) to the Class MV-6 Certificates, the Current Interest for such class,

               (g) to the Class MV-7 Certificates, the Current Interest for such class,

               (h) to the Class MV-8 Certificates, the Current Interest for such class,

               (i) to the Class BV Certificates, the Current Interest for such class, and

               (j) any remainder as part of the Adjustable Rate Loan Group
          Excess Cashflow as described under "--Overcollateralization
          Provisions" below.

     Distributions of Funds from the Corridor Contracts. On each Distribution
Date on or prior to the applicable Corridor Contract Termination Date, amounts allocated to the Trust Fund in respect of each Corridor Contract for such
Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the Class AF-1 Certificates, Class 1-AV Certificates, Class 2-AV
Certificates, Class 3-AV Certificates or the Adjustable Rate Subordinate
Certificates, as applicable, to pay any unpaid Net Rate Carryover as follows:

          (i) in the case of any such amounts allocated to the Trust Fund in respect of the Class AF-1 Corridor Contract, to the Class AF-1
     Certificates, to the extent needed to pay any Net Rate Carryover,

          (ii) in the case of any such amounts allocated to the Trust Fund in respect of the Class 1-AV Corridor Contract, concurrently to each class of
     Class 1-AV Certificates, pro rata, based on the Certificate Principal
     Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the
     Class 1-AV Certificates will be distributed to each class of Class 1-AV
     Certificates to the extent needed to pay any remaining unpaid Net Rate
     Carryover, pro rata, based on the amount of such remaining unpaid Net Rate
     Carryover,

          (iii) in the case of any such amounts allocated to the Trust Fund in respect of the Class 2-AV Corridor Contract, concurrently to each class of
     Class 2-AV Certificates, pro rata, based on the Certificate Principal
     Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the
     Class 2-AV Certificates will be distributed to each class of Class 2-AV
     Certificates to the extent needed to pay any remaining unpaid Net Rate
     Carryover, pro rata, based on the amount of such remaining unpaid Net Rate
     Carryover,

          (iv) in the case of any such amounts allocated to the Trust Fund in respect of the Class 3-AV Corridor Contract, concurrently to each class of
     Class 3-AV Certificates, pro rata, based on the Certificate Principal
     Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the
     Class 3-AV Certificates will be distributed to each class of Class 3-AV
     Certificates to the extent needed to pay any remaining unpaid Net Rate
     Carryover, pro rata, based on the amount of such remaining unpaid Net Rate
     Carryover, and

          (v) in the case of any such amounts allocated to the Trust Fund in respect of the Adjustable Rate Subordinate Corridor Contract, concurrently to each class of Adjustable Rate Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate
     Principal Balances of the Adjustable Rate Subordinate Certificates will be distributed to each class of Adjustable Rate Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover.

                                      S-46

     Any amounts remaining after the application of such amounts as described in each of clauses (i) through (v) above allocated to the Trust Fund in respect of each respective Corridor Contract will be distributed to (a) the holders of the
Class CF Certificates, in the case of amounts allocated to the Trust Fund in respect of the Class AF-1 Corridor Contract and (b) the Class CV Certificates,
in the case of amounts allocated to the Trust Fund in respect of the Class 1-AV
Corridor Contract, the Class 2-AV Corridor Contract, the Class 3-AV Corridor
Contract and the Adjustable Rate Subordinate Corridor Contract and will not be available for the payment of any Net Rate Carryover on any class or classes of
Certificates unless a Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the Trust
Fund in respect of such Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the class or classes of Certificates specifically benefiting from such Corridor Contract until the applicable Corridor Contract Termination Date. See "-- Carryover
Reserve Fund" below.

     The "INTEREST FUNDS" for any Loan Group and any Distribution Date are equal to (1) the Interest Remittance Amount for that Loan Group and such Distribution
Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of interest-bearing certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the
Certificate Principal Balance of such class immediately prior to such
Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution
     Dates over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     The "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Adjustable Rate Certificates will be a per annum rate equal to the lesser of:

          (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through
     Margin for such class and Accrual Period, and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     The "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed
Rate Certificates will be a per annum rate equal to the lesser of:

          (1) the per annum fixed rate for such class and such Accrual Period set forth in the summary of this prospectus supplement under "Description of the Certificates -- General" and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     The "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan is equal to the Mortgage Rate less the related Expense Fee Rate.

     The "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and (ii) the trustee fee rate as provided in the Pooling and Servicing Agreement.

     The "NET RATE CAP" for each Distribution Date is equal to:

     (i) with respect to each class of Class AF Certificates (other than the
Class AF-5B Certificates) and each class of Fixed Rate Subordinate Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan
Group 1 for such Distribution Date adjusted, in the case of the Class AF-1
Certificates only, to an

                                      S-47

effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year,

     (ii) with respect to the Class AF-5B Certificates, the Net Rate Cap with respect to the Class AF Certificates less the Class AF-5B Policy Premium Rate,

     (iii) with respect to the Class 1-AV Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 for such
Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year,

     (iv) with respect to each class of Class 2-AV Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 for
such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year,

     (v) with respect to each class of Class 3-AV Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 4 for
such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year, and

     (vi) with respect to each class of Adjustable Rate Subordinate
Certificates, the weighted average of (a) the weighted average Adjusted Net
Mortgage Rate of the Mortgage Loans in Loan Group 2 on such Distribution Date
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and
the amount on deposit in the Pre-Funding Account in respect of Loan Group 2 over the outstanding aggregate Certificate Principal Balance of the Class 1-AV
Certificates), (b) the weighted average Adjusted Net Mortgage Rate of the
Mortgage Loans in Loan Group 3 for such Distribution Date (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 3 over the outstanding aggregate Certificate Principal Balance of the Class 2-AV
Certificates) and (c) the weighted average Adjusted Net Mortgage Rate of the
Mortgage Loans in Loan Group 4 on such Distribution Date (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 4 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 4 over the outstanding aggregate Certificate Principal Balance of the Class 3-AV
Certificates), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year.

     "CLASS AF-5B POLICY PREMIUM RATE" means the monthly premium rate for the
Class AF-5B Policy (as specified in a side letter between the Class AF-5B
Insurer and Countrywide Home Loans).

     "CLASS AF-5B REIMBURSEMENT AMOUNT" means, with respect to any Distribution
Date, (i) all Insured Payments paid by the Class AF-5B Insurer, but for which the Class AF-5B Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the rate specified in the Pooling and Servicing Agreement.

                                      S-48

     The "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates is as follows:

                                                                   (1)     (2)
                                                                  -----   -----
Class AF-1 ....................................................   0.100%  0.100%
Class 1-AV-1 ..................................................   0.090%  0.180%
Class 1-AV-2 ..................................................   0.200%  0.400%
Class 1-AV-3 ..................................................   0.290%  0.580%
Class 2-AV-1 ..................................................   0.190%  0.380%
Class 2-AV-2 ..................................................   0.240%  0.480%
Class 3-AV-1 ..................................................   0.090%  0.180%
Class 3-AV-2 ..................................................   0.250%  0.500%
Class 3-AV-3 ..................................................   0.250%  0.500%
Class MV-1 ....................................................   0.400%  0.600%
Class MV-2 ....................................................   0.440%  0.660%
Class MV-3 ....................................................   0.480%  0.720%
Class MV-4 ....................................................   0.600%  0.900%
Class MV-5 ....................................................   0.650%  0.975%
Class MV-6 ....................................................   0.730%  1.095%
Class MV-7 ....................................................   1.250%  1.875%
Class MV-8 ....................................................   1.400%  2.100%
Class BV ......................................................   1.950%  2.925%

----------
(1)  For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

     The "NET RATE CARRYOVER" for a class of interest-bearing certificates on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such
     Distribution Date had the Pass-Through Rate for that class and the related
     Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest such class accrued on such Distribution
     Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for the
Class AF-5B Certificates will not be covered by the Class AF-5B Policy.

     Distributions of Principal Distribution Amount for Loan Group 1. On each
Distribution Date, the Principal Distribution Amount for such Distribution Date for Loan Group 1 is required to be distributed as follows until such Principal
Distribution Amount has been fully distributed (with the Principal Remittance
Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, from the Principal
     Distribution Amount for Loan Group 1, sequentially:

               (A) to the Class AF Certificates and to the Class AF-5B Insurer,
          in the order, amounts and priorities set forth in clause (3)(A) below,

               (B) to the Class MF-1 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (C) to the Class MF-2 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                                      S-49

               (D) to the Class MF-3 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (E) to the Class MF-4 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (F) to the Class MF-5 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (G) to the Class MF-6 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (H) to the Class MF-7 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (I) to the Class MF-8 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

               (J) to the Class BF Certificates, until the Certificate Principal
          Balance thereof is reduced to zero, and

               (K) any remainder as part of the Fixed Rate Loan Group Excess
          Cashflow to be allocated as described under "--Overcollateralization
          Provisions" below.

          (2) For each Distribution Date on or after the Fixed Rate Stepdown
     Date and so long as a Fixed Rate Trigger Event is not in effect, from the
     Principal Distribution Amount for Loan Group 1, sequentially:

               (A) in an amount up to the Class AF Principal Distribution
          Amount, to the Class AF Certificates in the order and priorities set forth in clause (3)(B) below, until the Certificate Principal Balances thereof are reduced to zero,

               (B) to the Class AF-5B Insurer, any remaining premium payable with respect to the Class AF-5B Policy and any remaining Class AF-5B
          Reimbursement Amount, in each case that has not been paid from
          Interest Funds for Loan Group 1 for such Distribution Date,

               (C) to the Class MF-1 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (D) to the Class MF-2 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (E) to the Class MF-3 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (F) to the Class MF-4 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (G) to the Class MF-5 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

                                      S-50

               (H) to the Class MF-6 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (I) to the Class MF-7 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (J) to the Class MF-8 Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero,

               (K) to the Class BF Certificates, the Fixed Rate Subordinate
          Class Principal Distribution Amount for such class until the
          Certificate Principal Balance thereof is reduced to zero, and

               (L) any remainder as part of the Fixed Rate Loan Group Excess
          Cashflow to be allocated as described under "--Overcollateralization
          Provisions" below.

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Class AF Certificates and the Class AF-5B Insurer
     pursuant to clause (1)(A) above or to the Class AF Certificates pursuant to clause (2)(A) above, such amounts will be distributed to the Class AF
     Certificates and, if applicable, the Class AF-5B Insurer, in the following order of priority:

               (A) For each Distribution Date prior to the Fixed Rate Stepdown
          Date or on which a Fixed Rate Trigger Event is in effect,

                    (i) the NAS Principal Distribution Amount to the Class AF-6
          Certificates, until the Certificate Principal Balance thereof is reduced to zero,

                    (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, in each case until the
          Certificate Principal Balance thereof is reduced to zero,

                    (iii) concurrently, to (x) the Class AF-5A Certificates and
          (y) the Class AF-5B Certificates and the Class AF-5B Insurer, pro rata
          (based on, with respect to clause (x), the Certificate Principal
          Balance of the Class AF-5A Certificates, and with respect to clause
          (y), the Certificate Principal Balance of the Class AF-5B
          Certificates):

                         (a) to the Class AF-5A Certificates, until the
                    Certificate Principal Balance thereof is reduced to zero,
                    and

                         (b) sequentially:

                              (I) to the Class AF-5B Insurer, any remaining
                         premium payable with respect to the Class AF-5B Policy
                         that has not been paid from Interest Funds for Loan
                         Group 1 for such Distribution Date, and

                              (II) to the Class AF-5B Certificates, until the
                         Certificate Principal Balance thereof is reduced to
                         zero,

                    (iv) to the Class AF-6 Certificates without regard to the
          NAS Principal Distribution Amount, until the Certificate Principal
          Balance thereof is reduced to zero, and

                    (v) to the Class AF-5B Insurer, any remaining Class AF-5B
          Reimbursement Amount that has not been paid from Interest Funds for
          Loan Group 1 for such Distribution Date.

                                      S-51

               (B) For each Distribution Date on or after the Fixed Rate
          Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect,

                    (i) the NAS Principal Distribution Amount to the Class AF-6
          Certificates, until the Certificate Principal Balance thereof is reduced to zero,

                    (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, in each case until the
          Certificate Principal Balance thereof is reduced to zero,

                    (iii) concurrently, to the Class AF-5A Certificates and the
          Class AF-5B Certificates, pro rata, based on the Certificate Principal
          Balances thereof, until the Certificate Principal Balances thereof are reduced to zero, and

                    (iv) to the Class AF-6 Certificates without regard to the
          NAS Principal Distribution Amount, until the Certificate Principal
          Balance thereof is reduced to zero.

     Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balance of the Class AF
Certificates is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and any amount on deposit in the
Pre-Funding Account in respect of Loan Group 1, any principal amounts to be distributed to the Class AF Certificates and the Class AF-5B Insurer will be distributed first, concurrently to the Class AF Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal
Balances thereof are reduced to zero, and second, to the Class AF-5B Insurer, any remaining premium payable with respect to the Class AF-5B Policy and any remaining Class AF-5B Reimbursement Amount.

     Distributions of Principal Distribution Amount for Loan Group 2, Loan Group
3 and Loan Group 4. On each Distribution Date, the Principal Distribution Amount for such Distribution Date for Loan Group 2, Loan Group 3 and Loan Group 4 is
required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Adjustable Rate Stepdown
     Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

               (A) concurrently:

                    (i) from the Principal Distribution Amount for Loan Group 2, sequentially:

                         (a) to each class of Class 1-AV Certificates, in the
               order and priorities set forth in clause (3) below, until the
               Certificate Principal Balances thereof are reduced to zero,

                         (b) pro rata (based on (x) the aggregate Certificate
               Principal Balance of the Class 2-AV Certificates and (y) the
               aggregate Certificate Principal Balance of the Class 3-AV
               Certificates), to (i) each class of Class 2-AV Certificates
               (after the distribution of the Principal Distribution Amount from
               Loan Group 3 as provided in clause (1)(A)(ii)(a) below), in the order and priorities set forth in clause (4) below, until the
               Certificate Principal Balances thereof are reduced to zero and
               (ii) each class of Class 3-AV Certificates (after the
               distribution of the Principal Distribution Amount from Loan Group
               4 as provided in clause (1)(A)(iii)(a) below), in the order and priorities set forth in clause (5) below, until the Certificate
               Principal Balances thereof are reduced to zero,

                                      S-52

                    (ii) from the Principal Distribution Amount for Loan Group
               3, sequentially:

                         (a) to each class of Class 2-AV Certificates, in the
               order and priorities set forth in clause (4) below, until the
               Certificate Principal Balances thereof are reduced to zero, and

                         (b) pro rata (based on (x) the aggregate Certificate
               Principal Balance of the Class 1-AV Certificates and (y) the
               aggregate Certificate Principal Balance of the Class 3-AV
               Certificates), to (i) each class of Class 1-AV Certificates
               (after the distribution of the Principal Distribution Amount from
               Loan Group 2 as provided in clause (1)(A)(i)(a) above), in the order and priorities set forth in clause (3) below, until the
               Certificate Principal Balances thereof are reduced to zero and
               (ii) each class of Class 3-AV Certificates (after the
               distribution of the Principal Distribution Amount from Loan Group
               4 as provided in clause (1)(A)(iii)(a) below), in the order and priorities set forth in clause (5) below, until the Certificate
               Principal Balances thereof are reduced to zero,

                    (iii) from the Principal Distribution Amount for Loan Group
               4, sequentially:

                         (a) to each class of Class 3-AV Certificates, in the
               order and priorities set forth in clause (5) below, until the
               Certificate Principal Balances thereof are reduced to zero, and

                         (b) pro rata (based on (x) the aggregate Certificate
               Principal Balance of the Class 1-AV Certificates and (y) the
               aggregate Certificate Principal Balance of the Class 2-AV
               Certificates), to (i) each class of Class 1-AV Certificates
               (after the distribution of the Principal Distribution Amount from
               Loan Group 2 as provided in clause (1)(A)(i)(a) above), in the order and priorities set forth in clause (3) below, until the
               Certificate Principal Balances thereof are reduced to zero and
               (ii) each class of Class 2-AV Certificates (after the
               distribution of the Principal Distribution Amount from Loan Group
               3 as provided in clause (1)(A)(ii)(a) above), in the order and priorities set forth in clause (4) below, until the Certificate
               Principal Balances thereof are reduced to zero,

               (B) from the remaining Principal Distribution Amounts for Loan
          Group 2, Loan Group 3 and Loan Group 4, sequentially:

                    (i) to the Class MV-1 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (ii) to the Class MV-2 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (iii) to the Class MV-3 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (iv) to the Class MV-4 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (v) to the Class MV-5 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (vi) to the Class MV-6 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (vii) to the Class MV-7 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                                      S-53

                    (viii) to the Class MV-8 Certificates, until the Certificate
          Principal Balance thereof is reduced to zero,

                    (ix) to the Class BV Certificates, until the Certificate
          Principal Balance thereof is reduced to zero, and

                    (x) any remainder as part of the Adjustable Rate Loan Group
          Excess Cashflow to be allocated as described under
          "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Adjustable Rate
     Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 2, Loan
     Group 3 and Loan Group 4, sequentially:

               (A) in an amount up to the Class AV Principal Distribution Target
          Amount, pro rata based on the related Class AV Principal Distribution
          Allocation Amount for the Class 1-AV Certificates, Class 2-AV
          Certificates and the Class 3-AV Certificates, respectively, concurrently, to (I) each class of Class 1-AV Certificates, in an amount up to the Class 1-AV Principal Distribution Amount in the order and priorities set forth in clause (3) below, until the Certificate
          Principal Balance thereof is reduced to zero, (II) each class of Class
          2-AV Certificates, in an amount up to the Class 2-AV Principal
          Distribution Amount in the order and priorities set forth in clause
          (4) below, until the Certificate Principal Balances thereof are reduced to zero, and (III) each class of Class 3-AV Certificates, in an amount up to the Class 3-AV Principal Distribution Amount in the
          order and priorities set forth in clause (5) below, until the
          Certificate Principal Balances thereof are reduced to zero; provided, however, that if the aggregate Certificate Principal Balance of (i)
          the Class 1-AV Certificates, (ii) the Class 2-AV Certificates or (iii)
          the Class 3-AV Certificates is reduced to zero then any remaining unpaid Class AV Principal Distribution Target Amount will be distributed pro rata (based on the remaining aggregate Certificate
          Principal Balance of (i) the Class 1-AV Certificates, (ii) the Class
          2-AV Certificates or (iii) the Class 3-AV Certificates after distributions from (I), (II) and (III) above) concurrently, to each class of remaining Class AV Certificates in the order and priorities set forth in clause (3), (4) or (5) below, as the case may be,

               (B) to the Class MV-1 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (C) to the Class MV-2 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (D) to the Class MV-3 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (E) to the Class MV-4 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (F) to the Class MV-5 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (G) to the Class MV-6 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

                                      S-54

               (H) to the Class MV-7 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (I) to the Class MV-8 Certificates, the Adjustable Rate
          Subordinate Class Principal Distribution Amount for such class, until the Certificate Principal Balance thereof is reduced to zero,

               (J) to the Class BV Certificates, the Adjustable Rate Subordinate
          Class Principal Distribution Amount for such class, until the
          Certificate Principal Balance thereof is reduced to zero, and

               (K) any remainder as part of the Adjustable Rate Loan Group
          Excess Cashflow to be allocated as described under
          "--Overcollateralization Provisions" below.

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 1-AV Certificates, such amounts will be distributed sequentially, to the Class 1-AV-1, Class 1-AV-2 and Class
     1-AV-3 Certificates, in that order, in each case until the Certificate
     Principal Balance thereof is reduced to zero.

          Notwithstanding the foregoing order of priority, on any Distribution
     Date on which (x) the aggregate Certificate Principal Balance of the Class
     AV Certificates is greater than the sum of the aggregate Stated Principal
     Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group
     4 and any amount on deposit in the Pre-Funding Account in respect of Loan
     Group 2, Loan Group 3 and Loan Group 4 and (y) the aggregate Certificate
     Principal Balance of the Class 1-AV Certificates is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     2 and any amount on deposit in the Pre-Funding Account in respect of Loan
     Group 2, any principal amounts to be distributed to the Class 1-AV
     Certificates will be distributed to each class of Class 1-AV Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance thereof is reduced to zero, and not as described above.

          (4) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-AV Certificates, such amounts will be distributed concurrently, to the Class 2-AV-1 and Class 2-AV-2
     Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, if a Group 3 Sequential Trigger Event is in effect, then principal will be distributed to the Class 2-AV-1 and
     Class 2-AV-2 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

          (5) On each Distribution Date on which any principal amounts are to be distributed to the Class 3-AV Certificates, such amounts will be distributed pro rata (based on (x) the aggregate Certificate Principal
     Balance of the Class 3-AV-1 and Class 3-AV-2 Certificates and (y) the
     Certificate Principal Balance of the Class 3-AV-3 Certificates) to (A) the
     Class 3-AV-1 and Class 3-AV-2 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero and (B) to the Class 3-AV-3 Certificates, until the Certificate
     Principal Balance thereof is reduced to zero; provided, however, if a Group
     4 Sequential Trigger Event is in effect, then principal will be distributed to the Class 3-AV-1, Class 3-AV-2 and Class 3-AV-3 Certificates,
     sequentially, in that order, in each case until the Certificate Principal
     Balance thereof is reduced to zero.

          Notwithstanding the foregoing priority of distributions, distributions made to the Class 1-AV, Class 2-AV and Class 3-AV Certificates pursuant to clauses (1)(A)(i), (1)(A)(ii), (1)(A)(iii) and (2)(A) under
     "--Distributions--Distributions of Principal Distribution Amount for Loan
     Group 2, Loan Group 3 and Loan Group 4" above, shall be deemed to have been made from collections in respect of Loan Group 2, Loan Group 3 and Loan
     Group 4, respectively.

                                      S-55

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group is the sum of:

          (1) the Principal Remittance Amount for such Loan Group for such
     Distribution Date,

          (2) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and

          (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding
     Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Loan Group.

     "CLASS AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class AF
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (i) 67.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (ii)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     1 for such Distribution Date minus the Fixed Rate OC Floor.

     "CLASS AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class AV
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (i) 52.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for
     such Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for such
     Distribution Date minus the Adjustable Rate OC Floor.

     "CLASS AV PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date, (a) in the case of the Class 1-AV Certificates, the Class 1-AV Principal
Distribution Amount, (b) in the case of the Class 2-AV Certificates, the Class
2-AV Principal Distribution Amount and (c) in the case of the Class 3-AV
Certificates, the Class 3-AV Principal Distribution Amount.

     "CLASS 1-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 1-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-AV
Principal Distribution Target Amount, the Class 2-AV Principal Distribution
Target Amount and the Class 3-AV Principal Distribution Target Amount.

     "CLASS 1-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 1-AV
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (x) 52.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     2 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

     "CLASS 2-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 2-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-AV
Principal

                                      S-56

Distribution Target Amount, the Class 2-AV Principal Distribution Target Amount
and the Class 3-AV Principal Distribution Target Amount.

     "CLASS 2-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 2-AV
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (x) 52.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     3 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 3.

     "CLASS 3-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 3-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-AV
Principal Distribution Target Amount, the Class 2-AV Principal Distribution
Target Amount and the Class 3-AV Principal Distribution Target Amount.

     "CLASS 3-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 3-AV
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (x) 52.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 4 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     4 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 4 and the original Pre-Funded Amount in respect of Loan Group 4.

     "FIXED RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Fixed Rate Subordinate Certificates and Distribution Date will equal the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balance of the Class AF
          Certificates (after taking into account distribution of the Class AF
          Principal Distribution Amount for such Distribution Date),

               (b) the aggregate Certificate Principal Balance of any class(es)
          of Fixed Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
          Fixed Rate Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such Distribution Date), and

               (c) the Certificate Principal Balance of such class of Fixed Rate
          Subordinate Certificates immediately prior to the subject Distribution
          Date over

          (2) the lesser of (a) the product of (x) 100% minus the Stepdown
     Target Subordination Percentage for the subject class of Certificates and
     (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan
     Group 1 for such Distribution Date and (b) the aggregate Stated Principal
     Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor;

provided, however, that if such class of Fixed Rate Subordinate Certificates is the only class of Fixed Rate Subordinate Certificates outstanding on such
Distribution Date, that class will be entitled to receive the entire

                                      S-57

remaining Principal Distribution Amount for Loan Group 1 until the Certificate
Principal Balance thereof is reduced to zero.

     "ADJUSTABLE RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any
class of Adjustable Rate Subordinate Certificates and Distribution Date will equal the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balance of the Class AV
          Certificates (after taking into account distribution of the Class AV
          Principal Distribution Target Amount for such Distribution Date),

               (b) the aggregate Certificate Principal Balance of any class(es)
          of Adjustable Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Adjustable Rate Subordinate Class Principal Distribution Amount(s)
          for such senior class(es) of Certificates for such Distribution Date),
          and

               (c) the Certificate Principal Balance of the subject class of
          Adjustable Rate Subordinate Certificates immediately prior to such
          Distribution Date over

          (2) the lesser of (a) the product of (x) 100% minus the Stepdown
     Target Subordination Percentage for the subject class of Certificates and
     (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan
     Group 2, Loan Group 3 and Loan Group 4 for such Distribution Date and (b)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     2, Loan Group 3 and Loan Group 4 for such Distribution Date minus the
     Adjustable Rate OC Floor;

          provided, however, that if such class of Adjustable Rate Subordinate
     Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group
     2, Loan Group 3 and Loan Group 4 until the Certificate Principal Balance thereof is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates will equal the respective percentages indicated in the following table:

                                    Initial Target   Stepdown Target
                                     Subordination    Subordination
                                      Percentage        Percentage
                                    --------------   ---------------
Class MF-1.......................       13.35%            26.70%
Class MF-2.......................       10.90%            21.80%
Class MF-3.......................        9.40%            18.80%
Class MF-4.......................        7.90%            15.80%
Class MF-5.......................        6.65%            13.30%
Class MF-6.......................        5.45%            10.90%
Class MF-7.......................        4.45%             8.90%
Class MF-8.......................        3.45%             6.90%
Class BF.........................        2.45%             4.90%
Class MV-1.......................       18.50%            37.00%
Class MV-2.......................       14.85%            29.70%
Class MV-3.......................       12.75%            25.50%
Class MV-4.......................       10.80%            21.60%
Class MV-5.......................        9.00%            18.00%
Class MV-6.......................        7.30%            14.60%
Class MV-7.......................        5.75%            11.50%
Class MV-8.......................        4.50%             9.00%
Class BV.........................        3.25%             6.50%

                                      S-58

     The Initial Target Subordination Percentages will not be used to calculate distributions on the Offered Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related Overcollateralization Target Amount.
The Initial Target Subordination Percentage for any class of Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of
Certificates subordinate to the subject class plus the initial related
Overcollateralization Target Amount.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date and (A) Loan Group 1, is the lesser of (1) the Fixed Rate Overcollateralization
Deficiency Amount and (2) the sum of the Fixed Rate Loan Group Excess Cashflow
and the Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement and (B) Loan Group 2, Loan
Group 3 and Loan Group 4, is the lesser of (1) the Adjustable Rate
Overcollateralization Deficiency Amount and (2) the Adjustable Rate Loan Group
Excess Cashflow available for payment thereof, to be allocated between Loan
Group 2, Loan Group 3 and Loan Group 4, pro rata, based on the Principal
Remittance Amount for each such Loan Group for such Distribution Date in the priority set forth in this prospectus supplement.

     "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, is the
product of:

          (1) a fraction, the numerator of which is the Certificate Principal
     Balance of the Class AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class AF Certificates, in
     each case immediately prior to such Distribution Date,

          (2) any amounts to be distributed to the Class AF Certificates on such
     Distribution Date pursuant to clause (1)(A) or (2)(A) under
     "--Distributions of Principal Distribution Amount for Loan Group 1" above
     and

          (3) the applicable percentage for such Distribution Date set forth in the following table:

    DISTRIBUTION DATE       PERCENTAGE
-------------------------   ----------
April 2005 -- March 2008         0%
April 2008 -- March 2010        45%
April 2010 -- March 2011        80%
April 2011 -- March 2012       100%
April 2012 and thereafter      300%

     "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

     "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date equals the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized
Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group 1 on such Distribution
Date).

     "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any
Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to
2.45% of the sum of the aggregate Initial Cut-off Date Principal Balance of the
Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 4.90% of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate
Trigger Event is in effect on any Distribution Date, the Fixed Rate
Overcollateralization Target Amount will be the Fixed Rate Overcollateralization
Target Amount as in effect for the prior Distribution Date.

     "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the
amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 1 on such
Distribution Date

                                      S-59

exceeds (y) the aggregate Certificate Principal Balance of the Class AF
Certificates and the Fixed Rate Subordinate Certificates as of such Distribution
Date (after giving effect to distributions of the Principal Remittance Amount from Loan Group 1 to be made on such Distribution Date).

     "FIXED RATE STEPDOWN DATE" is the later to occur of (x) the Distribution
Date in April 2008 and (y) the first Distribution Date on which the aggregate
Certificate Principal Balance of the Class AF Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to
67.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 1 for such Distribution Date.

     A "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date consists of either a Fixed Rate Delinquency
Trigger Event with respect to that Distribution Date or a Fixed Rate Cumulative
Loss Trigger Event with respect to that Distribution Date.

     A "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day
Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of 45.50% and the Fixed Rate Senior Enhancement Percentage
for such Distribution Date.

     The "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date is equal to a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over

               (b) (i) before the Certificate Principal Balances of the Class AF
          Certificates have been reduced to zero, the sum of the Certificate
          Principal Balances of the Class AF Certificates, or (ii) after such time, the Certificate Principal Balance of the most senior class of
          Fixed Rate Subordinate Certificates outstanding, as of the preceding
          Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date.

     A "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent
Recoveries related to Loan Group 1 received through the last day of that Due
Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
Mortgage Loans in Loan Group 1 and the Pre-Funded Amount in respect of Loan
Group 1, as set forth below:

Distribution Date                     Percentage
-----------------                     ----------
April 2008 -- March 2009...........   1.50% with respect to April 2008, plus an
                                      additional 1/12th of 1.00% for each month
                                      thereafter through March 2009
April 2009 -- March 2010...........   2.50% with respect to April 2009, plus an
                                      additional 1/12th of 0.75% for each month
                                      thereafter through March 2010
April 2010 -- March 2011...........   3.25% with respect to April 2010, plus an
                                      additional 1/12th of 0.50% for each month
                                      thereafter through March 2011
April 2011 and thereafter..........   3.75%

     "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 2, Loan Group 3 and Loan Group 4 and the original Pre-Funded
Amount in respect of Loan Group 2, Loan Group 3 and Loan Group 4.

                                      S-60

     "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date equals the amount, if any, by which the Adjustable Rate
Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group 2,
Loan Group 3 and Loan Group 4 on such Distribution Date).

     "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 3.25% of the sum of the aggregate Initial Cut-off Date Principal
Balance of the Initial Mortgage Loans in Loan Group 2, Loan Group 3 and Loan
Group 4 and the original Pre-Funded Amount in respect of Loan Group 2, Loan
Group 3 and Loan Group 4 and (b) on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 6.50% of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for
the current Distribution Date and (ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any
Distribution Date, the Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date is
the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for
such Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 2, Loan Group 3 and Loan Group 4 on such Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Class
AV Certificates and the Adjustable Rate Subordinate Certificates as of such
Distribution Date (after giving effect to distributions of the Principal
Remittance Amount for Loan Group 2, Loan Group 3 and Loan Group 4 to be made on such Distribution Date).

     "ADJUSTABLE RATE STEPDOWN DATE" is the later to occur of (x) the
Distribution Date in April 2008 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 52.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for such Distribution Date.

     An "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date consists of either an Adjustable Rate
Delinquency Trigger Event with respect to that Distribution Date or an
Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution
Date.

     An "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date exists if the
Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan
Group 2, Loan Group 3 and Loan Group 4 equals or exceeds the product of 30.75%
and the Adjustable Rate Senior Enhancement Percentage for such Distribution
Date.

     The "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date is equal to a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for the preceding
          Distribution Date over

               (b) (i) before the Certificate Principal Balances of the Class AV
          Certificates have been reduced to zero, the sum of the Certificate
          Principal Balances of the Class AV Certificates, or (ii) after such time, the Certificate Principal Balance of the most senior class of
          Adjustable Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 for
     the preceding Distribution Date.

                                      S-61

     An "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date occurs if (x)
the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 2,
Loan Group 3 and Loan Group 4 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 2, Loan
Group 3 and Loan Group 4 received through the last day of that Due Period)
exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 2, Loan Group 3 and Loan Group 4 and the original Pre-Funded
Amount in respect of Loan Group 2, Loan Group 3 and Loan Group 4, as set forth below:

Distribution Date                     Percentage
-----------------                     ----------
April 2008 -- March 2009...........   3.25% with respect to April 2008, plus
                                      an additional 1/12th of 1.50% for each
                                      month thereafter through March 2009
April 2009 -- March 2010...........   4.75% with respect to April 2009, plus
                                      an additional 1/12th of 1.50% for each
                                      month thereafter through March 2010
April 2010 -- March 2011...........   6.25% with respect to April 2010, plus
                                      an additional 1/12th of 0.50% for each
                                      month thereafter through March 2011
April 2011 and thereafter..........   6.75%

     A "GROUP 3 SEQUENTIAL TRIGGER EVENT" will be in effect with respect to any
Distribution Date (i) prior to the Distribution Date in April 2008, if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 3 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent
Recoveries related to the Mortgage Loans in Loan Group 3 received through the last day of that Due Period) exceeds (y) 3.25% of the sum of the aggregate
Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan
Group 3 and the original Pre-Funded Amount in respect of Loan Group 3 or (ii) on or after the Distribution Date in April 2008, if an Adjustable Rate Trigger
Event is in effect.

     A "GROUP 4 SEQUENTIAL TRIGGER EVENT" will be in effect with respect to any
Distribution Date (i) prior to the Distribution Date in April 2008, if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 4 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent
Recoveries related to the Mortgage Loans in Loan Group 4 received through the last day of that Due Period) exceeds (y) 3.25% of the sum of the aggregate
Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan
Group 4 and the original Pre-Funded Amount in respect of Loan Group 4 or (ii) on or after the Distribution Date in April 2008, if an Adjustable Rate Trigger
Event is in effect.

     "UNPAID REALIZED LOSS AMOUNT" means for the Class 2-AV-2 and Class 3-AV-3
Certificates or any class of Subordinate Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the
Certificate Principal Balance of that class due to the allocation of Subsequent
Recoveries to the Certificate Principal Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution
Date on or after the related Stepdown Date and any Loan Group or Loan Groups, is the average of the Sixty-Day Delinquency Rates for such Loan Group or Loan
Groups and such Distribution Date and the two immediately preceding Distribution
Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group or Loan Groups, is a
fraction, expressed as a percentage, the numerator of which is the aggregate
Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date
(including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such
Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups.

                                      S-62

     A "REALIZED LOSS" with respect to any defaulted Mortgage Loan is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the last day of the related Due
Period during which such Mortgage Loan is liquidated.

     Class AF-5B Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class AF-5B Certificates, any Insured Payments received from the Class AF-5B Insurer with respect to such Distribution Date.

     Residual Certificates. The Class A-R Certificates do not bear interest. The
Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the
Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R, Class PF and Class PV Certificates. The
Class A-R Certificates will remain outstanding for so long as the Trust Fund will exist. In addition to the distribution of principal on the first
Distribution Date, on each Distribution Date, the holders of the Class A-R
Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates and
payments to the Class AF-5B Insurer (each as described above) and payments to the Class CF and Class CV Certificates (as provided in the Pooling and Servicing
Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for each group or groups of
Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related
Certificates and the related fees and expenses payable by the Trust Fund. Any interest payments received in respect of the Mortgage Loans in a Loan Group or
Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the trust expenses related to that Loan Group
(including in the case of Loan Group 1 and the Class AF-5B Certificates, the premiums due to the Class AF-5B Insurer) will be used to reduce the total
Certificate Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     Fixed Rate Loan Group Excess Cashflow

     The "FIXED RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of the amounts remaining as set forth in (i) clause
(2)(k) in "Distributions--Distributions of Interest--Distributions of Interest
Funds for Loan Group 1" for such Distribution Date and (ii) clause (1)(K) or
(2)(L), as applicable, in "Distributions--Distributions of Principal
Distribution Amount for Loan Group 1" for such Distribution Date.

     With respect to any Distribution Date, any Fixed Rate Loan Group Excess
Cashflow and, in the case of clauses 1, 3, 5, 7, 9, 11, 13, 15, 17 and 19 below, any amounts in the Credit Comeback Excess Account available for such
Distribution Date ("CREDIT COMEBACK EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Fixed Rate Loan Group Excess Cashflow:

          1.   to the holders of the class or classes of Class AF Certificates and Fixed Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the
               Extra Principal Distribution Amount for Loan Group 1, payable to such holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal
               Distribution Amount for Loan Group 1" above; provided, however, that Credit Comeback Excess Cashflow (if any) will only be distributed pursuant to this clause, if the Fixed Rate
               Overcollateralization Target Amount has at any previous time been met;

                                      S-63

          2.   to the holders of the Class MF-1 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          3.   to the holders of the Class MF-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          4.   to the holders of the Class MF-2 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          5.   to the holders of the Class MF-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          6.   to the holders of the Class MF-3 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          7.   to the holders of the Class MF-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          8.   to the holders of the Class MF-4 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          9.   to the holders of the Class MF-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          10.  to the holders of the Class MF-5 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          11.  to the holders of the Class MF-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          12.  to the holders of the Class MF-6 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          13.  to the holders of the Class MF-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          14.  to the holders of the Class MF-7 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          15.  to the holders of the Class MF-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          16.  to the holders of the Class MF-8 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          17.  to the holders of the Class MF-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          18.  to the holders of the Class BF Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          19.  to the holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

                                      S-64

          20.  to each class of Class AF Certificates and Fixed Rate Subordinate
               Certificates (in the case of the Class AF-1 Certificates after application of amounts allocated to the Trust Fund in respect of the Class AF-1 Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Fixed Rate Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class AF Certificates and Fixed
               Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

          21.  if the Adjustable Rate Overcollateralization Target Amount has at
               any previous time been met, to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate
               Certificates then entitled to receive distributions in respect of principal, payable to such holders as part of the Principal
               Distribution Amount as described under
               "--Distributions--Distributions of Principal Distribution Amount
               for Loan Group 2, Loan Group 3 and Loan Group 4" above, in an amount equal to the Extra Principal Distribution Amount for Loan
               Group 2, Loan Group 3 and Loan Group 4 not covered by the
               Adjustable Rate Loan Group Excess Cashflow;

          22.  pro rata, to the holders of the Class 2-AV-2 and Class 3-AV-3
               Certificates, based on the amount of the Unpaid Realized Loss
               Amount for each such class of Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class of
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow, respectively;

          23.  to the holders of the Class MV-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-1
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          24.  to the holders of the Class MV-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-2
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          25.  to the holders of the Class MV-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-3
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          26.  to the holders of the Class MV-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-4
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          27.  to the holders of the Class MV-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-5
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          28.  to the holders of the Class MV-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-6
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          29.  to the holders of the Class MV-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-7
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

                                      S-65

          30.  to the holders of the Class MV-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-8
               Certificates remaining undistributed after application of the
               Adjustable Rate Loan Group Excess Cashflow;

          31.  to the holders of the Class BV Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class BV Certificates
               remaining undistributed after application of the Adjustable Rate
               Loan Group Excess Cashflow;

          32.  to the Carryover Reserve Fund, in an amount equal to the Required
               Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution
               Date without regard to any amounts allocated to the Trust Fund in respect of any Corridor Contract not required to cover Net Rate
               Carryover on the related class(es) of Certificates on such
               Distribution Date); and

          33.  to fund distributions to the holders of the Class CF and Class
               A-R Certificates, in each case in the amounts specified in the
               Pooling and Servicing Agreement.

     Adjustable Rate Loan Group Excess Cashflow

     The "ADJUSTABLE RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of the amounts remaining as set forth in (i) clause
(3)(j) in "--Distributions--Distributions of Interest--Distributions of Interest
Funds for Loan Group 2, Loan Group 3 and Loan Group 4" and (ii) clause (1)(B)(x)
or (2)(K), as applicable, in "Distributions--Distributions of Principal
Distribution Amount for Loan Group 2, Loan Group 3 and Loan Group 4."

     With respect to any Distribution Date, any Adjustable Rate Loan Group
Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Adjustable Rate
Loan Group Excess Cashflow:

          1.   to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan
               Group 2, Loan Group 3 and Loan Group 4, payable to such holders of each such class as part of the related Principal Distribution
               Amounts as described under "--Distributions--Distributions of
               Principal Distribution Amount for Loan Group 2, Loan Group 3 and
               Loan Group 4" above;

          2.   pro rata, to the holders of the Class 2-AV-2 and Class 3-AV-3
               Certificates, based on the amount of the Unpaid Realized Loss
               Amount for such class of Certificates, in an amount equal to the
               Unpaid Realized Loss Amount for each such class, respectively;

          3.   to the holders of the Class MV-1 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          4.   to the holders of the Class MV-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          5.   to the holders of the Class MV-2 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          6.   to the holders of the Class MV-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          7.   to the holders of the Class MV-3 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

                                      S-66

          8.   to the holders of the Class MV-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          9.   to the holders of the Class MV-4 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          10.  to the holders of the Class MV-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          11.  to the holders of the Class MV-5 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          12.  to the holders of the Class MV-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          13.  to the holders of the Class MV-6 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          14.  to the holders of the Class MV-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          15.  to the holders of the Class MV-7 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          16.  to the holders of the Class MV-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          17.  to the holders of the Class MV-8 Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          18.  to the holders of the Class MV-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          19.  to the holders of the Class BV Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

          20.  to the holders of the Class BV Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

          21.  to each class of Class AV Certificates and Adjustable Rate
               Subordinate Certificates (in each case after application of amounts allocated to the Trust Fund in respect of the applicable
               Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class remaining after application of amounts under the applicable Corridor Contract;
               provided that any Adjustable Rate Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class AV Certificates and
               Adjustable Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the
               distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

          22.  if the Fixed Rate Overcollateralization Target Amount has at any
               previous time been met, to the holders of the class or classes of
               Class AF Certificates and Fixed Rate Subordinate Certificates
               then entitled to receive distributions in respect of principal, payable to such holders as part of the Principal Distribution
               Amount as described under "--Distributions--

                                      S-67

               Distributions of Principal Distribution Amount for Loan Group 1"
               above, in an amount equal to the Extra Principal Distribution
               Amount for Loan Group 1 not covered by the Fixed Rate Loan Group
               Excess Cashflow or Credit Comeback Excess Cashflow;

          23.  to the holders of the Class MF-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-1
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          24.  to the holders of the Class MF-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-2
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          25.  to the holders of the Class MF-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-3
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          26.  to the holders of the Class MF-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-4
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          27.  to the holders of the Class MF-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-5
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          28.  to the holders of the Class MF-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-6
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          29.  to the holders of the Class MF-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-7
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          30.  to the holders of the Class MF-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-8
               Certificates remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and Credit Comeback Excess
               Cashflow;

          31.  to the holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class BF Certificates
               remaining undistributed after application of the Fixed Rate Loan
               Group Excess Cashflow and Credit Comeback Excess Cashflow;

          32.  to the Carryover Reserve Fund, in an amount equal to the Required
               Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution
               Date without regard to any amounts allocated to the Trust Fund in respect of any Corridor Contract not required to cover Net Rate
               Carryover on the related class(es) of Certificates on such
               Distribution Date); and

          33.  to fund distributions to the holders of the Class CV and Class
               A-R Certificates, in each case in the amounts specified in the
               Pooling and Servicing Agreement.

THE CORRIDOR CONTRACTS

     Countrywide Home Loans has entered into five interest rate corridor transactions with Bear Stearns Financial Products Inc. (the "CORRIDOR CONTRACT
COUNTERPARTY"), each as evidenced by a Confirmation between Countrywide Home
Loans and the Corridor Contract Counterparty (respectively, the "CLASS AF-1
CORRIDOR CONTRACT," the "CLASS 1-AV CORRIDOR CONTRACT," the "CLASS 2-AV CORRIDOR
Contract," the "CLASS 3-AV CORRIDOR

                                      S-68

CONTRACT,"and the "ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT," together the
"CORRIDOR Contracts" and each, a "CORRIDOR CONTRACT"). Pursuant to each Corridor
Contract, the terms of an ISDA Master Agreement were incorporated into the
Confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the
date that each Corridor Contract was executed. Each Corridor Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in such capacity, the "CORRIDOR CONTRACT
ADMINISTRATOR"), and Countrywide Home Loans, the Corridor Contract Administrator
and the Trustee will enter into a corridor contract administration agreement
(the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the
Corridor Contract Administrator will allocate any payments received under each
Corridor Contract between the Trustee and Countrywide Home Loans as described below.

     On or prior to the applicable Corridor Contract Termination Date, amounts
(if any) received under each Corridor Contract by the Corridor Contract
Administrator and allocated to the Trustee for the benefit of the Trust Fund will be used to pay Net Rate Carryover on the related class or classes of
Certificates as described above under "--Distributions--Distributions of Funds from the Corridor Contracts." Amounts allocated to the Trustee in respect of the
Corridor Contracts will not be available to pay Net Rate Carryover on any class of Certificates other than the related class or classes of Certificates. On any
Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under
"--Distributions--Distributions of Funds from the Corridor Contracts" and will not thereafter be available for payments of Net Rate Carryover for any class of
Certificates, unless such remaining amounts are allocated to the Trustee in connection with an early termination of the related Corridor Contract in which case such amounts will be held by the Trustee until the applicable Corridor
Contract Termination Date for distribution as described above under
"--Distributions--Distributions of Funds from the Corridor Contracts."

     With respect to each Corridor Contract and any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

     (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the applicable
Corridor Contract Ceiling Rate for such Distribution Date over (y) the applicable Corridor Contract Strike Rate for such Distribution Date,

     (ii) the applicable Corridor Contract Notional Balance for such
Distribution Date, and

     (iii) the actual number of days in the related Accrual Period, divided by
360.

     Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each
Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii)
of the preceding sentence were equal to the lesser of the Corridor Contract
Notional Balance for such Distribution Date and the aggregate Certificate
Principal Balance of the related class or classes of Certificates immediately prior to such Distribution Date (any such amount, a "NET CORRIDOR CONTRACT
PAYMENT"), and second, to Countrywide Home Loans, any remainder (any such remainder, an "EXCESS CORRIDOR CONTRACT PAYMENT"). Excess Corridor Contract
Payments will not be available to cover Net Rate Carryover on the Certificates.

                                      S-69

     The "CLASS AF-1 CORRIDOR CONTRACT NOTIONAL BALANCE," the "CLASS AF-1
CORRIDOR CONTRACT STRIKE RATE" and the "CLASS AF-1 CORRIDOR CONTRACT CEILING
RATE" for each Distribution Date are as described in the following table:

                                         CLASS AF-1
                                          CORRIDOR    CLASS AF-1     CLASS AF-1
                                          CONTRACT      CORRIDOR      CORRIDOR
               MONTH OF                   NOTIONAL      CONTRACT      CONTRACT
          DISTRIBUTION DATE             BALANCE ($)   STRIKE RATE   CEILING RATE
-------------------------------------   -----------   -----------   ------------
April 2005 ..........................   198,467,000     7.51647%       9.00000%
May 2005 ............................   194,476,580     6.51422%       9.00000%
June 2005 ...........................   190,108,572     6.30405%       9.00000%
July 2005 ...........................   184,698,333     6.51413%       9.00000%
August 2005 .........................   178,248,771     6.30396%       9.00000%
September 2005 ......................   170,768,089     6.30391%       9.00000%
October 2005 ........................   162,269,889     6.51400%       9.00000%
November 2005 .......................   152,774,273     6.30382%       9.00000%
December 2005 .......................   142,310,339     6.51391%       9.00000%
January 2006 ........................   131,165,225     6.30375%       9.00000%
February 2006 .......................   120,218,734     6.30202%       9.00000%
March 2006 ..........................   109,467,516     6.95130%       9.00000%
April 2006 ..........................    98,913,708     6.27855%       9.00000%
May 2006 ............................    88,547,442     6.48780%       9.00000%
June 2006 ...........................    78,365,118     6.27848%       9.00000%
July 2006 ...........................    68,363,202     6.48772%       9.00000%
August 2006 .........................    58,538,225     6.27839%       9.00000%
September 2006 ......................    48,886,784     6.27835%       9.00000%
October 2006 ........................    39,405,537     6.48759%       9.00000%
November 2006 .......................    30,091,207     6.27827%       9.00000%
December 2006 .......................    20,940,575     6.48750%       9.00000%
January 2007 ........................    11,950,484     6.27819%       9.00000%

     The "CLASS 1-AV CORRIDOR CONTRACT NOTIONAL BALANCE," the "CLASS 1-AV
CORRIDOR CONTRACT STRIKE RATE" and the "CLASS 1-AV CORRIDOR CONTRACT CEILING
RATE" for each Distribution Date are as described in the following table:

                                         CLASS 1-AV
                                          CORRIDOR     CLASS 1-AV    CLASS 1-AV
                                          CONTRACT      CORRIDOR      CORRIDOR
               MONTH OF                   NOTIONAL      CONTRACT      CONTRACT
          DISTRIBUTION DATE             BALANCE ($)   STRIKE RATE   CEILING RATE
-------------------------------------   -----------   -----------   ------------
April 2005 ..........................   706,660,000     7.78930%      8.75000%
May 2005 ............................   694,452,116     6.71740%      8.75000%
June 2005 ...........................   683,604,467     6.49292%      8.75000%
July 2005 ...........................   670,910,683     6.72012%      8.75000%
August 2005 .........................   656,400,614     6.49528%      8.75000%
September 2005 ......................   640,117,430     6.49588%      8.75000%
October 2005 ........................   622,117,409     6.72075%      8.75000%
November 2005 .......................   602,466,156     6.49589%      8.75000%
December 2005 .......................   581,241,367     6.72102%      8.75000%
January 2006 ........................   558,545,234     6.49845%      8.75000%
February 2006 .......................   534,652,922     6.49835%      8.75000%
March 2006 ..........................   511,438,744     7.22194%      8.75000%
April 2006 ..........................   488,966,586     6.49873%      8.75000%
May 2006 ............................   467,212,673     6.72358%      8.75000%
June 2006 ...........................   446,154,056     6.49877%      8.75000%
July 2006 ...........................   425,768,535     6.72599%      8.75000%
August 2006 .........................   406,034,778     6.50342%      8.75000%
September 2006 ......................   386,909,715     6.50540%      8.75000%
October 2006 ........................   368,384,591     6.73031%      8.75000%
November 2006 .......................   350,454,048     6.50489%      8.75000%
December 2006 .......................   333,098,898     6.74742%      8.75000%
January 2007 ........................   316,169,037     6.68706%      8.75000%
February 2007 .......................   298,385,708     6.73891%      8.74991%
March 2007 ..........................   280,812,612     7.48431%      8.74970%
April 2007 ..........................   263,896,988     6.72689%      9.24974%
May 2007 ............................   247,668,302     6.95060%      9.24973%
June 2007 ...........................   232,200,228     6.71475%      9.24774%
July 2007 ...........................   217,469,605     7.00313%      9.24576%
August 2007 .........................   203,421,031     6.78330%      9.24461%
September 2007 ......................   189,999,126     6.78065%      9.24449%
October 2007 ........................   177,145,777     7.01005%      9.24441%
November 2007 .......................   164,827,906     6.77231%      9.24467%
December 2007 .......................   153,009,326     7.00426%      9.23937%
January 2008 ........................   141,660,130     6.82898%      9.19709%
February 2008 .......................   130,520,536     8.50140%      9.18555%
March 2008 ..........................   108,202,546     9.18075%      9.18075%
April 2008 ..........................    87,031,806     8.57815%     10.17978%
May 2008 ............................    87,031,806     8.87931%     10.17444%
June 2008 ...........................    87,031,806     8.59221%     10.16901%
July 2008 ...........................    87,031,806     8.91584%     10.09763%
August 2008 .........................    87,031,806     9.74406%     10.07388%
September 2008 ......................    87,031,806     9.80625%     10.06711%
October 2008 ........................    87,031,806    10.14331%     10.14331%
November 2008 .......................    87,031,806     9.81006%     10.05823%
December 2008 .......................    87,031,806    10.14757%     10.14757%
January 2009 ........................    84,364,367     9.82490%     10.02481%
February 2009 .......................    80,531,297    10.89339%     10.89339%
March 2009 ..........................    77,311,639    12.14486%     12.14486%
April 2009 ..........................    74,430,434    10.94517%     10.97002%
May 2009 ............................    71,850,862    11.31830%     11.31830%
June 2009 ...........................    69,538,633    10.94591%     10.96902%

                                      S-70

     The "CLASS 2-AV CORRIDOR CONTRACT NOTIONAL BALANCE," the "CLASS 2-AV
CORRIDOR CONTRACT STRIKE RATE" and the "CLASS 2-AV CORRIDOR CONTRACT CEILING
RATE" for each Distribution Date are as described in the following table:

                                         CLASS 2-AV
                                          CORRIDOR     CLASS 2-AV    CLASS 2-AV
                                          CONTRACT      CORRIDOR      CORRIDOR
               MONTH OF                   NOTIONAL      CONTRACT      CONTRACT
          DISTRIBUTION DATE             BALANCE ($)   STRIKE RATE   CEILING RATE
-------------------------------------   -----------   -----------   ------------
April 2005...........................   696,302,000     7.22088%       9.75000%
May 2005.............................   686,718,775     6.22472%       9.75000%
June 2005............................   677,838,318     6.01583%       9.75000%
July 2005............................   667,136,998     6.22516%       9.75000%
August 2005..........................   654,633,273     6.01624%       9.75000%
September 2005.......................   640,356,746     6.01621%       9.75000%
October 2005.........................   624,348,594     6.22504%       9.75000%
November 2005........................   606,661,585     6.01613%       9.75000%
December 2005........................   587,360,031     6.22497%       9.75000%
January 2006.........................   566,519,908     6.01653%       9.75000%
February 2006........................   544,240,595     6.01649%       9.75000%
March 2006...........................   520,713,334     6.68785%       9.75000%
April 2006...........................   497,941,156     6.01641%       9.75000%
May 2006.............................   475,899,857     6.22524%       9.75000%
June 2006............................   454,566,000     6.01632%       9.75000%
July 2006............................   433,916,901     6.22564%       9.75000%
August 2006..........................   413,930,633     6.01671%       9.75000%
September 2006.......................   394,585,914     6.01666%       9.75000%
October 2006.........................   375,862,156     6.22551%       9.75000%
November 2006........................   357,739,438     6.01658%       9.75000%
December 2006........................   340,198,475     6.22542%       9.75000%
January 2007.........................   323,220,684     6.02731%       9.75000%
February 2007........................   306,688,718     6.08349%       9.75000%
March 2007...........................   290,005,475     6.75965%       9.75000%
April 2007...........................   273,909,175     6.07844%       9.75000%
May 2007.............................   258,383,858     6.28656%       9.75000%
June 2007............................   243,414,826     6.07312%       9.75000%
July 2007............................   229,031,702     6.28584%       9.74975%
August 2007..........................   215,199,350     6.10966%       9.74976%
September 2007.......................   201,887,652     6.10718%       9.74977%
October 2007.........................   189,067,167     6.31663%       9.74977%
November 2007........................   176,712,954     6.10281%       9.74978%
December 2007........................   164,802,503     6.31323%       9.74977%
January 2008.........................   153,313,572     6.10263%       9.74669%
February 2008........................   142,212,883     6.14913%       9.73916%
March 2008...........................   131,335,657     8.11035%       9.73828%
April 2008...........................   108,138,369     7.57372%       9.73861%
May 2008.............................   108,138,369     7.83769%       9.73773%
June 2008............................   108,138,369     7.58029%       9.73760%
July 2008............................   108,138,369     7.84686%       9.73230%
August 2008..........................   108,138,369     7.60865%       9.69556%
September 2008.......................   108,138,369     8.98270%       9.69134%
October 2008.........................   108,138,369     9.29186%       9.68760%
November 2008........................   107,813,670     8.98527%       9.68807%
December 2008........................    95,133,655     9.29429%       9.68457%
January 2009.........................    86,495,327     8.98936%       9.68453%
February 2009........................    81,764,746     9.00919%       9.65939%
March 2009...........................    78,199,707    11.41370%      11.41370%
April 2009...........................    75,035,438    10.28498%      10.56648%
May 2009.............................    72,215,728    10.63617%      10.63617%
June 2009............................    69,703,037    10.28503%      10.56563%
July 2009............................    67,463,057    10.63749%      10.63749%
August 2009..........................    65,294,726    10.29337%      10.55493%

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                                      S-71

     The "CLASS 3-AV CORRIDOR CONTRACT NOTIONAL BALANCE," the "CLASS 3-AV
CORRIDOR CONTRACT STRIKE RATE" and the "CLASS 3-AV CORRIDOR CONTRACT CEILING
RATE" for each Distribution Date are as described in the following table:

                                         CLASS 3-AV
                                          CORRIDOR     CLASS 3-AV    CLASS 3-AV
                                          CONTRACT      CORRIDOR      CORRIDOR
               MONTH OF                   NOTIONAL      CONTRACT      CONTRACT
          DISTRIBUTION DATE             BALANCE ($)   STRIKE RATE   CEILING RATE
-------------------------------------   -----------   -----------   ------------
April 2005...........................   497,838,000     7.29152%      9.75000%
May 2005.............................   489,156,204     6.28596%      9.75000%
June 2005............................   481,456,531     6.07511%      9.75000%
July 2005............................   472,458,983     6.28809%      9.75000%
August 2005..........................   462,184,995     6.07716%      9.75000%
September 2005.......................   450,663,789     6.07794%      9.75000%
October 2005.........................   437,933,304     6.28885%      9.75000%
November 2005........................   424,039,645     6.07790%      9.75000%
December 2005........................   409,037,226     6.28880%      9.75000%
January 2006.........................   392,992,075     6.07990%      9.75000%
February 2006........................   376,009,512     6.07989%      9.75000%
March 2006...........................   359,560,340     6.75898%      9.75000%
April 2006...........................   343,640,029     6.08068%      9.75000%
May 2006.............................   328,231,541     6.29168%      9.75000%
June 2006............................   313,318,443     6.08064%      9.75000%
July 2006............................   298,884,828     6.29377%      9.75000%
August 2006..........................   284,915,435     6.08266%      9.75000%
September 2006.......................   271,395,221     6.08346%      9.75000%
October 2006.........................   258,309,800     6.29456%      9.75000%
November 2006........................   245,645,156     6.08343%      9.75000%
December 2006........................   233,387,771     6.29853%      9.75000%
January 2007.........................   221,504,347     6.10050%      9.75000%
February 2007........................   209,914,899     6.42794%      9.75000%
March 2007...........................   196,881,824     7.13300%      9.75000%
April 2007...........................   184,388,662     6.40622%      9.75000%
May 2007.............................   172,433,111     6.61581%      9.75000%
June 2007............................   160,994,515     6.38376%      9.74966%
July 2007............................   150,186,754     6.59861%      9.74757%
August 2007..........................   139,949,203     6.48408%      9.73687%
September 2007.......................   130,232,319     6.47455%      9.73688%
October 2007.........................   120,987,769     6.68950%      9.73674%
November 2007........................   112,177,442     6.45819%      9.73742%
December 2007........................   103,768,536     6.67885%      9.73638%
January 2008.........................    95,722,399     6.49679%      9.73220%
February 2008........................    87,853,127     8.13302%      9.63871%
March 2008...........................    72,274,541     8.73352%      9.62647%
April 2008...........................    57,812,803     8.16079%      9.63032%
May 2008.............................    57,812,803     8.44904%      9.62161%
June 2008............................    57,812,803     8.17808%      9.61959%
July 2008............................    57,812,803     8.48448%      9.60539%
August 2008..........................    57,812,803     9.34714%      9.47587%
September 2008.......................    57,812,803     9.36058%      9.46717%
October 2008.........................    57,812,803     9.68303%      9.68303%
November 2008........................    57,812,803     9.36439%      9.45455%
December 2008........................    57,812,803     9.68664%      9.68664%
January 2009.........................    57,812,803     9.37325%      9.43308%

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                                      S-72

     The "ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT NOTIONAL BALANCE," the
"ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT STRIKE RATE" and the "ADJUSTABLE
RATE SUBORDINATE CORRIDOR CONTRACT CEILING RATE" for each Distribution Date are as described in the following table:

                                        ADJUSTABLE
                                            RATE       ADJUSTABLE    ADJUSTABLE
                                        SUBORDINATE       RATE          RATE
                                          CORRIDOR    SUBORDINATE    SUBORDINATE
                                          CONTRACT      CORRIDOR      CORRIDOR
               MONTH OF                   NOTIONAL      CONTRACT      CONTRACT
          DISTRIBUTION DATE             BALANCE ($)   STRIKE RATE   CEILING RATE
-------------------------------------   -----------   -----------   ------------
April 2005...........................   490,800,000     7.45012%       8.25000%
May 2005.............................   490,800,000     6.42368%       8.25000%
June 2005............................   490,800,000     6.20865%       8.25017%
July 2005............................   490,800,000     6.42570%       8.25029%
August 2005..........................   490,800,000     6.21044%       8.25039%
September 2005.......................   490,800,000     6.21093%       8.25046%
October 2005.........................   490,800,000     6.42634%       8.25054%
November 2005........................   490,800,000     6.21101%       8.25057%
December 2005........................   490,800,000     6.42650%       8.25064%
January 2006.........................   490,800,000     6.21271%       8.25065%
February 2006........................   490,800,000     6.21268%       8.25068%
March 2006...........................   490,800,000     6.90550%       8.25072%
April 2006...........................   490,800,000     6.21295%       8.25063%
May 2006.............................   490,800,000     6.42830%       8.25063%
June 2006............................   490,800,000     6.21290%       8.25061%
July 2006............................   490,800,000     6.42988%       8.25063%
August 2006..........................   490,800,000     6.21530%       8.25061%
September 2006.......................   490,800,000     6.21623%       8.25061%
October 2006.........................   490,800,000     6.43165%       8.25063%
November 2006........................   490,800,000     6.21600%       8.25061%
December 2006........................   490,800,000     6.43903%       8.25066%
January 2007.........................   490,800,000     6.29225%       8.25082%
February 2007........................   490,800,000     6.41805%       8.25103%
March 2007...........................   490,800,000     7.12758%       8.25106%
April 2007...........................   490,800,000     6.40603%       9.25095%
May 2007.............................   490,800,000     6.62034%       9.25096%
June 2007............................   490,800,000     6.39366%       9.25009%
July 2007............................   490,800,000     6.63512%       9.24880%
August 2007..........................   490,800,000     6.45888%       9.24560%
September 2007.......................   490,800,000     6.45448%       9.24554%
October 2007.........................   490,800,000     6.67280%       9.24550%
November 2007........................   490,800,000     6.44548%       9.24574%
December 2007........................   490,800,000     6.66661%       9.24353%
January 2008.........................   490,800,000     6.47666%       9.22567%
February 2008........................   490,800,000     7.54617%       9.19751%
March 2008...........................   490,800,000     8.67265%       9.18832%
April 2008...........................   490,800,000     8.10198%      10.19010%
May 2008.............................   435,701,406     8.38883%      10.18511%
June 2008............................   384,730,328     8.11969%      10.18183%
July 2008............................   339,034,976     8.42302%      10.14807%
August 2008..........................   298,972,891     8.89618%      10.08908%
September 2008.......................   263,739,296     9.25000%       9.92778%
October 2008.........................   232,636,131     9.25000%       9.58786%
November 2008........................   205,394,376     9.41403%      10.06839%
December 2008........................   193,777,880     9.50000%       9.84758%
January 2009.........................   183,415,884     9.43205%      10.09724%
February 2009........................   174,153,252     9.50000%       9.50000%
March 2009...........................   165,859,171     9.50000%       9.50000%
April 2009...........................   158,422,148     9.50000%       9.90702%
May 2009.............................   151,746,692     9.50000%       9.53600%
June 2009............................   145,747,493     9.50000%       9.90481%

     The Class AF-1 Corridor Contract Notional Balance, the Class 1-AV Corridor
Contract Notional Balance, the Class 2-AV Corridor Contract Notional Balance,
the Class 3-AV Corridor Contract Notional Balance and the Adjustable Rate
Subordinate Corridor Contract Notional Balance are each also referred to as a
"CORRIDOR CONTRACT NOTIONAL BALANCE." The Class AF-1 Corridor Contract Strike
Rate, the Class 1-AV Corridor Contract Strike Rate, the Class 2-AV Corridor
Contract Strike Rate, the Class 3-AV Corridor Contract Strike Rate and the
Adjustable Rate Subordinate Corridor Contract Strike Rate are each also referred to as a "CORRIDOR CONTRACT STRIKE RATE." The Class AF-1 Corridor Contract
Ceiling Rate, the Class 1-AV Corridor Contract Ceiling Rate, the Class 2-AV
Corridor Contract Ceiling Rate, the Class 3-AV Corridor Contract Ceiling Rate
and the Adjustable Rate Subordinate Corridor Contract Ceiling Rate are each also referred to as a "CORRIDOR CONTRACT CEILING RATE."

     The Class AF-1 Corridor Contract is scheduled to remain in effect until the
Distribution Date in January 2007 (the "CLASS AF-1 CORRIDOR CONTRACT TERMINATION
DATE"). The Class 1-AV Corridor Contract is scheduled to remain in effect until the Distribution Date in June 2009 (the "CLASS 1-AV CORRIDOR CONTRACT
TERMINATION DATE"). The Class 2-AV Corridor Contract is scheduled to remain in effect until the Distribution Date in August 2009 (the "CLASS 2-AV CORRIDOR
CONTRACT TERMINATION DATE"). The Class 3-AV Corridor Contract is scheduled to remain in effect until the Distribution Date in January 2009 (the "CLASS 3-AV
CORRIDOR CONTRACT TERMINATION DATE"). The Adjustable Rate Subordinate Corridor
Contract is scheduled to remain in effect until the Distribution Date in June
2009 (the "ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT TERMINATION DATE"). The
Class AF-1 Corridor Contract Termination Date, the Class 1-AV Corridor Contract
Termination Date, the Class 2-AV Corridor Contract Termination Date, the Class
3-AV Corridor Contract Termination Date and the Adjustable Rate Subordinate

                                      S-73

Corridor Contract Termination Date are each also referred to as a "CORRIDOR
CONTRACT TERMINATION DATE." Each Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract
Counterparty or the Corridor Contract Administrator, the failure by the Corridor
Contract Counterparty (three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under such
Corridor Contract, the failure by the Corridor Contract Counterparty or the
Corridor Contract Administrator (30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

     If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and
Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional
Balance at the time of termination and (y) the aggregate Certificate Principal
Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract
Notional Balance at the time of termination, and with respect to Countrywide
Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y)
the aggregate Certificate Principal Balance of the related class or classes of
Certificates at the time of termination, and the denominator of which is the
Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the Trust Fund will be held by the
Trustee until the applicable Corridor Contract Termination Date to pay any Net
Rate Carryover on the related class or classes of Certificates. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the Trustee.

     The long-term, unsecured, unsubordinated debt obligations of the Corridor
Contract Counterparty are rated "Aaa" and "AAA" by Moody's and S&P, respectively.

     The Certificates do not represent an obligation of the Corridor Contract
Counterparty or the Corridor Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract
Administrator in respect of its obligations under the Corridor Contract
Administration Agreement.

     The Corridor Contract Counterparty is an affiliate of Bear, Stearns & Co.
Inc., one of the Underwriters.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual
Period for the Adjustable Rate Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such
Accrual Period on the basis of such rate as it appears on Telerate Screen Page
3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all the Adjustable Rate Certificates for such
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all the Adjustable Rate Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day

                                      S-74

on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the
Trustee and engaged in transactions in Eurodollar deposits in the international
Eurocurrency market:

          (1) with an established place of business in London,

          (2) which have been designated as such by the Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Home Loans, the Master Servicer or any
     successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The Pooling and Servicing Agreement establishes an account (the "CARRYOVER
RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home
Loans will deposit $10,000 in the Carryover Reserve Fund. The Carryover Reserve
Fund will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Carryover
Reserve Fund amounts allocated to the Trust Fund in respect of the Corridor
Contracts. On each Distribution Date, such amounts allocated to the Trust Fund in respect of each applicable Corridor Contract will be distributed to the related Adjustable Rate Certificates to pay any Net Rate Carryover on such
Certificates as described under "-- Distributions--Distributions of Funds from the Corridor Contracts" above.

     On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization
Provisions--Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan
Group Excess Cashflow is available as described under, "Overcollateralization
Provisions--Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "--Overcollateralization Provisions" above.

     On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization
Provisions--Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan
Group Excess Cashflow is available as described under "-- Overcollateralization
Provisions--Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $10,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on such Distribution Date (the "REQUIRED SECONDARY CARRYOVER
RESERVE FUND DEPOSIT").

CLASS AF-5B CERTIFICATE GUARANTY INSURANCE POLICY

     On the Closing Date, Ambac Assurance Corporation (the "CLASS AF-5B
INSURER") will issue the Class AF-5B Policy in favor of the Trustee on behalf of the Class AF-5B certificateholders. The following summary of the provisions of the Class AF-5B Policy does not purport to be complete and is qualified in its entirety by reference to the Class AF-5B Policy.

     The Class AF-5B Insurer, will issue a certificate guaranty insurance policy
(the "CLASS AF-5B POLICY") for the benefit of the holders of the Class AF-5B
Certificates. The Class AF-5B Insurer, in consideration of the payment of a premium and subject to the terms of the Class AF-5B Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class AF-5B Certificates and payments of Preference
Amounts as described below. The Class AF-5B Insurer will pay Insured Amounts which are Due for Payment to the Trustee on the later of (1) the Distribution
Date the Insured Amount is

                                      S-75

distributable to the holders of the Class AF-5B Certificates under the Pooling and Servicing Agreement, and (2) the second Business Day following the Business
Day the Class AF-5B Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, the original of which is sent by registered or certified mail, from the Trustee, specifying that an Insured
Amount is due in accordance with the terms of the Class AF-5B Policy; provided that, if such notice is received after 12:00 noon, New York City time, on such
Business Day, it shall be deemed to be received on the following Business Day.
If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class AF-5B Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Class AF-5B
Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

     The Class AF-5B Insurer's obligation under the Class AF-5B Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Class AF-5B Certificates whether or not those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Class AF-5B Policy, and no accelerated payments of
Insured Amounts will be made regardless of any acceleration of the Class AF-5B
Certificates, unless the acceleration is at the sole option of the Class AF-5B
Insurer.

     For purposes of the Class AF-5B Policy, a holder does not and may not include any of the Trustee, the Co-Trustee, the Sellers, the Depositor or the
Master Servicer.

     The Class AF-5B Policy will not cover shortfalls, if any, attributable, to
Prepayment Interest Shortfalls, any interest shortfalls resulting from the application of the Relief Act or similar state or local laws, or any Net Rate
Carryover, nor does the Class AF-5B Policy guarantee to the holders of the Class
AF-5B Certificates any particular rate of principal payment. In addition, the
Class AF-5B Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC, the Trustee or any holder of a Class
AF-5B Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Trustee to make any payment required under the Pooling and Servicing Agreement to the holders of the Class
AF-5B Certificates. The Class AF-5B Policy will not provide credit enhancement for any class of Certificates other than the Class AF-5B Certificates.

     No person other than the Trustee shall be entitled to present the notice under the Class AF-5B Policy.

     In the absence of payments under the Class AF-5B Policy, holders of the
Class AF-5B Certificates will directly bear the credit risks associated with their Certificates.

     The Class AF-5B Insurer will be subrogated to the rights of each holder of the Class AF-5B Certificates to the extent of any payment by the Class AF-5B
Insurer under the Class AF-5B Policy.

     The Class AF-5B Insurer agrees that if it shall be subrogated to the rights of the holders of the Class AF-5B Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such
Distribution Date can be made. In so doing, the Class AF-5B Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Pooling and Servicing Agreement.

     The Class AF-5B Policy and the obligations of the Class AF-5B Insurer thereunder will terminate without any action on the part of the Class AF-5B
Insurer or any other person on the date following the later to occur of (i) the date that is one year and one day following the date on which all amounts required to be paid on the Class AF-5B Certificates have been paid in full and
(ii) if any proceeding referenced in the immediately following paragraph has been commenced on or prior to the date specified in clause (i) of this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding. Upon termination of the Class AF-5B
Policy, the Trustee will forthwith deliver the original of the Class AF-5B
Policy to the Class AF-5B Insurer.

     Pursuant to the Class AF-5B Policy, the Class AF-5B Insurer will pay any
Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the
Class AF-5B Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee, or holder of a Class AF-5B Certificate, as applicable, is required to return such Preference Amount paid during the term of the Class AF-5B

                                      S-76

Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a
Class AF-5B Certificate (the "ORDER"), (ii) a notice by or on behalf of the
Trustee or holder of a Class AF-5B Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Class AF-5B Insurer, duly executed and delivered by the
Trustee or holder of a Class AF-5B Certificate, irrevocably assigning to the
Class AF-5B Insurer all rights and claims of the Trustee or such holder relating to or arising under the Pooling and Servicing Agreement against the estate of the Trust or otherwise with respect to such Preference Amount and (iv) a notice
(in the form provided in the Class AF-5B Policy) appropriately completed and executed by the Trustee; provided, that if such documents are received after
12:00 noon, New York City time on such Business Day, they will be deemed to be received the following Business Day; provided further, that the Class AF-5B
Insurer shall not be obligated to make any payment in respect of any Preference
Amount representing a payment of principal on the Class AF-5B Certificates prior to the time the Class AF-5B Insurer would have been required to make a payment in respect of such principal pursuant to the Class AF-5B Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or to the holders of the Class AF-5B Certificates directly, unless a holder of a Class AF-5B
Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Class AF-5B Insurer will pay to the Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Class AF-5B Insurer and (b)
evidence satisfactory to the Class AF-5B Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

     As used in the Class AF-5B Policy, the following terms shall have the following meanings:

     "DEFICIENCY AMOUNT" with respect to:

     (A) each Distribution Date prior to the Last Scheduled Distribution Date for the Class AF-5B Certificates, means an amount equal to the sum of (i) the excess, if any, of (a) the amount of Current Interest on the Class AF-5B
Certificates net of any interest shortfalls resulting from Prepayment Interest
Shortfalls and any interest shortfalls resulting from the application of the
Relief Act, or similar state or local laws over (b) the Class AF-5B Available
Funds for that Distribution Date, and (ii) for any Distribution Date after the
Certificate Principal Balance of the Fixed Rate Subordinate Certificates has
been reduced to zero, the excess, if any of (a) the Certificate Principal
Balance of the Class AF-5B Certificates over (b) the sum of the aggregate Stated
Principal Balance of the Group 1 Loans and the amount on deposit in the
Pre-Funding Account in respect of Loan Group 1, in each case taking into account all distributions to be made on such Distribution Date;

     (B) the Last Scheduled Distribution Date for the Class AF-5B Certificates,
means an amount equal to the sum of (i) the excess, if any, of (a) the amount of
Current Interest on the Class AF-5B Certificates net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class AF-5B Available Funds for that Distribution Date and (ii) the
Certificate Principal Balance of the Class AF-5B Certificates the Last Scheduled
Distribution Date for the Class AF-5B Certificates (after taking into account all distributions of Class AF-5B Available Funds to be made to the Class AF-5B
Certificates on such Distribution Date); and

     (C) for the Class AF-5B Certificates and any date on which the acceleration of the Certificates has been directed or consented to by the Class AF-5B
Insurer, means the excess of (i) the amount required to pay the Certificate
Principal Balance of the Class AF-5B Certificates in full, together with accrued and unpaid interest thereon through the date of payment of the Class AF-5B
Certificates and (ii) the Class AF-5B Available Funds for that Distribution
Date.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the
State of New York or the cities in which the Corporate Trust Office of the
Trustee is located, are authorized or obligated by law or executive order to be closed.

     "CLASS AF-5B AVAILABLE FUNDS" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing
Agreement to make distributions on the Class AF-5B Certificates on such
Distribution Date, other than any Insured Amounts.

                                      S-77

     "DISTRIBUTION DATE" means the 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2005.

     "DUE FOR PAYMENT" means with respect to an Insured Amount, the Distribution
Date on which Insured Amounts are due and payable pursuant to the terms of the
Pooling and Servicing Agreement.

     "INSURED AMOUNTS" means, with respect to any Distribution Date, the
Deficiency Amount for such Distribution Date.

     "INSURED PAYMENTS" means, with respect to any Distribution Date, the aggregate amount actually paid by the Class AF-5B Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference
Amounts for any given Business Day.

     "LATE PAYMENT RATE" means, with respect to any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Class AF-5B Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     "NONPAYMENT" means, with respect to any Distribution Date, an Insured
Amount is Due for Payment but has not been paid pursuant to the Pooling and
Servicing Agreement.

     "PREFERENCE AMOUNT" means any amount payable on the Class AF-5B
Certificates, which has become Due for Payment and which was made to a holder of a Class AF-5B Certificate by or on behalf of the Trust Fund, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     "REIMBURSEMENT AMOUNT" means, with respect to any Distribution Date, (i)
all Insured Payments paid by the Class AF-5B Insurer, but for which the Class
AF-5B Insurer has not been reimbursed prior to such Distribution Date, plus (ii)
interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made.

     Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing
Agreement, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Class AF-5B
Insurer.

     The Class AF-5B Policy is not cancelable. The premium on the Class AF-5B
Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class AF-5B Certificates.

     The Class AF-5B Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY THE CLASS AF-5B POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW
YORK INSURANCE LAW.

THE CLASS AF-5B INSURER

     The following information has been supplied by Ambac Assurance Corporation, the Class AF-5B Insurer, for inclusion in this prospectus supplement. No representation is made by the Depositor, the Sellers, the Master Servicer, the
Trustee, the Co-Trustee, the Underwriters or any of their affiliates as to the accuracy or completeness of the information.

                                      S-78

     Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S.
Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a
100% publicly-held company. Moody's, S&P and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac Assurance Corporation.

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and December 31, 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U.S. generally accepted accounting principles, included in the Annual
Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the
Securities and Exchange Commission, (the "Commission") on March 15, 2005;
Commission File Number 1-10777), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the
Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as
amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

     The following table sets forth the capitalization of Ambac Assurance
Corporation as of December 31, 2002, December 31, 2003 and December 31, 2004 in
conformity with U.S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                 2002           2003           2004
                                             ------------   ------------   ------------

Unearned premiums                               $2,137         $2,553         $ 2,783
Long-term debt                                      --            189           1,074
Notes payable to affiliates                        111             84              --
Other liabilities                                1,865          2,008           2,192
                                                ------         ------         -------
Total liabilities                                4,113          4,834           6,049
                                                ------         ------         -------
Stockholder's equity
   Common stock                                     82             82              82
   Additional paid-in capital                      920          1,144           1,233
   Accumulated other comprehensive income          231            243             238
   Retained earnings                             2,849          3,430           4,094
                                                ------         ------         -------
Total stockholder's equity                       4,082          4,899           5,647
                                                ------         ------         -------
Total liabilities and stockholder's equity      $8,195         $9,733         $11,696
                                                ======         ======         =======

                                      S-79

     For additional financial information concerning Ambac Assurance
Corporation, see the audited consolidated financial statements of Ambac
Assurance Corporation incorporated by reference in this prospectus supplement.
Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from Ambac
Assurance Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th
Floor, New York, New York 10004 and (212) 668-0340.

     AMBAC ASSURANCE CORPORATION MAKES NO REPRESENTATION REGARDING THE
CERTIFICATES OR THE ADVISABILITY OF INVESTING IN THE CERTIFICATES AND MAKES NO
REPRESENTATION REGARDING, NOR HAS IT PARTICIPATED IN THE PREPARATION OF, THIS
PROSPECTUS SUPPLEMENT OTHER THAN THE INFORMATION SUPPLIED BY AMBAC ASSURANCE
CORPORATION AND PRESENTED UNDER THIS HEADING AND "--DESCRIPTION OF THE CLASS
AF-5B CERTIFICATE GUARANTY POLICY" IN THIS PROSPECTUS SUPPLEMENT AND IN THE
FINANCIAL STATEMENTS INCORPORATED IN THIS PROSPECTUS SUPPLEMENT BY REFERENCE.

CREDIT COMEBACK EXCESS ACCOUNT

     The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Fixed Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Fixed Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under "--Overcollateralization Provisions--Fixed Rate Loan Group
Excess Cashflow." Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under "--Overcollateralization
Provisions--Fixed Rate Loan Group Excess Cashflow" will be distributed to the
Class CF Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AF and
Fixed Rate Subordinate Certificates exceeds the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balances of the
Class BF, Class MF-8, Class MF-7, Class MF-6, Class MF-5, Class MF-4, Class
MF-3, Class MF-2 and Class MF-1 Certificates, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV
Certificates and Adjustable Rate Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan
Group 3 and Loan Group 4 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 2, Loan Group 3 and Loan Group 4, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class
BV, Class MV-8, Class MV-7, Class MV-6, Class MV-5, Class MV-4, Class MV-3,
Class MV-2 and Class MV-1 Certificates, in that order, in each case until the
Certificate Principal Balance of such class has been reduced to zero, after which, (a) the Certificate Principal Balance of the Class 2-AV-2 Certificates
will be reduced by the amount by which the aggregate Certificate Principal
Balance of the Class 2-AV Certificates exceeds the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Group 3 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 3, until the Certificate
Principal Balance of the Class 2-AV-2 Certificates has been reduced to zero and
(b) the Certificate Principal Balance of the Class 3-AV-3 Certificates will be reduced by the amount by which the aggregate Certificate Principal Balance of the Class 3-AV Certificates exceeds the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Group 4 and the amount on deposit in the
Pre-Funding Account in respect of Loan Group 4, until the Certificate Principal
Balance of the Class 3-AV-3 Certificates has been reduced

                                      S-80

to zero. Any such reduction described in this paragraph or the immediately preceding paragraph is an "APPLIED REALIZED LOSS AMOUNT." Applied Realized Loss
Amounts will not be allocated to the Senior Certificates (other than the Class
2-AV-2 and Class 3-AV-3 Certificates).

     Interest on any class of Certificates, the Certificate Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of Certificates on the
Certificate Principal Balance as so reduced unless the Certificate Principal
Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of such class as described in the definition of "Certificate Principal Balance" above.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will forward to each certificateholder, the Class AF-5B Insurer, the Master Servicer and the
Depositor a statement generally setting forth, among other information:

          (1) the amount of the related distribution to holders of the Offered
     Certificates allocable to principal, separately identifying:

               (a)  the aggregate amount of any Principal Prepayments included therein, and

               (b)  the aggregate of all Scheduled Payments of principal
                    included therein,

          (2) the amount of such distribution to holders of the Offered
     Certificates (other than the Class A-R Certificates) allocable to interest,

          (3) the Interest Carry Forward Amounts for each class of Offered
     Certificates (other than the Class A-R Certificates)(if any),

          (4) the Certificate Principal Balance of each class of Offered
     Certificates after giving effect to (i) all distributions allocable to principal on such Distribution Date, (ii) the allocation of any Applied
     Realized Loss Amounts for such Distribution Date and (iii) the allocation of any Subsequent Recoveries for such Distribution Date,

          (5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

          (6) the amount of the Servicing Fees paid to or retained by the Master
     Servicer for the related Due Period,

          (7) the Pass-Through Rate for each class of Offered Certificates
     (other than the Class A-R Certificates) for such Distribution Date,

          (8) the amount of Advances for each Loan Group included in the distribution on such Distribution Date,

          (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

               (a)  delinquent (exclusive of related Mortgage Loans in
                    foreclosure):

                    30 to 59 days,

                    60 to 89 days and

                    90 or more days, and

               (b)  in foreclosure and delinquent:

                    30 to 59 days,

                                      S-81

                    60 to 89 days and

                    90 or more days,

     in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

          (10) with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and
     Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

          (11) whether a Fixed Rate Trigger Event, an Adjustable Rate Trigger
     Event, a Group 3 Sequential Trigger Event or a Group 4 Sequential Trigger
     Event is in effect,

          (12) the total number and Stated Principal Balance of any REO
     Properties in each Loan Group as of the close of business on the
     Determination Date preceding such Distribution Date,

          (13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on such Distribution Date,

          (14) the amounts, if any, due to the Trust Fund, and the amounts received, in respect of each Corridor Contract for such Distribution Date,

          (15) the amount of Realized Losses and Subsequent Recoveries applied to the Class 2-AV-2 and Class 3-AV-3, the Fixed Rate Subordinate
     Certificates and the Adjustable Rate Subordinate Certificates for such
     Distribution Date,

          (16) all payments made by the Master Servicer in respect of
     Compensating Interest for such Distribution Date, and

          (17) all amounts paid to the Class AF-5B Insurer in respect of any premiums payable with respect to the Class AF-5B Policy and in respect of the Class AF-5B Reimbursement Amount for such Distribution Date.

The trustee may, at its option, make the statements described above available to certificateholders on the trustee's website at
http://www.bnyinvestorreporting.com. In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the
Master Servicer, the Sellers, the Trustee and the Co-Trustee, with the consent of the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee, the Co-Trustee and
the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

          (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

                                      S-82

          (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating
     66%,

          (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all
     Certificates of such class, or

          (4) adversely affect in any material respects the interests of the
     Class AF-5B Insurer without its consent, which such consent shall not be unreasonably withheld.

OPTIONAL TERMINATION

     The Master Servicer will have the right to purchase all remaining Mortgage
Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, on any Distribution Date on or after the first
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans and REO Properties in the Trust Fund is less than or equal to 10%
of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount (the "OPTIONAL TERMINATION DATE"). In the event such option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

          (1) 100% of the Stated Principal Balance of each Mortgage Loan in the
     Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

          (2) the appraised value of any REO Property (up to the Stated
     Principal Balance of the related Mortgage Loan) in the Trust Fund;

provided, however, that (i) unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM
Insurer pursuant to the indenture related to such notes and (ii) unless the
Class AF-5B Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the Class AF-5B
Certificates that is sufficient (x) to pay the Class AF-5B Certificates in full and (y) to pay any amounts due and payable to the Class AF-5B Insurer pursuant to the Pooling and Servicing Agreement.

     The NIM Insurer may also have the right to purchase all remaining Mortgage
Loans and REO Properties in the Trust Fund.

     Proceeds from a purchase will be distributed to the certificateholders and the Class AF-5B Insurer in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the
Mortgage Loans and REO Properties will result in an early retirement of the
Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate (less the Servicing Fee Rate)
from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed to certificateholders.

                                      S-83

EVENTS OF DEFAULT

     Events of Default will consist of:

          (1) any failure by the Master Servicer to deposit in the Certificate
     Account or the Distribution Account the required amounts or remit to the
     Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day)
     after written notice of such failure shall have been given to the Master
     Servicer by the Trustee, the NIM Insurer or the Depositor, or to the
     Trustee, the NIM Insurer and the Master Servicer by the holders of
     Certificates evidencing not less than 25% of the Voting Rights,

          (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of such failure to the Master
     Servicer by the Trustee, the NIM Insurer or the Depositor, or to the
     Trustee by the holders of Certificates evidencing not less than 25% of the
     Voting Rights,

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master
     Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

          (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master
     Servicer or all or substantially all of the property of the Master
     Servicer,

          (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

          (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

     As of any date of determination:

o    holders of the Class PF, Class PV, Class CF, Class CV and Class A-R
     Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the "VOTING RIGHTS") (for a total of 5% of the Voting Rights), and

o    holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding
     Certificate Principal Balances.

     Voting Rights will be allocated among the Certificates of each such class in accordance with their respective Percentage Interests. However, on any date on which any Class AF-5B Certificates are outstanding or any amounts are owed the Class AF-5B Insurer under the Pooling and Servicing Agreement, the Class
AF-5B Insurer will have all of the Voting Rights of the Class AF-5B Certificates
unless the Class AF-5B Insurer fails to make a required payment under the Class
AF-5B Policy, a proceeding in bankruptcy shall have been instituted by the Class
AF-5B Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class AF-5B Insurer and shall remain unstayed for a period of 60 consecutive days.

                                      S-84

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights (subject to the consent of the Class AF-5B Insurer) terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and
Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the
Mortgage Loans.

     No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of
Default and unless the holders of Certificates having not less than 25% of the
Voting Rights have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding and in such case such rights shall be subject to the rights of the NIM Insurer.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Pooling and Servicing
Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered
Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention: Corporate
Trust MBS Administration or at such other addresses as the Trustee may designate from time to time.

CO-TRUSTEE

     The Bank of New York Trust Company, N.A. will be the Co-Trustee under the
Pooling and Servicing Agreement. The Depositor and Countrywide Home Loans may
maintain other banking relationships in the ordinary course of business with the
Co-Trustee.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences --
Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership
and Transfer of Residual Interest Securities." The Class A-R Certificates (in
addition to other ERISA restricted classes of Certificates, as described in the
Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

     After the Closing Date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class
PF, Class PV, Class CF and Class CV Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

     o    The right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage
          Loans;

                                      S-85

     o    the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing
          Agreement relating to the Trust Fund and the assets of the Trust Fund following the occurrence of an event of default under the Pooling and
          Servicing Agreement;

     o    the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

     o    the right to consent to any amendment to the Pooling and Servicing
          Agreement; and

     o    each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

     You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of, and the yield to maturity on, each class of
Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan
Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.
In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans" with respect to up to 50% of the Initial Mortgage Loans and 90% of the Subsequent
Mortgage Loans (the "DELAY DELIVERY MORTGAGE LOANS"), the Depositor may deliver the related Trustee's Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of any such Trustee's Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor's direction, to the Co-Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Mortgage Loans"
Countrywide Home Loans will be required to use its best efforts to deliver a
Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately
74.44%, 66.48%, 68.44% and 69.87% of the Mortgage Loans in the Statistical
Calculation Pool in respect of Loan Group 1, Loan Group 2, Loan Group 3 and Loan
Group 4, respectively, in each case by principal balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years in the case of the
Mortgage Loans in Loan Group 1 or two or three years in the case of the Mortgage
Loans in Loan Group 2, Loan Group 3 and Loan Group 4, in each case following origination of the related Mortgage Loan. These penalties, if enforced by the
Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

     In addition, no less than approximately 10.19%, 33.92%, 22.76% and 14.78%
of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan
Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively, in each case by principal balance of the Mortgage Loans in the Statistical Calculation Pool
in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to

                                      S-86

be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered
Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The Class AF-6 Certificates will not be entitled to distributions of principal until the Distribution Date in April 2008 (except as otherwise described in this prospectus supplement). Thereafter, the relative entitlement of the Class AF-6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution
Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

     The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Mortgage Loans in
Loan Group 1 with higher Mortgage Rates prepay at rates higher than other
Mortgage Loans in Loan Group 1, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related
Offered Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. No assurance can be given as to the level of prepayment that the Mortgage Loans in Loan Group 1 will experience.

     As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, particularly those that require payments of interest only prior to their initial Adjustment Date. No assurance can be given as to the level of prepayment that the Adjustable Rate
Mortgage Loans will experience.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are
subject to adjustment, such Mortgage Rates adjust less frequently than the
Pass-Through Rates on the Class AV Certificates and the Adjustable Rate
Subordinate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may

                                      S-87

not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month
LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap.
In addition, it is expected that a substantial portion of the Adjustable Rate
Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

     The portion of any proceeds of the Corridor Contracts that will be payable to the Trust Fund under the Corridor Contract Administration Agreement are intended to provide the Class AF-1, Class 1-AV, Class 2-AV, Class 3-AV and the
Adjustable Rate Subordinate Certificates some protection against any Net Rate
Carryover. However, payments that will be allocated to the Trust Fund in respect of each Corridor Contract will be allocated based on the lesser of their respective Corridor Contract Notional Balances and the aggregate Certificate
Principal Balance of the related class(es) of Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Corridor
Contracts may not provide sufficient funds to cover such Net Rate Carryover. In addition, payments under the Corridor Contracts are limited to a corridor of specified rates, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement and are only available to the
Certificates to the extent described under "Description of the Certificates --
The Corridor Contracts" above.

     Although amounts allocated to the Trust Fund in respect of the Corridor
Contracts will be available to pay Net Rate Carryover on the related
Certificates to the extent described under "Description of the Certificates --
Distributions --Distributions of Funds from the Corridor Contracts" above, on or prior to their respective Corridor Contract Termination Dates, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of Net Rate Carryover.

     The effective yield to the holders of the Class AF-2, Class AF-3, Class
AF-4, Class AF-5, Class AF-6 Certificates and the Fixed Rate Subordinate
Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a Business Day, the following
Business Day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-88

LAST SCHEDULED DISTRIBUTION DATE

     Assuming that, among other things, (1) no prepayments are received on the
Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the Distribution Date (the
"LAST SCHEDULED DISTRIBUTION DATE") that occurs six months following the
Distribution Date (or, in the case of the Class A-R Certificates, zero months)
on which the Certificate Principal Balance of the applicable class of
Certificates would be reduced to zero is:

CLASS OF CERTIFICATES   DISTRIBUTION DATE
---------------------   -----------------
     Class AF-1            August 2023
     Class AF-2           November 2024
     Class AF-3           September 2031
     Class AF-4           February 2033
     Class AF-5A            July 2035
     Class AF-5B            July 2035
     Class AF-6             June 2035
     Class MF-1             June 2035
     Class MF-2              May 2035
     Class MF-3              May 2035
     Class MF-4             April 2035
     Class MF-5             March 2035
     Class MF-6           February 2035
     Class MF-7            January 2035
     Class MF-8           November 2034
     Class BF              August 2034
     Class 1-AV-1         February 2029
     Class 1-AV-2          January2035
     Class 1-AV-3           July 2035
     Class 2-AV-1           July 2035
     Class 2-AV-2           July 2035
     Class 3-AV-1           July 2028
     Class 3-AV-2           July 2035
     Class 3-AV-3           July 2035
     Class MV-1             July 2035
     Class MV-2             June 2035
     Class MV-3             June 2035
     Class MV-4             June 2035
     Class MV-5              May 2035
     Class MV-6              May 2035
     Class MV-7             April 2035
     Class MV-8             March 2035
     Class BV              January 2035
     Class A-R              April 2005

     The actual final Distribution Date with respect to each class of these
Certificates could occur significantly earlier than its Last Scheduled
Distribution Date because:

          (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

          (2) the Master Servicer may purchase all the Mortgage Loans in the
     Trust Fund when the aggregate Stated Principal Balance of the Mortgage
     Loans and REO Properties in the Trust Fund is less

                                      S-89

     than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal
     Balance and the original Pre-Funded Amount.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("PREPAYMENT MODELS") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the
Prepayment Model used in this prospectus supplement (the "FIXED RATE PREPAYMENT
VECTOR" or "FRPV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 100%
FRPV assumes a constant prepayment rate ("CPR") of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.0% per annum (i.e.,
1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of
20% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("ADJUSTABLE RATE PREPAYMENT VECTOR" or "ARPV") is
a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For the Adjustable Rate Mortgage Loans with original months to reset terms less than or equal to 30 months as of the
Initial Cut-off Date, 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, increasing to 32% CPR in month 12 and remaining constant at 32% CPR until month 24, increasing to and remaining constant at 60% CPR from month 25 until month 28 decreasing 1/12th of 28% CPR for each month thereafter, decreasing to 32% CPR in month 40 and remaining constant at 32% CPR from month 41 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. For the Adjustable Rate Mortgage Loans with original months to reset terms greater than 30 months as of the Initial Cut-off Date, 100% ARPV assumes
6% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, increasing to 32% CPR in month 12 and remaining constant at 32% CPR until month
36, increasing to and remaining constant at 60% CPR from month 37 until month
40, decreasing 1/12th of 28% CPR for each month thereafter, decreasing to 32%
CPR in month 52 and remaining constant at 32% CPR from month 53 and thereafter;
provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the Prepayment
Model means 100% FRPV and 100% ARPV, as applicable.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans.
Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

     The percentages listed in the following tables of the initial Certificate
Principal Balance of each class of Certificates outstanding at the respective percentages of the Prepayment Model have been rounded to the nearest whole percentages. An asterisk (*) indicates a number less than 0.5% and greater than
0%. The weighted average life of each Certificate is determined by (a)
multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and
(c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates. The following tables have been prepared on the basis of the following assumptions (collectively, the "MODELING ASSUMPTIONS"):

          (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

          (2) distributions on the Certificates are received, in cash, on the
     25th day of each month, commencing in April 2005, in accordance with the payment priorities defined in this prospectus supplement,

                                      S-90

          (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

          (4) Scheduled Payments are assumed to be received on the first day of each month commencing in April 2005, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in March 2005, and include 30 days'
     interest thereon,

          (5) the level of the Mortgage Index remains constant at 3.250% per annum, and the level of One-Month LIBOR remains constant at 2.800% per annum,

          (6) the Pass-Through Margins or fixed rates for the Offered
     Certificates (other than the Class A-R Certificates) remain constant at the rates applicable on or prior to the Optional Termination Date and the
     Pass-Through Margins or fixed rates for such Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

          (7) the Closing Date for the Certificates is March 30, 2005,

          (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

               (a) the assumed level of the Mortgage Index, and

               (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

          (9) except as indicated with respect to the weighted average lives, the optional termination is exercised on the Optional Termination Date,

          (10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

          (11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage
     Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

          (12) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above,

          (13) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed
     Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due
     Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history,

          (14) all of the Pre-Funded Amount, if any, is used to purchase
     Subsequent Mortgage Loans for inclusion on the Closing Date, and

          (15) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                      S-91

                           LOAN GROUP 1 MORTGAGE LOANS

                                                                           ORIGINAL
                                                 REMAINING    REMAINING   INTEREST-
                   ADJUSTED        GROSS       AMORTIZATION    TERM TO       ONLY                 CREDIT
  PRINCIPAL      NET MORTGAGE     MORTGAGE         TERM        MATURITY      TERM        AGE     COMEBACK   AMORTIZATION
  BALANCE($)     RATE (%) (1)   RATE (%) (2)     (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)    FEATURE      METHOD
--------------   ------------   ------------   ------------   ---------   ---------   --------   --------   ------------

    123,761.53     7.021000       7.530000          117          117         N/A          2          No         Level
  9,771,530.01     6.829455       7.338455          178          178         N/A          2          No         Level
  1,918,528.94     7.710125       8.219125          178          178         N/A          1         Yes         Level
    125,311.10     7.441000       7.950000          178          178         N/A          2          No         Level
    233,765.36     5.991000       6.500000          179          179         N/A          1          No         Level
    700,759.34     6.776131       7.285131          179          179         N/A          1          No         Level
  4,885,387.57     6.424938       6.933938          178          178         N/A          2          No         Level
    323,677.05     6.464987       6.973987          178          178         N/A          2          No         Level
    401,847.82     6.901570       7.410570          178          178         N/A          2          No         Level
    346,509.50     6.491000       7.000000          179          179         N/A          1          No         Level
    330,061.16     7.991000       8.500000          177          177         N/A          2          No         Level
 11,337,966.89     6.478164       6.987164          179          179         N/A          1          No         Level
    429,039.69     6.607512       7.116512          178          178         N/A          2          No         Level
    107,595.35     6.741000       7.250000          178          178         N/A          2          No         Level
  1,074,172.16     6.065543       6.574543          179          179         N/A          1          No         Level
    534,880.85     7.638230       8.147230          179          179         N/A          1         Yes         Level
    168,996.26     7.813624       8.322624          179          179         N/A          1         Yes         Level
    705,535.59     7.099149       7.608149          238          238         N/A          2          No         Level
    344,351.53     6.691000       7.200000          239          239         N/A          1          No         Level
    213,844.41     6.391000       6.900000          236          236         N/A          4          No         Level
    159,006.50     8.491000       9.000000          238          238         N/A          2          No         Level
115,924,409.64     6.666177       7.175177          359          359         N/A          1          No         Level
 13,864,271.88     7.442219       7.951219          359          359         N/A          1         Yes         Level
 18,548,856.84     6.360964       6.869964          359          359         N/A          1          No         Level
  8,075,949.89     6.255708       6.764708          359          359         N/A          1          No         Level
    263,404.51     6.936395       7.445395          358          358         N/A          2          No         Level
    295,577.60     6.481000       6.990000          359          359         N/A          1          No         Level
    580,226.23     7.241000       7.750000          358          358         N/A          2          No         Level
  1,348,638.70     5.773510       6.282510          358          358         N/A          2          No         Level
 10,376,336.45     6.493951       7.002951          358          358         N/A          2          No         Level
    283,477.01     6.366000       6.875000          359          359         N/A          1          No         Level
    205,349.66     7.241000       7.750000          357          357         N/A          3          No         Level
    802,347.70     7.176694       7.685694          358          358         N/A          2          No         Level
    308,173.78     6.481000       6.990000          358          358         N/A          2          No         Level
    761,011.74     6.142989       6.651989          359          359         N/A          1          No         Level
    305,861.51     7.366000       7.875000          359          359         N/A          1         Yes         Level
    126,561.14     7.241000       7.750000          359          359         N/A          1         Yes         Level
 77,640,814.86     6.395900       6.904900          358          358         N/A          2          No         Level
    506,021.68     6.241000       6.750000          356          356         N/A          2          No         Level
    325,685.25     6.866000       7.375000          356          356         N/A          4          No         Level
    226,437.91     6.741000       7.250000          357          357         N/A          3          No         Level
    729,076.64     6.654397       7.163397          358          358         N/A          2          No         Level
    504,159.83     6.666766       7.175766          357          357         N/A          3          No         Level
  6,242,580.35     6.821569       7.330569          358          358         N/A          2          No         Level
  4,723,448.03     7.290298       7.799298          358          358         N/A          2          No         Level
    768,662.82     8.075416       8.584416          357          357         N/A          3          No         Level
  2,337,183.58     7.201563       7.710563          358          358         N/A          2          No         Level
    755,764.52     6.496343       7.005343          359          359         N/A          1          No         Level
    713,290.22     7.381609       7.890609          357          357         N/A          3          No         Level
  2,829,107.86     7.338209       7.847209          358          358         N/A          2         Yes         Level
    853,321.67     7.371503       7.880503          359          359         N/A          1         Yes         Level
195,327,110.78     6.298964       6.807964          359          359         N/A          1          No         Level
    317,185.14     5.991000       6.500000          358          358         N/A          2          No         Level
  2,533,657.37     7.068629       7.577629          358          358         N/A          1          No         Level
 10,092,180.20     6.538947       7.047947          358          358         N/A          1          No         Level
  4,152,319.38     7.253489       7.762489          359          359         N/A          1          No         Level
 17,570,504.17     7.590372       8.099372          359          359         N/A          1         Yes         Level
    965,770.89     7.277951       7.786951          359          359         N/A          1         Yes         Level
  1,043,016.68     7.604772       8.113772          358          358         N/A          1         Yes         Level
  1,165,377.19     7.666491       8.175491          359          359         N/A          1         Yes         Level
 11,872,443.95     6.562097       7.071097          300          359          60          1          No         Level
  2,168,039.34     6.081714       6.590714          300          358          60          2          No         Level

                                      S-92

                                                                           ORIGINAL
                                                 REMAINING    REMAINING   INTEREST-
                   ADJUSTED        GROSS       AMORTIZATION    TERM TO       ONLY                 CREDIT
  PRINCIPAL      NET MORTGAGE     MORTGAGE         TERM        MATURITY      TERM        AGE     COMEBACK   AMORTIZATION
  BALANCE($)     RATE (%) (1)   RATE (%) (2)     (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)    FEATURE      METHOD
--------------   ------------   ------------   ------------   ---------   ---------   --------   --------   ------------

  3,179,881.82     6.098304       6.607304          300          359          60          1         No          Level
    735,963.45     6.404258       6.913258          300          359          60          1         No          Level
    304,142.86     6.941000       7.450000          300          359          60          1         No          Level
  8,350,214.16     6.070315       6.579315          300          358          60          2         No          Level
    240,772.21     5.991000       6.500000          300          359          60          1         No          Level
    684,245.80     5.741000       6.250000          300          358          60          2         No          Level
    659,392.34     6.005296       6.514296          300          359          60          1         No          Level
    223,946.00     7.241000       7.750000          300          358          60          2         No          Level
 32,350,389.56     6.091796       6.600796          300          359          60          1         No          Level
    371,780.61     6.299150       6.808150          300          359          60          1         No          Level
    105,846.39     7.291000       7.800000          359          179         N/A          1         No         Balloon
    123,281.60     6.791000       7.300000          358          178         N/A          2         No         Balloon

----------
(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Gross Mortgage Rate percentages that include Fixed
     Rate Credit Comeback Loans have been calculated without subtracting any
     Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable
     Net Rate Cap as well as other Mortgage Rate calculations, the Gross
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-93

                           LOAN GROUP 2 MORTGAGE LOANS

                                                                          ORIGINAL
                                                REMAINING    REMAINING   INTEREST-
                    ADJUSTED NET     GROSS    AMORTIZATION    TERM TO       ONLY                   INITIAL
PRINCIPAL BALANCE     MORTGAGE     MORTGAGE       TERM        MATURITY      TERM       AGE      PERIODIC CAP
       ($)            RATE (%)     RATE (%)     (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)        (%)
-----------------   ------------   --------   ------------   ---------   ---------   --------   ------------

    2,184,321.88      5.080103     5.589103        357          357         N/A          3        1.0000000
      347,700.76      6.366000     6.875000        359          359         N/A          1        1.0000000
      247,617.86      6.548381     7.057381        356          356         N/A          4        1.0000000
      198,729.65      2.991000     3.500000        359          359         N/A          1        1.0000000
   11,175,053.16      7.391515     7.900515        358          358         N/A          2        2.5526150
      278,027.22      8.121614     8.630614        359          359         N/A          1        3.0000000
    1,453,169.32      6.586706     7.095706        357          357         N/A          3        3.0000000
      517,631.58      5.770739     6.279739        352          352         N/A          8        3.0000000
      266,641.81      6.891000     7.400000        357          357         N/A          3        3.0000000
      204,890.95      8.141000     8.650000        358          358         N/A          2        1.5000000
      104,984.73      9.166000     9.675000        358          358         N/A          2        3.0000000
      696,715.28      8.291000     8.800000        358          358         N/A          2        3.0000000
   23,478,325.92      7.016917     7.525917        357          357         N/A          3        2.5058610
      303,680.76      7.116000     7.625000        353          353         N/A          7        3.0000000
      548,741.54      7.616000     8.125000        358          358         N/A          2        3.0000000
      192,435.26      6.481000     6.990000        356          356         N/A          4        3.0000000
      633,744.13      5.635270     6.144270        356          356         N/A          4        3.0000000
    2,138,306.27      7.768670     8.277670        358          358         N/A          2        2.2905920
    3,560,160.20      7.525956     8.034956        358          358         N/A          2        2.2552810
      186,015.31      8.991000     9.500000        358          358         N/A          2        3.0000000
      259,058.47      6.691000     7.200000        358          358         N/A          2        3.0000000
      273,812.98      8.168760     8.677760        359          359         N/A          1        2.2061690
    3,651,628.63      6.821607     7.330607        357          357         N/A          3        2.5110140
      177,082.86      7.491000     8.000000        359          359         N/A          1        3.0000000
    1,341,977.54      7.832893     8.341893        357          357         N/A          3        3.0000000
      806,687.18      7.525204     8.034204        358          358         N/A          2        3.0000000
      237,424.96      7.866000     8.375000        357          357         N/A          3        2.0000000
      339,035.90      6.881000     7.390000        359          359         N/A          1        3.0000000
    2,886,358.71      6.911203     7.420203        336          357          24          3        2.4160940
    1,123,346.20      6.157739     6.666739        336          357          24          3        3.0000000
      358,638.62      6.491000     7.000000        336          352          24          8        3.0000000
      223,448.21      6.491000     7.000000        336          353          24          7        3.0000000
   23,592,038.38      6.212826     6.721826        336          357          24          3        2.7525440
      285,720.67      6.591000     7.100000        336          358          24          2        3.0000000
      549,462.82      6.741000     7.250000        336          356          24          4        3.0000000
    1,594,457.07      6.208601     6.717601        336          356          24          4        3.0000000
      319,909.46      6.291000     6.800000        336          357          24          3        3.0000000
    1,010,172.11      7.029532     7.538532        336          358          24          2        2.8599380
      780,544.84      6.301950     6.810950        336          356          24          4        3.0000000
    1,591,793.78      6.025605     6.534605        336          356          24          4        3.0000000
      485,969.34      6.541000     7.050000        336          359          24          1        3.0000000
  220,694,955.61      7.451929     7.960929        358          358         N/A          2        1.7236540
      156,867.19      8.591000     9.100000        356          356         N/A          4        3.0000000

                     SUBSEQUENT                                              MONTHS TO     RESET
PRINCIPAL BALANCE   PERIODIC CAP      GROSS                    LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)               (%)       MARGIN (%)   LIFE CAP (%)      (%)       ADJUSTMENT    (MONTHS)
-----------------   ------------   ----------   ------------   ----------   ----------   ---------

    2,184,321.88      1.0000000     6.620724      12.589103     5.602193         3           6
      347,700.76      1.0000000     9.500000      13.875000     6.875000         5           6
      247,617.86      1.0000000     7.443019      14.057381     7.057381         2           6
      198,729.65      1.0000000     6.375000      10.500000     3.500000         5           6
   11,175,053.16      1.2882910     7.620989      14.441200     7.834028        22           6
      278,027.22      1.0000000     8.380614      15.630614     8.630614        23           6
    1,453,169.32      1.0893330     6.064562      14.095706     7.095706        21           6
      517,631.58      1.0000000     6.500000      12.279739     6.500000        16           6
      266,641.81      1.5000000     6.210000      14.400000     7.400000        21           6
      204,890.95      1.5000000     8.650000      15.650000     8.650000        22           6
      104,984.73      1.0000000     9.675000      16.675000     9.675000        22           6
      696,715.28      1.0000000     7.300000      15.800000     8.800000        22           6
   23,478,325.92      1.2533020     7.120431      14.304299     7.537703        21           6
      303,680.76      1.0000000     8.000000      13.625000     8.000000        17           6
      548,741.54      1.0000000     8.000000      14.125000     8.125000        22           6
      192,435.26      1.5000000     6.000000      13.990000     6.990000        20           6
      633,744.13      1.3921260     6.090892      12.928522     6.279113        20           6
    2,138,306.27      1.2842310     8.033860      15.105351     8.343250        22           6
    3,560,160.20      1.2671640     7.861379      14.660884     8.044258        22           6
      186,015.31      1.0000000     8.500000      15.500000     9.500000        22           6
      259,058.47      1.0000000     6.200000      13.200000     7.200000        22           6
      273,812.98      1.2646100     8.560065      15.677760     8.677760        23           6
    3,651,628.63      1.3114980     7.292125      13.734813     7.429095        21           6
      177,082.86      1.0000000     7.875000      14.000000     8.000000        23           6
    1,341,977.54      1.2922570     7.957297      15.065469     8.833467        21           6
      806,687.18      1.0000000     7.496265      14.034204     8.034204        22           6
      237,424.96      1.0000000     8.375000      14.375000     8.375000        21           6
      339,035.90      1.0000000     7.390000      13.390000     7.390000        23           6
    2,886,358.71      1.2871870     7.016169      14.117733     7.420203        21           6
    1,123,346.20      1.1039400     6.148505      12.874620     6.666739        21           6
      358,638.62      1.0000000     6.620000      14.000000     7.000000        16           6
      223,448.21      1.5000000     6.100000      14.000000     7.000000        17           6
   23,592,038.38      1.2288490     6.207352      13.363272     6.671164        21           6
      285,720.67      1.5000000     5.790000      14.100000     7.100000        22           6
      549,462.82      1.0000000     6.250000      14.250000     7.250000        20           6
    1,594,457.07      1.2330700     6.069983      13.314841     6.537639        20           6
      319,909.46      1.0000000     5.800000      12.800000     6.800000        21           6
    1,010,172.11      1.0000000     7.130150      13.933259     7.538532        22           6
      780,544.84      1.3553000     6.079779      13.810950     6.810950        20           6
    1,591,793.78      1.5000000     6.118781      13.534605     6.534605        20           6
      485,969.34      1.0000000     7.050000      13.050000     7.050000        23           6
  220,694,955.61      1.4349940     7.976438      14.838047     7.954445        34           6
      156,867.19      1.0000000     9.100000      15.100000     9.100000        32           6

                                      S-94

                                                                          ORIGINAL
                                                REMAINING    REMAINING   INTEREST-
                    ADJUSTED NET     GROSS    AMORTIZATION    TERM TO       ONLY                   INITIAL
PRINCIPAL BALANCE     MORTGAGE     MORTGAGE       TERM        MATURITY      TERM       AGE      PERIODIC CAP
       ($)            RATE (%)     RATE (%)     (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)        (%)
-----------------   ------------   --------   ------------   ---------   ---------   --------   ------------

      185,268.97      7.466000     7.975000        358          358         N/A          2        3.0000000
      416,134.64      6.696314     7.205314        358          358         N/A          2        2.3072200
   15,906,026.26      7.044997     7.553997        359          359         N/A          1        1.7386330
    8,329,162.84      6.950311     7.459311        359          359         N/A          1        1.5000000
    1,180,393.22      7.910549     8.419549        358          358         N/A          2        2.1787630
      939,447.27      7.254248     7.763248        357          357         N/A          3        3.0000000
    1,296,268.81      6.441000     6.950000        359          359         N/A          1        1.5000000
       78,711.95      8.341000     8.850000        359          359         N/A          1        1.5000000
    1,988,531.35      8.226567     8.735567        358          358         N/A          2        2.9033450
   13,397,164.40      7.016179     7.525179        358          358         N/A          2        1.9291530
      684,837.85      7.577016     8.086016        358          358         N/A          2        2.2213890
      168,843.86      6.991000     7.500000        358          358         N/A          2        3.0000000
      582,593.49      5.991000     6.500000        358          358         N/A          2        3.0000000
      985,941.90      8.010244     8.519244        358          358         N/A          2        2.1979650
      117,967.22      7.241000     7.750000        358          358         N/A          2        1.5000000
    1,386,903.04      8.131006     8.640006        357          357         N/A          3        3.0000000
      258,505.16      7.991000     8.500000        359          359         N/A          1        3.0000000
  191,285,719.15      6.879270     7.388270        358          358         N/A          2        1.8541500
      390,939.51      7.790769     8.299769        353          353         N/A          7        3.0000000
    5,754,982.03      7.827839     8.336839        358          358         N/A          2        2.3175590
      552,394.48      6.602554     7.111554        355          355         N/A          5        2.6330680
    2,007,699.15      7.045700     7.554700        358          358         N/A          2        2.2584510
   28,055,538.74      7.693063     8.202063        358          358         N/A          2        2.0474930
   26,442,660.78      7.168841     7.677841        358          358         N/A          2        2.3664010
      158,466.11      8.391000     8.900000        358          358         N/A          2        3.0000000
    3,304,583.70      7.131797     7.640797        357          357         N/A          3        3.0000000
    4,281,254.20      8.107745     8.616745        359          359         N/A          1        1.6446470
      810,308.11      7.285385     7.794385        357          357         N/A          3        2.6836020
      999,615.36      8.016769     8.525769        358          358         N/A          2        2.7163690
      958,023.92      7.218789     7.727789        358          358         N/A          2        3.0000000
   63,951,894.34      7.009329     7.518329        324          358          36          2        2.0563950
   16,658,167.98      6.887083     7.396083        324          358          36          2        2.0652460
    3,582,039.68      6.672039     7.181039        324          359          36          1        1.5000000
      676,297.15      6.258434     6.767434        324          357          36          3        3.0000000
      557,094.25      5.366000     5.875000        324          357          36          3        1.5000000
      387,371.29      7.151000     7.660000        324          358          36          2        3.0000000
    4,897,359.04      6.865294     7.374294        324          358          36          2        3.0000000
      863,114.51      5.519621     6.028621        324          357          36          3        2.0344830
      323,567.30      7.241000     7.750000        324          353          36          7        3.0000000
   11,890,636.75      6.377444     6.886444        324          358          36          2        2.4194820
    1,638,314.97      5.960184     6.469184        324          358          36          2        3.0000000
      505,363.62      6.241000     6.750000        324          359          36          1        1.5000000
    1,580,468.74      6.680232     7.189232        324          358          36          2        2.7508450
      273,510.38      5.741000     6.250000        324          358          36          2        3.0000000
      328,151.40      8.691000     9.200000        324          358          36          2        1.5000000

                     SUBSEQUENT                                              MONTHS TO     RESET
PRINCIPAL BALANCE   PERIODIC CAP      GROSS                    LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)               (%)       MARGIN (%)   LIFE CAP (%)      (%)       ADJUSTMENT    (MONTHS)
-----------------   ------------   ----------   ------------   ----------   ----------   ---------

      185,268.97      1.5000000     7.775000      14.975000     7.775000        34           6
      416,134.64      1.2309270     6.667167      13.667167     6.667167        34           6
   15,906,026.26      1.4781620     7.487501      14.505462     7.522386        35           6
    8,329,162.84      1.5000000     6.624039      14.459311     7.459311        35           6
    1,180,393.22      1.2737460     8.419549      14.967040     8.419549        34           6
      939,447.27      1.3647290     7.588178      14.492705     7.763248        33           6
    1,296,268.81      1.5000000     6.950000      13.950000     6.950000        35           6
       78,711.95      1.5000000     8.850000      15.850000     8.850000        35           6
    1,988,531.35      1.1580090     8.735567      14.800003     8.735567        34           6
   13,397,164.40      1.3569490     7.435551      14.239077     7.525179        34           6
      684,837.85      1.0000000     8.086016      14.086016     8.086016        34           6
      168,843.86      1.0000000     7.500000      13.500000     7.500000        34           6
      582,593.49      1.0000000     6.500000      12.500000     6.500000        34           6
      985,941.90      1.2673450     8.170032      15.053934     8.519244        34           6
      117,967.22      1.5000000     7.750000      14.750000     7.750000        34           6
    1,386,903.04      1.5000000     8.515874      15.640006     8.604308        33           6
      258,505.16      1.0000000     8.400000      14.500000     8.500000        35           6
  191,285,719.15      1.4083900     7.306418      14.220359     7.386611        34           6
      390,939.51      1.0000000     8.127211      14.299769     8.299769        29           6
    5,754,982.03      1.0000000     8.076745      14.336839     8.336839        34           6
      552,394.48      1.1223110     7.111554      13.356175     8.622311        31           6
    2,007,699.15      1.1845270     7.332886      13.923754     7.589135        34           6
   28,055,538.74      1.3193740     8.153230      14.844917     8.209772        34           6
   26,442,660.78      1.2272270     7.636794      14.138849     7.657841        34           6
      158,466.11      1.0000000     8.800000      14.900000     8.900000        34           6
    3,304,583.70      1.0000000     7.277618      14.045543     7.640797        33           6
    4,281,254.20      1.4054930     8.454954      15.427731     8.616745        35           6
      810,308.11      1.1054660     7.546733      14.005318     7.625640        33           6
      999,615.36      1.0945440     8.525769      14.714856     8.525769        34           6
      958,023.92      1.2688790     7.674013      14.265547     7.727789        34           6
   63,951,894.34      1.3259390     7.557644      14.172185     7.505326        34           6
   16,658,167.98      1.3290390     7.323060      14.054161     7.396083        34           6
    3,582,039.68      1.5000000     7.677463      14.181039     7.181039        35           6
      676,297.15      1.0000000     6.898409      12.767434     6.898409        33           6
      557,094.25      1.5000000     7.875000      12.875000     5.875000        33           6
      387,371.29      1.0000000     7.660000      13.660000     7.660000        34           6
    4,897,359.04      1.0000000     7.374294      13.290482     7.374294        34           6
      863,114.51      1.3218390     5.299425      12.672299     6.028621        33           6
      323,567.30      1.0000000     7.750000      13.750000     7.750000        29           6
   11,890,636.75      1.2085500     6.761328      13.300707     6.886444        34           6
    1,638,314.97      1.0000000     6.469184      12.469184     6.469184        34           6
      505,363.62      1.5000000     8.500000      13.750000     6.750000        35           6
    1,580,468.74      1.0830520     6.959633      13.355336     7.189232        34           6
      273,510.38      1.0000000     6.250000      12.250000     6.250000        34           6
      328,151.40      1.5000000     8.950000      16.200000     9.200000        34           6

                                      S-95

                                                                          ORIGINAL
                                                REMAINING    REMAINING   INTEREST-
                    ADJUSTED NET     GROSS    AMORTIZATION    TERM TO       ONLY                   INITIAL
PRINCIPAL BALANCE     MORTGAGE     MORTGAGE       TERM        MATURITY      TERM       AGE      PERIODIC CAP
       ($)            RATE (%)     RATE (%)     (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)        (%)
-----------------   ------------   --------   ------------   ---------   ---------   --------   ------------

      389,508.09      5.991000     6.500000        324          358          36          2        3.0000000
  127,270,485.38      6.197610     6.706610        324          358          36          2        2.1468510
      392,145.08      6.241000     6.750000        324          354          36          6        3.0000000
    2,998,235.44      6.378324     6.887324        324          358          36          2        3.0000000
      436,517.68      6.132713     6.641713        324          358          36          2        3.0000000
    4,281,521.97      6.314294     6.823294        324          357          36          3        3.0000000
    7,418,907.04      7.164024     7.673024        324          358          36          2        2.7082000
   12,047,256.02      6.541481     7.050481        324          358          36          2        2.7126260
    2,540,269.32      6.462679     6.971679        324          357          36          3        3.0000000
    1,028,105.98      7.745632     8.254632        324          358          36          2        3.0000000
      256,873.87      7.481000     7.990000        324          358          36          2        3.0000000
      359,781.86      6.805038     7.314038        324          356          36          4        3.0000000
      352,343.03      6.741000     7.250000        324          359          36          1        1.5000000

                     SUBSEQUENT                                              MONTHS TO     RESET
PRINCIPAL BALANCE   PERIODIC CAP      GROSS                    LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)               (%)       MARGIN (%)   LIFE CAP (%)      (%)       ADJUSTMENT    (MONTHS)
-----------------   ------------   ----------   ------------   ----------   ----------   ---------

      389,508.09      1.0000000     6.500000      12.500000     6.500000        34           6
  127,270,485.38      1.3026080     6.567441      13.307650     6.699824        34           6
      392,145.08      1.0000000     6.250000      12.750000     6.750000        30           6
    2,998,235.44      1.0000000     6.663729      12.887324     6.887324        34           6
      436,517.68      2.2027970     6.040315      12.641713     6.040315        34           6
    4,281,521.97      1.0374310     6.024994      12.898155     6.354048        33           6
    7,418,907.04      1.1306920     7.718837      13.906441     7.746804        34           6
   12,047,256.02      1.1277650     6.856572      13.332236     7.028036        34           6
    2,540,269.32      1.1211290     6.665734      13.145739     6.971679        33           6
    1,028,105.98      1.0000000     8.254632      14.254632     8.254632        34           6
      256,873.87      1.0000000     7.990000      13.990000     7.990000        34           6
      359,781.86      1.0000000     7.085330      13.314038     7.314038        32           6
      352,343.03      1.5000000     7.250000      14.250000     7.250000        35           6

                                      S-96

                           LOAN GROUP 3 MORTGAGE LOANS

                                                              REMAINING     ORIGINAL
                      ADJUSTED       GROSS      REMAINING      TERM TO     INTEREST-                INITIAL
PRINCIPAL BALANCE   NET MORTGAGE   MORTGAGE    AMORTIZATION    MATURITY    ONLY TERM       AGE     PERIODIC
       ($)            RATE (%)     RATE (%)   TERM (MONTHS)    (MONTHS)     (MONTHS)    (MONTHS)    CAP (%)
-----------------   ------------   --------   -------------   ---------   -----------   --------   --------

      447,834.93      4.891000     5.400000        357           357          N/A           3      1.000000
    3,472,277.16      6.720755     7.229755        357           357          N/A           3      2.446397
      663,927.52      6.320198     6.829198        358           358          N/A           2      2.382649
      399,285.98      6.416000     6.925000        358           358          N/A           2      1.500000
      312,382.85      6.116000     6.625000        357           357          N/A           3      3.000000
   19,600,579.31      6.576600     7.085600        358           358          N/A           2      1.821802
      150,460.20      6.441000     6.950000        359           359          N/A           1      3.000000
    1,024,901.84      6.756648     7.265648        358           358          N/A           2      1.500000
      150,458.34      6.366000     6.875000        359           359          N/A           1      1.500000
      151,879.67      4.891000     5.400000        357           357          N/A           3      3.000000
      304,179.57      6.991000     7.500000        358           358          N/A           2      3.000000
      942,492.84      7.191697     7.700697        336           358           24           2      1.500000
      361,290.70      6.441000     6.950000        336           358           24           2      1.500000
    6,367,835.75      6.165892     6.674892        336           358           24           2      1.500000
      271,052.73      6.991000     7.500000        336           358           24           2      2.000000
      243,438.48      6.741000     7.250000        336           358           24           2      1.500000
  221,814,638.80      6.820985     7.329985        359           359          N/A           1      1.531591
   17,271,403.71      6.511029     7.020029        359           359          N/A           1      1.537827
   13,262,926.43      6.424429     6.933429        359           359          N/A           1      1.546762
      209,469.13      7.341000     7.850000        359           359          N/A           1      1.500000
    2,704,019.53      6.053788     6.562788        358           358          N/A           2      1.679892
      161,304.13      6.866000     7.375000        359           359          N/A           1      1.500000
   14,065,351.91      6.685303     7.194303        359           359          N/A           1      1.498114
    1,318,767.90      7.553310     8.062310        359           359          N/A           1      1.500000
      112,846.49      6.241000     6.750000        356           356          N/A           4      3.000000
  334,027,520.94      6.326826     6.835826        359           359          N/A           1      1.537646
    1,490,067.82      6.850924     7.359924        358           358          N/A           2      2.283245
    1,767,186.67      6.585449     7.094449        358           358          N/A           2      1.896159
   23,139,956.81      6.955406     7.464406        359           359          N/A           1      1.660868
   16,209,579.20      6.644303     7.153303        359           359          N/A           1      1.659560
      572,641.52      6.571719     7.080719        358           358          N/A           2      3.000000
    3,906,025.96      7.042945     7.551945        359           359          N/A           1      1.585998
      368,439.75      5.978154     6.487154        358           358          N/A           2      2.069705
   51,213,628.08      6.569423     7.078423        324           359           36           1      1.500000
    6,633,978.51      6.583115     7.092115        324           359           36           1      1.500000
    3,386,909.26      6.410544     6.919544        324           359           36           1      1.500000
    4,609,658.23      6.239556     6.748556        324           359           36           1      1.500000
      308,698.94      7.491000     8.000000        324           358           36           2      1.500000
  113,804,627.67      6.028768     6.537768        324           359           36           1      1.500000
      611,949.38      6.252322     6.761322        324           357           36           3      1.500000
      420,054.16      5.391000     5.900000        324           357           36           3      1.500000
    6,555,214.85      6.349947     6.858947        324           359           36           1      1.500000
    3,602,413.50      6.228194     6.737194        324           358           36           2      1.500000

                    SUBSEQUENT                                          MONTHS TO     RESET
PRINCIPAL BALANCE    PERIODIC       GROSS      LIFE CAP   LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)            CAP (%)    MARGIN (%)      (%)          (%)      ADJUSTMENT    (MONTHS)
-----------------   ----------   ----------   ---------   ----------   ----------   ---------

      447,834.93     1.000000     5.710000    12.400000    5.400000         3           6
    3,472,277.16     1.245382     6.601226    13.720518    7.229755        21           6
      663,927.52     1.205784     6.093713    13.829198    6.829198        22           6
      399,285.98     1.500000     6.925000    13.925000    6.925000        22           6
      312,382.85     1.000000     6.375000    13.625000    6.625000        21           6
   19,600,579.31     1.431693     6.703387    13.942406    7.018967        22           6
      150,460.20     1.000000     6.950000    12.950000    6.950000        23           6
    1,024,901.84     1.500000     7.265648    14.265648    7.265648        22           6
      150,458.34     1.500000     5.500000    13.875000    6.875000        23           6
      151,879.67     1.500000     4.090000    12.400000    5.400000        21           6
      304,179.57     1.000000     7.375000    13.500000    7.500000        22           6
      942,492.84     1.500000     7.700697    14.700697    7.700697        22           6
      361,290.70     1.500000     6.950000    13.950000    6.950000        22           6
    6,367,835.75     1.500000     6.655250    13.674892    6.597813        22           6
      271,052.73     1.000000     7.400000    13.500000    7.500000        22           6
      243,438.48     1.500000     7.250000    14.250000    7.250000        22           6
  221,814,638.80     1.487934     6.892351    14.310262    7.327516        35           6
   17,271,403.71     1.500000     7.014985    14.020029    7.020029        35           6
   13,262,926.43     1.500000     5.207809    13.933429    6.933429        35           6
      209,469.13     1.500000     7.850000    14.850000    7.850000        35           6
    2,704,019.53     1.440036     6.864731    13.562788    6.562788        34           6
      161,304.13     1.500000     7.375000    14.375000    7.375000        35           6
   14,065,351.91     1.475663     6.305872    14.156855    7.194303        35           6
    1,318,767.90     1.500000     5.946176    15.062310    8.062310        35           6
      112,846.49     1.000000     6.750000    12.750000    6.750000        32           6
  334,027,520.94     1.488357     6.580579    13.815765    6.831012        35           6
    1,490,067.82     1.112645     7.020439    13.585214    7.359924        34           6
    1,767,186.67     1.367947     6.830343    13.830343    7.094449        34           6
   23,139,956.81     1.455535     6.852294    14.375475    7.454086        35           6
   16,209,579.20     1.446813     6.606662    14.046930    7.153303        35           6
      572,641.52     1.000000     6.342410    13.406259    7.080719        34           6
    3,906,025.96     1.471334     7.132818    14.494613    7.551945        35           6
      368,439.75     1.310098     6.107351    13.107351    6.107351        34           6
   51,213,628.08     1.500000     6.888194    14.078423    7.078423        35           6
    6,633,978.51     1.500000     7.053532    14.092115    7.092115        35           6
    3,386,909.26     1.500000     5.896849    13.919544    6.919544        35           6
    4,609,658.23     1.500000     6.077397    13.748556    6.748556        35           6
      308,698.94     1.500000     8.000000    15.000000    8.000000        34           6
  113,804,627.67     1.500000     6.343577    13.537768    6.536592        35           6
      611,949.38     1.500000     7.202570    13.761322    6.761322        33           6
      420,054.16     1.500000     5.900000    12.900000    5.900000        33           6
    6,555,214.85     1.500000     6.821791    13.818965    6.858947        35           6
    3,602,413.50     1.500000     6.506823    13.738824    6.737194        34           6

                                      S-97

                                                              REMAINING     ORIGINAL
                      ADJUSTED       GROSS      REMAINING      TERM TO     INTEREST-                INITIAL
PRINCIPAL BALANCE   NET MORTGAGE   MORTGAGE    AMORTIZATION    MATURITY    ONLY TERM       AGE     PERIODIC
       ($)            RATE (%)     RATE (%)   TERM (MONTHS)    (MONTHS)     (MONTHS)    (MONTHS)    CAP (%)
-----------------   ------------   --------   -------------   ---------   -----------   --------   --------

      283,099.52      7.141000     7.650000        324           358           36           2      1.500000
      165,342.16      6.366000     6.875000        324           358           36           2      1.500000
      307,193.09      5.791000     6.300000        324           358           36           2      1.500000

                    SUBSEQUENT                                          MONTHS TO     RESET
PRINCIPAL BALANCE    PERIODIC       GROSS      LIFE CAP   LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)            CAP (%)    MARGIN (%)      (%)          (%)      ADJUSTMENT    (MONTHS)
-----------------   ----------   ----------   ---------   ----------   ----------   ---------

      283,099.52     1.500000     6.650000    14.650000    7.650000        34           6
      165,342.16     1.500000     7.000000    13.875000    6.875000        34           6
      307,193.09     1.500000     6.300000    13.300000    6.300000        34           6

                                      S-98

                           LOAN GROUP 4 MORTGAGE LOANS

                                                              REMAINING     ORIGINAL
                      ADJUSTED       GROSS      REMAINING      TERM TO     INTEREST-                INITIAL
PRINCIPAL BALANCE   NET MORTGAGE   MORTGAGE    AMORTIZATION    MATURITY    ONLY TERM       AGE     PERIODIC
       ($)            RATE (%)     RATE (%)   TERM (MONTHS)    (MONTHS)     (MONTHS)    (MONTHS)    CAP (%)
-----------------   ------------   --------   -------------   ---------   -----------   --------   --------

      163,391.89      5.241000     5.750000        359           359          N/A           1      1.000000
      699,459.41      3.962772     4.471772        357           357          N/A           3      1.000000
      199,172.88      4.391000     4.900000        357           357          N/A           3      1.000000
      156,864.43      4.991000     5.500000        357           357          N/A           3      1.000000
      138,715.31      4.591000     5.100000        357           357          N/A           3      1.000000
      359,345.12      5.741000     6.250000        359           359          N/A           1      1.000000
      174,743.12      6.291000     6.800000        357           357          N/A           3      1.000000
   16,799,477.56      6.987322     7.496322        358           358          N/A           2      2.800308
      183,890.65      7.741000     8.250000        359           359          N/A           1      3.000000
    2,645,150.23      5.816817     6.325817        358           358          N/A           2      2.736950
      279,759.60      6.991000     7.500000        358           358          N/A           2      1.500000
      256,884.14      4.891000     5.400000        358           358          N/A           2      3.000000
      295,108.94      6.541000     7.050000        356           356          N/A           4      3.000000
      260,091.04      6.866000     7.375000        358           358          N/A           2      3.000000
      291,252.44      6.991000     7.500000        358           358          N/A           2      3.000000
   44,654,452.28      6.236143     6.745143        358           358          N/A           2      2.689415
      717,503.10      6.935041     7.444041        358           358          N/A           2      3.000000
      427,143.61      5.815250     6.324250        357           357          N/A           3      2.540600
      729,434.83      5.591401     6.100401        357           357          N/A           3      3.000000
    2,185,574.80      6.790876     7.299876        358           358          N/A           2      2.737841
    2,275,646.34      6.900210     7.409210        358           358          N/A           2      2.921939
      156,536.49      7.491000     8.000000        358           358          N/A           2      3.000000
      837,303.22      6.560894     7.069894        358           358          N/A           2      2.436485
      290,555.69      6.841000     7.350000        359           359          N/A           1      3.000000
    4,258,887.41      6.475054     6.984054        358           358          N/A           2      2.202742
      304,805.51      6.396000     6.905000        358           358          N/A           2      3.000000
    1,436,444.58      6.581659     7.090659        357           357          N/A           3      3.000000
    1,062,040.33      6.778294     7.287294        358           358          N/A           2      3.000000
      581,663.09      7.132783     7.641783        356           356          N/A           4      3.000000
      215,660.39      7.291000     7.800000        336           358           24           2      1.500000
    3,535,313.89      6.398552     6.907552        336           358           24           2      1.500000
  147,075,512.31      6.762523     7.271523        358           358          N/A           2      1.835107
      454,046.94      6.973882     7.482882        356           356          N/A           4      3.000000
      487,107.45      6.143640     6.652640        359           359          N/A           1      1.500000
    6,302,499.78      6.650652     7.159652        358           358          N/A           2      2.198607
    3,015,282.37      6.482728     6.991728        358           358          N/A           2      1.657948
    1,607,540.79      6.980092     7.489092        358           358          N/A           2      2.729110
      317,530.85      6.641000     7.150000        358           358          N/A           2      3.000000
      368,431.81      5.541000     6.050000        357           357          N/A           3      1.500000
    3,137,332.38      6.469520     6.978520        358           358          N/A           2      2.839342
      250,560.99      7.961000     8.470000        357           357          N/A           3      2.000000
    1,795,013.20      6.376678     6.885678        358           358          N/A           2      3.000000
   15,204,978.32      6.459709     6.968709        358           358          N/A           2      2.156565

                    SUBSEQUENT                                          MONTHS TO     RESET
PRINCIPAL BALANCE    PERIODIC       GROSS      LIFE CAP   LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)            CAP (%)    MARGIN (%)      (%)          (%)      ADJUSTMENT    (MONTHS)
-----------------   ----------   ----------   ---------   ----------   ----------   ---------

      163,391.89     1.000000     7.875000    12.750000    5.750000         5           6
      699,459.41     1.000000     4.781772    11.471772    4.471772         3           6
      199,172.88     1.000000     5.090000    11.900000    4.900000         3           6
      156,864.43     1.000000     5.810000    12.500000    5.500000         3           6
      138,715.31     1.000000     5.290000    12.100000    5.100000         3           6
      359,345.12     1.000000     6.000000    13.250000    6.250000         5           6
      174,743.12     1.000000     6.990000    13.800000    6.800000         3           6
   16,799,477.56     1.152713     6.595214    13.889800    7.351804        22           6
      183,890.65     1.000000     8.000000    15.250000    8.250000        23           6
    2,645,150.23     1.238909     5.600953    12.757899    6.177816        22           6
      279,759.60     1.500000     7.500000    14.500000    7.500000        22           6
      256,884.14     1.500000     4.600000    12.400000    5.400000        22           6
      295,108.94     1.500000     6.110000    14.050000    7.050000        20           6
      260,091.04     1.000000     7.125000    14.375000    7.375000        22           6
      291,252.44     1.000000     7.500000    13.500000    7.500000        22           6
   44,654,452.28     1.284406     6.243195    13.388945    6.715126        22           6
      717,503.10     1.135990     6.569953    13.996321    7.444041        22           6
      427,143.61     1.270300     5.783650    12.864850    6.324250        21           6
      729,434.83     1.374959     5.434515    12.850319    6.100401        21           6
    2,185,574.80     1.288332     6.701622    14.233659    7.299876        22           6
    2,275,646.34     1.253281     6.715927    14.050182    7.409210        22           6
      156,536.49     1.000000     8.000000    14.000000    8.000000        22           6
      837,303.22     1.000000     6.858769    13.069894    7.069894        22           6
      290,555.69     1.000000     7.350000    13.350000    7.350000        23           6
    4,258,887.41     1.353317     6.535700    13.608357    6.984054        22           6
      304,805.51     1.000000     6.750000    12.905000    6.905000        22           6
    1,436,444.58     1.384420     6.353096    13.859499    6.877678        21           6
    1,062,040.33     1.386086     6.646774    14.059465    7.287294        22           6
      581,663.09     1.000000     7.500000    14.208914    7.641783        20           6
      215,660.39     1.500000     8.000000    14.800000    7.800000        22           6
    3,535,313.89     1.500000     6.775557    13.907552    6.907552        22           6
  147,075,512.31     1.396808     6.850889    14.090863    7.256363        34           6
      454,046.94     1.500000     7.282882    14.482882    7.482882        32           6
      487,107.45     1.500000     6.652640    13.652640    6.652640        35           6
    6,302,499.78     1.409535     7.014962    14.039910    7.085023        34           6
    3,015,282.37     1.447351     5.402998    13.886429    6.991728        34           6
    1,607,540.79     1.090297     7.489092    13.669685    7.489092        34           6
      317,530.85     1.000000     6.250000    13.150000    7.150000        34           6
      368,431.81     1.500000     6.050000    13.050000    6.050000        33           6
    3,137,332.38     1.090134     6.824604    13.428486    6.892028        34           6
      250,560.99     1.000000     7.470000    14.470000    8.470000        33           6
    1,795,013.20     1.146960     6.516168    13.179599    6.885678        34           6
   15,204,978.32     1.303094     6.258734    13.640703    6.937767        34           6

                                      S-99

                                                              REMAINING     ORIGINAL
                      ADJUSTED       GROSS      REMAINING      TERM TO     INTEREST-                INITIAL
PRINCIPAL BALANCE   NET MORTGAGE   MORTGAGE    AMORTIZATION    MATURITY    ONLY TERM       AGE     PERIODIC
       ($)            RATE (%)     RATE (%)   TERM (MONTHS)    (MONTHS)     (MONTHS)    (MONTHS)    CAP (%)
-----------------   ------------   --------   -------------   ---------   -----------   --------   --------

      768,414.39      6.634508     7.143508        358           358          N/A           2      2.302874
      823,235.79      6.397177     6.906177        358           358          N/A           2      2.411999
      905,223.09      7.343425     7.852425        358           358          N/A           2      2.113624
    1,659,588.83      7.065652     7.574652        357           357          N/A           3      2.853742
      198,989.30      7.481000     7.990000        356           356          N/A           4      3.000000
      420,741.09      5.760808     6.269808        359           359          N/A           1      3.000000
      282,750.39      6.091000     6.600000        357           357          N/A           3      2.000000
  192,770,118.33      6.421511     6.930511        358           358          N/A           2      1.987641
    5,087,280.10      6.735556     7.244556        358           358          N/A           2      2.353276
    1,439,253.00      6.677654     7.186654        358           358          N/A           2      2.149767
    8,033,573.46      6.585802     7.094802        358           358          N/A           2      2.855962
   22,796,477.69      6.772095     7.281095        358           358          N/A           2      2.064957
   23,237,334.80      6.700765     7.209765        358           358          N/A           2      2.269028
      464,155.90      6.940997     7.449997        358           358          N/A           2      3.000000
    8,046,611.56      6.874254     7.383254        357           357          N/A           3      2.861896
    4,495,704.21      6.826821     7.335821        358           358          N/A           2      1.705703
      275,633.20      6.498854     7.007854        358           358          N/A           2      3.000000
      508,303.36      6.616000     7.125000        359           359          N/A           1      3.000000
   24,488,271.37      6.662835     7.171835        324           358           36           2      1.568566
      911,892.11      6.350583     6.859583        324           359           36           1      1.500000
      879,908.02      6.582007     7.091007        324           358           36           2      1.500000
    1,127,522.22      6.207085     6.716085        324           359           36           1      1.500000
   58,041,862.17      6.186340     6.695340        324           358           36           2      1.500000
    1,691,831.02      6.225732     6.734732        324           358           36           2      1.500000
    1,052,231.90      7.331684     7.840684        324           359           36           1      1.739953
      629,413.34      6.917227     7.426227        324           358           36           2      1.500000
      136,680.83      6.991000     7.500000        324           359           36           1      1.500000
      212,025.67      6.241000     6.750000        324           358           36           2      1.500000
      187,301.61      6.191000     6.700000        357           357          N/A           3      3.000000
      422,895.07      5.991000     6.500000        357           357          N/A           3      3.000000

                    SUBSEQUENT                                          MONTHS TO     RESET
PRINCIPAL BALANCE    PERIODIC       GROSS      LIFE CAP   LIFE FLOOR    NEXT RATE   FREQUENCY
       ($)            CAP (%)    MARGIN (%)      (%)          (%)      ADJUSTMENT    (MONTHS)
-----------------   ----------   ----------   ---------   ----------   ----------   ---------

      768,414.39     1.232375     7.143508    13.608258    7.143508        34           6
      823,235.79     1.196000     6.989266    13.298178    6.906177        34           6
      905,223.09     1.117032     7.096815    14.086488    7.852425        34           6
    1,659,588.83     1.048753     7.191817    13.672158    7.503190        33           6
      198,989.30     1.000000     6.990000    13.990000    7.990000        32           6
      420,741.09     1.000000     6.269808    12.269808    6.269808        35           6
      282,750.39     1.000000     5.600000    12.600000    6.600000        33           6
  192,770,118.33     1.347899     6.618892    13.677090    6.900276        34           6
    5,087,280.10     1.091484     7.114619    13.427524    7.244556        34           6
    1,439,253.00     1.283411     7.109826    14.060787    7.186654        34           6
    8,033,573.46     1.017661     6.543027    13.163968    6.749945        34           6
   22,796,477.69     1.309636     6.916216    13.943815    7.281095        34           6
   23,237,334.80     1.264385     6.772541    13.760451    7.186820        34           6
      464,155.90     1.000000     6.449997    13.449997    7.449997        34           6
    8,046,611.56     1.022024     6.753108    13.646545    7.335859        33           6
    4,495,704.21     1.431432     6.767254    14.198686    7.335821        34           6
      275,633.20     1.000000     7.007854    13.007854    7.007854        34           6
      508,303.36     1.000000     6.625000    13.125000    7.125000        35           6
   24,488,271.37     1.477145     6.920197    14.126125    7.150121        34           6
      911,892.11     1.500000     6.859583    13.859583    6.859583        35           6
      879,908.02     1.500000     6.580037    14.091007    7.091007        34           6
    1,127,522.22     1.500000     6.185368    13.716085    6.716085        35           6
   58,041,862.17     1.500000     6.489251    13.695340    6.695340        34           6
    1,691,831.02     1.500000     6.992036    13.734732    6.734732        34           6
    1,052,231.90     1.420016     7.521548    14.680716    7.840684        35           6
      629,413.34     1.500000     6.724591    14.426227    7.426227        34           6
      136,680.83     1.500000     7.500000    14.500000    7.500000        35           6
      212,025.67     1.500000     6.750000    13.750000    6.750000        34           6
      187,301.61     1.000000     5.390000    13.700000    6.700000        57           6
      422,895.07     1.000000     5.310000    13.500000    6.500000        57           6

                                      S-100

    PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL BALANCES OF THE OFFERED
       CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                            CLASS AF-1                         CLASS AF-2
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage............    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006................     69     58     47     37     26    100    100    100    100    100
March 25, 2007................     38     15      0      0      0    100    100     39      0      0
March 25, 2008................     10      0      0      0      0    100      0      0      0      0
March 25, 2009................      0      0      0      0      0      0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years).....................   1.68   1.24   1.00   0.86   0.76   3.72   2.58   2.00   1.65   1.40
Weighted Average Life to
   Maturity (in years)........   1.68   1.24   1.00   0.86   0.76   3.72   2.58   2.00   1.65   1.40

                                            CLASS AF-3                         CLASS AF-4
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage............    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006................    100    100    100    100    100    100    100    100    100    100
March 25, 2007................    100    100    100     75     45    100    100    100    100    100
March 25, 2008................    100     85     42      3      0    100    100    100    100      0
March 25, 2009................     98     44      8      0      0    100    100    100     28      0
March 25, 2010................     68     18      0      0      0    100    100     45      0      0
March 25, 2011................     42      *      0      0      0    100    100      0      0      0
March 25, 2012................     27      0      0      0      0    100     51      0      0      0
March 25, 2013................     21      0      0      0      0    100     36      0      0      0
March 25, 2014................     13      0      0      0      0    100      0      0      0      0
March 25, 2015................      4      0      0      0      0    100      0      0      0      0
March 25, 2016................      0      0      0      0      0     83      0      0      0      0
March 25, 2017................      0      0      0      0      0     52      0      0      0      0
March 25, 2018................      0      0      0      0      0     22      0      0      0      0
March 25, 2019................      0      0      0      0      0      0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years).....................   6.25   4.02   3.00   2.37   1.99   12.07  7.43   5.00   3.82   2.77
Weighted Average Life to
   Maturity (in years)........   6.25   4.02   3.00   2.37   1.99   12.11  7.49   5.00   3.82   2.77

                                     S-101

                                             CLASS AF-5A                          CLASS AF-5B
                                 -----------------------------------   -----------------------------------
DISTRIBUTION DATE                 50%     75%     100%   125%   150%    50%     75%     100%   125%   150%
------------------------------   -----   -----   -----   ----   ----   -----   -----   -----   ----   ----

Initial Percentage............     100%    100%    100%   100%   100%    100%    100%    100%   100%   100%
March 25, 2006................     100     100     100    100    100     100     100     100    100    100
March 25, 2007................     100     100     100    100    100     100     100     100    100    100
March 25, 2008................     100     100     100    100     93     100     100     100    100     93
March 25, 2009................     100     100     100    100      0     100     100     100    100      0
March 25, 2010................     100     100     100      0      0     100     100     100      0      0
March 25, 2011................     100     100      94      0      0     100     100      94      0      0
March 25, 2012................     100     100       0      0      0     100     100       0      0      0
March 25, 2013................     100     100       0      0      0     100     100       0      0      0
March 25, 2014................     100       0       0      0      0     100       0       0      0      0
March 25, 2015................     100       0       0      0      0     100       0       0      0      0
March 25, 2016................     100       0       0      0      0     100       0       0      0      0
March 25, 2017................     100       0       0      0      0     100       0       0      0      0
March 25, 2018................     100       0       0      0      0     100       0       0      0      0
March 25, 2019................       0       0       0      0      0       0       0       0      0      0

Weighted Average Life to
   Optional Termination (in
   years).....................   13.32    8.82    6.28   4.63   3.60   13.32    8.82    6.28   4.63   3.60
Weighted Average Life to
   Maturity (in years)........   19.43   14.55   10.73   7.81   5.53   19.43   14.55   10.73   7.81   5.53

                                            CLASS AF-6                          CLASS MF-1
                                 --------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............    100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
March 25, 2006................    100    100    100    100    100     100    100    100    100    100
March 25, 2007................    100    100    100    100    100     100    100    100    100    100
March 25, 2008................    100    100    100    100    100     100    100    100    100    100
March 25, 2009................     93     90     89     90      0     100    100     83     66      0
March 25, 2010................     87     82     80      0      0     100     87     66      0      0
March 25, 2011................     75     71     66      0      0     100     73     52      0      0
March 25, 2012................     66     59      0      0      0      89     61      0      0      0
March 25, 2013................     45     34      0      0      0      78     50      0      0      0
March 25, 2014................     30      0      0      0      0      69      0      0      0      0
March 25, 2015................     20      0      0      0      0      60      0      0      0      0
March 25, 2016................     13      0      0      0      0      53      0      0      0      0
March 25, 2017................      9      0      0      0      0      46      0      0      0      0
March 25, 2018................      6      0      0      0      0      40      0      0      0      0
March 25, 2019................      0      0      0      0      0       0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years).....................   7.94   6.91   5.72   4.53   3.65   10.79   7.37   5.43   4.19   3.58
Weighted Average Life to
   Maturity (in years)........   8.05   7.28   6.82   6.60   6.55   12.88   9.38   7.22   5.84   5.05

                                     S-102

                                             CLASS MF-2                           CLASS MF-3
                                 ----------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%    100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100%   100%    100%   100%   100%    100%   100%   100%   100%   100%
March 25, 2006................     100    100     100    100    100     100    100    100    100    100
March 25, 2007................     100    100     100    100    100     100    100    100    100    100
March 25, 2008................     100    100     100    100    100     100    100    100    100    100
March 25, 2009................     100    100      83     66      0     100    100     83     66      0
March 25, 2010................     100     87      66      0      0     100     87     66      0      0
March 25, 2011................     100     73      52      0      0     100     73     52      0      0
March 25, 2012................      89     61       0      0      0      89     61      0      0      0
March 25, 2013................      78     50       0      0      0      78     50      0      0      0
March 25, 2014................      69      0       0      0      0      69      0      0      0      0
March 25, 2015................      60      0       0      0      0      60      0      0      0      0
March 25, 2016................      53      0       0      0      0      53      0      0      0      0
March 25, 2017................      46      0       0      0      0      46      0      0      0      0
March 25, 2018................      40      0       0      0      0      40      0      0      0      0
March 25, 2019................       0      0       0      0      0       0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years).....................   10.79   7.37    5.43   4.18   3.54   10.79   7.37   5.43   4.18   3.52
Weighted Average Life to
   Maturity (in years)........   12.85   9.35    7.19   5.81   4.99   12.82   9.32   7.16   5.78   4.95

                                             CLASS MF-4                           CLASS MF-5
                                 ----------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%    100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100%    100%   100%   100%   100%    100%   100%   100%   100%   100%
March 25, 2006................     100     100    100    100    100     100    100    100    100    100
March 25, 2007................     100     100    100    100    100     100    100    100    100    100
March 25, 2008................     100     100    100    100    100     100    100    100    100    100
March 25, 2009................     100     100     83     66      0     100    100     83     66      0
March 25, 2010................     100      87     66      0      0     100     87     66      0      0
March 25, 2011................     100      73     52      0      0     100     73     52      0      0
March 25, 2012................      89      61      0      0      0      89     61      0      0      0
March 25, 2013................      78      50      0      0      0      78     50      0      0      0
March 25, 2014................      69       0      0      0      0      69      0      0      0      0
March 25, 2015................      60       0      0      0      0      60      0      0      0      0
March 25, 2016................      53       0      0      0      0      53      0      0      0      0
March 25, 2017................      46       0      0      0      0      46      0      0      0      0
March 25, 2018................      40       0      0      0      0      40      0      0      0      0
March 25, 2019................       0       0      0      0      0       0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years).....................   10.79    7.37   5.43   4.18   3.50   10.79   7.37   5.43   4.17   3.49
Weighted Average Life to
   Maturity (in years)........   12.79    9.28   7.12   5.75   4.91   12.74   9.23   7.08   5.71   4.87

                                     S-103

                                             CLASS MF-6                          CLASS MF-7
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%   100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage ...........     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
March 25, 2006 ...............     100    100    100    100    100     100    100    100    100    100
March 25, 2007 ...............     100    100    100    100    100     100    100    100    100    100
March 25, 2008 ...............     100    100    100    100    100     100    100    100    100    100
March 25, 2009 ...............     100    100     83     66      0     100    100     83     66      0
March 25, 2010 ...............     100     87     66      0      0     100     87     66      0      0
March 25, 2011 ...............     100     73     52      0      0     100     73     52      0      0
March 25, 2012 ...............      89     61      0      0      0      89     61      0      0      0
March 25, 2013 ...............      78     50      0      0      0      78     50      0      0      0
March 25, 2014 ...............      69      0      0      0      0      69      0      0      0      0
March 25, 2015 ...............      60      0      0      0      0      60      0      0      0      0
March 25, 2016 ...............      53      0      0      0      0      53      0      0      0      0
March 25, 2017 ...............      46      0      0      0      0      46      0      0      0      0
March 25, 2018 ...............      40      0      0      0      0      40      0      0      0      0
March 25, 2019 ...............       0      0      0      0      0       0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years) ....................   10.79   7.37   5.43   4.17   3.47   10.79   7.37   5.43   4.17   3.47
Weighted Average Life to
   Maturity (in years) .......   12.68   9.16   7.03   5.67   4.82   12.59   9.07   6.96   5.61   4.77

                                             CLASS MF-8                          CLASS BF
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%   100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage ...........     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
March 25, 2006 ...............     100    100    100    100    100     100    100    100    100    100
March 25, 2007 ...............     100    100    100    100    100     100    100    100    100    100
March 25, 2008 ...............     100    100    100    100    100     100    100    100    100    100
March 25, 2009 ...............     100    100     83     66      0     100    100     83     66      0
March 25, 2010 ...............     100     87     66      0      0     100     87     66      0      0
March 25, 2011 ...............     100     73     52      0      0     100     73     52      0      0
March 25, 2012 ...............      89     61      0      0      0      89     61      0      0      0
March 25, 2013 ...............      78     50      0      0      0      78     50      0      0      0
March 25, 2014 ...............      69      0      0      0      0      69      0      0      0      0
March 25, 2015 ...............      60      0      0      0      0      60      0      0      0      0
March 25, 2016 ...............      53      0      0      0      0      53      0      0      0      0
March 25, 2017 ...............      46      0      0      0      0      46      0      0      0      0
March 25, 2018 ...............      40      0      0      0      0      40      0      0      0      0
March 25, 2019 ...............       0      0      0      0      0       0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years) ....................   10.79   7.37   5.43   4.17   3.46   10.79   7.37   5.43   4.17   3.45
Weighted Average Life to
   Maturity (in years) .......   12.45   8.95   6.86   5.53   4.69   12.19   8.73   6.69   5.39   4.56

                                      S-104

                                            CLASS 1-AV-1                      CLASS 1-AV-2
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............     70     58     47     35     23    100    100    100    100    100
March 25, 2007 ...............     41     18      0      0      0    100    100     94     56     21
March 25, 2008 ...............     12      0      0      0      0    100     65     17      0      0
March 25, 2009 ...............      0      0      0      0      0     80     45     17      0      0
March 25, 2010 ...............      0      0      0      0      0     64     31     11      0      0
March 25, 2011 ...............      0      0      0      0      0     52     21      4      0      0
March 25, 2012 ...............      0      0      0      0      0     41     13      0      0      0
March 25, 2013 ...............      0      0      0      0      0     32      7      0      0      0
March 25, 2014 ...............      0      0      0      0      0     25      0      0      0      0
March 25, 2015 ...............      0      0      0      0      0     19      0      0      0      0
March 25, 2016 ...............      0      0      0      0      0     14      0      0      0      0
March 25, 2017 ...............      0      0      0      0      0      9      0      0      0      0
March 25, 2018 ...............      0      0      0      0      0      6      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years) ....................   1.74   1.26   1.00   0.83   0.72   6.95   4.48   2.98   2.13   1.77
Weighted Average Life to
   Maturity (in years) .......   1.74   1.26   1.00   0.83   0.72   6.99   4.50   2.99   2.13   1.77

                                             CLASS 1-AV-3                       CLASS 2-AV-1
                                 ----------------------------------   --------------------------------
DISTRIBUTION DATE                 50%     75%    100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   -----   -----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........     100%    100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............     100     100    100    100    100     82     75     68     61     54
March 25, 2007 ...............     100     100    100    100    100     63     49     36     24     13
March 25, 2008 ...............     100     100    100      0      0     46     28     12      0      0
March 25, 2009 ...............     100     100    100      0      0     30     19     12      0      0
March 25, 2010 ...............     100     100    100      0      0     25     14      7      0      0
March 25, 2011 ...............     100     100    100      0      0     20     10      5      0      0
March 25, 2012 ...............     100     100      0      0      0     17      8      0      0      0
March 25, 2013 ...............     100     100      0      0      0     14      6      0      0      0
March 25, 2014 ...............     100       0      0      0      0     12      0      0      0      0
March 25, 2015 ...............     100       0      0      0      0     10      0      0      0      0
March 25, 2016 ...............     100       0      0      0      0      8      0      0      0      0
March 25, 2017 ...............     100       0      0      0      0      7      0      0      0      0
March 25, 2018 ...............     100       0      0      0      0      5      0      0      0      0
March 25, 2019 ...............       0       0      0      0      0      0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years) ....................   13.32    8.82   6.32   2.88   2.36   3.89   2.64   1.94   1.40   1.19
Weighted Average Life to
   Maturity (in years) .......   19.10   12.74   8.95   2.88   2.36   4.10   2.79   2.04   1.40   1.19

                                      S-105

                                            CLASS 2-AV-2                       CLASS 3-AV-1
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............     82     75     68     61     54     70     58     47     35     23
March 25, 2007 ...............     63     49     36     24     13     40     18      0      0      0
March 25, 2008 ...............     46     28     12      0      0     11      0      0      0      0
March 25, 2009 ...............     30     19     12      0      0      0      0      0      0      0
March 25, 2010 ...............     25     14      7      0      0      0      0      0      0      0
March 25, 2011 ...............     20     10      5      0      0      0      0      0      0      0
March 25, 2012 ...............     17      8      0      0      0      0      0      0      0      0
March 25, 2013 ...............     14      6      0      0      0      0      0      0      0      0
March 25, 2014 ...............     12      0      0      0      0      0      0      0      0      0
March 25, 2015 ...............     10      0      0      0      0      0      0      0      0      0
March 25, 2016 ...............      8      0      0      0      0      0      0      0      0      0
March 25, 2017 ...............      7      0      0      0      0      0      0      0      0      0
March 25, 2018 ...............      5      0      0      0      0      0      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years) ....................   3.89   2.64   1.94   1.40   1.19   1.72   1.26   1.00   0.83   0.72
Weighted Average Life to
   Maturity (in years) .......   4.10   2.79   2.04   1.40   1.19   1.72   1.26   1.00   0.83   0.72

                                            CLASS 3-AV-2                      CLASS 3-AV-3
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............    100    100    100    100    100     80     73     66     58     50
March 25, 2007 ...............    100    100     94     60     29     62     47     34     21     10
March 25, 2008 ...............    100     67     23      0      0     43     24      8      0      0
March 25, 2009 ...............     82     51     23      0      0     29     18      8      0      0
March 25, 2010 ...............     68     38     20      0      0     24     14      7      0      0
March 25, 2011 ...............     56     29     13      0      0     20     10      5      0      0
March 25, 2012 ...............     47     22      0      0      0     17      8      0      0      0
March 25, 2013 ...............     39     16      0      0      0     14      6      0      0      0
March 25, 2014 ...............     32      0      0      0      0     12      0      0      0      0
March 25, 2015 ...............     27      0      0      0      0     10      0      0      0      0
March 25, 2016 ...............     22      0      0      0      0      8      0      0      0      0
March 25, 2017 ...............     18      0      0      0      0      6      0      0      0      0
March 25, 2018 ...............     15      0      0      0      0      5      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0

Weighted Average Life to
   Optional Termination (in
   years) ....................   7.56   4.89   3.27   2.19   1.82   3.80   2.55   1.81   1.32   1.12
Weighted Average Life to
   Maturity (in years) .......   8.15   5.28   3.53   2.19   1.82   4.02   2.69   1.90   1.32   1.12

                                      S-106

                                            CLASS MV-1                         CLASS MV-2
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2007 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2008 ...............    100    100    100     58      0    100    100    100    100      0
March 25, 2009 ...............     89     55     39     58      0     89     55     32     71      0
March 25, 2010 ...............     74     41     21      0      0     74     41     21      0      0
March 25, 2011 ...............     61     31     14      0      0     61     31     14      0      0
March 25, 2012 ...............     51     23      0      0      0     51     23      0      0      0
March 25, 2013 ...............     42     18      0      0      0     42     18      0      0      0
March 25, 2014 ...............     35      0      0      0      0     35      0      0      0      0
March 25, 2015 ...............     29      0      0      0      0     29      0      0      0      0
March 25, 2016 ...............     24      0      0      0      0     24      0      0      0      0
March 25, 2017 ...............     20      0      0      0      0     20      0      0      0      0
March 25, 2018 ...............     16      0      0      0      0     16      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
to Optional Termination
(in years) ...................   7.91   5.19   4.34   3.95   2.65   7.91   5.18   4.14   4.29   2.93
Weighted Average Life
to Maturity (in years) .......   8.53   5.59   4.61   5.08   2.65   8.50   5.55   4.38   4.48   2.93

                                            CLASS MV-3                         CLASS MV-4
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2007 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2008 ...............    100    100    100    100     56    100    100    100    100    100
March 25, 2009 ...............     89     55     32     16      0     89     55     32     16      0
March 25, 2010 ...............     74     41     21      0      0     74     41     21      0      0
March 25, 2011 ...............     61     31     14      0      0     61     31     14      0      0
March 25, 2012 ...............     51     23      0      0      0     51     23      0      0      0
March 25, 2013 ...............     42     18      0      0      0     42     18      0      0      0
March 25, 2014 ...............     35      0      0      0      0     35      0      0      0      0
March 25, 2015 ...............     29      0      0      0      0     29      0      0      0      0
March 25, 2016 ...............     24      0      0      0      0     24      0      0      0      0
March 25, 2017 ...............     20      0      0      0      0     20      0      0      0      0
March 25, 2018 ...............     16      0      0      0      0     16      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
to Optional Termination
(in years) ...................   7.91   5.17   4.07   3.80   3.36   7.91   5.16   4.03   3.65   3.65
Weighted Average Life
to Maturity (in years) .......   8.47   5.53   4.30   3.95   4.60   8.45   5.50   4.25   3.79   4.41

                                      S-107

                                            CLASS MV-5                         CLASS MV-6
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2007 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2008 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2009 ...............     89     55     32     16      0     89     55     32     16      0
March 25, 2010 ...............     74     41     21      0      0     74     41     21      0      0
March 25, 2011 ...............     61     31     14      0      0     61     31     14      0      0
March 25, 2012 ...............     51     23      0      0      0     51     23      0      0      0
March 25, 2013 ...............     42     18      0      0      0     42     18      0      0      0
March 25, 2014 ...............     35      0      0      0      0     35      0      0      0      0
March 25, 2015 ...............     29      0      0      0      0     29      0      0      0      0
March 25, 2016 ...............     24      0      0      0      0     24      0      0      0      0
March 25, 2017 ...............     20      0      0      0      0     20      0      0      0      0
March 25, 2018 ...............     16      0      0      0      0     16      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
to Optional Termination
(in years) ...................   7.91   5.16   4.02   3.57   3.62   7.91   5.16   3.99   3.51   3.45
Weighted Average Life
to Maturity (in years) .......   8.41   5.47   4.21   3.69   3.72   8.36   5.43   4.16   3.61   3.49

                                            CLASS MV-7                         CLASS MV-8
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2007 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2008 ...............    100    100    100    100    100    100    100    100    100    100
March 25, 2009 ...............     89     55     32     16      0     89     55     32     16      0
March 25, 2010 ...............     74     41     21      0      0     74     41     21      0      0
March 25, 2011 ...............     61     31     14      0      0     61     31     14      0      0
March 25, 2012 ...............     51     23      0      0      0     51     23      0      0      0
March 25, 2013 ...............     42     18      0      0      0     42     18      0      0      0
March 25, 2014 ...............     35      0      0      0      0     35      0      0      0      0
March 25, 2015 ...............     29      0      0      0      0     29      0      0      0      0
March 25, 2016 ...............     24      0      0      0      0     24      0      0      0      0
March 25, 2017 ...............     20      0      0      0      0     20      0      0      0      0
March 25, 2018 ...............     16      0      0      0      0     16      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
to Optional Termination
(in years) ...................   7.91   5.16   3.99   3.47   3.34   7.91   5.16   3.97   3.44   3.28
Weighted Average Life
to Maturity (in years) .......   8.29   5.38   4.12   3.54   3.36   8.19   5.31   4.04   3.47   3.29

                                      S-108

                                              CLASS BV                          CLASS A-R
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
March 25, 2006 ...............    100    100    100    100    100      0      0      0      0      0
March 25, 2007 ...............    100    100    100    100    100      0      0      0      0      0
March 25, 2008 ...............    100    100    100    100    100      0      0      0      0      0
March 25, 2009 ...............     89     55     32     16      0      0      0      0      0      0
March 25, 2010 ...............     74     41     21      0      0      0      0      0      0      0
March 25, 2011 ...............     61     31     12      0      0      0      0      0      0      0
March 25, 2012 ...............     51     23      0      0      0      0      0      0      0      0
March 25, 2013 ...............     42     18      0      0      0      0      0      0      0      0
March 25, 2014 ...............     35      0      0      0      0      0      0      0      0      0
March 25, 2015 ...............     29      0      0      0      0      0      0      0      0      0
March 25, 2016 ...............     24      0      0      0      0      0      0      0      0      0
March 25, 2017 ...............     20      0      0      0      0      0      0      0      0      0
March 25, 2018 ...............     16      0      0      0      0      0      0      0      0      0
March 25, 2019 ...............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
to Optional Termination
(in years) ...................   7.91   5.16   3.94   3.39   3.21   0.07   0.07   0.07   0.07   0.07
Weighted Average Life
to Maturity (in years) .......   8.03   5.20   3.95   3.39   3.21   0.07   0.07   0.07   0.07   0.07

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-109

ADDITIONAL INFORMATION

     The Depositor has filed and in the future may file certain additional yield tables and other computational materials with respect to the Offered
Certificates with the Securities and Exchange Commission in a report on Form
8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling
Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase price of the Initial Mortgage Loans on the
Closing Date and deposit the Pre-Funded Amount, if any, in the Pre-Funding
Account.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund (exclusive of the Credit
Comeback Excess Account, the Carryover Reserve Fund and the Pre-Funding Account
and the Trust Fund's rights with respect to payments received under the Corridor
Contracts) will consist of one or more REMICs in a tiered structure. The highest
REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master
REMIC will be referred to as an "UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the "UNDERLYING
REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMICs will consist of the
Mortgage Loans and any other assets designated in the Pooling and Servicing
Agreement. The Master REMIC will issue the Senior Certificates and the
Subordinate Certificates (together, excluding the Class A-R Certificate, the
"REGULAR CERTIFICATES"), which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES")
will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests.
Aggregate distributions on the underlying REMIC Regular Interests held by the
Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

     All classes of the Regular Certificates will be treated as representing interests in REMIC regular interests (the "REMIC REGULAR INTEREST COMPONENT")
and entitlement to receive payments of Net Rate Carryover (the "NET RATE
CARRYOVER COMPONENT"). Holders of the Regular Certificates ("REGULAR
CERTIFICATEHOLDERS") must allocate the purchase price for their Regular
Certificates between the REMIC Regular Interest Component and the Net Rate
Carryover Component.

     Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP ("TAX
COUNSEL"), will deliver its opinion concluding, assuming compliance with the
Pooling and Servicing Agreement, for federal income tax purposes, that each
REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code , and that the Regular
Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the
Regular Certificates with respect to Net Rate Carryover will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations Section 1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

     The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular
Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

                                     S-110

     The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the
Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt
Securities" in the prospectus.

     If the holders of any Regular Certificates are treated as acquiring their
REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences --
Taxation of Debt Securities" in the prospectus.

TAXATION OF THE NET RATE CARRYOVER COMPONENTS OF THE REGULAR CERTIFICATES

In General

     The following discussions assume that the rights and obligations of the holders of the Regular Certificates and Class CF and Class CV Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the
Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

     For tax information reporting purposes, the Trustee (1) will treat the Net
Rate Carryover rights of the Regular Certificateholders as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest
Components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular
Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular
Certificates has a greater value. In either case, the REMIC Regular Interest
Component of the Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium
(which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences --
Taxation of Debt Securities" in the prospectus. In addition, the Net Rate
Carryover Component could be viewed as having been purchased at a higher cost.
These changes could affect the timing and amount of income and deductions on the
REMIC Regular Interest Component and Net Rate Carryover Component.

     The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related
REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a
Certificate.

     Any payments received by a holder of a Regular Certificate as Net Rate
Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Net Rate
Carryover Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the

                                     S-111

periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

DISPOSITIONS OF REGULAR CERTIFICATES

     Upon the sale, exchange, or other disposition of a Regular Certificate, the
Regular Certificateholder must allocate the amount realized between the REMIC
Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as "capital assets" within the meaning of
Section 1221 of the Code, any gain or loss on the disposition of the Net Rate
Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

          (1)  the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate

               over

          (2)  the amount actually included in such holder's income.

TAX TREATMENT FOR CERTAIN PURPOSES

     As described more fully under "Material Federal Income Tax Consequences--
Taxation of the REMIC and Its Holders" in the prospectus, the REMIC Regular
Interest Components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under
Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the Trust Fund will be so treated, and income on the REMIC Regular
Interest Components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the Trust Fund will be so treated. The
Net Rate Carryover Component of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. In addition, because of the Net Rate
Carryover Components, holders of the Regular Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

INTEGRATION

     Under certain specific conditions, debt instruments and interests in notional principal contracts may be integrated, for federal income tax purposes, into a single "synthetic" debt instrument. Regular Certificateholders should consult their tax advisors concerning the possibility and consequences of integrating their interests in the REMIC Regular Interest Components and their positions with respect to Net Rate Carryover.

THE CARRYOVER RESERVE FUND

     The Class CF and Class CV certificateholders will be taxable on the earnings of the Carryover Reserve Fund whether those earnings are distributed directly to the Class CF and Class CV certificateholders or paid to the Regular
Certificateholders and taxable to such certificateholders as part of Net Rate
Carryover.

                                     S-112

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a
Residual Certificate recognized by a holder may be treated as "excess inclusion"
income, which with limited exceptions, cannot be reduced by deductions
(including net operating losses) and in all cases, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Purchasers of a Residual Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal
Income Tax Consequences -- Taxation of Holders of Residual Interest Securities"
in the prospectus. In particular, prospective holders of Residual Certificates should consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential"
residual interest, or as both. Among other things, holders of Noneconomic
Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income
Tax Consequences -- Taxation of Holders of Residual Interest Securities --
Restrictions on Ownership and Transfer of Residual Interest Securities," and
"Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors"
in the prospectus.

     Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Taxation of the REMIC" in the prospectus.

     As a result of the Economic Growth and Tax Relief Reconciliation Act of
2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                     S-113

                                   OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

     ALL INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL,
STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF
THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), prohibits "PARTIES IN INTEREST" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "DISQUALIFIED
PERSONS" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section
(collectively with employee benefit plans subject to ERISA, "PLANS"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the
Plan) should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such
Certificates. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any such plan which is qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered
Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the Certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

     The U.S. Department of Labor has granted to each of the underwriters substantially identical administrative exemptions (collectively, the
"EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemptions are met.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the
Closing Date, instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

     For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

                                     S-114

     It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating
Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An
Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of
Prohibited Transaction Class Exemption 95-60.

     THE CLASS A-R CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR
ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY UNDERWRITER.
CONSEQUENTLY, THE CLASS A-R CERTIFICATES MAY BE TRANSFERRED ONLY IF THE TRUSTEE
RECEIVES:

     o    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO
          AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE
          TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR
          USING A PLAN'S ASSETS TO EFFECT THE TRANSFER; OR

     o    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE
          AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF
          OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT
          PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND
          WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION
          IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
          AGREEMENT.

     IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR
A PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS IS INITIATED
WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION
SHALL BE VOID.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets
Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered
Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the
Plan's investment portfolio.

     The sale of the Offered Certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by
Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

     [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                     S-115

                             METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the
Depositor, the Sellers and the Master Servicer), Bear, Stearns & Co. Inc. and
Greenwich Capital Markets, Inc. (collectively, the "UNDERWRITERS"), the
Depositor has agreed to sell the Offered Certificates (other than the Class A-R
Certificates) (the "UNDERWRITTEN CERTIFICATES") to the Underwriters, and each
Underwriter has severally agreed to purchase from the Depositor the initial
Certificate Principal Balance of each class of the Underwritten Certificates set forth under its name below. It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately
$2,982,838,394, before deducting issuance expenses payable by the Depositor, estimated to be approximately $1,275,000.

                          COUNTRYWIDE
                           SECURITIES      BEAR, STEARNS &   GREENWICH CAPITAL
CLASS                     CORPORATION          CO. INC.        MARKETS, INC.
--------------------   -----------------   ---------------   -----------------
Class AF-1..........   $  178,620,300.00   $  9,923,350.00    $  9,923,350.00
Class AF-2..........   $   20,191,500.00   $  1,121,750.00    $  1,121,750.00
Class AF-3..........   $  117,517,500.00   $  6,528,750.00    $  6,528,750.00
Class AF-4..........   $   32,060,700.00   $  1,781,150.00    $  1,781,150.00
Class AF-5A.........   $   35,550,000.00   $  1,975,000.00    $  1,975,000.00
Class AF-5B.........   $   27,000,000.00   $  1,500,000.00    $  1,500,000.00
Class AF-6..........   $   54,000,000.00   $  3,000,000.00    $  3,000,000.00
Class MF-1..........   $   15,120,000.00   $    840,000.00    $    840,000.00
Class MF-2..........   $   13,230,000.00   $    735,000.00    $    735,000.00
Class MF-3..........   $    8,100,000.00   $    450,000.00    $    450,000.00
Class MF-4..........   $    8,100,000.00   $    450,000.00    $    450,000.00
Class MF-5..........   $    6,750,000.00   $    375,000.00    $    375,000.00
Class MF-6..........   $    6,480,000.00   $    360,000.00    $    360,000.00
Class MF-7..........   $    5,400,000.00   $    300,000.00    $    300,000.00
Class MF-8..........   $    5,400,000.00   $    300,000.00    $    300,000.00
Class BF............   $    5,400,000.00   $    300,000.00    $    300,000.00
Class 1-AV-1........   $  406,757,700.00   $ 22,597,650.00    $ 22,597,650.00
Class 1-AV-2........   $  206,784,900.00   $ 11,488,050.00    $ 11,488,050.00
Class 1-AV-3........   $   22,451,400.00   $  1,247,300.00    $  1,247,300.00
Class 2-AV-1........   $  504,793,800.00   $ 28,044,100.00    $ 28,044,100.00
Class 2-AV-2........   $  126,198,000.00   $  7,011,000.00    $  7,011,000.00
Class 3-AV-2........   $  259,129,800.00   $ 14,396,100.00    $ 14,396,100.00
Class 3-AV-3........   $  144,118,800.00   $  8,006,600.00    $  8,006,600.00
Class 3-AV-3........   $   44,805,600.00   $  2,489,200.00    $  2,489,200.00
Class MV-1..........   $  112,320,000.00   $  6,240,000.00    $  6,240,000.00
Class MV-2..........   $   74,520,000.00   $  4,140,000.00    $  4,140,000.00
Class MV-3..........   $   45,360,000.00   $  2,520,000.00    $  2,520,000.00
Class MV-4..........   $   42,120,000.00   $  2,340,000.00    $  2,340,000.00
Class MV-5..........   $   38,880,000.00   $  2,160,000.00    $  2,160,000.00
Class MV-6..........   $   36,720,000.00   $  2,040,000.00    $  2,040,000.00
Class MV-7..........   $   33,480,000.00   $  1,860,000.00    $  1,860,000.00
Class MV-8..........   $   27,000,000.00   $  1,500,000.00    $  1,500,000.00
Class BV............   $   27,000,000.00   $  1,500,000.00    $  1,500,000.00
                       -----------------   ---------------   ----------------
   Total............   $2,691,360,000.00   $149,520,000.00    $149,520,000.00

                                      S-116

          The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each
Underwriter may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                               SELLING    REALLOWANCE
CLASS                                        CONCESSION     DISCOUNT
-----                                        ----------   -----------
Class AF-1................................     0.0313%      0.0157%
Class AF-2................................     0.0625%      0.0313%
Class AF-3................................     0.1000%      0.0500%
Class AF-4................................     0.1200%      0.0600%
Class AF-5A...............................     0.2500%      0.1250%
Class AF-5B...............................     0.2500%      0.1250%
Class AF-6................................     0.2000%      0.1000%
Class MF-1................................     0.3000%      0.1500%
Class MF-2................................     0.4000%      0.2000%
Class MF-3................................     0.4500%      0.2250%
Class MF-4................................     0.5000%      0.2500%
Class MF-5................................     0.5500%      0.2750%
Class MF-6................................     0.6000%      0.3000%
Class MF-7................................     0.7500%      0.3750%
Class MF-8................................     1.0000%      0.5000%
Class BF..................................     1.2500%      0.6250%
Class 1-AV-1..............................     0.0300%      0.0150%
Class 1-AV-2..............................     0.0700%      0.0350%
Class 1-AV-3..............................     0.1250%      0.0625%
Class 2-AV-1..............................     0.0700%      0.0350%
Class 2-AV-2..............................     0.0700%      0.0350%
Class 3-AV-1..............................     0.0300%      0.0150%
Class 3-AV-2..............................     0.0700%      0.0350%
Class 3-AV-3..............................     0.1500%      0.0750%
Class MV-1................................     0.2000%      0.1000%
Class MV-2................................     0.2500%      0.1250%
Class MV-3................................     0.3500%      0.1750%
Class MV-4................................     0.5150%      0.2575%
Class MV-5................................     0.6000%      0.3000%
Class MV-6................................     0.7000%      0.3500%
Class MV-7................................     0.8000%      0.4000%
Class MV-8................................     1.0000%      0.5000%
Class BV..................................     1.2500%      0.6250%

          After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

          The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no
Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

          Until the distribution of the Underwritten Certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the
Underwriters and certain selling group members to bid for and purchase the
Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the
Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten
Certificates.

                                      S-117

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten
Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the
"SECURITIES ACT").

          The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R
Certificates may be offered by Countrywide Home Loans (or an affiliate) or the
Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters"
within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

          Bear, Stearns & Co. Inc., one of the Underwriters, is an affiliate of the Corridor Contract Counterparty.

                                  LEGAL MATTERS

          The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by
Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                     EXPERTS

          The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing.
The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance
Corporation's methods of accounting for variable interest entities and stock-based compensation.

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                                      S-118

                                     RATINGS

          It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody's Investors Service, Inc.
("MOODY'S") and Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.("S&P") and together with Moody's, the "RATING
AGENCIES").

        MOODY'S     S&P             MOODY'S     S&P
CLASS    RATING   RATING    CLASS    RATING   RATING
-----   -------   ------   ------   -------   ------
AF-1      Aaa      AAA     1-AV-1     Aaa      AAA
AF-2      Aaa      AAA     1-AV-2     Aaa      AAA
AF-3      Aaa      AAA     1-AV-3     Aaa      AAA
AF-4      Aaa      AAA     2-AV-1     Aaa      AAA
AF-5A     Aaa      AAA     2-AV-2     Aaa      AAA
AF-5B     Aaa      AAA     3-AV-1     Aaa      AAA
AF-6      Aaa      AAA     3-AV-2     Aaa      AAA
A-R       Aaa      AAA     3-AV-3     Aaa      AAA
MF-1      Aa1      AA+     MV-1       Aa1      AA+
MF-2      Aa2      AA      MV-2       Aa2      AA
MF-3      Aa3      AA-     MV-3       Aa3      AA-
MF-4      A1       A+      MV-4       A1       A+
MF-5      A2       A       MV-5       A2       A
MF-6      A3       A-      MV-6       A3       A-
MF-7      Baa1     BBB+    MV-7       Baa1     BBB+
MF-8      Baa2     BBB     MV-8       Baa2     BBB
BF        Baa3     BBB-    BV         Baa3     BBB-

          The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The ratings assigned to the Class
AF-5B Certificates are without regard to the Class AF-5B Policy.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

          The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

                                      S-119

                             INDEX OF DEFINED TERMS

2001 Act...................................................................S-113
2003 Act...................................................................S-113
Accrual Period..............................................................S-44
Adjustable Rate Cumulative Loss Trigger Event...............................S-62
Adjustable Rate Delinquency Trigger Event...................................S-61
Adjustable Rate Loan Group Excess Cashflow..................................S-66
Adjustable Rate Mortgage Loans..............................................S-20
Adjustable Rate OC Floor....................................................S-60
Adjustable Rate Overcollateralization Deficiency Amount.....................S-61
Adjustable Rate Overcollateralization Target Amount.........................S-61
Adjustable Rate Overcollateralized Amount...................................S-61
Adjustable Rate Prepayment Vector...........................................S-90
Adjustable Rate Senior Enhancement Percentage...............................S-61
Adjustable Rate Stepdown Date...............................................S-61
Adjustable Rate Subordinate Certificates....................................S-37
Adjustable Rate Subordinate Class Principal Distribution Amount.............S-58
Adjustable Rate Subordinate Corridor Contract...............................S-69
Adjustable Rate Subordinate Corridor Contract Ceiling Rate..................S-73
Adjustable Rate Subordinate Corridor Contract Notional Balance..............S-73
Adjustable Rate Subordinate Corridor Contract Strike Rate...................S-73
Adjustable Rate Subordinate Corridor Contract Termination Date..............S-73
Adjustable Rate Trigger Event...............................................S-61
Adjusted Net Mortgage Rate..................................................S-47
Adjustment Date.............................................................S-21
Advance.....................................................................S-36
Applied Realized Loss Amount................................................S-81
ARPV........................................................................S-90
Bankruptcy Rate.............................................................S-35
beneficial owner............................................................S-39
Book-Entry Certificates.....................................................S-38
Business Day................................................................S-44
Carryover Reserve Fund......................................................S-75
Certificate Account.........................................................S-39
Certificate Owners..........................................................S-38
Certificate Principal Balance...............................................S-37
Certificates................................................................S-37
Class 1-AV Certificates.....................................................S-37
Class 1-AV Corridor Contract................................................S-68
Class 1-AV Corridor Contract Ceiling Rate...................................S-70
Class 1-AV Corridor Contract Notional Balance...............................S-70
Class 1-AV Corridor Contract Strike Rate....................................S-70
Class 1-AV Corridor Contract Termination Date...............................S-73
Class 1-AV Principal Distribution Amount....................................S-56
Class 1-AV Principal Distribution Target Amount.............................S-56
Class 2-AV Certificates.....................................................S-37
Class 2-AV Corridor Contract................................................S-68
Class 2-AV Corridor Contract Ceiling Rate...................................S-71
Class 2-AV Corridor Contract Notional Balance...............................S-71
Class 2-AV Corridor Contract Strike Rate....................................S-71
Class 2-AV Corridor Contract Termination Date...............................S-73
Class 2-AV Principal Distribution Amount....................................S-56
Class 2-AV Principal Distribution Target Amount.............................S-57
Class 3-AV Certificates.....................................................S-37
Class 3-AV Corridor Contract................................................S-69
Class 3-AV Corridor Contract Ceiling Rate...................................S-72
Class 3-AV Corridor Contract Notional Balance...............................S-72
Class 3-AV Corridor Contract Strike Rate....................................S-72
Class 3-AV Corridor Contract Termination Date...............................S-73
Class 3-AV Principal Distribution Amount....................................S-57
Class 3-AV Principal Distribution Target Amount.............................S-57
Class AF Certificates.......................................................S-37
Class AF Principal Distribution Amount......................................S-56
Class AF-1 Corridor Contract................................................S-68
Class AF-1 Corridor Contract Ceiling Rate...................................S-70
Class AF-1 Corridor Contract Notional Balance...............................S-70
Class AF-1 Corridor Contract Strike Rate....................................S-70
Class AF-1 Corridor Contract Termination Date...............................S-73
Class AF-5 Certificates.....................................................S-37
Class AF-5B Available Funds.................................................S-77
Class AF-5B Insurer.........................................................S-75
Class AF-5B Policy..........................................................S-75
Class AF-5B Policy Premium Rate.............................................S-48
Class AF-5B Reimbursement Amount............................................S-48
Class AV  Certificates......................................................S-37
Class AV Principal Distribution Allocation Amount...........................S-56
Class AV Principal Distribution Target Amount...............................S-56
Code................................................................S-110, S-112

                                     S-120

Corridor Contract Administrator.............................................S-69
Corridor Contract Ceiling Rate..............................................S-73
Corridor Contract Counterparty..............................................S-68
Corridor Contract Notional Balance..........................................S-73
Corridor Contract Strike Rate...............................................S-73
Corridor Contract Termination Date..........................................S-74
Corridor Contracts..........................................................S-69
Co-Trustee..................................................................S-23
Countrywide Financial.......................................................S-33
Countrywide Home Loans................................................S-21, S-33
Countrywide Servicing.......................................................S-32
CPR.........................................................................S-90
Credit Bureau Risk Score....................................................S-32
Credit Comeback Excess Account........................................S-22, S-80
Credit Comeback Excess Amount...............................................S-22
Credit Comeback Excess Cashflow.............................................S-63
credit comeback loans.......................................................S-22
Current Interest............................................................S-47
Cut-off Date................................................................S-23
debt-to-income ratio........................................................S-28
Deficiency Amount...........................................................S-77
Definitive Certificate......................................................S-39
Delay Delivery Mortgage Loans...............................................S-86
Deleted Mortgage Loan.......................................................S-25
Depositor...................................................................S-20
Detailed Description........................................................S-20
Determination Date..........................................................S-23
disqualified persons.......................................................S-114
Distribution Account........................................................S-43
Distribution Account Deposit Date...........................................S-41
Distribution Date...........................................................S-43
DTC.........................................................................S-38
Due Dates...................................................................S-36
Due for Payment.............................................................S-78
Due Period..................................................................S-43
ERISA......................................................................S-114
Euroclear...................................................................S-38
Excess Corridor Contract Payment............................................S-69
Exemption..................................................................S-114
Expense Fee Rate............................................................S-47
Extra Principal Distribution Amount.........................................S-59
Final Recovery Determination................................................S-40
Five-Year Hybrid Mortgage Loans.............................................S-22
Fixed 30-Year Interest-Only Loan............................................S-22
Fixed Rate Credit Comeback Loans............................................S-22
Fixed Rate Cumulative Loss Trigger Event....................................S-60
Fixed Rate Delinquency Trigger Event........................................S-60
Fixed Rate Loan Group Excess Cashflow.......................................S-63
Fixed Rate Mortgage Loans...................................................S-20
Fixed Rate OC Floor.........................................................S-59
Fixed Rate Overcollateralization Deficiency Amount..........................S-59
Fixed Rate Overcollateralization Target Amount..............................S-59
Fixed Rate Overcollateralized Amount........................................S-59
Fixed Rate Prepayment Vector................................................S-90
Fixed Rate Senior Enhancement Percentage....................................S-60
Fixed Rate Stepdown Date....................................................S-60
Fixed Rate Subordinate Certificates.........................................S-37
Fixed Rate Subordinate Class Principal Distribution Amount..................S-57
Fixed Rate Trigger Event....................................................S-60
Foreclosure Rate............................................................S-35
FRPV........................................................................S-90
Full Doc Program............................................................S-29
Funding Period..............................................................S-26
Global Securities............................................................I-1
Gross Margin................................................................S-21
Group 3 Sequential Trigger Event............................................S-62
Group 4 Sequential Trigger Event............................................S-62
Initial Cut-off Date........................................................S-20
Initial Cut-off Date Pool Principal Balance.................................S-20
Initial Cut-off Date Principal Balance......................................S-20
Initial Mortgage Loans......................................................S-20
Initial Mortgage Pool.......................................................S-20
Initial Periodic Rate Cap...................................................S-21
Insurance Proceeds..........................................................S-40
Insured Amounts.............................................................S-78
Insured Payments............................................................S-78
Interest Carry Forward Amount...............................................S-47
Interest Determination Date.................................................S-74
Interest Funds..............................................................S-47
Interest Remittance Amount..................................................S-41
Last Scheduled Distribution Date............................................S-89
Late Payment Rate...........................................................S-78
LIBOR Business Day..........................................................S-74
Liquidation Proceeds........................................................S-40
Loan Group..................................................................S-21
Loan Group 1................................................................S-21
Loan Group 2................................................................S-21
Loan Group 3................................................................S-21
Loan Group 4................................................................S-21
Loan-to-Value Ratio.........................................................S-22
Master REMIC...............................................................S-110
Master Servicer.............................................................S-32
Master Servicer Advance Date................................................S-36
Maximum Mortgage Rate.......................................................S-22
Minimum Mortgage Rate.......................................................S-25
Modeling Assumptions........................................................S-90
Moody's....................................................................S-119
Mortgage Index..............................................................S-21
Mortgage Loans..............................................................S-24
Mortgage Notes..............................................................S-21
Mortgage Rate...............................................................S-21
Mortgaged Properties........................................................S-21
NAS Principal Distribution Amount...........................................S-59
Net Corridor Contract Payment...............................................S-69
Net Mortgage Rate...........................................................S-36
net rate cap................................................................S-13
Net Rate Cap................................................................S-47
Net Rate Carryover..........................................................S-49
Net Rate Carryover Component...............................................S-110

                                     S-121

NIM Insurer............................................................S-1, S-85
NIM Insurer Default.........................................................S-18
Nonpayment..................................................................S-78
Offered Certificates........................................................S-37
OID........................................................................S-111
One-Month LIBOR.............................................................S-74
Optional Termination Date...................................................S-83
Order.......................................................................S-77
Participants................................................................S-39
parties in interest........................................................S-114
Pass-Through Margin.........................................................S-49
Pass-Through Rate...........................................................S-47
Percentage Interest.........................................................S-44
Plans......................................................................S-114
Pooling and Servicing Agreement.............................................S-23
Preference Amount...........................................................S-78
Pre-Funded Amount...........................................................S-26
Pre-Funding Account.........................................................S-26
Prepayment Interest Excess..................................................S-36
Prepayment Interest Shortfall...............................................S-36
Prepayment Models...........................................................S-90
Prepayment Period...........................................................S-23
Principal Distribution Amount...............................................S-56
Principal Remittance Amount.................................................S-42
Purchase Price..............................................................S-25
Rating Agencies............................................................S-119
Realized Loss...............................................................S-63
Record Date.................................................................S-43
Reference Bank Rate.........................................................S-74
Reference Banks.............................................................S-75
Regular Certificateholders.................................................S-110
Regular Certificates.......................................................S-110
Reimbursement Amount........................................................S-78
related subordinate classes.................................................S-10
Relief Act..................................................................S-17
REMIC Regular Interest Component...........................................S-110
REO Property................................................................S-36
Replacement Mortgage Loan...................................................S-25
Required Secondary Carryover Reserve Fund Deposit...........................S-75
Residual Certificates................................................S-63, S-110
Rolling Sixty-Day Delinquency Rate..........................................S-62
S&P........................................................................S-119
Scheduled Payments..........................................................S-21
Securities Act.............................................................S-118
Seller......................................................................S-21
Seller Shortfall Interest Requirement.......................................S-42
Senior Certificates.........................................................S-37
Servicing Fee...............................................................S-36
Servicing Fee Rate..........................................................S-36
Sixty-Day Delinquency Rate..................................................S-62
Stated Income Program.......................................................S-29
Stated Principal Balance....................................................S-23
Statistical Calculation Date................................................S-20
Statistical Calculation Pool................................................S-20
Statistical Calculation Pool Mortgage Loans.................................S-20
Subordinate Certificates....................................................S-37
subordination...............................................................S-10
Subsequent Cut-off Date.....................................................S-26
Subsequent Mortgage Loans...................................................S-26
Subsequent Periodic Rate Cap................................................S-21
Subsequent Recoveries.......................................................S-40
Subsequent Transfer Date....................................................S-26
Tax Counsel................................................................S-110
Three-Year Hybrid Mortgage Loans............................................S-22
Trustee.....................................................................S-23
Trustee Fee.................................................................S-43
Trustee's Mortgage File.....................................................S-24
Two-Year Hybrid Mortgage Loans..............................................S-22
U.S. Person..................................................................I-4
underlying REMIC...........................................................S-110
underlying REMIC Regular Interests.........................................S-110
Underwriters...............................................................S-116
Underwritten Certificates..................................................S-116
Unpaid Realized Loss Amount.................................................S-62

                                     S-122

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

     The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the
Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2, Loan
Group 3, Loan Group 4 and Loan Group 2, Loan Group 3 and Loan Group 4 as a
whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date Pool
Principal Balance representing Loan Group 1, Loan Group 2, Loan Group 3, Loan
Group 4 or the aggregate of Loan Group 2, Loan Group 3 and Loan Group 4. The sum
of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau
Risk Score is unknown.

                                  LOAN GROUP 1

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU      VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE    RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Fixed 10-Year ................         1     $     81,791       0.02%      $ 81,791     7.530%    117.00         666        80.0%
Fixed 15-Year ................       153       19,870,899       5.01        129,875     7.110     178.51         597        73.6
Fixed 15-Year - Credit
   Comeback ..................        16        1,733,079       0.44        108,317     8.211     178.35         576        83.9
Fixed 20-Year ................         6          940,250       0.24        156,708     7.558     237.99         602        85.4
Fixed 30-Year ................     1,751      307,748,580      77.61        175,756     6.969     358.42         615        75.9
Fixed 30-Year - Credit
   Comeback ..................       165       25,591,533       6.45        155,100     8.015     358.66         596        81.9
Fixed 30-Year - Interest
   Only ......................       172       40,406,614      10.19        234,922     6.697     358.59         628        77.0
30/15 Fixed Balloon ..........         2          151,425       0.04         75,712     7.531     178.46         647        81.5
                                   -----     ------------     ------       --------     -----     ------         ---        ----
      Total/Avg./Wtd. Avg ....     2,266     $396,524,171     100.00%      $174,989     7.023%    348.24         614        76.3%
                                   =====     ============     ======

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Fixed 120.....................         1     $     81,791       0.02%      $ 81,791    7.530%      117.00        666        80.0%
Fixed 180.....................       171       21,755,402       5.49        127,225    7.201       178.50        596        74.4
Fixed 240.....................         6          940,250       0.24        156,708    7.558       237.99        602        85.4
Fixed 360.....................     2,088      373,746,728      94.26        178,997    7.011       358.45        615        76.4
                                   -----     ------------     ------       --------    -----       ------        ---        ----
   Total/Avg./Wtd. Avg........     2,266     $396,524,171     100.00%      $174,989    7.023%      348.24        614        76.3%
                                   =====     ============     ======

                                       A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

$ 25,000.01 - $ 50,000.00.....        15     $    732,939       0.18%      $ 48,863    8.543%      284.72        602        69.6%
$ 50,000.01 - $ 75,000.00.....       163       10,654,670       2.69         65,366    7.969       322.81        608        72.9
$ 75,000.01 - $100,000.00.....       335       29,509,652       7.44         88,089    7.618       334.76        605        76.6
$100,000.01 - $150,000.00.....       577       72,140,591      18.19        125,027    7.329       346.75        611        78.3
$150,000.01 - $200,000.00.....       464       80,329,027      20.26        173,123    7.043       348.91        607        75.2
$200,000.01 - $250,000.00.....       292       65,068,763      16.41        222,838    6.783       349.14        614        74.9
$250,000.01 - $300,000.00.....       185       50,800,483      12.81        274,597    6.759       350.53        618        76.5
$300,000.01 - $350,000.00.....       112       36,460,146       9.19        325,537    6.746       353.93        615        77.5
$350,000.01 - $400,000.00.....        74       27,609,822       6.96        373,106    6.779       356.31        632        79.1
$400,000.01 - $450,000.00.....        27       11,386,103       2.87        421,708    6.792       352.10        630        75.5
$450,000.01 - $500,000.00.....        12        5,664,386       1.43        472,032    6.597       358.34        640        76.5
$500,000.01 - $550,000.00.....         2        1,067,831       0.27        533,916    6.500       358.49        635        64.8
$550,000.01 - $600,000.00.....         4        2,316,957       0.58        579,239    6.772       358.50        647        68.8
$650,000.01 - $700,000.00.....         2        1,360,491       0.34        680,245    6.570       359.00        603        64.3
$700,000.01 - $750,000.00.....         2        1,422,309       0.36        711,155    7.249       358.49        629        80.7
                                   -----     ------------     ------       --------    -----       ------        ---        ----
   Total/Avg./Wtd. Avg........     2,266     $396,524,171     100.00%      $174,989    7.023%      348.24        614        76.3%
                                   =====     ============     ======

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF CURRENT MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU      VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE    RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

 5.001 -  5.500...............         9     $  2,481,428       0.63%      $275,714     5.472%    358.34         660        66.2%
 5.501 -  6.000 ..............       145       32,097,658       8.09        221,363     5.887     347.18         645        68.5
 6.001 -  6.500...............       428       89,349,720      22.53        208,761     6.368     349.82         625        72.4
 6.501 -  7.000 ..............       671      128,962,125      32.52        192,194     6.821     350.07         614        75.5
 7.001 -  7.500...............       351       57,206,789      14.43        162,982     7.322     347.57         609        79.1
 7.501 -  8.000...............       331       47,959,148      12.09        144,892     7.798     346.76         604        82.0
 8.001 -  8.500...............       140       18,077,233       4.56        129,123     8.343     342.50         589        83.8
 8.501 -  9.000...............        91        9,939,748       2.51        109,228     8.772     341.04         577        84.6
 9.001 -  9.500...............        47        4,987,352       1.26        106,114     9.333     339.65         571        84.2
 9.501 - 10.000...............        21        2,402,510       0.61        114,405     9.778     332.48         557        85.6
10.001 - 10.500...............        16        1,436,285       0.36         89,768    10.314     358.27         553        86.4
10.501 - 11.000...............        10        1,091,316       0.28        109,132    10.758     329.62         551        88.1
11.001 - 11.500...............         1           62,380       0.02         62,380    11.500     359.00         533        80.0
11.501 - 12.000...............         4          409,496       0.10        102,374    11.722     356.54         617        85.5
12.001 - 12.500...............         1           60,983       0.02         60,983    12.125     359.00         613       100.0
                                   -----     ------------     ------       --------    ------     ------         ---       -----
   Total/Avg./Wtd. Avg........     2,266     $396,524,171     100.00%      $174,989     7.023%    348.24         614        76.3%
                                   =====     ============     ======

                                       A-2

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

  1 - 120.....................         1     $     81,791       0.02%      $ 81,791    7.530%      117.00        666        80.0%
121 - 180.....................       171       21,755,402       5.49        127,225    7.201       178.50        596        74.4
181 - 300.....................         6          940,250       0.24        156,708    7.558       237.99        602        85.4
301 - 360.....................     2,088      373,746,728      94.26        178,997    7.011       358.45        615        76.4
                                   -----     ------------     ------       --------    -----       ------        ---        -----
   Total/Avg./Wtd. Avg........     2,266     $396,524,171     100.00%      $174,989    7.023%      348.24        614        76.3%
                                   =====     ============     ======

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF LOAN-TO-VALUE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATIOS (%)                         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

50.00 or Less.................       148     $ 22,366,935       5.64%      $151,128    6.493%      340.90        609        42.0%
50.01 -  55.00................        55        9,367,223       2.36        170,313    6.489       340.69        600        52.9
55.01 -  60.00................        76       14,387,197       3.63        189,305    6.566       347.45        610        57.8
60.01 -  65.00................       117       22,756,694       5.74        194,502    6.691       350.07        594        63.0
65.01 -  70.00................       187       32,698,647       8.25        174,859    6.827       349.38        595        68.2
70.01 -  75.00................       239       44,347,510      11.18        185,554    6.987       350.28        594        73.6
75.01 -  80.00................       696      117,757,916      29.70        169,192    6.997       348.24        625        79.3
80.01 -  85.00................       263       51,708,951      13.04        196,612    7.168       351.71        613        83.8
85.01 -  90.00................       329       57,403,033      14.48        174,477    7.335       347.80        621        89.1
90.01 -  95.00................        78       12,991,162       3.28        166,553    7.567       342.48        630        93.6
95.01 - 100.00................        78       10,738,903       2.71        137,678    7.931       348.17        651        99.2
                                   -----     ------------     ------       --------    -----       ------        ---        -----
   Total/Avg./Wtd. Avg........     2,266     $396,524,171     100.00%      $174,989    7.023%      348.24        614        76.3%
                                   =====     ============     ======

                                       A-3

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        24    $  2,658,073       0.67%      $110,753    7.986%      335.70       587       82.4%
Alaska........................         6       1,270,037       0.32        211,673    7.477       358.86       651       79.9
Arizona.......................        60       9,155,285       2.31        152,588    7.063       348.67       613       77.6
Arkansas......................         6         729,197       0.18        121,533    8.543       358.03       565       79.1
California....................       498     118,336,234      29.84        237,623    6.604       350.46       616       72.0
Colorado......................        28       4,474,732       1.13        159,812    7.173       350.41       611       79.3
Connecticut...................        37       7,993,265       2.02        216,034    6.885       350.31       624       80.8
Delaware......................         6         752,881       0.19        125,480    7.271       325.41       586       80.7
District of Columbia..........         6       1,688,355       0.43        281,393    7.484       358.77       603       78.5
Florida.......................       233      34,110,668       8.60        146,398    7.135       346.89       613       78.3
Georgia.......................        44       5,921,145       1.49        134,571    7.933       346.59       623       84.1
Hawaii........................        35       8,004,610       2.02        228,703    6.794       355.81       632       76.3
Idaho.........................        19       2,873,773       0.72        151,251    7.230       358.57       633       76.0
Illinois......................        44       6,647,681       1.68        151,084    7.366       347.22       614       79.8
Indiana.......................        21       2,041,201       0.51         97,200    7.660       357.86       610       84.9
Iowa..........................         3         421,023       0.11        140,341    8.191       266.47       610       91.1
Kansas........................        11       1,109,374       0.28        100,852    7.885       314.70       639       91.4
Kentucky......................         9       1,055,620       0.27        117,291    7.656       312.94       588       78.6
Louisiana.....................        36       4,919,310       1.24        136,648    7.483       328.53       600       82.9
Maine.........................         8       1,056,639       0.27        132,080    7.138       338.36       593       79.9
Maryland......................        42       9,230,790       2.33        219,781    7.132       351.54       600       74.7
Massachusetts.................        48      10,466,755       2.64        218,057    6.856       353.63       596       71.9
Michigan......................        31       4,127,818       1.04        133,155    7.357       344.27       601       80.2
Minnesota.....................        17       3,086,445       0.78        181,556    7.017       344.95       610       78.9
Mississippi...................        11       1,408,557       0.36        128,051    7.803       350.75       612       86.2
Missouri......................        38       4,582,920       1.16        120,603    7.566       349.14       603       85.1
Montana.......................         5         621,442       0.16        124,288    7.086       328.66       592       79.6
Nebraska......................         6         939,176       0.24        156,529    7.740       314.01       635       87.9
Nevada........................        60      11,512,012       2.90        191,867    6.945       358.50       606       75.1
New Hampshire.................        19       4,092,433       1.03        215,391    6.735       346.79       606       77.0
New Jersey....................        51      10,743,677       2.71        210,660    7.160       354.39       609       74.2
New Mexico....................        12       1,445,902       0.36        120,492    7.717       351.98       617       80.4
New York......................       105      26,220,205       6.61        249,716    6.865       353.49       629       72.0
North Carolina................        39       4,760,709       1.20        122,069    7.764       337.84       592       79.8
North Dakota..................         2         181,613       0.05         90,806    8.121       358.61       633       94.5
Ohio..........................        35       4,237,047       1.07        121,058    7.291       338.77       626       86.3
Oklahoma......................        17       1,487,575       0.38         87,504    7.894       326.15       618       79.8
Oregon........................        41       6,442,224       1.62        157,127    7.056       353.58       623       78.9
Pennsylvania..................        63       8,992,172       2.27        142,733    7.283       343.21       612       79.0
Rhode Island..................         6       1,370,665       0.35        228,444    6.933       358.66       619       78.7
South Carolina................        13       1,810,726       0.46        139,287    7.807       358.21       604       75.6
South Dakota..................         3         549,127       0.14        183,042    6.774       358.60       607       83.0
Tennessee.....................        37       4,082,428       1.03        110,336    7.688       330.99       614       85.9
Texas.........................       274      31,586,390       7.97        115,279    7.409       336.50       613       79.8
Utah..........................        12       1,749,145       0.44        145,762    7.445       341.97       603       82.5
Vermont.......................         1         197,364       0.05        197,364    7.875       359.00       615       94.0
Virginia......................        53       9,705,441       2.45        183,122    7.223       353.14       600       77.1
Washington....................        71      13,167,348       3.32        185,456    6.958       354.82       624       79.3
West Virginia.................         2         261,010       0.07        130,505    7.614       359.00       595       87.7
Wisconsin.....................        12       1,660,434       0.42        138,370    7.237       335.34       645       76.6
Wyoming.......................         6         585,513       0.15         97,586    7.150       301.78       578       78.5
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171     100.00%      $174,989    7.023%      348.24       614       76.3%
                                   =====    ============     ======

                                       A-4

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         3    $    525,417       0.13%      $175,139    5.873%      358.00       803       74.1%
781 - 800.....................         3         778,242       0.20        259,414    5.940       357.24       788       63.3
761 - 780.....................        11       2,639,089       0.67        239,917    6.655       347.39       772       72.4
741 - 760.....................        10       1,797,204       0.45        179,720    6.709       358.24       752       83.2
721 - 740.....................        25       4,723,784       1.19        188,951    6.735       358.38       730       79.3
701 - 720.....................        57      10,518,573       2.65        184,536    6.629       354.84       710       77.5
681 - 700.....................        95      17,167,580       4.33        180,711    6.666       355.61       690       77.9
661 - 680.....................       179      31,559,791       7.96        176,312    6.803       346.66       669       79.3
641 - 660.....................       239      44,264,923      11.16        185,209    6.802       351.77       650       78.8
621 - 640.....................       308      57,276,368      14.44        185,962    6.925       348.79       630       77.9
601 - 620.....................       382      68,929,572      17.38        180,444    6.990       349.79       611       77.7
581 - 600.....................       301      52,743,301      13.30        175,227    6.999       347.40       590       75.8
561 - 580.....................       254      40,804,989      10.29        160,650    7.267       347.61       571       73.9
541 - 560.....................       199      32,831,941       8.28        164,985    7.345       342.19       551       73.2
521 - 540.....................       130      19,291,759       4.87        148,398    7.599       340.82       532       70.9
501 - 520.....................        68      10,402,572       2.62        152,979    7.817       338.13       512       67.4
500 or Less...................         2         269,067       0.07        134,534    9.502       359.00       500       79.4
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171     100.00%      $174,989    7.023%      348.24       614       76.3%
                                   =====    ============     ======

----------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in Loan Group 1 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

 0............................       610    $101,345,752      25.56%      $166,141    7.261%      344.82       610       77.8%
12............................       101      23,011,389       5.80        227,836    6.803       356.73       622       71.3
24............................        54       9,853,615       2.48        182,474    7.072       349.97       608       79.1
36............................       473      77,466,436      19.54        163,777    7.018       346.48       627       76.5
60............................     1,028     184,846,979      46.62        179,812    6.920       349.71       610       76.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171     100.00%      $174,989    7.023%      348.24       614       76.3%
                                   =====    ============     ======

                                       A-5

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,808    $311,402,948      78.53%      $172,236    7.036%      347.84       612       76.2%
Planned Unit Development......       284      49,972,466      12.60        175,959    7.032       348.43       613       78.8
Low-Rise Condominium..........        91      16,212,365       4.09        178,158    6.918       351.87       623       77.3
Two Family Home...............        55      11,902,204       3.00        216,404    6.828       348.14       631       71.3
Three Family Home.............        13       3,893,004       0.98        299,462    6.878       358.44       652       68.2
High-Rise Condominium ........         7       1,632,679       0.41        233,240    6.851       358.22       680       73.2
Four Family Home..............         6       1,386,665       0.35        231,111    7.199       358.85       689       82.3
Manufactured Housing(1).......         2         121,839       0.03         60,919    9.586       254.93       583       65.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg.......      2,266    $396,524,171     100.00%      $174,989    7.023%      348.24       614       76.3%
                                   =====    ============     ======

----------
(1) Treated as real property.

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     2,204    $388,560,190      97.99%     $176,298     7.014%      348.30       614       76.4%
Investment Property...........        47       5,860,652       1.48       124,695     7.528       346.27       647       74.7
Second Home...................        15       2,103,329       0.53       140,222     7.404       344.36       628       69.2
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171     100.00%     $174,989     7.023%      348.24       614       76.3%
                                   =====    ============     ======

----------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,691    $305,752,987      77.11%      $180,812    6.978%      346.76       608       74.8%
Purchase......................       370      58,025,779      14.63        156,826    7.231       354.65       640       82.4
Refinance - Rate/Term.........       205      32,745,405       8.26        159,734    7.081       350.79       622       80.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171     100.00%      $174,989    7.023%      348.24       614       76.3%
                                   =====    ============     ======

                                      A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,829    $320,812,387       80.91%     $175,403     6.998%     349.03       620       77.8%
A-............................       138      24,559,050        6.19       177,964     7.038      348.14       589       72.9
B.............................       190      32,137,039        8.10       169,142     7.160      343.32       584       69.0
C.............................        80      13,451,942        3.39       168,149     7.276      339.30       592       67.6
C-............................        18       3,169,032        0.80       176,057     6.933      349.27       613       72.0
D.............................        11       2,394,721        0.60       217,702     7.135      358.95       591       71.1
                                   -----    ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171      100.00%     $174,989     7.023%     348.24       614       76.3%
                                   =====    ============      ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
DOCUMENTATION TYPE                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,678    $284,301,822       71.70%     $169,429     7.011%     347.58       608       77.4%
Stated Income.................       586     111,957,862       28.23       191,054     7.054      349.91       630       73.7
Simple Documentation..........         1         177,051        0.04       177,051     6.875      359.00       630       68.8
Streamline Documentation......         1          87,436        0.02        87,436     8.000      359.00       631       91.7
                                   -----    ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,266    $396,524,171      100.00%     $174,989     7.023%     348.24       614       76.3%
                                   =====    ============      ======

                                      A-7

                         ADJUSTABLE RATE MORTGAGE LOANS

          MORTGAGE LOAN PROGRAMS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        20    $    3,497,861        0.22%     $174,893     5.548%     357.31       601       83.9%
2/28 6-month LIBOR............       622       105,466,900        6.66       169,561     7.227      357.61       607       81.1
2/28 6-month LIBOR -
   Interest Only..............       148        30,714,640        1.94       207,531     6.834      357.23       613       82.8
3/27 6-month LIBOR............     6,104     1,081,560,916       68.30       177,189     7.288      358.39       598       79.5
3/27 6-month LIBOR -
   Interest Only..............     1,662       361,832,630       22.85       217,709     6.896      358.29       605       81.7
5/25 6-month LIBOR............         2           402,911        0.03       201,456     6.561      357.00       614       81.6
                                   -----    --------------      ------      --------     -----      ------       ---       ----
      Total/Avg./Wtd. Avg.....     8,558    $1,583,475,858      100.00%     $185,029     7.182%     358.29       600       80.2%
                                   =====    ==============      ======

     ORIGINAL TERM TO STATED MATURITY FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     8,558    $1,583,475,858      100.00%     $185,029     7.182%     358.29       600       80.2%
                                   -----    --------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858      100.00%     $185,029     7.182%     358.29       600       80.2%
                                   =====    ==============      ======

                                      A-8

     MORTGAGE LOAN PRINCIPAL BALANCES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

$ 25,000.01 - $ 50,000.00.....        19    $      902,707        0.06%     $ 47,511     8.417%     357.96       582       61.8%
$ 50,000.01 - $ 75,000.00.....       284        18,753,058        1.18        66,032     8.061      358.25       600       77.8
$ 75,000.01 - $100,000.00.....     1,043        93,451,769        5.90        89,599     7.680      358.30       598       80.0
$100,000.01 - $150,000.00.....     2,428       302,002,708       19.07       124,383     7.493      358.29       600       80.7
$150,000.01 - $200,000.00.....     1,782       310,121,453       19.58       174,030     7.198      358.25       599       80.2
$200,000.01 - $250,000.00.....     1,193       267,048,322       16.86       223,846     7.060      358.26       600       79.7
$250,000.01 - $300,000.00.....       795       217,598,291       13.74       273,709     6.931      358.27       603       79.7
$300,000.01 - $350,000.00.....       514       167,019,929       10.55       324,941     6.975      358.37       604       80.9
$350,000.01 - $400,000.00.....       286       107,359,183        6.78       375,382     7.002      358.34       599       81.3
$400,000.01 - $450,000.00.....       119        50,332,326        3.18       422,961     6.969      358.34       602       80.7
$450,000.01 - $500,000.00.....        66        31,490,510        1.99       477,129     6.884      358.35       605       78.9
$500,000.01 - $550,000.00.....        10         5,238,813        0.33       523,881     6.887      358.40       612       80.8
$550,000.01 - $600,000.00.....        10         5,784,155        0.37       578,415     6.909      358.20       599       76.1
$600,000.01 - $650,000.00.....         4         2,504,756        0.16       626,189     7.417      358.50       606       82.2
$650,000.01 - $700,000.00.....         3         2,019,362        0.13       673,121     7.412      358.00       600       88.3
$800,000.01 - $850,000.00.....         1           849,296        0.05       849,296     6.950      359.00       547       59.6
Greater than $900,000.00......         1           999,220        0.06       999,220     7.250      359.00       601       76.9
                                   -----    --------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858      100.00%     $185,029     7.182%     358.29       600       80.2%
                                   =====    ==============      ======

          CURRENT MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

 4.000 or Less................         3    $      719,143        0.05%     $239,714     3.897%     357.81       603       70.8%
 4.001 -  4.500...............         6         1,207,271        0.08       201,212     4.332      357.10       614       77.6
 4.501 -  5.000...............        19         4,340,462        0.27       228,445     4.850      357.99       622       75.4
 5.001 -  5.500...............        94        21,780,715        1.38       231,710     5.386      357.93       630       74.3
 5.501 -  6.000...............       645       143,229,552        9.05       222,061     5.869      358.26       622       76.0
 6.001 -  6.500...............     1,260       261,193,450       16.49       207,296     6.343      358.27       614       77.5
 6.501 -  7.000...............     1,868       368,808,170       23.29       197,435     6.820      358.33       608       79.0
 7.001 -  7.500...............     1,554       286,845,942       18.11       184,586     7.317      358.31       600       80.5
 7.501 -  8.000...............     1,433       240,231,489       15.17       167,642     7.810      358.26       591       82.5
 8.001 -  8.500...............       692       113,187,121        7.15       163,565     8.298      358.27       578       84.2
 8.501 -  9.000...............       517        78,620,181        4.97       152,070     8.779      358.34       568       85.6
 9.001 -  9.500...............       245        37,077,799        2.34       151,338     9.304      358.28       563       85.9
 9.501 - 10.000...............       149        18,381,806        1.16       123,368     9.779      358.41       557       87.6
10.001 - 10.500...............        39         4,168,229        0.26       106,878    10.340      358.36       559       86.3
10.501 - 11.000...............        24         2,599,117        0.16       108,297    10.801      358.27       552       85.5
11.001 - 11.500...............         8           906,370        0.06       113,296    11.255      358.23       546       86.3
11.501 - 12.000...............         2           179,042        0.01        89,521    11.803      358.00       560       89.6
                                   -----    --------------      ------      --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858      100.00%     $185,029     7.182%     358.29       600       80.2%
                                   =====    ==============      ======

                                      A-9

    REMAINING TERMS TO STATED MATURITY FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

301 - 360.....................     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

           LOAN-TO-VALUE RATIOS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       136    $   21,282,639       1.34%      $156,490    6.523%      358.43       575       41.9%
50.01 - 55.00.................        77        13,489,308       0.85        175,186    6.609       358.29       573       53.1
55.01 - 60.00.................       171        32,113,019       2.03        187,795    6.644       358.33       573       58.3
60.01 - 65.00.................       274        52,395,395       3.31        191,224    6.845       358.36       568       63.2
65.01 - 70.00.................       432        85,424,145       5.39        197,741    6.934       358.33       578       68.5
70.01 - 75.00.................       616       121,299,476       7.66        196,915    7.177       358.28       579       73.8
75.01 - 80.00.................     3,991       703,429,546      44.42        176,254    6.967       358.27       619       79.7
80.01 - 85.00.................       931       186,924,996      11.80        200,779    7.490       358.31       580       84.2
85.01 - 90.00.................     1,364       269,297,073      17.01        197,432    7.513       358.28       594       89.5
90.01 - 95.00.................       304        56,307,845       3.56        185,223    8.013       358.39       599       94.6
95.01 - 100.00................       262        41,512,416       2.62        158,444    8.037       358.14       610       99.7
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

                                      A-10

STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE ADJUSTABLE RATE MORTGAGE
                    LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        67    $    8,905,123       0.56%      $132,912    7.517%      358.27       594       82.7%
Alaska........................         9         1,736,155       0.11        192,906    7.965       357.98       590       87.1
Arizona.......................       343        50,921,734       3.22        148,460    7.100       358.09       604       82.9
Arkansas......................        17         1,972,135       0.12        116,008    7.717       358.21       571       85.5
California....................     1,472       387,955,666      24.50        263,557    6.687       358.29       603       77.6
Colorado......................       200        35,871,813       2.27        179,359    6.876       358.27       609       81.6
Connecticut...................       139        26,992,346       1.70        194,190    7.260       358.28       595       79.1
Delaware......................        23         3,314,605       0.21        144,113    7.265       358.24       589       79.3
District of Columbia..........        31         7,667,730       0.48        247,346    6.958       358.18       580       68.9
Florida.......................       746       120,860,124       7.63        162,011    7.352       358.35       606       82.3
Georgia.......................       370        56,074,956       3.54        151,554    7.650       358.39       600       82.6
Hawaii........................        46        12,455,554       0.79        270,773    6.599       358.54       617       79.0
Idaho.........................        44         6,907,510       0.44        156,989    7.295       358.45       600       82.6
Illinois......................       380        64,904,949       4.10        170,802    7.496       358.37       606       80.1
Indiana.......................        98        12,586,996       0.79        128,439    7.572       358.14       600       85.8
Iowa..........................        26         2,887,936       0.18        111,074    7.828       358.20       594       85.9
Kansas........................        36         4,909,827       0.31        136,384    8.287       358.45       594       87.7
Kentucky......................        35         4,777,202       0.30        136,491    7.289       358.33       601       82.9
Louisiana.....................        61         7,693,497       0.49        126,123    7.915       358.36       587       84.7
Maine.........................        18         2,531,440       0.16        140,636    7.551       358.45       589       77.9
Maryland......................       294        62,712,252       3.96        213,307    7.407       358.11       596       80.5
Massachusetts.................       152        34,745,005       2.19        228,586    7.266       358.52       577       75.5
Michigan......................       261        37,222,838       2.35        142,616    7.601       358.20       599       82.0
Minnesota.....................       194        33,979,303       2.15        175,151    7.503       358.35       604       82.7
Mississippi...................        34         3,954,837       0.25        116,319    7.886       358.27       590       86.8
Missouri......................       140        17,557,098       1.11        125,408    7.817       358.27       598       84.1
Montana.......................        20         3,514,185       0.22        175,709    7.313       358.81       601       83.9
Nebraska......................        17         2,277,275       0.14        133,957    7.087       358.54       606       82.7
Nevada........................       327        66,965,018       4.23        204,786    6.971       358.22       606       80.2
New Hampshire.................        46         8,487,287       0.54        184,506    6.838       358.35       588       78.7
New Jersey....................       298        62,134,829       3.92        208,506    7.559       358.24       584       78.4
New Mexico....................        44         5,951,995       0.38        135,273    7.939       358.38       594       81.4
New York......................       330        83,967,911       5.30        254,448    7.104       358.53       601       77.2
North Carolina................       234        30,878,537       1.95        131,960    7.721       358.19       591       83.7
North Dakota..................         7         1,141,829       0.07        163,118    7.861       358.29       603       82.8
Ohio..........................       156        19,500,071       1.23        125,000    7.380       358.27       602       83.3
Oklahoma......................        44         4,834,144       0.31        109,867    7.819       358.53       597       83.9
Oregon........................       133        21,287,812       1.34        160,059    7.002       358.30       605       82.1
Pennsylvania..................       149        22,051,836       1.39        147,999    7.488       358.23       591       79.9
Rhode Island..................        23         4,652,123       0.29        202,266    6.729       358.32       630       73.8
South Carolina................        74         9,660,346       0.61        130,545    7.989       358.46       587       85.2
South Dakota..................        10         1,425,985       0.09        142,598    6.996       358.30       636       78.4
Tennessee.....................       118        16,427,488       1.04        139,216    7.522       358.40       609       86.3
Texas.........................       545        68,338,745       4.32        125,392    7.461       358.37       610       82.5
Utah..........................        94        13,587,191       0.86        144,545    6.845       358.30       620       81.3
Vermont.......................        14         2,022,321       0.13        144,452    7.108       358.48       580       78.6
Virginia......................       308        66,333,851       4.19        215,370    7.293       358.06       590       80.4
Washington....................       240        42,926,628       2.71        178,861    6.950       358.05       601       81.7
West Virginia.................        29         4,120,872       0.26        142,099    7.874       357.86       574       84.4
Wisconsin.....................        51         7,562,820       0.48        148,291    7.870       358.13       591       81.7
Wyoming.......................        11         1,326,132       0.08        120,557    7.673       358.23       601       86.3
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

                                      A-11

       CREDIT BUREAU RISK SCORES(1) FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         4    $      377,995       0.02%      $ 94,499    7.242%      358.63       809         80%
781 - 800.....................        14         2,053,097       0.13        146,650    6.605       358.56       790       79.4
761 - 780.....................        26         4,874,391       0.31        187,477    6.332       358.38       771       80.0
741 - 760.....................        46         8,801,788       0.56        191,343    6.504       358.17       749       78.8
721 - 740.....................        80        14,932,797       0.94        186,660    6.630       357.97       730       79.1
701 - 720.....................       115        20,248,810       1.28        176,077    6.667       358.25       710       79.5
681 - 700.....................       246        43,933,079       2.77        178,590    6.653       358.26       690       79.0
661 - 680.....................       360        64,664,015       4.08        179,622    6.794       358.21       670       78.7
641 - 660.....................       511        91,795,709       5.80        179,639    6.837       358.34       650       78.7
621 - 640.....................     1,235       244,739,768      15.46        198,170    6.914       358.17       630       82.5
601 - 620.....................     1,433       273,680,148      17.28        190,984    6.990       358.31       610       82.3
581 - 600.....................     1,541       282,767,778      17.86        183,496    7.181       358.30       591       81.7
561 - 580.....................     1,194       212,762,078      13.44        178,193    7.439       358.36       571       80.2
541 - 560.....................       802       146,361,503       9.24        182,496    7.675       358.33       550       79.1
521 - 540.....................       603       110,071,063       6.95        182,539    7.711       358.36       531       75.2
501 - 520.....................       329        57,813,658       3.65        175,725    7.925       358.29       511       71.9
500 or Less...................        19         3,598,181       0.23        189,378    7.154       357.13       500       68.7
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

----------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Adjustable Rate Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

        PREPAYMENT PENALTY PERIOD FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

0.............................     2,784    $  505,226,647      31.91%      $181,475    7.505%      358.40       597       80.1%
6.............................         7           897,863       0.06        128,266    7.438       358.47       612       88.6
12............................       369        86,841,639       5.48        235,343    7.178       358.23       601       77.2
24............................       802       143,608,546       9.07        179,063    7.047       357.81       604       80.9
30............................         6         1,333,247       0.08        222,208    8.213       357.24       577       89.0
36............................     4,583       844,038,646      53.30        184,167    7.009       358.31       602       80.4
60............................         7         1,529,269       0.10        218,467    7.106       358.59       592       88.3
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

                                      A-12

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

 2.001 -  3.000...............         3     $      738,601       0.05%      $246,200      6.214%     356.82        662        78.7%
 3.001 -  4.000...............         7          1,541,025       0.10        220,146      6.735      357.05        623        76.0
 4.001 -  5.000...............       214         43,815,038       2.77        204,743      6.207      358.05        597        70.6
 5.001 -  6.000...............     1,542        307,246,369      19.40        199,252      6.492      358.23        606        76.2
 6.001 -  7.000...............     2,873        559,668,486      35.34        194,803      6.853      358.29        608        79.8
 7.001 -  8.000...............     2,616        459,808,936      29.04        175,768      7.559      358.31        599        82.4
 8.001 -  9.000...............       998        165,737,027      10.47        166,069      8.262      358.38        578        83.9
 9.001 - 10.000...............       279         41,737,820       2.64        149,598      9.063      358.38        566        86.3
10.001 - 11.000...............        24          2,702,182       0.17        112,591     10.201      358.29        548        87.6
11.001 - 12.000...............         2            480,374       0.03        240,187      8.555      358.02        617        87.6
                                   -----     --------------     ------       --------     ------      ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029      7.182%     358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
6.921%.

           NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
NEXT ADJUSTMENT DATE               LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

April 2005....................         2     $      147,373       0.01%      $ 73,686    4.277%      355.00        624        80.0%
May 2005......................         3            763,206       0.05        254,402    4.394       356.00        611        77.6
June 2005.....................        10          1,514,725       0.10        151,473    5.995       357.00        626        82.2
August 2005...................         5          1,072,557       0.07        214,511    5.913       359.00        555        91.3
November 2005.................         1             80,686       0.01         80,686    6.375       344.00        627        78.1
June 2006.....................         5            734,882       0.05        146,976    6.055       351.00        624        82.6
July 2006.....................         7          1,464,826       0.09        209,261    6.745       352.00        620        80.9
August 2006...................        19          2,830,601       0.18        148,979    7.087       353.03        595        85.0
September 2006................         6          1,290,677       0.08        215,113    6.994       354.00        613        80.5
October 2006..................        15          2,790,495       0.18        186,033    7.487       355.00        598        85.0
November 2006.................        50          8,714,327       0.55        174,287    7.070       356.02        605        80.7
December 2006.................       159         29,568,785       1.87        185,967    7.079       357.03        617        81.9
Jauary 2007...................       375         65,507,711       4.14        174,687    7.111       358.00        606        80.9
February 2007.................       133         23,198,551       1.47        174,425    7.349       359.00        608        82.2
March 2007....................         1            195,946       0.01        195,946    6.375       348.00        704        80.0
April 2007....................         1            120,935       0.01        120,935    6.000       349.00        548        57.6
June 2007.....................         4            738,835       0.05        184,709    6.767       351.00        611        83.4
July 2007.....................        14          2,352,719       0.15        168,051    6.634       352.00        626        80.0
August 2007...................        34          5,905,416       0.37        173,689    7.207       353.00        596        78.9
September 2007................        28          5,105,367       0.32        182,335    7.139       354.00        604        80.2
October 2007..................        18          2,399,994       0.15        133,333    8.103       355.00        594        82.7
November 2007.................        95         18,542,081       1.17        195,180    7.339       356.00        602        81.6
December 2007.................       402         71,391,640       4.51        177,591    7.221       357.04        604        80.6
January 2008..................     3,362        630,425,915      39.81        187,515    7.181       358.00        600        80.1
February 2008.................     3,804        705,565,222      44.56        185,480    7.190       359.00        599        80.0
March 2008....................         3            649,476       0.04        216,492    7.519       360.00        589        86.9
December 2009.................         2            402,911       0.03        201,456    6.561       357.00        614        81.6
                                   -----     --------------     ------       --------    -----       ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029    7.182%      358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date is December
2007.

                                      A-13

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

10.001 - 10.500...............         4     $      774,348       0.05%      $193,587     5.021%     357.79        634        81.7%
10.501 - 11.000...............        15          3,067,661       0.19        204,511     5.240      357.33        641        75.9
11.001 - 11.500...............        23          4,897,138       0.31        212,919     5.189      356.69        615        76.4
11.501 - 12.000...............        98         19,867,105       1.25        202,726     5.719      357.51        640        74.8
12.001 - 12.500...............       269         58,054,128       3.67        215,815     6.071      357.87        624        76.7
12.501 - 13.000...............       866        185,706,676      11.73        214,442     6.181      358.20        617        77.3
13.001 - 13.500...............     1,373        281,402,418      17.77        204,954     6.550      358.24        610        78.2
13.501 - 14.000...............     1,829        355,603,745      22.46        194,425     6.955      358.33        604        79.4
14.001 - 14.500...............     1,398        251,563,860      15.89        179,946     7.414      358.40        598        80.7
14.501 - 15.000...............     1,272        210,983,160      13.32        165,867     7.890      358.38        589        82.7
15.001 - 15.500...............       608         98,411,631       6.21        161,861     8.393      358.30        577        84.3
15.501 - 16.000...............       426         63,219,068       3.99        148,402     8.834      358.40        569        85.7
16.001 - 16.500...............       187         28,000,478       1.77        149,735     9.326      358.46        563        86.3
16.501 - 17.000...............       120         14,448,874       0.91        120,407     9.804      358.51        560        87.9
17.001 - 17.500...............        35          3,672,809       0.23        104,937    10.359      358.31        563        86.6
17.501 - 18.000...............        25          2,717,346       0.17        108,694    10.615      358.26        556        85.9
18.001 - 18.500...............         8            906,370       0.06        113,296    11.255      358.23        546        86.3
18.501 - 19.000...............         2            179,042       0.01         89,521    11.803      358.00        560        89.6
                                   -----     --------------     ------       --------    ------      ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029     7.182%     358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 13.997%.

        INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
CAP (%)                            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

1.000.........................        70     $   11,474,887       0.72%      $163,927    7.060%      357.94        597        81.1%
1.500.........................     6,365      1,186,752,572      74.95        186,450    7.160       358.51        600        80.0
1.539.........................         1            119,656       0.01        119,656    6.245       357.00        651        79.5
2.000.........................        30          4,411,090       0.28        147,036    8.118       357.19        601        82.7
3.000.........................     2,090        380,466,351      24.03        182,041    7.244       357.61        602        80.8
3.350.........................         1             84,776       0.01         84,776    8.150       356.00        563        85.0
6.000.........................         1            166,525       0.01        166,525    5.625       352.00        724        80.0
                                   -----     --------------     ------       --------    -----       ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029    7.182%      358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) The weighted average Initial Periodic Rate Cap for the Adjustable Rate
Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 1.859%.

                                      A-14

       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
CAP (%)                            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

1.000.........................     1,790     $  329,447,608      20.81%      $184,049    7.279%      357.70        602        80.8%
1.250.........................         2            353,192       0.02        176,596    7.263       358.00        574        69.5
1.500.........................     6,759      1,252,302,290      79.09        185,279    7.156       358.44        600        80.0
2.000.........................         6          1,200,768       0.08        200,128    7.307       357.37        621        83.2
3.000.........................         1            172,000       0.01        172,000    5.990       358.00        639        80.0
                                   -----     --------------     ------       --------    -----       ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029    7.182%      358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 1.396%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MINIMUM MORTGAGE         MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
RATES (%)                          LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

2.001 -  3.000................         1     $      166,525       0.01%      $166,525     5.625%     352.00        724        80.0%
3.001 -  4.000................         4            886,846       0.06        221,712     4.413      357.85        635        72.5
4.001 -  5.000................        37          7,702,628       0.49        208,179     5.215      357.73        636        77.2
5.001 -  6.000................       763        169,366,830      10.70        221,975     5.839      358.22        622        75.8
6.001 -  7.000................     3,125        629,967,877      39.78        201,590     6.633      358.31        610        78.4
7.001 -  8.000................     2,967        522,362,171      32.99        176,057     7.545      358.29        596        81.4
8.001 -  9.000................     1,197        189,931,842      11.99        158,673     8.492      358.30        574        84.7
9.001 - 10.000................       390         55,128,487       3.48        141,355     9.454      358.33        561        86.4
Greater than 10.000...........        74          7,962,653       0.50        107,603    10.618      358.31        556        86.3
                                   -----     --------------     ------       --------    ------      ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029     7.182%     358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 7.170%.

      TYPES OF MORTGAGED PROPERTIES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                               PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
PROPERTY TYPE                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------------   -----------   ---------   --------   ---------   ----------   --------

Single Family Residence.......     6,432     $1,172,641,984      74.05%      $182,314    7.181%      358.30        598        80.0%
Planned Unit Development......     1,383        267,373,688      16.89        193,329    7.151       358.23        605        81.7
Low-Rise Condominium..........       475         85,692,712       5.41        180,406    7.132       358.33        610        80.2
Two Family Home...............       183         40,507,863       2.56        221,354    7.360       358.38        609        78.7
Three Family Home.............        28          7,291,695       0.46        260,418    7.543       358.20        604        74.3
High-Rise Condominium ........        30          6,036,235       0.38        201,208    7.193       358.17        607        80.8
Four Family Home..............        13          2,602,541       0.16        200,195    7.474       358.51        608        66.4
Manufactured Housing(1).......        14          1,329,140       0.08         94,939    8.933       356.45        572        59.4
                                   -----     --------------     ------       --------    -----       ------        ---        ----
   Total/Avg./Wtd. Avg........     8,558     $1,583,475,858     100.00%      $185,029    7.182%      358.29        600        80.2%
                                   =====     ==============     ======

----------
(1) Treated as real property.

                                      A-15

             OCCUPANCY TYPES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     8,389    $1,557,033,337      98.33%      $185,604    7.174%      358.29       600       80.3%
Investment Property ..........       115        17,583,454       1.11        152,900    7.593       358.21       610       75.6
Second Home ..................        54         8,859,067       0.56        164,057    7.794       358.34       611       78.3
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

----------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

              LOAN PURPOSES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out .........     4,446    $  884,102,487      55.83%      $198,853    7.184%      358.32       585       78.3%
Purchase .....................     3,754       638,684,177      40.33        170,134    7.185       358.25       622       82.7
Refinance - (Rate/Term) ......       358        60,689,195       3.83        169,523    7.118       358.22       598       81.8
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

         CREDIT GRADE CATEGORIES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

A ............................     6,985    $1,290,331,200      81.49%      $184,729    7.150%      358.27       606       81.1%
A- ...........................       529       103,688,759       6.55        196,009    7.252       358.25       579       79.6
B ............................       668       120,985,587       7.64        181,116    7.424       358.38       571       76.2
C ............................       271        49,437,468       3.12        182,426    7.303       358.44       574       71.9
C- ...........................        68        12,540,407       0.79        184,418    7.079       358.59       602       74.3
D ............................        37         6,492,437       0.41        175,471    7.060       358.45       578       67.1
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

                                      A-16

 RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                  WEIGHTED
                                   AVERAGE                                 PERCENT OF
                                  MONTHS TO    NUMBER       AGGREGATE      AGGREGATE     AVERAGE
                                    NEXT         OF         PRINCIPAL      PRINCIPAL     CURRENT
RANGE OF MONTHS TO               ADJUSTMENT   MORTGAGE       BALANCE        BALANCE     PRINCIPAL
NEXT ADJUSTMENT DATE                DATE        LOANS      OUTSTANDING    OUTSTANDING    BALANCE
------------------------------   ----------   --------   --------------   -----------   ---------

 0 -  6 ......................        3            20    $    3,497,861       0.22%      $174,893
 7 - 10 ......................        8             1            80,686       0.01         80,686
13 - 18 ......................       17            37         6,320,986       0.40        170,837
19 - 24 ......................       22           733       129,975,815       8.21        177,320
25 - 31 ......................       29            99        16,623,266       1.05        167,912
32 - 37 ......................       34         7,666     1,426,574,334      90.09        186,091
38 or Greater ................       57             2           402,911       0.03        201,456
                                                -----    --------------     ------       --------
   Total/Avg./Wtd. Avg .......                  8,558    $1,583,475,858     100.00%      $185,029
                                                =====    ==============     ======

                                  WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                  AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                   GROSS     REMAINING    CREDIT     LOAN-TO-
RANGE OF MONTHS TO                MORTGAGE     TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE                RATE     (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   --------   ----------   --------

 0 -  6 ......................     5.548%     357.31        601        83.9%
 7 - 10 ......................     6.375      344.00        627        78.1
13 - 18 ......................     6.869      352.75        608        82.8
19 - 24 ......................     7.151      357.75        608        81.4
25 - 31 ......................     7.206      353.34        603        80.0
32 - 37 ......................     7.190      358.42        600        80.1
38 or Greater ................     6.561      357.00        614        81.6
                                   -----      ------        ---        ----
   Total/Avg./Wtd. Avg .......     7.182%     358.29        600        80.2%

         LOAN DOCUMENTATION TYPE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
DOCUMENTATION TYPE                 LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........     5,762    $1,016,825,230      64.21%      $176,471    7.150%      358.30       590       80.8%
Stated Income ................     2,792       566,050,317      35.75        202,740    7.239       358.26       620       79.1
Streamlined Documentation ....         3           360,928       0.02        120,309    7.129       357.89       612       90.0
Simple Documentation .........         1           239,383       0.02        239,383    6.500       359.00       563       80.0
                                   -----    --------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     8,558    $1,583,475,858     100.00%      $185,029    7.182%      358.29       600       80.2%
                                   =====    ==============     ======

                                      A-17

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR ........        11     $  1,951,385        0.33%      $177,399    5.722%      357.31       580       85.1%
2/28 6-month LIBOR ...........       220       34,610,319        5.92        157,320    7.696       357.39       595       82.5
2/28 6-month LIBOR -
   Interest Only .............       108       22,801,670        3.90        211,127    6.816       356.88       614       83.1
3/27 6-month LIBOR ...........     1,882      349,709,588       59.82        185,818    7.732       358.32       585       81.0
3/27 6-month LIBOR -
   Interest Only .............       725      175,514,531       30.02        242,089    7.030       358.03       606       82.0
                                   -----     ------------      ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946     $584,587,493      100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====     ============      ======

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

ARM 360 ......................     2,946     $584,587,493      100.00%      $198,434    7.476%      358.12       593       81.5%
                                   -----     ------------      ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946     $584,587,493      100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====     ============      ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE       BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   --------------   -----------   ---------   --------   ---------   --------   --------

$ 25,000.01 - $ 50,000.00 ....        10     $    475,628        0.08%      $ 47,563    8.927%      357.68       559       59.0%
$ 50,000.01 - $ 75,000.00 ....       154        9,942,956        1.70         64,565    8.367       358.09       595       78.5
$ 75,000.01 - $100,000.00 ....       415       36,947,069        6.32         89,029    8.093       358.13       588       81.8
$100,000.01 - $150,000.00 ....       778       96,205,977       16.46        123,658    7.972       358.05       587       82.0
$150,000.01 - $200,000.00 ....       496       86,214,704       14.75        173,820    7.663       357.96       590       81.7
$200,000.01 - $250,000.00 ....       309       69,255,585       11.85        224,128    7.506       357.94       590       82.3
$250,000.01 - $300,000.00 ....       207       56,455,225        9.66        272,731    7.331       357.95       593       81.4
$300,000.01 - $350,000.00 ....       127       41,192,079        7.05        324,347    7.482       358.20       592       82.0
$350,000.01 - $400,000.00 ....       244       92,124,593       15.76        377,560    7.031       358.33       597       81.9
$400,000.01 - $450,000.00 ....       111       46,887,564        8.02        422,410    6.983       358.31       600       80.8
$450,000.01 - $500,000.00 ....        66       31,490,510        5.39        477,129    6.884       358.35       605       78.9
$500,000.01 - $550,000.00 ....        10        5,238,813        0.90        523,881    6.887       358.40       612       80.8
$550,000.01 - $600,000.00 ....        10        5,784,155        0.99        578,415    6.909       358.20       599       76.1
$600,000.01 - $650,000.00 ....         4        2,504,756        0.43        626,189    7.417       358.50       606       82.2
$650,000.01 - $700,000.00 ....         3        2,019,362        0.35        673,121    7.412       358.00       600       88.3
$800,000.01 - $850,000.00 ....         1          849,296        0.15        849,296    6.950       359.00       547       59.6
Greater than $900,000.00 .....         1          999,220        0.17        999,220    7.250       359.00       601       76.9
                                   -----     ------------      ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946     $584,587,493      100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====     ============      ======

                                      A-18

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

 4.000 or Less................         3    $    719,143       0.12%      $239,714     3.897%     357.81       603       70.8%
 4.001 -  4.500...............         2         552,392       0.09        276,196     4.469      356.00       610       80.3
 4.501 -  5.000...............         4         773,654       0.13        193,414     4.847      357.41       582       74.7
 5.001 -  5.500...............        27       7,184,556       1.23        266,095     5.350      357.42       615       74.7
 5.501 -  6.000...............       152      40,384,117       6.91        265,685     5.870      358.02       616       75.6
 6.001 -  6.500...............       296      72,043,601      12.32        243,391     6.348      357.89       610       78.6
 6.501 -  7.000...............       488     117,830,646      20.16        241,456     6.823      358.15       601       79.7
 7.001 -  7.500...............       431      92,293,012      15.79        214,137     7.324      358.07       599       80.6
 7.501 -  8.000...............       347      67,318,568      11.52        194,002     7.818      358.08       590       83.2
 8.001 -  8.500...............       489      81,938,766      14.02        167,564     8.293      358.29       581       84.1
 8.501 -  9.000...............       376      58,490,247      10.01        155,559     8.763      358.34       570       85.5
 9.001 -  9.500...............       179      26,845,475       4.59        149,975     9.287      358.22       562       86.2
 9.501 - 10.000...............       111      13,678,014       2.34        123,225     9.761      358.34       560       88.4
10.001 - 10.500...............        25       2,780,141       0.48        111,206    10.310      358.24       564       86.4
10.501 - 11.000...............        13       1,327,037       0.23        102,080    10.700      357.80       555       85.8
11.001 - 11.500...............         3         428,125       0.07        142,708    11.299      358.11       562       89.0
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434     7.476%     358.12       593       81.5%
                                   =====    ============     ======

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

301 - 360.....................     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        37    $  5,548,330       0.95%      $149,955    6.537%      358.20       585       41.6%
50.01 -  55.00................        22       4,264,793       0.73        193,854    6.649       358.29       566       53.4
55.01 -  60.00................        42       7,529,475       1.29        179,273    6.883       358.22       574       58.3
60.01 -  65.00............ ...        77      15,222,210       2.60        197,691    6.926       357.95       568       63.5
65.01 -  70.00................       161      33,048,100       5.65        205,268    7.066       358.19       574       68.4
70.01 -  75.00................       233      48,016,426       8.21        206,079    7.385       358.13       577       74.0
75.01 -  80.00................     1,101     215,895,764      36.93        196,091    7.198       358.01       606       79.7
80.01 -  85.00................       379      80,262,231      13.73        211,774    7.752       358.25       577       84.3
85.01 -  90.00................       611     126,202,735      21.59        206,551    7.751       358.22       594       89.6
90.01 -  95.00................       168      31,343,798       5.36        186,570    8.308       358.31       598       94.7
95.01 - 100.00................       115      17,253,632       2.95        150,032    8.444       357.72       609       99.8
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

                                      A-19

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        20    $  2,367,826       0.41%      $118,391    8.285%      358.03       594       86.3%
Alaska........................         1         167,921       0.03        167,921    9.700       359.00       560       80.0
Arizona.......................       137      20,865,862       3.57        152,306    7.344       357.76       595       83.3
Arkansas......................        11       1,231,526       0.21        111,957    7.576       358.17       569       85.8
California....................       453     146,802,138      25.11        324,067    6.797       358.20       603       79.5
Colorado......................        59      11,384,341       1.95        192,955    7.247       357.77       599       82.7
Connecticut...................        57      11,851,564       2.03        207,922    7.232       358.07       586       78.7
Delaware......................         4         675,559       0.12        168,890    6.944       357.69       643       81.8
District of Columbia..........        11       3,986,609       0.68        362,419    6.834       358.15       580       73.4
Florida.......................       228      37,456,083       6.41        164,281    7.717       358.19       596       83.3
Georgia.......................       127      20,212,413       3.46        159,153    8.136       358.14       587       84.7
Hawaii........................         3         910,139       0.16        303,380    7.963       358.82       589       84.5
Idaho.........................        16       3,125,226       0.53        195,327    7.244       358.22       594       79.8
Illinois......................       142      26,193,241       4.48        184,459    7.792       358.32       599       81.7
Indiana.......................        44       5,945,136       1.02        135,117    7.998       357.86       587       87.2
Iowa..........................        10         908,229       0.16         90,823    8.271       357.89       592       87.0
Kansas........................        22       3,256,491       0.56        148,022    8.583       358.40       588       90.3
Kentucky......................        13       2,031,232       0.35        156,249    7.424       358.39       602       83.1
Louisiana.....................        23       2,732,508       0.47        118,805    8.611       358.62       565       84.6
Maine.........................         9       1,274,675       0.22        141,631    7.883       358.67       605       78.4
Maryland......................       122      28,626,372       4.90        234,642    7.594       358.04       591       81.6
Massachusetts.................        58      14,647,514       2.51        252,543    7.542       358.47       574       75.6
Michigan......................        97      14,351,748       2.46        147,956    8.047       358.04       586       83.4
Minnesota.....................        74      13,691,698       2.34        185,023    8.023       358.28       594       85.2
Mississippi...................        14       1,658,441       0.28        118,460    8.980       358.49       559       87.3
Missouri......................        70       8,643,429       1.48        123,478    8.318       358.19       585       84.6
Montana.......................         5       1,093,042       0.19        218,608    7.704       358.86       598       86.0
Nebraska......................         7         966,200       0.17        138,029    6.825       358.57       622       82.9
Nevada........................        93      19,989,481       3.42        214,941    7.224       357.99       598       80.3
New Hampshire.................        22       4,146,433       0.71        188,474    6.713       358.24       578       78.6
New Jersey....................        92      20,738,468       3.55        225,418    7.896       358.16       576       79.4
New Mexico....................        18       2,630,951       0.45        146,164    8.499       358.11       597       80.8
New York......................       109      29,582,712       5.06        271,401    7.547       358.46       580       80.4
North Carolina................        93      11,747,403       2.01        126,316    8.339       357.91       581       85.0
North Dakota..................         2         600,147       0.10        300,074    8.724       358.19       582       80.4
Ohio..........................        55       6,561,357       1.12        119,297    7.715       358.04       604       84.4
Oklahoma......................        18       1,999,788       0.34        111,099    8.201       358.42       595       84.8
Oregon........................        25       4,059,740       0.69        162,390    7.715       357.51       593       85.1
Pennsylvania..................        47       6,622,300       1.13        140,900    7.725       358.12       594       79.4
Rhode Island..................         4         635,775       0.11        158,944    7.487       358.81       600       73.3
South Carolina................        32       3,936,938       0.67        123,029    8.536       358.36       577       84.3
South Dakota..................         2         263,512       0.05        131,756    8.535       357.66       699       80.0
Tennessee.....................        38       6,150,238       1.05        161,848    8.040       358.52       601       89.4
Texas.........................       170      20,468,122       3.50        120,401    8.052       358.15       593       84.2
Utah..........................        23       3,241,479       0.55        140,934    7.072       357.64       625       82.4
Vermont.......................        12       1,785,784       0.31        148,815    7.091       358.50       578       77.5
Virginia......................       132      32,192,462       5.51        243,882    7.381       357.82       587       80.8
Washington....................        74      13,049,639       2.23        176,346    7.247       357.25       595       80.6
West Virginia.................        14       1,958,418       0.34        139,887    8.066       357.47       572       84.9
Wisconsin.....................        29       4,524,147       0.77        156,005    8.102       358.02       580       81.5
Wyoming.......................         5         645,035       0.11        129,007    8.290       357.99       595       87.3
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

                                      A-20

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         2    $    140,582       0.02%      $ 70,291    7.301%      358.00       812       80.0%
781 - 800.....................         1          71,947       0.01         71,947    7.500       359.00       784       80.0
761 - 780.....................         3         432,845       0.07        144,282    7.117       359.00       770       80.0
741 - 760.....................         9       1,496,794       0.26        166,310    6.837       358.19       747       79.8
721 - 740.....................        11       2,391,509       0.41        217,410    7.117       356.89       728       79.3
701 - 720.....................        18       2,954,737       0.51        164,152    7.265       358.45       710       79.5
681 - 700.....................        35       7,345,811       1.26        209,880    6.769       358.31       689       77.5
661 - 680.....................        70      14,273,566       2.44        203,908    6.955       358.07       670       79.2
641 - 660.....................       114      21,810,401       3.73        191,319    6.990       358.21       649       79.1
621 - 640.....................       465     102,167,879      17.48        219,716    7.021       357.86       630       82.9
601 - 620.....................       484     102,696,397      17.57        212,183    7.192       358.18       610       83.7
581 - 600.....................       539     109,799,415      18.78        203,709    7.420       358.09       591       83.1
561 - 580.....................       460      86,696,675      14.83        188,471    7.745       358.19       571       81.8
541 - 560.....................       343      62,186,633      10.64        181,302    8.006       358.28       550       79.7
521 - 540.....................       252      45,805,858       7.84        181,769    8.184       358.26       531       77.9
501 - 520.....................       130      22,671,470       3.88        174,396    8.330       358.30       510       74.4
500 or Less...................        10       1,644,975       0.28        164,497    7.376       355.87       500       71.4
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,028    $195,933,446      33.52%      $190,597    7.859%      358.32       587       81.4%
6.............................         4         454,805       0.08        113,701    7.776       358.20       603       91.6
12............................       155      41,023,134       7.02        264,665    7.445       358.10       595       78.0
24............................       334      60,443,462      10.34        180,968    7.191       357.55       600       81.9
30............................         6       1,333,247       0.23        222,208    8.213       357.24       577       89.0
36............................     1,412     283,870,129      48.56        201,041    7.275       358.11       595       81.9
60............................         7       1,529,269       0.26        218,467    7.106       358.59       592       88.3
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

                                      A-21

                  GROSS MARGINS FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MARGINS (%)                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

 2.001 -  3.000 ..............         1    $    166,525       0.03%      $166,525     5.625%     352.00       724       80.0%
 4.001 -  5.000 ..............        50      11,231,595       1.92        224,632     6.079      357.61       600       72.5
 5.001 -  6.000 ..............       349      85,811,992      14.68        245,880     6.415      357.88       605       76.4
 6.001 -  7.000 ..............       656     156,650,646      26.80        238,797     6.808      358.02       604       80.2
 7.001 -  8.000 ..............       587     120,069,331      20.54        204,547     7.538      358.03       600       82.4
 8.001 -  9.000 ..............       998     165,737,027      28.35        166,069     8.262      358.38       578       83.9
 9.001 - 10.000 ..............       279      41,737,820       7.14        149,598     9.063      358.38       566       86.3
10.001 - 11.000 ..............        24       2,702,182       0.46        112,591    10.201      358.29       548       87.6
11.001 - 12.000 ..............         2         480,374       0.08        240,187     8.555      358.02       617       87.6
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434     7.476%     358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The weighted average Gross Margin for the Group 2 Mortgage Loans in the
Statistical Calculation Pool as of the Cut-off Date was approximately 7.382%.

               NEXT ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

April 2005 ...................         2    $    147,373       0.03%      $ 73,686    4.277%      355.00       624       80.0%
May 2005 .....................         2         552,392       0.09        276,196    4.469       356.00       610       80.3
June 2005 ....................         4         524,225       0.09        131,056    7.304       357.00       592       86.3
August 2005 ..................         3         727,395       0.12        242,465    5.827       359.00       541       89.0
November 2005 ................         1          80,686       0.01         80,686    6.375       344.00       627       78.1
June 2006 ....................         5         734,882       0.13        146,976    6.055       351.00       624       82.6
July 2006 ....................         7       1,464,826       0.25        209,261    6.745       352.00       620       80.9
August 2006 ..................        19       2,830,601       0.48        148,979    7.087       353.03       595       85.0
September 2006 ...............         4         805,660       0.14        201,415    6.373       354.00       640       78.4
October 2006 .................         7         921,056       0.16        131,579    7.390       355.00       607       83.7
November 2006 ................        30       5,301,784       0.91        176,726    7.141       356.03       608       79.9
December 2006 ................        51      10,294,290       1.76        201,849    7.165       357.04       607       83.5
January 2007 .................       153      26,189,040       4.48        171,170    7.446       358.00       596       82.0
February 2007 ................        51       8,789,165       1.50        172,337    7.772       359.00       608       85.8
June 2007 ....................         4         738,835       0.13        184,709    6.767       351.00       611       83.4
July 2007 ....................        13       2,233,562       0.38        171,812    6.628       352.00       626       81.4
August 2007 ..................        25       4,238,767       0.73        169,551    7.148       353.00       590       77.1
September 2007 ...............        21       4,071,816       0.70        193,896    7.145       354.00       588       80.2
October 2007 .................        14       1,513,805       0.26        108,129    8.468       355.00       595       82.8
November 2007 ................        43       9,034,852       1.55        210,113    7.633       356.00       592       84.0
December 2007 ................       181      33,135,875       5.67        183,071    7.342       357.03       593       81.0
January 2008 .................     1,188     241,741,037      41.35        203,486    7.491       358.00       593       81.3
February 2008 ................     1,118     228,515,571      39.09        204,397    7.538       359.00       591       81.4
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The weighted average Next Adjustment Date for the Group 2 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date is November 2007.

                                      A-22

              MAXIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

10.001 - 10.500 ..............         2    $    325,405       0.06%      $162,702     4.475%     358.40       585       84.0%
10.501 - 11.000 ..............         6       1,431,028       0.24        238,505     4.963      357.23       623       77.0
11.001 - 11.500 ..............        10       2,255,812       0.39        225,581     5.236      355.77       612       77.7
11.501 - 12.000 ..............        42       8,181,805        1.4        194,805     5.849      356.69       622       70.5
12.001 - 12.500 ..............       124      28,066,293        4.8        226,341     6.172      357.57       616       78.5
12.501 - 13.000 ..............       271      66,545,571      11.38        245,556     6.366      358.04       609       78.7
13.001 - 13.500 ..............       340      80,716,979      13.81        237,403     6.719      357.88       607       79.4
13.501 - 14.000 ..............       438     104,031,568       17.8        237,515     7.017      358.18       599       80.4
14.001 - 14.500 ..............       397      80,117,221       13.7        201,807     7.570      358.24       591       81.1
14.501 - 15.000 ..............       343      63,730,828       10.9        185,804     8.064      358.26       582       83.2
15.001 - 15.500 ..............       432      71,233,811      12.19        164,893     8.404      358.31       580       84.2
15.501 - 16.000 ..............       295      45,036,593        7.7        152,666     8.831      358.38       571       85.7
16.001 - 16.500 ..............       125      18,804,320       3.22        150,435     9.320      358.40       563       86.3
16.501 - 17.000 ..............        84      10,060,780       1.72        119,771     9.786      358.43       566       89.0
17.001 - 17.500 ..............        21       2,284,721       0.39        108,796    10.334      358.12       571       86.9
17.501 - 18.000 ..............        13       1,336,632       0.23        102,818    10.601      357.81       559       87.0
18.001 - 18.500 ..............         3         428,125       0.07        142,708    11.299      358.11       562       89.0
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434     7.476%     358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The weighted average Maximum Mortgage Rate for the Group 2 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
14.187%.

            INITIAL PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 ........................        30    $  5,231,452       0.89%      $174,382    7.273%      357.87       587       83.9%
1.500 ........................     1,746     363,901,709      62.25        208,420    7.515       358.48       591       81.3
2.000 ........................        15       2,011,239       0.34        134,083    8.475       357.10       585       84.1
3.000 ........................     1,154     213,276,568      36.48        184,815    7.407       357.52       596       81.8
6.000 ........................         1         166,525       0.03        166,525    5.625       352.00       724       80.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The weighted average Initial Periodic Rate Cap for the Group 2 Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 2.046%.

                                      A-23

           SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 ........................       985    $184,368,570      31.54%      $187,176    7.442%      357.61       596       81.9%
1.250 ........................         1         138,572       0.02        138,572    8.250       358.00       545       75.0
1.500 ........................     1,956     399,468,129      68.33        204,227    7.493       358.36       592       81.3
2.000 ........................         3         440,222       0.08        146,741    7.278       358.00       606       83.0
3.000 ........................         1         172,000       0.03        172,000    5.990       358.00       639       80.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 1.343%.

              MINIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 -  3.000 ...............         1    $    166,525       0.03%      $166,525     5.625%     352.00       724       80.0%
3.001 -  4.000 ...............         3         719,143       0.12        239,714     3.897      357.81       603       70.8
4.001 -  5.000 ...............         8       1,637,148       0.28        204,643     4.908      357.13       611       77.6
5.001 -  6.000 ...............       188      49,966,417       8.55        265,779     5.854      357.99       615       75.9
6.001 -  7.000 ...............       768     186,646,220      31.93        243,029     6.644      358.08       605       79.2
7.001 -  8.000 ...............       785     160,552,165      27.46        204,525     7.535      358.04       595       81.8
8.001 -  9.000 ...............       862     139,819,593      23.92        162,204     8.484      358.30       576       84.6
9.001 - 10.000 ...............       289      40,435,085       6.92        139,914     9.437      358.26       561       86.8
Greater than 10.000 ..........        42       4,645,197       0.79        110,600    10.497      358.10       562       86.8
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434     7.476%     358.12       593       81.5%
                                   =====    ============     ======

----------
(1) The weighted average Minimum Mortgage Rate for the Group 2 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
7.470%.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence ......     2,244    $434,439,382      74.32%      $193,600    7.487%      358.16       591       81.4%
Planned Unit Development .....       455     102,405,418      17.52        225,067    7.386       357.98       597       82.2
Low-Rise Condominium .........       150      28,408,061       4.86        189,387    7.438       358.03       602       81.8
Two Family Home ..............        56      12,459,970       2.13        222,499    7.815       358.41       600       80.3
High-Rise Condominium ........        14       3,058,443       0.52        218,460    7.058       358.07       601       83.3
Three Family Home ............         8       1,803,346       0.31        225,418    8.010       358.46       601       77.3
Manufactured Housing(1) ......        14       1,329,140       0.23         94,939    8.933       356.45       572       59.4
Four Family Home .............         5         683,733       0.12        136,747    7.324       358.20       606       59.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======
----------
(1) Treated as real property.

                                      A-24

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     2,865    $571,925,336      97.83%      $199,625    7.467%      358.12       593       81.6%
Investment Property...........        56       8,385,563       1.43        149,742    7.805       358.15       606       77.8
Second Home...................        25       4,276,594       0.73        171,064    8.036       358.14       604       79.6
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,602    $345,305,760      59.07%      $215,547    7.424%      358.18       584       79.7%
Purchase......................     1,214     216,722,222      37.07        178,519    7.572       358.03       607       84.2
Refinance - Rate/Term.........       130      22,559,511       3.86        173,535    7.360       358.03       594       82.8
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
CREDIT GRADE CATEGORY             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     2,391    $478,747,831      81.89%      $200,229    7.452%      358.10       598       82.3%
A-............................       200      40,957,749       7.01        204,789    7.421       358.03       576       79.9
B.............................       234      42,165,052       7.21        180,193    7.774       358.35       566       77.0
C.............................        88      16,667,268       2.85        189,401    7.579       358.32       575       74.9
C-............................        18       3,885,032       0.66        215,835    7.288       358.66       604       78.8
D.............................        15       2,164,560       0.37        144,304    7.685       358.54       561       65.3
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

                                      A-25

     RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                   NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO              ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
NEXT ADJUSTMENT DATE               DATE      LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)   SCORE      RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

 0 -  6.......................        3          11   $  1,951,385      0.33%     $177,399   5.722%     357.31      580      85.1%
 7 - 12.......................        8           1         80,686      0.01        80,686   6.375      344.00      627      78.1
13 - 18.......................       17          35      5,835,969      1.00       166,742   6.773      352.65      611      82.7
19 - 24.......................       22         292     51,495,334      8.81       176,354   7.413      357.72      602      82.8
25 - 31.......................       29          77     12,796,784      2.19       166,192   7.191      353.26      597      79.9
32 - 37.......................       34       2,530    512,427,335     87.66       202,540   7.505      358.35      592      81.4
                                    ---       -----   ------------    ------      --------   -----      ------      ---      ----
Total/Avg./Wtd. Avg...........                2,946   $584,587,493    100.00%     $198,434   7.476%     358.12      593      81.5%
                                              =====   ============    ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
DOCUMENTATION TYPE                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,988    $377,973,261      64.66%      $190,127    7.396%      358.08       588       82.1%
Stated Income.................       955     206,253,304      35.28        215,972    7.624       358.19       601       80.3
Streamline Documentation......         3         360,928       0.06        120,309    7.129       357.89       612       90.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,946    $584,587,493     100.00%      $198,434    7.476%      358.12       593       81.5%
                                   =====    ============     ======

                                      A-26

                                  LOAN GROUP 3

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN PROGRAM                       LOANS     OUTSTANDING   OUTSTANDING     BALANCE     RATE     (MONTHS)      SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30 Year 6-Month LIBOR.........         1    $    297,397       0.05%      $297,397    5.400%      357.00       720       80.0%
2/28 6-Month LIBOR............        98      17,418,972       2.98        177,745    7.090       358.11       612       79.0
2/28 6-Month LIBOR -
   Interest Only..............        26       5,436,211       0.93        209,085    6.850       358.21       614       83.2
3/27 6-Month LIBOR............     2,520     433,245,541      74.21        171,923    7.057       358.62       606       78.3
3/27 6-Month LIBOR -
   Interest Only..............       637     127,438,297      21.83        200,060    6.731       358.57       609       81.9
                                   -----    ------------     ------       --------    -----       ------       ---       ----
      Total/Avg./Wtd. Avg.....     3,282    $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====    ============     ======

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
ORIGINAL TERM (MONTHS)            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     3,282    $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282    $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PRINCIPAL BALANCES               MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
RANGE OF MORTGAGE LOAN            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$ 25,000.01 - $ 50,000.00.....         5    $    234,513       0.04%      $ 46,903    7.465%      358.29       617       54.5%
$ 50,000.01 - $ 75,000.00.....        85       5,806,566       0.99         68,313    7.604       358.49       612       76.4
$ 75,000.01 - $100,000.00.....       380      34,041,016       5.83         89,582    7.348       358.64       608       78.6
$100,000.01 - $150,000.00.....       955     119,048,993      20.39        124,659    7.297       358.61       605       79.9
$150,000.01 - $200,000.00.....       745     129,537,941      22.19        173,876    6.962       358.59       605       79.0
$200,000.01 - $250,000.00.....       495     110,645,172      18.95        223,526    6.900       358.59       603       78.5
$250,000.01 - $300,000.00.....       348      95,728,781      16.40        275,083    6.767       358.53       609       78.4
$300,000.01 - $350,000.00.....       239      77,567,511      13.29        324,550    6.739       358.62       611       80.5
$350,000.01 - $400,000.00.....        25       9,106,518       1.56        364,261    6.818       358.57       617       79.7
$400,000.01 - $450,000.00.....         5       2,119,407       0.36        423,881    6.930       358.59       660       78.4
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282    $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====    ============     ======

                                      A-27

              CURRENT MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

 4.001 -  4.500 ..............         2     $    210,065       0.04%      $105,033     4.250%     359.00       601       74.8%
 4.501 -  5.000 ..............         4          878,414       0.15        219,604     4.806      358.83       622       80.0
 5.001 -  5.500 ..............        40        8,659,451       1.48        216,486     5.387      358.39       642       74.5
 5.501 -  6.000 ..............       297       63,805,769      10.93        214,834     5.864      358.52       626       76.6
 6.001 -  6.500 ..............       584      116,951,988      20.03        200,260     6.342      358.60       617       77.0
 6.501 -  7.000 ..............       829      149,094,898      25.54        179,849     6.816      358.60       613       78.5
 7.001 -  7.500 ..............       648      108,516,290      18.59        167,463     7.303      358.64       604       80.1
 7.501 -  8.000 ..............       610       96,457,409      16.52        158,127     7.801      358.55       591       81.9
 8.001 -  8.500 ..............        98       15,267,405       2.62        155,790     8.321      358.53       554       81.9
 8.501 -  9.000 ..............        89       12,810,908       2.19        143,943     8.826      358.58       557       84.2
 9.001 -  9.500 ..............        42        6,354,161       1.09        151,290     9.323      358.76       565       85.7
 9.501 - 10.000 ..............        20        2,749,252       0.47        137,463     9.844      358.64       537       86.5
10.001 - 10.500 ..............         9          990,297       0.17        110,033    10.369      358.47       551       86.7
10.501 - 11.000 ..............         6          718,202       0.12        119,700    10.874      358.86       546       82.0
11.001 - 11.500 ..............         3          296,302       0.05         98,767    11.230      358.54       518       81.5
11.501 - 12.000 ..............         1           75,605       0.01         75,605    11.875      358.00       553       89.0
                                   -----     ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg .......     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

301 - 360 ....................     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   -----     ------------     ------       --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg .......     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

               LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................        62     $  9,602,180       1.64%      $154,874     6.539%     358.67       555       41.2%
50.01 - 55.00 ................        27        4,428,645       0.76        164,024     6.582      358.68       577       52.5
55.01 - 60.00 ................        79       14,884,532       2.55        188,412     6.619      358.58       564       58.2
60.01 - 65.00 ................       110       20,930,120       3.58        190,274     6.868      358.71       557       62.9
65.01 - 70.00 ................       152       29,915,317       5.12        196,811     6.890      358.61       576       68.5
70.01 - 75.00 ................       221       42,924,912       7.35        194,230     7.044      358.52       575       73.7
75.01 - 80.00 ................     1,835      309,486,641      53.01        168,658     6.847      358.56       629       79.8
80.01 - 85.00 ................       276       53,903,472       9.23        195,302     7.267      358.61       581       84.0
85.01 - 90.00 ................       369       70,992,716      12.16        192,392     7.294      358.60       594       89.5
90.01 - 95.00 ................        71       13,443,232       2.30        189,341     7.707      358.75       598       94.4
95.01 - 100.00 ...............        80       13,324,651       2.28        166,558     7.697      358.73       608       99.7
                                   -----     ------------     ------       --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg .......     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

                                      A-28

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama ......................        30     $  4,417,287       0.76%      $147,243     7.242%     358.59       595       81.0%
Alaska .......................         4          728,889       0.12        182,222     7.510      358.78       594       87.7
Arizona ......................       112       16,521,738       2.83        147,516     6.966      358.59       610       82.7
Arkansas .....................         5          609,777       0.10        121,955     8.398      358.33       572       90.5
California ...................       634      151,645,669      25.97        239,189     6.618      358.55       605       76.3
Colorado .....................        93       15,836,870       2.71        170,289     6.701      358.70       617       81.5
Connecticut ..................        39        7,192,758       1.23        184,430     7.269      358.68       606       77.6
Delaware .....................         8        1,266,299       0.22        158,287     7.280      358.54       546       74.9
District of Columbia .........        13        2,372,994       0.41        182,538     7.150      358.43       572       64.1
Florida ......................       285       45,553,605       7.80        159,837     7.129      358.57       616       81.9
Georgia ......................       161       24,260,987       4.16        150,689     7.412      358.61       607       81.7
Hawaii .......................        33        8,977,169       1.54        272,035     6.494      358.68       622       77.5
Idaho ........................        20        2,729,750       0.47        136,487     7.553      358.70       613       84.8
Illinois .....................       157       24,809,727       4.25        158,024     7.341      358.59       613       79.1
Indiana ......................        26        2,856,378       0.49        109,861     7.125      358.58       607       82.3
Iowa .........................         6          729,248       0.12        121,541     8.575      358.42       589       84.1
Kansas .......................         7          688,309       0.12         98,330     8.516      358.71       583       80.3
Kentucky .....................         7          722,566       0.12        103,224     7.618      358.61       569       80.9
Louisiana ....................        14        1,636,999       0.28        116,929     8.069      358.84       609       87.9
Maine ........................         6          795,774       0.14        132,629     7.378      358.52       582       75.0
Maryland .....................        88       16,830,867       2.88        191,260     7.390      358.38       604       78.6
Massachusetts ................        65       14,152,410       2.42        217,729     7.051      358.72       575       75.3
Michigan .....................        91       12,208,350       2.09        134,158     7.347      358.54       611       80.9
Minnesota ....................        75       12,296,025       2.11        163,947     7.135      358.47       620       80.9
Mississippi ..................        13        1,452,987       0.25        111,768     7.022      358.47       619       84.2
Missouri .....................        45        5,410,097       0.93        120,224     7.542      358.65       616       81.6
Montana ......................        12        1,862,635       0.32        155,220     7.309      358.98       598       83.1
Nebraska .....................         3          410,018       0.07        136,673     7.502      358.75       590       83.8
Nevada .......................       131       26,508,103       4.54        202,352     6.836      358.62       606       79.3
New Hampshire ................        17        3,068,892       0.53        180,523     6.790      358.62       599       77.3
New Jersey ...................        94       18,817,055       3.22        200,181     7.317      358.58       576       77.1
New Mexico ...................        14        1,835,076       0.31        131,077     7.346      358.76       587       82.3
New York .....................       133       32,753,404       5.61        246,266     6.806      358.67       617       75.5
North Carolina ...............        78       10,245,970       1.75        131,359     7.420      358.65       596       85.5
North Dakota .................         3          337,942       0.06        112,647     6.573      358.64       644       81.4
Ohio .........................        59        7,205,487       1.23        122,127     7.267      358.58       600       82.7
Oklahoma .....................        15        1,533,263       0.26        102,218     7.541      358.71       586       82.9
Oregon .......................        66       10,706,282       1.83        162,216     6.860      358.54       607       81.2
Pennsylvania .................        39        5,821,754       1.00        149,276     7.239      358.43       589       79.3
Rhode Island .................        11        2,108,895       0.36        191,718     6.508      358.34       669       78.0
South Carolina ...............        22        2,625,218       0.45        119,328     7.334      358.61       601       84.8
South Dakota .................         6          934,291       0.16        155,715     6.569      358.55       613       77.6
Tennessee ....................        45        5,599,271       0.96        124,428     7.216      358.60       618       84.5
Texas ........................       255       32,570,493       5.58        127,727     7.092      358.64       621       81.0
Utah .........................        44        6,824,798       1.17        155,109     6.777      358.73       620       80.4
Vermont ......................         1           86,341       0.01         86,341     7.875      359.00       597       90.0
Virginia .....................        81       15,524,382       2.66        191,659     7.187      358.56       590       79.7
Washington ...................        95       17,010,689       2.91        179,060     6.823      358.64       609       81.7
West Virginia ................         6          742,726       0.13        123,788     7.554      358.75       587       80.1
Wisconsin ....................        10        1,438,399       0.25        143,840     7.573      358.46       620       81.2
Wyoming ......................         5          561,507       0.10        112,301     7.215      358.57       614       85.4
                                   -----     ------------     ------       --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg .......     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

                                      A-29

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820 ....................         2     $    237,413       0.04%      $118,706     7.208%     359.00       807       80.0%
781 - 800 ....................        13        1,981,150       0.34        152,396     6.573      358.54       790       79.4
761 - 780 ....................        23        4,441,546       0.76        193,111     6.255      358.32       771       80.0
741 - 760 ....................        37        7,304,994       1.25        197,432     6.435      358.17       750       78.5
721 - 740 ....................        68       12,361,288       2.12        181,784     6.545      358.17       730       79.1
701 - 720 ....................        83       15,173,230       2.60        182,810     6.581      358.39       711       79.5
681 - 700 ....................       108       19,472,078       3.34        180,297     6.714      358.62       690       79.1
661 - 680 ....................       146       23,847,830       4.08        163,341     6.874      358.64       670       78.8
641 - 660 ....................       210       36,473,218       6.25        173,682     6.788      358.73       650       79.2
621 - 640 ....................       441       83,164,831      14.24        188,582     6.813      358.61       629       81.9
601 - 620 ....................       610      110,675,736      18.96        181,436     6.810      358.57       610       81.3
581 - 600 ....................       592      101,271,760      17.35        171,067     6.986      358.63       591       80.8
561 - 580 ....................       325       53,407,136       9.15        164,330     7.282      358.74       571       79.1
541 - 560 ....................       199       36,243,907       6.21        182,130     7.410      358.70       551       78.3
521 - 540 ....................       218       40,836,666       6.99        187,324     7.292      358.58       529       72.7
501 - 520 ....................       198       34,990,429       5.99        176,719     7.664      358.29       511       70.3
500 or Less ..................         9        1,953,206       0.33        217,023     6.967      358.20       500       66.5
                                   -----     ------------     ------       --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg .......     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in Loan Group 3 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

 0............................     1,067     $184,243,659      31.56%      $172,674     7.284%     358.60       606       79.0%
12............................       139       30,424,530       5.21        218,882     6.953      358.62       611       76.9
24............................       168       31,862,841       5.46        189,660     7.068      358.47       600       79.2
36............................     1,908      337,305,387      57.77        176,785     6.815      358.59       607       79.4
                                   -----     ------------     ------       --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg .......     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

                                      A-30

                  GROSS MARGINS FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000 ................         2     $    572,076       0.10%      $286,038    6.385%      358.22       643       78.4%
3.001 - 4.000 ................         3          583,525       0.10        194,508    7.313       356.58       600       76.7
4.001 - 5.000 ................        91       18,581,826       3.18        204,196    6.469       358.50       588       68.8
5.001 - 6.000 ................       674      128,068,891      21.94        190,013    6.536       358.60       605       76.0
6.001 - 7.000 ................     1,328      241,486,978      41.36        181,843    6.814       358.57       614       79.1
7.001 - 8.000 ................     1,184      194,543,123      33.32        164,310    7.539       358.61       601       82.3
                                   -----     ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The weighted average Gross Margin for the Group 3 Mortgage Loans in the
Statistical Calculation Pool as of the Cut-off Date was approximately 6.647%.

               NEXT ADJUSTMENT DATE FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

June 2005.....................         1     $    297,397       0.05%      $297,397    5.400%      357.00       720       80.0%
September 2006................         1          239,018       0.04        239,018    8.000       354.00       506       72.7
October 2006..................         2          472,354       0.08        236,177    7.914       355.00       519       81.1
November 2006.................         1          224,139       0.04        224,139    6.250       356.00       512       75.0
December 2006.................        18        3,122,774       0.53        173,487    6.642       357.00       640       78.0
January 2007..................        50        9,780,930       1.68        195,619    7.078       358.00       613       80.9
February 2007.................        52        9,015,968       1.54        173,384    7.068       359.00       612       80.0
August 2007...................         2          414,597       0.07        207,299    6.621       353.00       685       80.0
September 2007................         2          387,552       0.07        193,776    7.312       354.00       738       80.0
November 2007.................         9        1,619,111       0.28        179,901    7.143       356.00       594       75.7
December 2007.................        38        6,964,859       1.19        183,286    7.012       357.00       608       78.0
January 2008..................     1,112      197,223,863      33.78        177,360    6.945       358.00       608       79.2
February 2008.................     1,991      353,424,381      60.53        177,511    7.001       359.00       605       79.1
March 2008....................         3          649,476       0.11        216,492    7.519       360.00       589       86.9
                                   -----     ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The weighted average Next Adjustment Date for the Group 3 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date is January 2008.

                                      A-31

              MAXIMUM MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

10.501 - 11.000...............         3     $    463,478       0.08%      $154,493     5.754%     357.29       721       80.0%
11.001 - 11.500...............         7        1,304,005       0.22        186,286     5.252      357.80       624       72.6
11.501 - 12.000...............        10        2,262,261       0.39        226,226     5.446      358.49       701       80.0
12.001 - 12.500...............        44        9,459,944       1.62        214,999     5.569      358.36       646       74.8
12.501 - 13.000...............       306       64,519,658      11.05        210,849     5.905      358.52       625       76.5
13.001 - 13.500...............       587      117,233,098      20.08        199,716     6.362      358.59       616       77.1
13.501 - 14.000...............       834      150,151,421      25.72        180,038     6.842      358.59       610       78.3
14.001 - 14.500...............       643      107,819,290      18.47        167,682     7.311      358.66       604       80.1
14.501 - 15.000...............       588       92,937,801      15.92        158,057     7.801      358.59       593       82.3
15.001 - 15.500...............        92       14,036,454       2.40        152,570     8.323      358.56       558       82.5
15.501 - 16.000...............        88       12,671,394       2.17        143,993     8.844      358.57       558       84.4
16.001 - 16.500...............        42        6,354,161       1.09        151,290     9.323      358.76       565       85.7
16.501 - 17.000...............        19        2,543,046       0.44        133,845     9.855      358.78       538       86.6
17.001 - 17.500...............         9          990,297       0.17        110,033    10.369      358.47       551       86.7
17.501 - 18.000...............         6          718,202       0.12        119,700    10.874      358.86       546       82.0
18.001 - 18.500...............         3          296,302       0.05         98,767    11.230      358.54       518       81.5
18.501 - 19.000...............         1           75,605       0.01         75,605    11.875      358.00       553       89.0
                                   -----     ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890     6.984%     358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The weighted average Maximum Mortgage Rate for the Group 3 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
13.957%.

            INITIAL PERIODIC RATE CAP FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
CAP (%)                            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................         9     $  1,614,608       0.28%      $179,401    7.131%      358.41       624       75.4%
1.500.........................     3,158      562,565,656      96.36        178,140    6.983       358.63       606       79.2
2.000.........................         2          430,164       0.07        215,082    7.791       357.42       666       84.0
3.000.........................       113       19,225,989       3.29        170,141    6.976       357.56       623       76.5
                                   -----     ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The weighted average Initial Periodic Rate Cap for the Group 3 Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 1.548%.

                                      A-32

           SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
CAP (%)                            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       103     $ 18,123,978       3.10%      $175,961    6.949%      357.76       629       76.2%
1.500.........................     3,178      565,462,276      96.85        177,930    6.984       358.62       606       79.2
2.000.........................         1          250,164       0.04        250,164    8.000       357.00       720       80.0
                                   -----     ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The weighted average Subsequent Periodic Rate Cap for the Group 3 Mortgage
Loans in Loan Group 3 as of the Cut-off Date was approximately 1.485%.

              MINIMUM MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000.................         1     $    167,703       0.03%      $167,703    6.625%      358.00       774       80.0%
4.001 - 5.000.................        10        1,826,105       0.31        182,610    5.454       358.47       666       79.4
5.001 - 6.000.................       334       71,977,759      12.33        215,502    5.806       358.51       627       76.3
6.001 - 7.000.................     1,415      266,735,217      45.69        188,505    6.610       358.60       615       77.9
7.001 - 8.000.................     1,257      204,263,221      34.99        162,501    7.539       358.60       598       81.0
8.001 - 9.000.................       184       27,682,594       4.74        150,449    8.556       358.57       556       83.0
9.001 - 10.000................        62        9,103,413       1.56        146,829    9.480       358.73       557       85.9
Greater than 10.000...........        19        2,080,406       0.36        109,495   10.721       358.60       545       84.4
                                   -----     ------------     ------       --------   ------       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====     ============     ======

----------
(1) The weighted average Minimum Mortgage Rate for the Group 3 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
6.979%.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
PROPERTY TYPE                      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     2,433     $428,578,700      73.41%      $176,152    6.989%      358.59       604       78.9%
Planned Unit Development......       542       95,968,202      16.44        177,063    6.951       358.60       611       81.0
Low-Rise Condominium..........       215       37,792,480       6.47        175,779    6.940       358.63       617       79.2
Two Family Home...............        69       15,578,741       2.67        225,779    7.005       358.52       618       77.7
Three Family Home.............        11        3,461,872       0.59        314,716    7.292       358.29       619       72.7
Four Family Home..............         5        1,471,575       0.25        294,315    7.399       359.00       619       69.2
High-Rise Condominium ........         7          984,847       0.17        140,692    7.338       358.43       634       74.3
                                   -----     ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418     100.00%      $177,890    6.984%      358.59       607       79.1%
                                   =====     ============     ======

                                      A-33

                 OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     3,241     $577,641,630       98.94%     $178,229     6.979%     358.59       606       79.2%
Investment Property...........        26        4,239,923        0.73       163,074     7.374      358.48       633       76.6
Second Home...................        15        1,954,864        0.33       130,324     7.689      358.78       624       79.5
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418      100.00%     $177,890     6.984%     358.59       607       79.1%
                                   =====     ============      ======

----------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                  LOAN PURPOSES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,560     $299,443,143       51.29%     $191,951     7.028%     358.59       583       76.8%
Purchase......................     1,617      266,926,817       45.72       165,075     6.930      358.58       634       81.6
Refinance - Rate/Term.........       105       17,466,457        2.99       166,347     7.059      358.55       601       80.8
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418      100.00%     $177,890     6.984%     358.59       607       79.1%
                                   =====     ============      ======

             CREDIT GRADE CATEGORIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     2,726     $482,307,129       82.61%     $176,929     6.936%     358.58       615       80.1%
A-............................       154       29,011,849        4.97       188,389     7.153      358.60       573       78.7
B.............................       255       46,641,929        7.99       182,910     7.292      358.56       567       75.2
C.............................       106       18,579,276        3.18       175,276     7.227      358.74       565       69.2
C-............................        29        4,927,380        0.84       169,910     7.052      358.73       585       73.4
D.............................        12        2,368,854        0.41       197,405     6.557      358.52       579       67.3
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418      100.00%     $177,890     6.984%     358.59       607       79.1%
                                   =====     ============      ======

                                      A-34

     RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                         WEIGHTED                                                                                WEIGHTED
                          AVERAGE                                PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                         MONTHS TO                 AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                           NEXT      NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF MONTHS TO      ADJUSTMENT    MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE       DATE        LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
---------------------   ----------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

 0 -  6..............        3             1     $    297,397        0.05%     $297,397     5.400%     357.00       720       80.0%
13 - 18..............       18             1          239,018        0.04       239,018     8.000      354.00       506       72.7
19 - 24..............       22           123       22,616,165        3.87       183,871     7.023      358.18       613       80.1
25 - 31..............       29             4          802,149        0.14       200,537     6.955      353.48       710       80.0
32 - 37..............       35         3,153      559,881,689       95.90       177,571     6.983      358.62       606       79.1
                                       -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd.
      Avg............                  3,282     $583,836,418      100.00%     $177,890     6.984%     358.59       607       79.1%
                                       =====     ============      ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
DOCUMENTATION TYPE                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     2,260     $381,280,173       65.31%     $168,708     7.000%     358.60       590       79.6%
Stated Income.................     1,021      202,316,861       34.65       198,156     6.953      358.57       639       78.2
Simple Documentation..........         1          239,383        0.04       239,383     6.500      359.00       563       80.0
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     3,282     $583,836,418      100.00%     $177,890     6.984%     358.59       607       79.1%
                                   =====     ============      ======

                                      A-35

                                  LOAN GROUP 4

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

30 Year 6-Month LIBOR.........         8     $  1,249,079        0.30%     $156,135     5.311%     357.38       604       82.8%
2/28 6-Month LIBOR............       304       53,437,609       12.87       175,782     6.968      357.58       614       80.9
2/28 6-Month LIBOR -
   Interest Only..............        14        2,476,759        0.60       176,911     6.959      358.27       593       78.5
3/27 6-Month LIBOR............     1,702      298,605,787       71.94       175,444     7.105      358.12       601       79.6
3/27 6-Month LIBOR -
   Interest Only..............       300       58,879,802       14.19       196,266     6.853      358.46       597       80.4
5/25 6-Month LIBOR                     2          402,911        0.10       201,456     6.561      357.00       614       81.6
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330     $415,051,948      100.00%     $178,134     7.045%     358.10       602       79.9%
                                   =====     ============      ======

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     2,330     $415,051,948      100.00%     $178,134     7.045%     358.10       602       79.9%
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330     $415,051,948      100.00%     $178,134     7.045%     358.10       602       79.9%
                                   =====     ============      ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

$ 25,000.01 - $ 50,000.00.....         4     $    192,566        0.05%     $ 48,142     8.316%     358.26       598       77.7%
$ 50,000.01 - $ 75,000.00.....        45        3,003,537        0.72        66,745     7.934      358.36       595       78.2
$ 75,000.01 - $100,000.00.....       248       22,463,684        5.41        90,579     7.501      358.05       600       79.3
$100,000.01 - $150,000.00.....       695       86,747,738       20.90       124,817     7.230      358.11       605       80.3
$150,000.01 - $200,000.00.....       541       94,368,808       22.74       174,434     7.097      358.05       599       80.4
$200,000.01 - $250,000.00.....       389       87,147,565       21.00       224,030     6.909      358.09       605       79.0
$250,000.01 - $300,000.00.....       240       65,414,284       15.76       272,560     6.825      358.15       601       80.0
$300,000.01 - $350,000.00.....       148       48,260,339       11.63       326,083     6.923      358.11       601       80.4
$350,000.01 - $400,000.00.....        17        6,128,072        1.48       360,475     6.849      358.12       602       74.4
$400,000.01 - $450,000.00.....         3        1,325,355        0.32       441,785     6.514      358.67       587       79.4
                                   -----     ------------      ------      --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330     $415,051,948      100.00%     $178,134     7.045%     358.10       602       79.9%
                                   =====     ============      ======

                                      A-36

              CURRENT MORTGAGE RATES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

 4.001 -  4.500...............         2    $    444,815       0.11%      $222,407     4.200%     357.58        626      75.6%
 4.501 -  5.000...............        11       2,688,393       0.65        244,399     4.865      357.88        633      74.1
 5.001 -  5.500...............        27       5,936,707       1.43        219,878     5.427      357.89        630      73.6
 5.501 -  6.000...............       196      39,039,666       9.41        199,182     5.878      358.07        620      75.5
 6.001 -  6.500...............       380      72,197,861      17.39        189,994     6.341      358.12        613      77.4
 6.501 -  7.000...............       551     101,882,626      24.55        184,905     6.824      358.14        607      79.0
 7.001 -  7.500...............       475      86,036,640      20.73        181,130     7.328      358.14        597      80.7
 7.501 -  8.000...............       476      76,455,511      18.42        160,621     7.815      358.06        590      82.7
 8.001 -  8.500...............       105      15,980,951       3.85        152,200     8.301      357.93        585      87.1
 8.501 -  9.000...............        52       7,319,025       1.76        140,750     8.831      357.96        573      88.2
 9.001 -  9.500...............        24       3,878,162       0.93        161,590     9.393      357.85        564      84.7
 9.501 - 10.000...............        18       1,954,540       0.47        108,586     9.818      358.53        564      83.5
10.001 - 10.500...............         5         397,791       0.10         79,558    10.478      359.00        543      84.3
10.501 - 11.000...............         5         553,879       0.13        110,776    10.948      358.63        556      89.4
11.001 - 11.500...............         2         181,943       0.04         90,971    11.193      358.00        555      87.7
11.501 - 12.000...............         1         103,437       0.02        103,437    11.750      358.00        565      90.0
                                   -----    ------------     ------       --------    ------      ------        ---      ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134     7.045%     358.10        602      79.9%
                                   =====    ============     ======

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

301 - 360.....................     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

               LOAN-TO-VALUE RATIOS FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        37    $  6,132,129       1.48%      $165,733    6.487%      358.25       599       43.2%
50.01 - 55.00.................        28       4,795,869       1.16        171,281    6.599       357.94       575       53.2
55.01 - 60.00.................        50       9,699,012       2.34        193,980    6.496       358.04       587       58.4
60.01 - 65.00.................        87      16,243,066       3.91        186,702    6.740       358.30       583       63.1
65.01 - 70.00.................       119      22,460,728       5.41        188,746    6.798       358.15       586       68.5
70.01 - 75.00.................       162      30,358,138       7.31        187,396    7.038       358.17       588       73.7
75.01 - 80.00.................     1,055     178,047,141      42.90        168,765    6.897       358.07       619       79.7
80.01 - 85.00.................       276      52,759,293      12.71        191,157    7.318       358.09       584       84.4
85.01 - 90.00.................       384      72,101,622      17.37        187,765    7.312       358.08       593       89.5
90.01 - 95.00.................        65      11,520,816       2.78        177,243    7.565       358.18       603       94.3
95.01 - 100.00................        67      10,934,133       2.63        163,196    7.808       358.08       614       99.6
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

                                      A-37

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        17    $  2,120,010       0.51%      $124,706    7.233%      357.89       594       82.3%
Alaska........................         4         839,345       0.20        209,836    8.012       357.09       592       87.9
Arizona.......................        94      13,534,135       3.26        143,980    6.888       358.01       613       82.4
Arkansas......................         1         130,832       0.03        130,832    5.875       358.00       585       58.5
California....................       385      89,507,859      21.57        232,488    6.623       358.00       603       76.4
Colorado......................        48       8,650,603       2.08        180,221    6.710       358.16       606       80.2
Connecticut...................        43       7,948,024       1.91        184,838    7.294       358.23       598       81.2
Delaware......................        11       1,372,746       0.33        124,795    7.411       358.24       603       82.2
District of Columbia..........         7       1,308,127       0.32        186,875    6.986       357.82       598       63.9
Florida.......................       233      37,850,436       9.12        162,448    7.259       358.24       603       81.6
Georgia.......................        82      11,601,556       2.80        141,482    7.302       358.36       609       81.0
Hawaii........................        10       2,568,247       0.62        256,825    6.480       357.96       611       82.3
Idaho.........................         8       1,052,533       0.25        131,567    6.775       358.48       584       85.3
Illinois......................        81      13,901,982       3.35        171,629    7.218       358.04       604       78.9
Indiana.......................        28       3,785,481       0.91        135,196    7.240       358.25       615       86.2
Iowa..........................        10       1,250,459       0.30        125,046    7.070       358.28       598       86.1
Kansas........................         7         965,028       0.23        137,861    7.128       358.43       622       84.3
Kentucky......................        15       2,023,404       0.49        134,894    7.035       358.18       611       83.5
Louisiana.....................        24       3,323,990       0.80        138,500    7.267       357.92       595       83.1
Maine.........................         3         460,991       0.11        153,664    6.934       357.72       557       81.4
Maryland......................        84      17,255,013       4.16        205,417    7.112       357.96       594       80.5
Massachusetts.................        29       5,945,081       1.43        205,003    7.098       358.17       591       75.6
Michigan......................        73      10,662,740       2.57        146,065    7.291       358.02       604       81.2
Minnesota.....................        45       7,991,580       1.93        177,591    7.177       358.29       596       81.2
Mississippi...................         7         843,408       0.20        120,487    7.224       357.47       600       90.2
Missouri......................        25       3,503,572       0.84        140,143    7.003       357.90       602       86.4
Montana.......................         3         558,507       0.13        186,169    6.561       358.14       613       82.7
Nebraska......................         7         901,057       0.22        128,722    7.180       358.42       596       82.0
Nevada........................       103      20,467,434       4.93        198,713    6.899       357.91       614       81.1
New Hampshire.................         7       1,271,962       0.31        181,709    7.359       358.09       590       82.1
New Jersey....................       112      22,579,306       5.44        201,601    7.452       358.03       597       78.6
New Mexico....................        12       1,485,968       0.36        123,831    7.678       358.38       600       81.6
New York......................        88      21,631,794       5.21        245,816    6.948       358.40       604       75.6
North Carolina................        63       8,885,164       2.14        141,034    7.252       358.05       597       80.0
North Dakota..................         2         203,740       0.05        101,870    7.456       358.00       596       92.4
Ohio..........................        42       5,733,227       1.38        136,505    7.139       358.15       604       82.7
Oklahoma......................        11       1,301,093       0.31        118,281    7.560       358.51       612       83.6
Oregon........................        42       6,521,790       1.57        155,281    6.793       358.41       608       81.5
Pennsylvania..................        63       9,607,782       2.31        152,504    7.475       358.19       591       80.6
Rhode Island..................         8       1,907,453       0.46        238,432    6.720       358.13       598       69.3
South Carolina................        20       3,098,189       0.75        154,909    7.849       358.45       589       86.9
South Dakota..................         2         228,182       0.05        114,091    6.968       358.00       660       80.0
Tennessee.....................        35       4,677,980       1.13        133,657    7.208       358.00       608       84.3
Texas.........................       120      15,300,130       3.69        127,501    7.455       358.11       609       83.5
Utah..........................        27       3,520,914       0.85        130,404    6.769       358.09       616       82.2
Vermont.......................         1         150,196       0.04        150,196    6.875       358.00       594       85.0
Virginia......................        95      18,617,006       4.49        195,968    7.228       358.06       595       80.3
Washington....................        71      12,866,300       3.10        181,215    6.816       358.08       597       82.8
West Virginia.................         9       1,419,728       0.34        157,748    7.778       357.93       572       85.8
Wisconsin.....................        12       1,600,274       0.39        133,356    7.481       358.13       595       82.4
Wyoming.......................         1         119,590       0.03        119,590    6.500       358.00       570       85.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

                                      A-38

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

721 - 740.....................         1    $    180,000       0.04%      $180,000    5.950%      358.00       740       80.0%
701 - 720.....................        14       2,120,843       0.51        151,489    6.452       356.96       703       79.3
681 - 700.....................       103      17,115,189       4.12        166,167    6.533       357.82       690       79.6
661 - 680.....................       144      26,542,620       6.40        184,324    6.635       357.90       670       78.4
641 - 660.....................       187      33,512,090       8.07        179,209    6.790       358.01       649       78.1
621 - 640.....................       329      59,407,058      14.31        180,569    6.873       358.07       632       82.6
601 - 620.....................       339      60,308,014      14.53        177,900    6.976       358.06       611       81.7
581 - 600.....................       410      71,696,603      17.27        174,870    7.091       358.16       589       81.0
561 - 580.....................       409      72,658,268      17.51        177,649    7.190       358.28       571       79.0
541 - 560.....................       260      47,930,963      11.55        184,350    7.444       358.11       551       78.8
521 - 540.....................       133      23,428,539       5.64        176,154    7.514       358.18       533       74.5
501 - 520.....................         1         151,760       0.04        151,760    7.330       359.00       510       80.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in Loan Group 4 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

 0............................       689    $125,049,542      30.13%      $181,494    7.278%      358.20       599       79.5%
 6............................         3         443,058       0.11        147,686    7.090       358.76       621       85.5
12............................        75      15,393,975       3.71        205,253    6.912       357.80       595       75.8
24............................       300      51,302,243      12.36        171,007    6.863       357.70       612       80.7
36............................     1,263     222,863,130      53.70        176,455    6.965       358.15       603       80.2
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

                                      A-39

                  GROSS MARGINS FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MARGINS (%)                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000.................         4    $    957,501       0.23%      $239,375    6.382%      357.34       636       75.6%
4.001 - 5.000.................        73      14,001,617       3.37        191,803    5.963       357.79       609       71.5
5.001 - 6.000.................       519      93,365,485      22.49        179,895    6.501       358.03       610       76.1
6.001 - 7.000.................       889     161,530,862      38.92        181,700    6.955       358.14       604       80.3
7.001 - 8.000.................       845     145,196,482      34.98        171,830    7.604       358.14       595       82.6
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The weighted average Gross Margin for the Group 4 Mortgage Loans in the
Statistical Calculation Pool as of the Cut-off Date was approximately 6.660%.

              NEXT ADJUSTMENT DATE FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

May 2005......................         1    $    210,815       0.05%      $210,815    4.200%      356.00       614       70.7%
June 2005.....................         5         693,103       0.17        138,621    5.260       357.00       610       80.0
August 2005...................         2         345,162       0.08        172,581    6.094       359.00       584       96.0
September 2006................         1         245,999       0.06        245,999    8.050       354.00       628       95.0
October 2006..................         6       1,397,084       0.34        232,847    7.406       355.00       620       87.1
November 2006.................        19       3,188,404       0.77        167,811    7.010       356.00       607       82.4
December 2006.................        90      16,151,721       3.89        179,464    7.110       357.03       618       81.7
Jauary 2007...................       172      29,537,741       7.12        171,731    6.826       358.00       612       79.8
February 2007.................        30       5,393,419       1.30        179,781    7.128       359.00       602       80.2
March 2007....................         1         195,946       0.05        195,946    6.375       348.00       704       80.0
April 2007....................         1         120,935       0.03        120,935    6.000       349.00       548       57.6
July 2007.....................         1         119,157       0.03        119,157    6.750       352.00       629       52.2
August 2007...................         7       1,252,052       0.30        178,865    7.600       353.00       586       84.8
September 2007................         5         645,999       0.16        129,200    6.997       354.00       626       80.0
October 2007..................         4         886,190       0.21        221,547    7.480       355.00       593       82.6
November 2007.................        43       7,888,118       1.90        183,445    7.042       356.00       616       80.1
December 2007.................       183      31,290,906       7.54        170,989    7.140       357.07       614       80.8
January 2008..................     1,062     191,461,016      46.13        180,283    7.034       358.00       600       79.5
February 2008.................       695     123,625,270      29.79        177,878    7.086       359.00       596       79.8
December 2009.................         2         402,911       0.10        201,456    6.561       357.00       614       81.6
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The weighted average Next Adjustment Date for the Group 4 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date is November 2007.

                                      A-40

             MAXIMUM MORTGAGE RATES FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

10.001 - 10.500...............         2    $    448,943       0.11%      $224,471     5.417%     357.34       671       80.0%
10.501 - 11.000...............         6       1,173,155       0.28        195,526     5.376      357.47       632       73.0
11.001 - 11.500...............         6       1,337,321       0.32        222,887     5.047      357.16       610       77.9
11.501 - 12.000...............        46       9,423,038       2.27        204,849     5.672      357.98       640       77.4
12.001 - 12.500...............       101      20,527,891       4.95        203,246     6.166      358.05       626       75.0
12.501 - 13.000...............       289      54,641,448      13.16        189,071     6.282      358.02       616       76.5
13.001 - 13.500...............       446      83,452,341      20.11        187,113     6.650      358.10       605       78.6
13.501 - 14.000...............       557     101,420,756      24.44        182,084     7.059      358.11       600       80.0
14.001 - 14.500...............       358      63,627,349      15.33        177,730     7.392      358.16       597       81.1
14.501 - 15.000...............       341      54,314,530      13.09        159,280     7.840      358.16       591       82.9
15.001 - 15.500...............        84      13,141,366       3.17        156,445     8.407      357.98       583       86.5
15.501 - 16.000...............        43       5,511,082       1.33        128,165     8.833      358.20       576       88.4
16.001 - 16.500...............        20       2,841,997       0.68        142,100     9.371      358.22       558       87.3
16.501 - 17.000...............        17       1,845,047       0.44        108,532     9.834      358.57       561       83.7
17.001 - 17.500...............         5         397,791       0.10         79,558    10.478      359.00       543       84.3
17.501 - 18.000...............         6         662,513       0.16        110,419    10.362      358.53       562       87.9
18.001 - 18.500...............         2         181,943       0.04         90,971    11.193      358.00       555       87.7
18.501 - 19.000...............         1         103,437       0.02        103,437    11.750      358.00       565       90.0
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134     7.045%     358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The weighted average Maximum Mortgage Rate for the Group 4 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
13.786%.

            INITIAL PERIODIC RATE CAP FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        31    $  4,628,827       1.12%      $149,317    6.794%      357.85       600       80.0%
1.500.........................     1,461     260,285,206      62.71        178,156    7.044       358.31       600       79.8
1.539.........................         1         119,656       0.03        119,656    6.245       357.00       651       79.5
2.000.........................        13       1,969,688       0.47        151,514    7.826       357.24       602       81.0
3.000.........................       823     147,963,794      35.65        179,786    7.044       357.75       607       80.0
3.350.........................         1          84,776       0.02         84,776    8.150       356.00       563       85.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The weighted average Initial Periodic Rate Cap for the Group 4 Mortgage
Loans in the Statistical Calculation Pool as of the Cut-off Date was
approximately 2.032%.

                                      A-41

          SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       702    $126,955,061      30.59%      $180,848    7.090%      357.83       606       79.9%
1.250.........................         1         214,620       0.05        214,620    6.625       358.00       592       66.0
1.500.........................     1,625     287,371,885      69.24        176,844    7.025       358.22       600       79.9
2.000.........................         2         510,382       0.12        255,191    6.993       357.00       587       85.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The weighted average Subsequent Periodic Rate Cap for the Group 4 Mortgage
Loans in Loan Group 4 as of the Cut-off Date was approximately 1.348%.

             MINIMUM MORTGAGE RATES FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

4.001 -  5.000................        19    $  4,239,375       1.02%      $223,125     5.231%     357.65       633       76.1%
5.001 -  6.000................       241      47,422,654      11.43        196,774     5.872      358.02       621       75.0
6.001 -  7.000................       942     176,586,440      42.55        187,459     6.655      358.11       609       78.6
7.001 -  8.000................       925     157,546,784      37.96        170,321     7.563      358.13       593       81.6
8.001 -  9.000................       151      22,429,655       5.40        148,541     8.466      357.96       580       87.3
9.001 - 10.000................        39       5,589,988       1.35        143,333     9.533      358.13       563       84.2
Greater than 10.000...........        13       1,237,050       0.30         95,158    10.900      358.60       552       87.6
                                   -----    ------------     ------       --------    ------      ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134     7.045%     358.10       602       79.9%
                                   =====    ============     ======

----------
(1) The weighted average Minimum Mortgage Rate for the Group 4 Mortgage Loans in
the Statistical Calculation Pool as of the Cut-off Date was approximately
7.016%.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 4 MORTGAGE LOANS
                      IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,755    $309,623,902      74.6%       $176,424    7.017%      358.09       600       79.6%
Planned Unit Development......       386      69,000,069      16.62        178,757    7.081       358.10       609       81.8
Low-Rise Condominium..........       110      19,492,171       4.70        177,202    7.060       358.16       609       79.8
Two Family Home...............        58      12,469,152       3.00        214,985    7.349       358.18       606       78.2
Three Family Home.............         9       2,026,476       0.49        225,164    7.554       357.82       581       74.4
High-Rise Condominium.........         9       1,992,945       0.48        221,438    7.329       358.19       603       80.1
Four Family Home..............         3         447,233       0.11        149,078    7.948       357.35       575       68.0
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg........     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

                                      A-42

                 OCCUPANCY TYPES FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     2,283    $407,466,370      98.17%      $178,478    7.038%      358.10       602       80.0%
Investment Property ..........        33       4,957,968       1.19        150,241    7.422       358.08       598       71.2
Second Home ..................        14       2,627,609       0.63        187,686    7.479       358.33       611       75.3
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                  LOAN PURPOSES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out .........     1,284    $239,353,584      57.67%      $186,412    7.033%      358.16       590       78.1%
Purchase .....................       923     155,035,137      37.35        167,969    7.083       357.99       622       82.4
Refinance - Rate/Term ........       123      20,663,227       4.98        167,994    6.903       358.16       600       81.7
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

             CREDIT GRADE CATEGORIES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A ............................     1,868    $329,276,239      79.33%      $176,272    7.026%      358.07       606       80.7%
A- ...........................       175      33,719,161       8.12        192,681    7.132       358.22       589       80.2
B ............................       179      32,178,606       7.75        179,769    7.157       358.18       584       76.4
C ............................        77      14,190,923       3.42        184,298    7.077       358.20       584       72.0
C- ...........................        21       3,727,995       0.90        177,524    6.897       358.32       621       70.8
D ............................        10       1,959,023       0.47        195,902    6.978       358.28       596       68.8
                                   -----    ------------     ------       --------    -----       ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,330    $415,051,948     100.00%      $178,134    7.045%      358.10       602       79.9%
                                   =====    ============     ======

                                      A-43

     RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                  WEIGHTED                                                                        WEIGHTED
                                   AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                  MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                    NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO               ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
NEXT ADJUSTMENT DATE                DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------   ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ........................        3            8   $  1,249,079        0.3%    $156,135    5.311%    357.38      604      82.8%
13 - 18 ......................       18            1        245,999       0.06      245,999    8.050     354.00      628      95.0
19 - 24 ......................       22          318     55,864,315      13.46      175,674    6.960     357.59      613      80.7
25 - 31 ......................       30           18      3,024,333       0.73      168,018    7.339     353.60      597      80.8
32 - 37 ......................       34        1,983    354,265,310      85.35      178,651    7.062     358.22      601      79.7
38 or Greater ................       57            2        402,911        0.1      201,456    6.561     357.00      614      81.6
                                     --        -----   ------------     ------     --------    -----     ------      ---      ----
Total/Avg./Wtd. Avg ..........                 2,330   $415,051,948     100.00%    $178,134    7.045%    358.10      602      79.9%
                                               =====   ============     ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
DOCUMENTATION TYPE                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........     1,514    $257,571,796      62.06%      $170,127     7.010%     358.18       592       80.7%
Stated Income ................       816     157,480,151      37.94        192,990     7.102      357.96       618       78.6
                                   -----    ------------     ------       --------     -----      ------       ---       ----
   Total/Avg./Wtd. Avg .......     2,330    $415,051,948     100.00%      $178,134     7.045%     358.10       602       79.9%
                                   =====   ============      ======

                                      A-44

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered CWABS, Inc.
Asset-Backed Certificates, Series 2005-1, (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear.
The Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC
Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

                                       I-1

     Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear
Purchaser. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream, Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or
Euroclear Participant at least one Business Day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a
360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the
Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC
Participant. The seller will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant
at least one Business Day prior to settlement. In these cases Clearstream,
Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment

                                       I-2

will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant
or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream,
Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream,
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their
     Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream,
     Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons
Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the
United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owners for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.
More complex rules apply if Global Securities are held through a non-U.S.
intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     Exemption for non-U.S. Persons with Effectively Connected Income (Form
W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's
Claim for Exemption from Withholding On Income Effectively Connected with the
Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S.
flow through entity.

                                       I-3

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form
W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. PERSON" means:

          (1) a citizen or resident of the United States,

          (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the
     District of Columbia,

          (3) an estate the income of which is includible in gross income for
     United States tax purposes, regardless of its source,

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
     United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.
     Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the
     Global Securities, or

          (5) certain eligible trusts that elect to be taxed as U.S. persons.

                                       I-4

PROSPECTUS

                                   CWABS, INC.
                                    DEPOSITOR

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first lien mortgage loans secured by one- to four-family residential properties,

o    mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o    closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

o    home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 25, 2004

                                TABLE OF CONTENTS

Important Notice About Information in this Prospectus

                                        2

                                        3

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302
and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund
-- Incorporation of Certain Documents by Reference" beginning on page 21.

                                        4

                                  RISK FACTORS

     You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO   The applicable prospectus supplement may
RECOURSE TO SELLERS, DEPOSITOR     provide that securities will be payable from
OR SERVICER                        other trust funds in addition to their
                                   associated trust fund, but if it does not,
                                   they will be payable solely from their
                                   associated trust fund. If the trust fund does
                                   not have sufficient assets to distribute the
                                   full amount due to you as a securityholder,
                                   your yield will be impaired, and perhaps even
                                   the return of your principal may be impaired,
                                   without your having recourse to anyone else.
                                   Furthermore, at the times specified in the
                                   applicable prospectus supplement, certain
                                   assets of the trust fund may be released and
                                   paid out to other people, such as the
                                   depositor, a servicer, a credit enhancement
                                   provider, or any other person entitled to
                                   payments from the trust fund. Those assets
                                   will no longer be available to make payments
                                   to you. Those payments are generally made
                                   after other specified payments that may be
                                   set forth in the applicable prospectus
                                   supplement have been made.

                                   You will not have any recourse against the
                                   depositor or any servicer if you do not
                                   receive a required distribution on the
                                   securities. Nor will you have recourse
                                   against the assets of the trust fund of any
                                   other series of securities.

                                   The securities will not represent an interest
                                   in the depositor, any servicer, any seller to
                                   the depositor, or anyone else except the
                                   trust fund. The only obligation of the
                                   depositor to a trust fund comes from certain
                                   representations and warranties made by it
                                   about assets transferred to the trust fund.
                                   If these representations and warranties turn
                                   out to be untrue, the depositor may be
                                   required to repurchase some of the
                                   transferred assets. CWABS, Inc., which is the
                                   depositor, does not have significant assets
                                   and is unlikely to have significant assets in
                                   the future. So if the depositor were required
                                   to repurchase a loan because of a breach of a
                                   representation, its only sources of funds for
                                   the repurchase would be:

                                        o    funds obtained from enforcing a
                                             corresponding obligation of a
                                             seller or originator of the loan,
                                             or

                                        o    funds from a reserve fund or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                        5

                                   The only obligations of the master servicer
                                   to a trust fund (other than its master
                                   servicing obligations) comes from certain
                                   representations and warranties made by it in
                                   connection with its loan servicing
                                   activities. If these representations and
                                   warranties turn out to be untrue, the master
                                   servicer may be required to repurchase or
                                   substitute for some of the loans. However,
                                   the master servicer may not have the
                                   financial ability to make the required
                                   repurchase or substitution.

                                   The only obligations to a trust fund of a
                                   seller of loans to the depositor comes from
                                   certain representations and warranties made
                                   by it in connection with its sale of the
                                   loans and certain document delivery
                                   requirements. If these representations and
                                   warranties turn out to be untrue, or the
                                   seller fails to deliver required documents,
                                   it may be required to repurchase or
                                   substitute for some of the loans. However,
                                   the seller may not have the financial ability
                                   to make the required repurchase or
                                   substitution.

CREDIT ENHANCEMENT MAY NOT BE      Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM     effect of loan losses. But credit
LOSSES                             enhancements may benefit only some classes of
                                   a series of securities and the amount of any
                                   credit enhancement will be limited as
                                   described in the applicable prospectus
                                   supplement. Furthermore, the amount of a
                                   credit enhancement may decline over time
                                   pursuant to a schedule or formula or
                                   otherwise, and could be depleted from
                                   payments or for other reasons before the
                                   securities covered by the credit enhancement
                                   are paid in full. In addition, a credit
                                   enhancement may not cover all potential
                                   sources of loss. For example, a credit
                                   enhancement may or may not cover fraud or
                                   negligence by a loan originator or other
                                   parties. Also, the trustee may be permitted
                                   to reduce, substitute for, or even eliminate
                                   all or a portion of a credit enhancement so
                                   long as the rating agencies that have rated
                                   the securities at the request of the
                                   depositor indicate that that would not cause
                                   them to change adversely their rating of the
                                   securities. Consequently, securityholders may
                                   suffer losses even though a credit
                                   enhancement exists and its provider does not
                                   default.

NATURE OF MORTGAGES                The mortgages and deeds of trust securing the
   Junior Status of Liens          home equity loans will be primarily junior
   Securing Home Equity Loans      liens subordinate to the rights of the
   Could Adversely Affect You      mortgagee under the related senior
                                   mortgage(s) or deed(s) of trust. Accordingly,
                                   the proceeds from any liquidation, insurance
                                   or condemnation proceeds will be available to
                                   satisfy the outstanding balance of the junior
                                   lien only to the extent that the

                                        6

                                   claims of the related senior mortgagees have
                                   been satisfied in full, including any related
                                   foreclosure costs. In addition, if a junior
                                   mortgagee forecloses on the property securing
                                   a junior mortgage, it forecloses subject to
                                   any senior mortgage and must take one of the
                                   following steps to protect its interest in
                                   the property:

                                        o    pay the senior mortgage in full at
                                             or prior to the foreclosure sale,
                                             or

                                        o    assume the payments on the senior
                                             mortgage in the event the mortgagor
                                             is in default under the senior
                                             mortgage.

                                   The trust fund may effectively be prevented
                                   from foreclosing on the related property
                                   since it will have no funds to satisfy any
                                   senior mortgages or make payments due to any
                                   senior mortgagees.

                                   Some states have imposed legal limits on the
                                   remedies of a secured lender in the event
                                   that the proceeds of any sale under a deed of
                                   trust or other foreclosure proceedings are
                                   insufficient to pay amounts owed to that
                                   secured lender. In some states, including
                                   California, if a lender simultaneously
                                   originates a loan secured by a senior lien on
                                   a particular property and a loan secured by a
                                   junior lien on the same property, that lender
                                   as the holder of the junior lien may be
                                   precluded from obtaining a deficiency
                                   judgment with respect to the excess of:

                                        o    the aggregate amount owed under
                                             both the senior and junior loans
                                             over

                                        o    the proceeds of any sale under a
                                             deed of trust or other foreclosure
                                             proceedings.

                                   See "Certain Legal Aspects of the Loans --
                                   Anti-Deficiency Legislation; Bankruptcy Laws;
                                   Tax Liens."

   Declines in Property Values     The value of the properties underlying the
   May Adversely Affect You        loans held in the trust fund may decline over
                                   time. Among the factors that could adversely
                                   affect the value of the properties are:

                                        o    an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                        o    a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                        o    natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                        7

                                   In the case of home equity loans, declining
                                   property values could diminish or extinguish
                                   the value of a junior mortgage before
                                   reducing the value of a senior mortgage on
                                   the same property.

                                   If property values decline, the actual rates
                                   of delinquencies, foreclosures, and losses on
                                   all underlying loans could be higher than
                                   those currently experienced in the mortgage
                                   lending industry in general. These losses, to
                                   the extent not otherwise covered by a credit
                                   enhancement, will be borne by the holder of
                                   one or more classes of securities.

   Delays In Liquidation May       Even if the properties underlying the loans
   Adversely Affect You            held in the trust fund provide adequate
                                   security for the loans, substantial delays
                                   could occur before defaulted loans are
                                   liquidated and their proceeds are forwarded
                                   to investors. Property foreclosure actions
                                   are regulated by state statutes and rules and
                                   are subject to many of the delays and
                                   expenses of other lawsuits if defenses or
                                   counterclaims are made, sometimes requiring
                                   several years to complete. Furthermore, in
                                   some states if the proceeds of the
                                   foreclosure are insufficient to repay the
                                   loan, the borrower is not liable for the
                                   deficit. Thus, if a borrower defaults, these
                                   restrictions may impede the trust's ability
                                   to dispose of the property and obtain
                                   sufficient proceeds to repay the loan in
                                   full. In addition, the servicer will be
                                   entitled to deduct from liquidation proceeds
                                   all expenses reasonably incurred in
                                   attempting to recover on the defaulted loan,
                                   including legal fees and costs, real estate
                                   taxes, and property maintenance and
                                   preservation expenses.

   Disproportionate Effect of      Liquidation expenses of defaulted loans
   Liquidation Expenses May        generally do not vary directly with the
   Adversely Affect You            outstanding principal balance of the loan at
                                   the time of default. Therefore, if a servicer
                                   takes the same steps for a defaulted loan
                                   having a small remaining principal balance as
                                   it does for a defaulted loan having a large
                                   remaining principal balance, the amount
                                   realized after expenses is smaller as a
                                   percentage of the outstanding principal
                                   balance of the small loan than it is for the
                                   defaulted loan having a large remaining
                                   principal balance.

   Consumer Protection Laws May    Federal, state and local laws extensively
   Adversely Affect You            regulate various aspects of brokering,
                                   originating, servicing and collecting loans
                                   secured by consumers' dwellings. Among other
                                   things, these laws may regulate interest
                                   rates and other charges, require disclosures,
                                   impose financial privacy requirements,
                                   mandate specific business practices, and
                                   prohibit unfair and deceptive trade
                                   practices. In addi-

                                        8

                                   tion, licensing requirements may be imposed
                                   on persons that broker, originate, service or
                                   collect such loans.

                                   Additional requirements may be imposed under
                                   federal, state or local laws on so-called
                                   "high cost mortgage loans," which typically
                                   are defined as loans secured by a consumer's
                                   dwelling that have interest rates or
                                   origination costs in excess of prescribed
                                   levels. These laws may limit certain loan
                                   terms, such as prepayment penalties, or the
                                   ability of a creditor to refinance a loan
                                   unless it is in the borrower's interest. In
                                   addition, certain of these laws may allow
                                   claims against loan brokers or originators,
                                   including claims based on fraud or
                                   misrepresentations, to be asserted against
                                   persons acquiring the loans, such as the
                                   trust fund.

                                   The federal laws that may apply to loans held
                                   in the trust fund include the following:

                                        o    the Truth in Lending Act and its
                                             regulations, which (among other
                                             things) require disclosures to
                                             borrowers regarding the terms of
                                             loans and provide consumers who
                                             pledged their principal dwelling as
                                             collateral in a non-purchase money
                                             transaction with a right of
                                             rescission that generally extends
                                             for three days after proper
                                             disclosures are given;

                                        o    the Home Ownership and Equity
                                             Protection Act and its regulations,
                                             which (among other things) imposes
                                             additional disclosure requirements
                                             and limitations on loan terms with
                                             respect to non-purchase money,
                                             installment loans secured by the
                                             consumer's principal dwelling that
                                             have interest rates or origination
                                             costs in excess of prescribed
                                             levels;

                                        o    the Home Equity Loan Consumer
                                             Protection Act and its regulations,
                                             which (among other things) limits
                                             changes that may be made to
                                             open-end loans secured by the
                                             consumer's dwelling, and restricts
                                             the ability to accelerate balances
                                             or suspend credit privileges on
                                             such loans;

                                        o    the Real Estate Settlement
                                             Procedures Act and its regulations,
                                             which (among other things) prohibit
                                             the payment of referral fees for
                                             real estate settlement services
                                             (including mortgage lending and
                                             brokerage services) and regulate
                                             escrow accounts for taxes and
                                             insurance and billing inquiries
                                             made by borrowers;

                                        9

                                        o    the Equal Credit Opportunity Act
                                             and its regulations, which (among
                                             other things) generally prohibits
                                             discrimination in any aspect of
                                             credit transaction on certain
                                             enumerated basis, such as age,
                                             race, color, sex, religion, marital
                                             status, national origin or receipt
                                             of public assistance; and

                                        o    the Federal Trade Commission's Rule
                                             on Preservation of Consumer Claims
                                             and Defenses, which generally
                                             provides that the rights of an
                                             assignee of a conditional sales
                                             contract (or of certain lenders
                                             making purchase money loans) to
                                             enforce a consumer credit
                                             obligation are subject to the
                                             claims and defenses that the
                                             consumer could assert against the
                                             seller of goods or services
                                             financed in the credit transaction.

                                   The penalties for violating these federal,
                                   state, or local laws vary depending on the
                                   applicable law and the particular facts of
                                   the situation. However, private plaintiffs
                                   typically may assert claims for actual
                                   damages and, in some cases, also may recover
                                   civil money penalties or exercise a right to
                                   rescind the loan. Violations of certain laws
                                   may limit the ability to collect all or part
                                   of the principal or interest on a loan and,
                                   in some cases, borrowers even may be entitled
                                   to a refund of amounts previously paid.
                                   Federal, state and local administrative or
                                   law enforcement agencies also may be entitled
                                   to bring legal actions, including actions for
                                   civil money penalties or restitution, for
                                   violations of certain of these laws.

                                   Depending on the particular alleged
                                   misconduct, it is possible that claims may be
                                   asserted against various participants in
                                   secondary market transactions, including
                                   assignees that hold the loans, such as the
                                   trust fund. Losses on loans from the
                                   application of these federal, state and local
                                   laws that are not otherwise covered by a
                                   credit enhancement will be borne by the
                                   holders of one or more classes of securities.

   Losses on Balloon Payment       Some of the mortgage loans held in the trust
   Mortgages Are Borne by You      fund may not be fully amortizing over their
                                   terms to maturity and, thus, will
                                   require substantial principal payments (that
                                   is, balloon payments) at their stated
                                   maturity. Loans with balloon payments involve
                                   a greater degree of risk than fully
                                   amortizing loans because typically the
                                   borrower must be able to refinance the loan
                                   or sell the property to make the balloon
                                   payment at maturity. The ability of a
                                   borrower to do this will depend on such
                                   factors as mortgage rates at the time of sale
                                   or refinancing, the

                                       10

                                   borrower's equity in the property, the
                                   relative strength of the local housing
                                   market, the financial condition of the
                                   borrower, and tax laws. Losses on these loans
                                   that are not otherwise covered by a credit
                                   enhancement will be borne by the holders of
                                   one or more classes of certificates.

YOUR RISK OF LOSS MAY BE HIGHER    Multifamily lending may expose the lender to
THAN YOU EXPECT IF YOUR            a greater risk of loss than single family
SECURITIES ARE BACKED BY           residential lending. Owners of multifamily
MULTIFAMILY LOANS                  residential properties rely on monthly lease
                                   payments from tenants to

                                        o    pay for maintenance and other
                                             operating expenses of those
                                             properties,

                                        o    fund capital improvements, and

                                        o    service any mortgage loan and any
                                             other debt that may be secured by
                                             those properties.

                                   Various factors, many of which are beyond the
                                   control of the owner or operator of a
                                   multifamily property, may affect the economic
                                   viability of that property.

                                   Changes in payment patterns by tenants may
                                   result from a variety of social, legal and
                                   economic factors. Economic factors include
                                   the rate of inflation, unemployment levels
                                   and relative rates offered for various types
                                   of housing. Shifts in economic factors may
                                   trigger changes in payment patterns including
                                   increased risks of defaults by tenants and
                                   higher vacancy rates. Adverse economic
                                   conditions, either local or national, may
                                   limit the amount of rent that can be charged
                                   and may result in a reduction in timely lease
                                   payments or a reduction in occupancy levels.
                                   Occupancy and rent levels may also be
                                   affected by construction of additional
                                   housing units, competition and local
                                   politics, including rent stabilization or
                                   rent control laws and policies. In addition,
                                   the level of mortgage interest rates may
                                   encourage tenants to purchase single family
                                   housing. We are unable to determine and have
                                   no basis to predict whether, or to what
                                   extent, economic, legal or social factors
                                   will affect future rental or payment
                                   patterns.

                                   The location and construction quality of a
                                   particular building may affect the occupancy
                                   level as well as the rents that may be
                                   charged for individual units. The
                                   characteristics of a neighborhood may change
                                   over time or in relation to newer
                                   developments. The effects of poor
                                   construction quality will increase over time
                                   in the form of increased maintenance and
                                   capital improvements. Even good construction
                                   will deteriorate over time if

                                       11

                                   adequate maintenance is not performed in a
                                   timely fashion.

YOUR RISK OF LOSS MAY BE HIGHER    The trust fund may also include home equity
THAN YOU EXPECT IF YOUR            loans that were originated with loan-to-value
SECURITIES ARE BACKED BY           ratios or combined loan-to-value ratios in
PARTIALLY UNSECURED HOME EQUITY    excess of the value of the related mortgaged
LOANS                              property. Under these circumstances, the
                                   trust fund could be treated as a general
                                   unsecured creditor as to any unsecured
                                   portion of any related loan. In the event of
                                   a default under a loan that is unsecured in
                                   part, the trust fund will have recourse only
                                   against the borrower's assets generally for
                                   the unsecured portion of the loan, along with
                                   all other general unsecured creditors of the
                                   borrower.

YOU COULD BE ADVERSELY AFFECTED    Federal, state, and local laws and
BY VIOLATIONS OF ENVIRONMENTAL     regulations impose a wide range of
LAWS                               requirements on activities that may affect
                                   the environment, health, and safety. In
                                   certain circumstances, these laws and
                                   regulations impose obligations on owners or
                                   operators of residential properties such as
                                   those that secure the loans held in the trust
                                   fund. Failure to comply with these laws and
                                   regulations can result in fines and penalties
                                   that could be assessed against the trust as
                                   owner of the related property.

                                   In some states, a lien on the property due to
                                   contamination has priority over the lien of
                                   an existing mortgage. Also, a mortgage lender
                                   may be held liable as an "owner" or
                                   "operator" for costs associated with the
                                   release of petroleum from an underground
                                   storage tank under certain circumstances. If
                                   the trust is considered the owner or operator
                                   of a property, it will suffer losses as a
                                   result of any liability imposed for
                                   environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT   Any class of securities issued under this
ASSURE THEIR PAYMENT               prospectus and the accompanying prospectus
                                   supplement may be rated by one or more
                                   nationally recognized rating agencies. A
                                   rating is based on the adequacy of the value
                                   of the trust assets and any credit
                                   enhancement for that class, and reflects the
                                   rating agency's assessment of how likely it
                                   is that holders of the class of securities
                                   will receive the payments to which they are
                                   entitled. A rating does not constitute an
                                   assessment of how likely it is that principal
                                   prepayments on the underlying loans will be
                                   made, the degree to which the rate of
                                   prepayments might differ from that originally
                                   anticipated, or the likelihood that the
                                   securities will be redeemed early. A rating
                                   is not a recommendation to purchase, hold, or
                                   sell securities because it does not address
                                   the market price of the

                                       12

                                   securities or the suitability of the
                                   securities for any particular investor.

                                   A rating may not remain in effect for any
                                   given period of time and the rating agency
                                   could lower or withdraw the rating entirely
                                   in the future. For example, the rating agency
                                   could lower or withdraw its rating due to:

                                        o    a decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                        o    an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                        o    a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                   The amount, type, and nature of credit
                                   enhancement established for a class of
                                   securities will be determined on the basis of
                                   criteria established by each rating agency
                                   rating classes of the securities. These
                                   criteria are sometimes based upon an
                                   actuarial analysis of the behavior of similar
                                   loans in a larger group. That analysis is
                                   often the basis upon which each rating agency
                                   determines the amount of credit enhancement
                                   required for a class. The historical data
                                   supporting any actuarial analysis may not
                                   accurately reflect future experience, and the
                                   data derived from a large pool of similar
                                   loans may not accurately predict the
                                   delinquency, foreclosure, or loss experience
                                   of any particular pool of mortgage loans.
                                   Mortgaged properties may not retain their
                                   values. If residential real estate markets
                                   experience an overall decline in property
                                   values such that the outstanding principal
                                   balances of the loans held in a particular
                                   trust fund and any secondary financing on the
                                   related mortgaged properties become equal to
                                   or greater than the value of the mortgaged
                                   properties, the rates of delinquencies,
                                   foreclosures, and losses could be higher than
                                   those now generally experienced in the
                                   mortgage lending industry. In addition,
                                   adverse economic conditions may affect timely
                                   payment by mortgagors on their loans whether
                                   or not the conditions affect real property
                                   values and, accordingly, the rates of
                                   delinquencies, foreclosures, and losses in
                                   any trust fund. Losses from this that are not
                                   covered by a credit enhancement will be
                                   borne, at least in part, by the holders of
                                   one or more classes of securities.

BOOK-ENTRY REGISTRATION            Securities issued in book-entry form may have
   Limit on Liquidity              only limited liquidity in the resale market,
                                   since investors may be unwilling to purchase
                                   securities for which they cannot obtain
                                   physical instruments.

                                       13

   Limit on Ability to Transfer    Transactions in book-entry securities can be
   or Pledge                       effected only through The Depository Trust
                                   Company, its participating organizations, its
                                   indirect participants, and certain banks.
                                   Therefore, your ability to transfer or pledge
                                   securities issued in book-entry form may be
                                   limited.

   Delays in Distributions         You may experience some delay in the receipt
                                   of distributions on book-entry securities
                                   since the distributions will be forwarded by
                                   the trustee to The Depository Trust Company
                                   for it to credit the accounts of its
                                   participants. In turn, these participants
                                   will then credit the distributions to your
                                   account either directly or indirectly through
                                   indirect participants.

BANKRUPTCY OR INSOLVENCY MAY       The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT OF    transfer of the loans held in the trust fund
DISTRIBUTIONS ON THE SECURITIES    by the seller to the depositor as a sale for
                                   accounting purposes. The depositor and the
                                   trust fund will treat the transfer of the
                                   loans from the depositor to the trust fund as
                                   a sale for accounting purposes. If these
                                   characterizations are correct, then if the
                                   seller were to become bankrupt, the loans
                                   would not be part of the seller's bankruptcy
                                   estate and would not be available to the
                                   seller's creditors. On the other hand, if the
                                   seller becomes bankrupt, its bankruptcy
                                   trustee or one of its creditors may attempt
                                   to recharacterize the sale of the loans as a
                                   borrowing by the seller, secured by a pledge
                                   of the loans. Presenting this position to a
                                   bankruptcy court could prevent timely
                                   payments on the securities and even reduce
                                   the payments on the securities. Similarly, if
                                   the characterizations of the transfers as
                                   sales are correct, then if the depositor were
                                   to become bankrupt, the loans would not be
                                   part of the depositor's bankruptcy estate and
                                   would not be available to the depositor's
                                   creditors. On the other hand, if the
                                   depositor becomes bankrupt, its bankruptcy
                                   trustee or one of its creditors may attempt
                                   to recharacterize the sale of the loans as a
                                   borrowing by the depositor, secured by a
                                   pledge of the loans. Presenting this position
                                   to a bankruptcy court could prevent timely
                                   payments on the securities and even reduce
                                   the payments on the securities.

                                   If the master servicer becomes bankrupt, the
                                   bankruptcy trustee may have the power to
                                   prevent the appointment of a successor master
                                   servicer. The period during which cash
                                   collections may be commingled with the master
                                   servicer's own funds before each distribution
                                   date for securities will be specified in the
                                   applicable prospectus supplement. If the
                                   master servicer becomes bankrupt and cash
                                   collections have been commingled with the

                                       14

                                   master servicer's own funds for at least ten
                                   days, the trust fund will likely not have a
                                   perfected interest in those collections. In
                                   this case the trust might be an unsecured
                                   creditor of the master servicer as to the
                                   commingled funds and could recover only its
                                   share as a general creditor, which might be
                                   nothing. Collections commingled less than ten
                                   days but still in an account of the master
                                   servicer might also be included in the
                                   bankruptcy estate of the master servicer even
                                   though the trust may have a perfected
                                   security interest in them. Their inclusion in
                                   the bankruptcy estate of the master servicer
                                   may result in delays in payment and failure
                                   to pay amounts due on the securities.

                                   Federal and state statutory provisions
                                   affording protection or relief to distressed
                                   borrowers may affect the ability of the
                                   secured mortgage lender to realize upon its
                                   security in other situations as well. For
                                   example, in a proceeding under the federal
                                   Bankruptcy Code, a lender may not foreclose
                                   on a mortgaged property without the
                                   permission of the bankruptcy court. And in
                                   certain instances a bankruptcy court may
                                   allow a borrower to reduce the monthly
                                   payments, change the rate of interest, and
                                   alter the mortgage loan repayment schedule
                                   for under-collateralized mortgage loans. The
                                   effect of these types of proceedings can be
                                   to cause delays in receiving payments on the
                                   loans underlying securities and even to
                                   reduce the aggregate amount of payments on
                                   the loans underlying securities.

THE PRINCIPAL AMOUNT OF            The market value of the assets relating to a
SECURITIES MAY EXCEED THE MARKET   series of securities at any time may be less
VALUE OF THE TRUST FUND ASSETS     than the principal amount of the securities
                                   of that series then outstanding, plus accrued
                                   interest. After an event of default and a
                                   sale of the assets relating to a series of
                                   securities, the trustee, the master servicer,
                                   the credit enhancer, if any, and any other
                                   service provider specified in the related
                                   prospectus supplement generally will be
                                   entitled to receive the proceeds of that sale
                                   to the extent of unpaid fees and other
                                   amounts owing to them under the related
                                   transaction document prior to distributions
                                   to securityholders. Upon any such sale, the
                                   proceeds may be insufficient to pay in full
                                   the principal of and interest on the
                                   securities of the related series.

                                   Certain capitalized terms are used in this
                                   prospectus to assist you in understanding the
                                   terms of the securities. The capitalized
                                   terms used in this prospectus are defined on
                                   the pages indicated under the caption "Index
                                   to Defined Terms" beginning on page 106.

                                       15

                                 THE TRUST FUND

GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program --
Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Master Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See "Loan
Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

     As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the
Master Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making

----------
*    Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through
     Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

                                       16

payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The
obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement
(including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program --
Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By
Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed
Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

     General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan
          (the "Loan Rate") for a period of time or for the life of

                                       17

          the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
          "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby.
If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes)
that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto
Rico or any other territory of the United States.

                                       18

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate
Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement)
or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end loans will not exceed 360 months. Under certain circumstances,

                                       19

under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

     o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o    the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

     o    the original terms to maturity of the loans,

     o    the largest principal balance and the smallest principal balance of any of the loans,

     o    the earliest origination date and latest maturity date of any of the loans,

     o    the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as
          applicable, of the loans,

     o    the Loan Rates or annual percentage rates ("APR") or range of Loan
          Rates or APR's borne by the loans,

     o    the maximum and minimum per annum Loan Rates and

     o    the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the
Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such
Property. In the case of

                                       20

Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust Fund
Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration
Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits.
The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at
its Regional Offices located as follows: Chicago Regional Office, 500 West
Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233
Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the
SEC, including the depositor. The address of that Internet Web site is
http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the

                                       21

master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities --
Reports to Securityholders."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     CWABS, Inc., a Delaware corporation, the depositor, was incorporated in
August 1996 for the limited purpose of acquiring, owning and transferring Trust
Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial
Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit
Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting
Standards."

UNDERWRITING STANDARDS

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

                                       22

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed.
The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of
Title I loans.

     After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income.
The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

     Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on

                                       23

the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of
Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac.
Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

     o    that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     o    that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o    that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement)
          and that the Property was free from damage and was in acceptable condition;

     o    that there were no delinquent tax or assessment liens against the
          Property;

     o    that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o    that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

                                       24

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

     o    to repurchase such loan from the trust fund at a price (the "Purchase
          Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate
          (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

     o    substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities
-- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund
Assets."

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements
(each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing
Agreement and Trust Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and
Master Servicing Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the
Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a

                                       25

security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas,
California 91302, Attention: Secretary.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     o    the Trust Fund Assets, as from time to time are subject to the related
          Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date
          Principal Balance"));

     o    the assets required to be deposited in the related Security Account from time to time;

     o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

     o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust
Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.
Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the

                                       26

securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

     The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the
Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or
REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests"
in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of
Principal Prepayments, as defined below, and scheduled payments of principal)
and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

                                       27

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original
Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate
Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding
Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original
Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

     o    in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

     o    in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

                                       28

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any)
or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security
Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds,
Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds,
Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation
Proceeds or

                                       29

otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under
"Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     o    the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

     o    the amount of such distribution allocable to interest;

     o    the amount of any advance;

     o    the aggregate amount (a) otherwise allocable to the Subordinated
          Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

     o    the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

     o    the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

     o    the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

     o    the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     o    the number and aggregate principal balances of loans (A) delinquent
          (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to
          90 days and 91 or more days and (B) in foreclosure and delinquent 1 to
          30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

     o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o    the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     o    if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

                                       30

     o    the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b)
such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified Accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Trust Fund Assets for the
                                 related series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Securities..........   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior
   or NAS.....................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Trust Fund Assets that are allocated
                                 disproportionately to the senior securities
                                 because of the shifting interest structure of
                                 the securities in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Trust Fund Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Trust Fund
                                 Assets that the NAS class is locked out of will
                                 be distributed to the other classes of senior
                                 securities.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

                                       31

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Trust Fund Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 Planned Principal Class or Targeted Principal
                                 Class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Trust Fund Assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Trust Fund Assets.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class principal balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior Class after the
                                 related Classes of subordinated securities are
                                 no longer outstanding.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Trust Fund Assets.

                                                 INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in such
                                 index.

                                       32

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in such
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying Trust
                                 Fund Assets and little or no principal.
                                 Interest Only classes have either a nominal
                                 principal balance or a notional amount. A
                                 nominal principal balance represents actual
                                 principal that will be paid on the class. It is
                                 referred to as nominal since it is extremely
                                 small compared to other classes. A notional
                                 amount is the amount used as a reference to
                                 calculate the amount of interest due on an
                                 Interest Only class that is not entitled to any
                                 distributions in respect of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions in
                                 respect of principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will
                                 be added to the principal balance of such class
                                 on each applicable distribution date, with the
                                 remainder of such accrued interest to be
                                 distributed currently as interest on such
                                 class. Such accretion may continue until a
                                 specified event has occurred or until such
                                 Partial Accrual class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on such class,
                                 which amount will be added as principal to the
                                 principal balance of such class on each
                                 applicable distribution date. Such accretion
                                 may continue until some specified event has
                                 occurred or until such Accrual class is
                                 retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

Libor

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page
3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate
Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

                                       33

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     o    the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal
          London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made,
          or

     o    if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be
     LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

                                       34

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest
Accrual Period commencing in such second following month will be based on the
Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of

                                       35

Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related
Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination
Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates"
section of The Wall Street Journal

                                       36

(or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners")
may elect to hold their Book-Entry Securities through the Depository Trust
Company ("DTC") in the United States, or Clearstream, Luxembourg or the
Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the
Book-Entry Securities may be held in minimum denominations representing
Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of
$1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of
DTC. Security Owners will not be Certificateholders as that term is used in each
Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.
Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or

                                       37

indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through
Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company,

                                       38

Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing
AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company,
New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is
50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg
International's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000.
New CI has been renamed "Clearstream International, societe anonyme." On January
18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and
Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear
Operator") in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

                                       39

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the
Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to
Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences--Tax Treatment of Foreign Investors" and "-- Tax Consequences to
Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry
Securities, may be limited due to the lack of physical certificates for such
Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the
Depositary, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the
Book-Entry Securities under the Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Securities. Clearstream,
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the
Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry
Securities, or their nominees, rather than to DTC, only if (a) DTC or the
Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary

                                       40

with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the
Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing
Agreement, as applicable.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest
(if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior
Securities, in each case under the circumstances and subject to the limitations specified in such prospectus

                                       41

supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to
Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

     If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of
Subordinated Securities, distributions may be allocated among such classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinated Securities, payments to holders of Senior
Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.
The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the
L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a
Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or

                                       42

surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the
SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in
over-collateralization.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

     The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted
Investments" which may include

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United
     States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

          (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating
     Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

                                       43

          (v) certificates of deposit, demand or time deposits, or bankers'
     acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions confirmed in writing are sufficient for the rating originally assigned to such securities by any such Rating Agency;

          (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating
     Agency, as evidenced by a signed writing delivered by each such Rating
     Agency;

          (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating or such lower rating as each Rating
     Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United
     States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

          (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidence by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted
     Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and
     provided, further, that no investment specified in clause (x) or clause
     (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional

                                       44

information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement.
Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance
Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance
Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance
Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the
Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any
Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged
Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related
Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults, but if it does not, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

     o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     o    failure to construct a Property in accordance with plans and specifications.

                                       45

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No
Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool
Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments in the event that any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the

                                       46

circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.
Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal
Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the
FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and
"Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates

                                       47

borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through
Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The
Agreements -- Termination; Optional Termination".

                                       48

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios,
as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

     o    the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     o    the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

     o    an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o    any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be

                                       49

filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See
"Certain Legal Aspects of the Loans -- The Home Improvement Loan Contracts."

     The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program --
Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the
Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of

                                       50

which) are rated in one of the two highest rating categories by the Rating
Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings
Association Insurance Fund (as successor to the Federal Savings and Loan
Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A
Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in
Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o    all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o    all payments on account of interest on the loans, net of applicable servicing compensation;

     o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance
          Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation
          Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under
          "Loan Program -- Representations by Sellers; Repurchases" or "--
          Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination"
          below;

     o    all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o    all other amounts required to be deposited in the Security Account pursuant to the Agreement.

                                       51

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security
          Account credited thereto;

     o    to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation
          Proceeds with respect thereto) with respect to which such advance was made;

     o    to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o    to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

     o    to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

     o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o    to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     o    to clear and terminate the Security Account upon termination of the
          Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement
(the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date
(the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase
Subsequent Loans from the depositor from time to time during the Funding Period.
The Funding Period, if any, for a trust fund will begin on the related Closing
Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related
Closing Date. Monies on deposit in the Pre-Funding Account may be invested in
Permitted Investments under the circumstances and in the

                                       52

manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding
Account. Any amounts remaining in the Pre-Funding Account at the end of the
Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized
Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized
Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized
Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master

                                       53

servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain
Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

     o    the maximum insurable value of the improvements securing such loan or

     o    the greater of

          (1) the outstanding principal balance of the loan and

          (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail,

                                       54

riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the
Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     o    the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     o    such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement".

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged
Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or
Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such

                                       55

proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the
Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

     The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage
Insurance Policy with regard to each loan for which such coverage is required.
Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage
Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I
Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program",
certain loans will be insured under various FHA programs including the standard
FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The

                                       56

program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38
United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master
Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation
Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

                                       57

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each
Agreement, provided that

     o    that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

     o    the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the
Events of Default will consist of

     o    any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment
          (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class

                                       58

          evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

     o    any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
          Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the
Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such
Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the
Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least
$10,000,000 to act as successor to the master servicer under the Agreement.
Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. The applicable prospectus supplement may provide for other
Events of Default, but if it does not, the Events of Default under each
Indenture will consist of:

     o    a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

     o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

                                       59

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o    any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

     If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

     o    the holders of 100% of the percentage interests of the notes of such series consent to such sale,

     o    the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

     o    the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3%
          of the percentage interests of the notes of such series.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of
Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of

                                       60

such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

          (a) to cure any ambiguity;

          (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

          (c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

          (d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b),
(c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related
Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

     o    reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

     o    reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such
          Agreement then outstanding.

                                       61

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and
Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

          (i) the final payment of or other liquidation of the last of the Trust
     Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund
     and

          (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax
     Consequences" below), from the related trust fund of all of the remaining
     Trust Fund Assets and all property acquired in respect of such Trust Fund
     Assets.

     Any purchase of Trust Fund Assets and property acquired in respect of Trust
Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust
Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                                       62

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

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     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the

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loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially

                                       65

reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the
Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh
Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the
Asset Conservation, Lender Liability and Deposit Insurance Protection Act
("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The
Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor

                                       66

exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular SubTitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under SubTitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including
California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

                                       67

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security;
however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the
Garn-St Germain Act does "encourage" lenders to permit

                                       68

assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.
Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT FINANCE

     General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

     Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with

                                       69

mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

     Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper.
In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust's interest in the chattel paper could be defeated.

     Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is
"peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

     Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

     Consumer Claims and Defenses. The Federal Trade Commission's Consumer
Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC
Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the

                                       70

holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI
Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6%
during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief
Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status.
Moreover, the Relief Act permits the extension of a loan's maturity and the re-
adjustment of its payment schedule beyond the completion of military service.
Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and,

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when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including
California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

     Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

PRIORITY OF ADDITIONAL ADVANCES

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be
"obligatory" rather than "discretionary."

THE TITLE I PROGRAM

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to
Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program").
Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I
Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the
Title I Program include property improvement loans ("Property Improvement Loans"
or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

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     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.
In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be

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secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I
Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the
FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I
Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the
Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less).
However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the
Secretary of HUD.

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     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.
Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan.
Concurrently with filing the insurance claim, the lender shall assign to the
United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a)
the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed
9 months from the date of default), calculated at the rate of 7% per annum; (c)
the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e)
the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest

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rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o    the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

     o    the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

     o    the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

     o    the Real Estate Settlement Procedures Act and its regulations, which
          (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o    the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

     o    the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies;
          and

     o    the Federal Trade Commission's Rule on Preservation of Consumer Claims
          and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Holders will vary depending on whether

     o    the securities of a series are classified as indebtedness;

     o    an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit
          ("REMIC") under the Internal Revenue Code of 1986, as amended (the
          "Code");

     o    the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     o    an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.
Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of
Tax Counsel with respect to the validity of the information set forth under
"Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest
Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID").
The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

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     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price
(determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security's stated
principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated redemption price.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated
redemption price.

     Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the
Debt security is held as a capital asset. However,

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holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o    such interest is unconditionally payable at least annually,

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

     In the case of Compound Interest securities, certain Interest Weighted
Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated
interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") issued final regulations in June
1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID
Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating
OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of
OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the
Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated
interest payments made with respect to such Debt security in all prior periods.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
"Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a)
the present value of all payments remaining to be made on the Pay-Through
Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the
Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through
Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original

                                       79

Prepayment Assumption. The effect of this method is to increase the portions of
OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment
Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a
Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the
Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the
OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a
Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such
OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.
However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through
Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound
Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted
Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest
Weighted Securities that are Stripped Securities as described below. See "-- Tax
Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity

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of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate
Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i)
on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a
Pass-Through Security, as described below, the loans underlying such security)
originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security
(or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a
Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The Treasury has issued regulations (the "Final Bond Premium Regulations")
dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective

                                       81

purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i)
securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property,"
and other types of assets described in Code Section 7701(a)(19)(C)); and (ii)
securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets
(and income).

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount
(which amount will be adjusted for inflation) will be reduced by the lesser of

     o    3% of the excess of adjusted gross income over the applicable amount,
          or

     o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.

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The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

     o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o    is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o    the gross income produced by the REMIC's assets, including stated
          interest and any original issue discount or market discount on loans and other assets, and

     o    deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the
          REMIC.

A holder of a Residual Interest Security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup
Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the
Prepayment Assumption). The REMIC will deduct OID on the Regular Interest
Securities in the same manner that the holders of the Regular Interest
Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated

                                       83

without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.
In general, prohibited transactions include:

     o    subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o    subject to a limited exception, the sale or other disposition of a cash flow investment;

     o    the receipt of any income from assets not permitted to be held by the
          REMIC pursuant to the Code; or

     o    the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest (a "Residual
Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the
Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same

                                       84

REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest
Security. If the amount of such payment exceeds a holder's adjusted basis in the
Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.
Any loss from the sale of a Residual Interest Security will be subject to the
"wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest
Security, the seller reacquires the Residual Interest Security, or acquires (i)
a Residual Interest Security in any other REMIC, (ii) a similar interest in a
"taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder's basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a
Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual
Interest Security, over the daily accruals for such quarterly period of (i) 120%
of the long term applicable federal rate on the Startup Day multiplied by (ii)
the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on

                                       85

the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of
Residual Interest Securities may be disregarded. See "-- Restrictions on
Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of
Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified
Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income.
Accordingly, the applicable Pooling and Servicing Agreement will prohibit
Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified
Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code.
An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Noneconomic Residual Interest Securities. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest
Security to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal
Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S.
Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S.
trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the
Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a "Noneconomic Residual Interest Security" at the
time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of
(A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor

                                       86

either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper
Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual
Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S.
taxpayer; (iv) the transferee is not located in an Offshore Location; and (v)
the transferee meets either the Formula Test or the Asset Test.

     A transfer of a Noneconomic Residual Interest Security meets the Formula
Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii)
the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the
AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible
Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore
Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest Security meets the Asset
Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the
Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered.
However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula
Test need not be used.

     Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by

                                       87

transferees of noneconomic REMIC Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest
Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest
Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).
Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest
Security should be aware that a REMIC Residual Interest Security acquired after
January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the
Code and not as a corporation (the securities of such series, "Pass-Through
Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans.
In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing
Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the

                                       88

servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of
Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt
Securities; Market Discount" and "-- Premium" above.

     The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities")
may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

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     Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance)
or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than
100 basis points of interest stripped off.

     The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped
Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a
Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     o    in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o    the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o    each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The
IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning

                                       90

of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
interest income attributable to the securities should be considered to represent
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.
Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular
Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest
Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o    fails to furnish the trustee with its taxpayer identification number
          ("TIN");

     o    furnishes the trustee an incorrect TIN;

     o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o    under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

PROPOSED REPORTING REGULATIONS

     In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts."
If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as
OID, market discount, sale proceeds and premium) to the Holders of Pass-Through
Securities, which changes may affect the timing of when a Holder reports such items.

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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID)
paid on a security (other than a Residual Interest Security) is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation
("Nonresidents"), such interest will normally qualify as portfolio interest
(except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular
United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a
Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed
(or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual
Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least
30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could

                                       92

materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

     o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

     o    provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding
          Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes

                                       94

recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income,"
income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders

                                       95

may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give

                                       96

rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis)
attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

                                       97

     The depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S.
trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition,

                                       98

ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to
Plans ("Parties in Interest") or are fiduciaries with respect to such Plans.
Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans
(as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code.
Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets
Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In

                                       99

this case, the acquisition or holding of the securities by or on behalf of the
Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE")
96-23, which exempts certain transactions effected on behalf of a Plan by an
"in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE
84-14, which exempts certain transactions effected on behalf of a Plan by a
"qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption
also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services ("S&P"), a division of
     The McGraw-Hill Companies, Inc., Moody's, or Fitch Ratings, Inc. ("Fitch")
     (each, a "Rating Agency");

          (3) the trustee is not an affiliate of any other member of the
     Restricted Group, as defined below (other than an underwriter);

          (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (5) the Plan investing in the certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
     Commission under the Securities Act of 1933 as amended.

     The issuer must also meet the following requirements:

          (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

                                      100

          (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a
Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent
          (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

     o    such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

     o    the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

     o    immediately after the acquisition, no more than twenty-five percent
          (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity;
          and

     o    the Plan is not sponsored by a member of the Restricted Group, as defined below.

     The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted
Group").

     The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations")
supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

     The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of
Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets
Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is

                                      101

appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No.
96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12
C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit
Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the
responsibility of each depository institution to determine, prior to purchase
(and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-

                                      102

risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

     o    by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and
Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities
Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                      103

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New
York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New
York, New York 10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating
Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of

                                      104

delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                      105

                             INDEX TO DEFINED TERMS

TERM                                                                       PAGE
----                                                                      ------
Accretion Directed.....................................................       31
Accrual................................................................       33
Agreement..............................................................       16
AMT....................................................................       87
APR....................................................................       20
Asset Conservation Act.................................................       66
Available Funds........................................................       28
beneficial owner.......................................................       37
BIF....................................................................       51
Book-Entry Securities..................................................       37
Capitalized Interest Account...........................................       53
Cash Flow Bond Method..................................................       90
CERCLA.................................................................       66
CI.....................................................................       39
Claimable Amount.......................................................       75
Class Security Balance.................................................       28
Clearstream, Luxembourg................................................       38
Code...................................................................       77
COFI securities........................................................       35
Collateral Value.......................................................       21
Combined Loan-to-Value Ratio...........................................       20
Companion Class........................................................       31
Component Securities...................................................       31
Contingent Regulations.................................................       79
Cooperative............................................................       39
cooperative loans......................................................       17
cooperatives...........................................................       17
Cut-off Date Principal Balance.........................................       26
DBC....................................................................       39
Debt securities........................................................       77
debt-to-income ratio...................................................       23
Definitive Security....................................................       37
Detailed Description...................................................       17
Disqualified Organization..............................................       86
DOL....................................................................       99
DTC....................................................................       37
Eleventh District......................................................       35
Euroclear..............................................................       37
Euroclear Operator.....................................................       39
Euroclear Participants.................................................       39
European Depositaries..................................................       37
excess servicing.......................................................       90
FHA....................................................................       17
FHLBSF.................................................................       35
Final Bond Premium Regulations.........................................       81
Financial Intermediary.................................................       37
Fitch..................................................................      100
Fixed Rate.............................................................       32
Floating Rate..........................................................       32
foreign person.........................................................       94
FTC Rule...............................................................       70
Funding Period.........................................................       52
Garn-St Germain Act....................................................       68
HI Contracts...........................................................       69
HI Loans...............................................................       69
Improper Knowledge.....................................................       87
Indenture..............................................................       25
Indirect Participants..................................................       38
Insurance Proceeds.....................................................       51
Insured Expenses.......................................................       51
Interest Only..........................................................       33
Interest Weighted Securities...........................................       80
Inverse Floating Rate..................................................       33
IRS....................................................................       79
L/C Bank...............................................................       42
L/C Percentage.........................................................       42
Liquidation Expenses...................................................       51
Liquidation Proceeds...................................................       51
Loan Rate..............................................................       17
Loan-to-Value Ratio....................................................       20
market discount........................................................       81
Master Servicing Agreement.............................................       16
Master Servicing Fee...................................................       57
Moody's................................................................      100
Mortgage...............................................................       49
NAS....................................................................       31
National Cost of Funds Index...........................................       35
NCUA...................................................................      102
New CI.................................................................       39
Non-Accelerated Senior.................................................       31
Noneconomic Residual Interest Security.................................       86
Nonresidents...........................................................       92
Notional Amount Securities.............................................       31
obligations............................................................      101
Offshore Location......................................................       87
OID....................................................................       77
OID Regulations........................................................       77
OTS....................................................................       36
PACs...................................................................       32
Partial Accrual........................................................       33
Participants...........................................................       37
Parties in Interest....................................................       99

                                      106

TERM                                                                       PAGE
----                                                                      ------
Pass-Through Securities................................................       88
Pay-Through Security...................................................       79
percentage interests...................................................       59
Permitted Investments..................................................       43
Plan Assets Regulation.................................................       99
Planned Principal Class................................................       32
Plans..................................................................       99
Policy Statement.......................................................      102
Pool Insurance Policy..................................................       45
Pool Insurer...........................................................       45
Pooling and Servicing Agreement........................................       25
Pre-Funded Amount......................................................       52
Pre-Funding Account....................................................       52
Prepayment Assumption..................................................       79
Primary Mortgage Insurance Policy......................................       19
Prime Rate.............................................................       36
Principal Only.........................................................       33
Principal Prepayments..................................................       29
Properties.............................................................       18
Property Improvement Loans.............................................       72
PTCE...................................................................      100
Purchase Price.........................................................       25
Rating Agency..........................................................      104
Ratio Strip Securities.................................................       89
RCRA...................................................................       67
Record Date............................................................       26
Refinance Loan.........................................................       20
Regular Interest Securities............................................       77
Relevant Depositary....................................................       37
Relief Act.............................................................       71
REMIC..................................................................       77
reserve interest rate..................................................       34
Residual Interest Security.............................................       84
Restricted Group.......................................................      101
Retained Interest......................................................       26
Rules..................................................................       37
S&P....................................................................      100
SAIF...................................................................       51
Scheduled Principal Class..............................................       32
SEC....................................................................       42
Security Account.......................................................       50
Security Owners........................................................       37
Security Register......................................................       26
Sellers................................................................       16
Senior Securities......................................................       41
Sequential Pay.........................................................       32
Servicing Fee..........................................................       88
Short-Term Note........................................................       93
Single Family Properties...............................................       19
SMMEA..................................................................      102
Strip..................................................................       32
Stripped Securities....................................................       88
Subsequent Loans.......................................................       52
Super Senior...........................................................       32
Support Class..........................................................       32
TACs...................................................................       32
Targeted Principal Class...............................................       32
Tax Counsel............................................................       77
Terms and Conditions...................................................       40
TIN....................................................................       91
Title I Loans..........................................................       72
Title I Program........................................................       72
Title V................................................................       69
Trust Agreement........................................................   16, 25
Trust Fund Assets......................................................       16
U.S. Transferee........................................................       86
UCC....................................................................       65
Underwriter Exemptions.................................................      100
VA.....................................................................       17
VA Guaranty............................................................       56
Variable Rate..........................................................       33
W-8BEN.................................................................       94
Widely Held Mortgage Trusts............................................       91
Withholding Agent......................................................       94

                                      107

                                 $2,990,400,100
                                  (APPROXIMATE)

                    ASSET-BACKED CERTIFICATES, SERIES 2005-1

                                   CWABS, INC.
                                    DEPOSITOR

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2005-1
                                     ISSUER

                        [COUNTRYWIDE HOME LOANS LOGO](R)
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

COUNTRYWIDE SECURITIES CORPORATION
                                  BEAR, STEARNS & CO. INC.
                                                          RBS GREENWICH CAPITAL

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2005-1 Asset-Backed Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-1 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the
Series 2005-1 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

                                 March 11, 2005